Exhibit 10.2

EXECUTION VERSION

TERM CREDIT AGREEMENT

dated as of

August 21, 2015,

among

ASCENA RETAIL GROUP, INC.,

as Parent Borrower

ANNTAYLOR RETAIL, INC.,

as Subsidiary Borrower

The LENDERS Party Hereto

and

GOLDMAN SACHS BANK USA,

as Administrative Agent

GOLDMAN SACHS BANK USA and

GUGGENHEIM SECURITIES, LLC,

as Joint Book Runners and Joint Lead Arrangers

GUGGENHEIM SECURITIES, LLC,

as Syndication Agent

i

SCHEDULE:

Schedule 2.01	—	Commitments

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Borrowing Request
Exhibit C	—	Form of Guarantee and Collateral Agreement
Exhibit D	—	Form of Compliance Certificate
Exhibit E	—	Form of Interest Election Request
Exhibit F	—	Form of Perfection Certificate
Exhibit G	—	Form of Supplemental Perfection Certificate
Exhibit H-1	—	Form of U.S. Tax Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit H-2	—	Form of U.S. Tax Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit H-3	—	Form of U.S. Tax Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit H-4	—	Form of U.S. Tax Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit I	—	Form of Intercreditor Agreement
Exhibit J	—	Form of Solvency Certificate
Exhibit K	—	Form of Junior Lien Intercreditor Agreement
Exhibit L	—	Form of Pari Passu Lien Intercreditor Agreement

TERM CREDIT AGREEMENT dated as of August 21, 2015, among ASCENA RETAIL GROUP, INC. (the “Parent Borrower”), immediately after consummation of the Acquisition, ANNTAYLOR RETAIL, INC., a Florida corporation (the “Subsidiary Borrower” and, together with the Parent Borrower, the “Borrowers” and each, a “Borrower”), the LENDERS party hereto and GOLDMAN SACHS BANK USA, as Administrative Agent.

The Borrowers (such term and each other capitalized term used herein having the meaning assigned to it in Article I of this Agreement), the Lenders and the Administrative Agent have agreed to enter into this Agreement to provide for, among other things, an extension of credit in the form of Tranche B Term Loans from the Lenders to the Borrowers in an aggregate principal amount of $1,800,000,000.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Credit Agreement” means the Amended and Restated ABL Credit Agreement, dated as of August 21, 2015, among the Parent Borrower, the borrowing subsidiaries party thereto, the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements (in each case with the same or new agents, lenders or institutional investors), including any agreement adding or changing the borrower or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case, to the extent permitted by the terms of the Intercreditor Agreement.

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Company” means Ann Inc., a Delaware corporation.

“Acquired Company Acquisition Agreement Representations” means such of the representations made by the Acquired Company in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the breach of any such representations results in the Parent Borrower or any of its affiliates having the right to terminate its obligations under the Acquisition Agreement (after giving effect to any applicable notice and cure period) or results in the failure of a condition precedent to the Parent Borrower’s or its affiliate’s obligation to consummate the Acquisition pursuant to the Acquisition Agreement.

“Acquisition” means the merger of the Acquired Company into Merger Sub pursuant to and in accordance with the Acquisition Agreement after which the Acquired Company will be a direct wholly owned Subsidiary of the Parent Borrower.

“Acquisition Agreement” means the Agreement and Plan of Merger dated as of May 17, 2015, among the Parent Borrower, Merger Sub and the Acquired Company, together with the exhibits thereto and the related disclosure letter.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that, notwithstanding the foregoing, in the case of the Tranche B Term Loans, the Adjusted LIBO Rate shall at no time be less than 0.75% per annum.

“Administrative Agent” means GS Bank, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Term Credit Agreement, as modified, supplemented, amended or restated from time to time.

“All-in Yield” means, as to any Indebtedness, the effective interest rate with respect thereto as reasonably determined by the Administrative Agent in consultation with the Borrowers taking into account the interest rate, margin, original issue discount, upfront fees and “LIBOR floors” or “base rate floors”; provided that (i) original issue discount and upfront fees shall be equated to interest rate assuming a four-year life to maturity of such Indebtedness, (ii) customary arrangement, structuring, underwriting, amendment or commitment fees paid solely to the applicable arrangers or agents with respect to such Indebtedness shall be excluded and (iii) for the purpose of Section 2.18, if the “LIBOR floor” or “base rate floor” for the Incremental Term Loans exceeds 75 basis points or 175 basis points, respectively, such excess shall be equated to interest rate margins for the purpose of this definition.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1% per annum; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the Screen Rate (or the Interpolated Screen Rate, as applicable) at approximately 11:00 a.m., London time, on such day for a deposit in dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively. Notwithstanding the foregoing, in the case of the Tranche B Term Loans, the Alternate Base Rate shall at no time be less than 1.75% per annum.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent Borrower and its affiliated companies from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.

“Applicable Rate” means, for any day, (a) with respect to any Tranche B Term Loan, (i) 4.50% in the case Eurodollar Tranche B Term Loans and (ii) 3.50% in the case of ABR Tranche B Term Loans, and (b) with respect to any Incremental Term Loan or Extended Term Loans of any Series, the rate per annum specified in the Incremental Facility Agreement or Extension Agreement establishing the Incremental Term Commitments or Extended Term Loans of such Series.

“Approved Fund” means any Person (other than a natural person or a Disqualified Institution) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means GS Bank and Guggenheim Securities, LLC, in their capacities as joint bookrunners and joint lead arrangers for the credit facility established hereby.

“Asset Sale” has the meaning set forth in Section 6.05.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Auction” has the meaning set forth in Section 9.04(e)(i).

“Auction Manager” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrowers (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction Procedures pursuant to Section 9.04(e)(i); provided that the Borrowers shall not designate the Administrative Agent as the Auction Manager without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Manager); provided, further, that neither the Parent Borrower nor any of its Affiliates may act as the Auction Manager.

“Auction Procedures” means the Dutch auction procedures reasonably satisfactory to the Administrative Agent.

“Available Amount” means, as of any date of determination, an amount not less than zero, determined on a cumulative basis equal to, without duplication:

(a) $75,000,000, plus

(b) the Available ECF Amount at such time, plus

(c) the cumulative amount of Net Proceeds received by the Parent Borrower (other than from a Restricted Subsidiary) from (i) the sale of Equity Interests (other than Disqualified Stock) of the Parent Borrower after the Effective Date and on or prior to such time (including upon exercise of warrants or options) and (ii) Indebtedness of the Parent Borrower or any Restricted Subsidiary issued following the Effective Date that has been converted into Equity Interests of the Parent Borrower (other than Disqualified Stock), plus

(d) the Net Proceeds received by the Parent Borrower or any Restricted Subsidiary from (i) any distribution, dividend or return of capital, in each case to the extent received in respect of an Investment made pursuant to Section 6.04(f), (ii) repayment of loans or upon the disposition of any Investment, in each case to the extent made in respect of any Investment made pursuant to Section 6.04(f) and (iii) the fair market value of the Investments by the Parent Borrower and its Restricted Subsidiaries made in any Unrestricted Subsidiary pursuant to Section 6.04(f) at the time it is redesignated as or merged into a Restricted Subsidiary in reliance on the Available Amount (in the case of clauses (ii) and (iii), limited to the original aggregate amount of such Investments and solely to the extent not applied or required to be applied to prepay Loans pursuant to Section 2.09), plus

(e) Declined Proceeds, minus

(f) any amount of the Available Amount used to make Investments pursuant to Section 6.04(f) after the Effective Date and prior to such time, minus

(g) any amount of the Available Amount used to make Restricted Payments pursuant to Section 6.08(a)(vi) after the Effective Date and prior to such time, minus

(h) any amount of the Available Amount used to make payments in respect of Indebtedness pursuant to Section 6.08(b)(v) after the Effective Date and prior to such time, in each case as of such date of determination.

“Available ECF Amount” means, on any date, an amount determined on a cumulative basis equal to Excess Cash Flow for each year, commencing with the fiscal year ending July 29, 2017 and ending with the fiscal year of the Parent Borrower most recently ended prior to the date of determination for which financial statements and a Compliance Certificate have been delivered pursuant to Section 5.01(c) to the extent not applied or required to be applied to prepay Loans pursuant to Section 2.09.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” has the meaning set forth in the introductory paragraph hereto.

“Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrowers for a Borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, in the form of Exhibit B or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Canadian Subsidiary” means any Subsidiary that has been formed or is organized under the laws of Canada or any province or territory thereof.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(a) marketable direct obligations issued or unconditionally guaranteed by the United States Government, the Government of Canada, or the UK government, or issued by an agency thereof and backed by the full faith and credit of the United States Government, the Government of Canada, or the UK government, as the case may be, in each case maturing within two years after the date of acquisition thereof;

(b) marketable direct obligations issued by any state of the United States of America or any province of Canada, or any member of the European Union or any political subdivision of any such state or province or any public instrumentality thereof, in each case maturing within two years after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A by S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Administrative Agent);

(c) commercial paper maturing no more than one year after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to the Administrative Agent);

(d) certificates of deposit or bankers acceptances denominated in US Dollars, Canadian Dollars, Sterling or Euro and maturing within one year after the date of acquisition thereof issued by any Lender or any other commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia, or the UK, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof);

(e) repurchase agreements of the Administrative Agent, any Lender or any other commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia, or the UK, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof);

(f) overnight investments with the Administrative Agent, any Lender or any other commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia, or the UK, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof);

(g) other readily marketable instruments issued or sold by the Administrative Agent, any Lender or any other commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia, or the UK, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof);

(h) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (g) above;

(i) funds invested in brokerage accounts with nationally recognized brokerage houses or money market accounts; and

(j) in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States, other customarily utilized high quality investments in the country where such Foreign Subsidiary is located or in which such investment is made that would customarily constitute “cash equivalents”.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holdco” means a Domestic Subsidiary with no material assets other than equity interests of one or more Foreign Subsidiaries that are CFCs.

“Change in Control” means (a) any transaction (including a merger or consolidation) the result of which is that any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Permitted Investor, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of all classes of the voting stock of the Parent Borrower or the surviving Person and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, and the percentage of the aggregate voting power represented by such voting stock owned by such “person” or “group” then or at any time thereafter exceeds the percentage of the aggregate voting power represented by the voting stock of the Parent Borrower or the surviving Person owned by the Permitted Investor or (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning set forth in Section 9.15.

“Class,” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche B Term Loans or Incremental Term Loans or Extended Term Loans of any Series, (b) any Commitment, refers to whether such Commitment is a Tranche B Term Commitment or an Incremental Term Commitment of any Series and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class. Additional Classes of Loans, Borrowings, Commitments and Lenders may be established pursuant to Sections 2.18 and 2.19.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Collateral Documents as security for the Loan Document Obligations.

“Collateral Agreement” means the Guarantee and Collateral Agreement among the Borrowers, the other Loan Parties and the Administrative Agent, substantially in the form of Exhibit C, together with all supplements thereto.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from the Borrowers and each Designated Subsidiary either (i) a counterpart of the Collateral Agreement, duly executed and delivered on behalf of such Person, or (ii) in the case of any Person that becomes a Designated Subsidiary after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, together with such documents with respect to such Designated Subsidiary as may reasonably be requested by the Administrative Agent;

(b) all Equity Interests owned by or on behalf of any Loan Party shall have been pledged pursuant to, and to the extent required by, the Collateral Agreement and, in the case of Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in any first-tier CFC or CFC Holdco, the Loan Parties shall not be required to pledge more than 65% of such Equity Interests entitled to vote of any such first-tier CFC or CFC Holdco or enter into any pledge agreement governed by the laws of any jurisdiction outside the United States of America (for the avoidance of doubt, in the case of Equity Interests in any Subsidiary of a CFC or CFC Holdco, the Loan Parties shall not be required to pledge any of such Equity Interests of such Subsidiary of a CFC or CFC Holdco), and the Administrative Agent shall, to the extent required by the Collateral Agreement, have received certificates or other instruments representing all such certificated Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; provided that on the Effective Date, the foregoing obligations shall be limited to the Equity Interests of Designated Subsidiaries;

(c) (i) all Indebtedness of the Borrowers and any Subsidiary and (ii) all Indebtedness of any other Person, in each case, that is owing to any Loan Party in a principal amount of $5,000,000 or more (other than (A) intercompany liabilities incurred in the ordinary course of business in connection with the cash management operations of the Parent Borrower and its Restricted Subsidiaries or (B) Indebtedness to the extent constituting Excluded Assets (as defined in the Collateral Agreement)), shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d) all documents and instruments, including UCC financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to perfect the Liens intended to be created by the Collateral Documents with the priority required by the Collateral Documents shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

(e) the Administrative Agent shall have received (within 90 days after the Effective Date or such longer period as the Administrative Agent may agree with respect to Mortgaged Properties of the Loan Parties on the Effective Date after giving effect to the Acquisition) (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance, naming the Administrative Agent as the insured for the benefit of the Secured Parties, issued by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent insuring the Lien of each such Mortgage as a valid and enforceable Lien on the Mortgaged Property described therein, free of any other Liens except as permitted under Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (iii) prior to the execution and delivery of each Mortgage, a completed “Life of Loan” Federal Emergency Management Agency standard flood hazard determination with respect to the Mortgaged Property encumbered by such Mortgage (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrowers) and, if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors, and (iv) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property;

(f) solely to the extent the applicable Loan Party is required to enter into a Control Agreement with respect to any Deposit Account or securities account pursuant to the terms of the ABL Credit Agreement and such Control Agreement is governed by the laws of any jurisdiction other than the State of New York, the Administrative Agent shall have received (within 90 days after the Effective Date with respect to Deposit Accounts or securities accounts existing on the Effective Date after giving effect to the Acquisition) a counterpart, duly executed and delivered by the applicable Loan Party and the applicable depositary bank or securities intermediary, as the case may be, of a Control Agreement with respect to (i) each such Deposit Account maintained by any Loan Party and (ii) each such securities account maintained by any Loan Party with any securities intermediary, in each case, other than Excluded Deposit Accounts, within the time periods required by the Collateral Agreement; and

(g) each Loan Party shall have obtained all material consents and approvals required in connection with the execution and delivery of all Collateral Documents to which it is a party and the performance of its obligations thereunder.

Notwithstanding the foregoing, any Designated Subsidiary formed or acquired after the consummation of the Acquisition shall not be required to comply with the foregoing requirements prior to the time specified in Section 5.03. The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or, subject to the requirements of applicable law, flood insurance, legal opinions, appraisals, surveys or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Restricted Subsidiary, if and for so long as the Administrative Agent, in consultation with the Borrowers, reasonably determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance or flood insurance, legal opinions, appraisals, surveys or other deliverables in respect of such assets, or providing such Guarantees, shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may in its sole discretion, grant extensions of time for the creation and perfection of security interests in (including delivery of promissory notes as required by clause (c) above) or the obtaining of title insurance or, subject to the requirements of applicable law, flood insurance, legal opinions, appraisals, surveys or other deliverables with respect to particular assets or the provision of any Guarantee by any

Designated Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Designated Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents, it being acknowledged and agreed that Administrative Agent shall take the cooperation of and constraints upon third party providers into consideration when making such determination.

“Collateral Documents” means the Collateral Agreement, each Control Agreement, each Mortgage, each IP Security Agreement and each other document granting a Lien upon any assets of any Loan Party as security for payment of the Loan Document Obligations.

“Commitment” means a Tranche B Term Commitment, an Incremental Term Commitment of any Series or a combination thereof (as the context requires).

“Commitment Letter” means the Commitment Letter dated May 18, 2015, among GS Bank, Guggenheim Securities, LLC, Security Benefit Corporation, Midland National Life Insurance Company, North American Company for Life and Health Insurance, Horace Mann Life Insurance Company, Delaware Life Insurance Company, Wilton Reassurance Life Insurance Company of New York, Texas Life Insurance Company, Wilton Reassurance Company, NZC Guggenheim Funds, LLC, and the Parent Borrower.

“Communications” means, collectively, any written notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to Section 9.01, including through the Platform.

“Compliance Certificate” means a Compliance Certificate in the form of Exhibit D or any other form approved by the Administrative Agent.

“Confidential Information Memorandum” means the Confidential Information Memorandum dated July 2015, relating to the credit facility provided for herein.

“Consolidated Capital Expenditures” means, for any period for the Parent Borrower and its Restricted Subsidiaries, without duplication, all expenditures (whether paid in cash or other consideration and including deferred and accrued liabilities) during such period that, in accordance with GAAP, are or should be included in additions to property, plant and equipment or similar items reflected in the consolidated statement of cash flows for such period; provided that Consolidated Capital Expenditures shall not include, for purposes hereof, (a) expenditures in connection with any acquisition of a Person or line of business permitted hereunder, or (b) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or property.

“Consolidated Current Assets” means, as at any date of determination, the consolidated current assets of the Parent Borrower and its Restricted Subsidiaries that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the consolidated current liabilities of the Parent Borrower and its Restricted Subsidiaries that may properly be classified as current liabilities in conformity with GAAP, excluding, without duplication, the current portion of any long-term Indebtedness.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus (a) without duplication and to the extent deducted (and not added back) in determining such Consolidated Net Income, the sum for the Parent Borrower and the Restricted Subsidiaries of (i) consolidated interest expense (and, to the extent not reflected therein, bank and letter of credit fees and costs of surety bonds in connection with financing activities and administrative agency fees and rating agency fees for ratings required pursuant to any Indebtedness) for such period (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations), (ii) consolidated income tax expense for such period including state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued, including any penalties and interest relating thereto, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary, unusual or non-recurring charges for such period, (v) any non-cash compensation charges, including charges arising from restricted stock and stock-option grants, for such period, (vi) any other non-cash charges (other than the write-down or write-off of current assets, any additions to bad debt reserve or bad debt expense or any accruals for estimated sales discounts, returns or allowances) for such period, (vii) any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Swap Agreement, (viii) any costs, fees, losses and expenses paid in connection with, and other unusual or non-recurring charges (or losses) relating to, the Transactions for such period, (ix) restructuring costs, charges or reserves, business optimization costs, charges or reserves (including any operating expenses directly attributable to the implementation of cost savings initiatives), recruiting fees, retention fees, signing bonuses, fees of restructuring or business optimization consultants, integration and non-recurring severance, relocation, consolidation, transition, integration or other similar charges and expenses, contract termination costs, excess pension charges, system establishment charges, closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans and litigation settlements or losses outside the ordinary course of business; provided that the aggregate amount added back pursuant to this clause (ix) for any four fiscal quarter period of the Parent Borrower, when aggregated with the amount of any increase for such period in Consolidated EBITDA pursuant to clause (b) of the definition of the term “Pro Forma Basis”, (other than such pro forma adjustments, and add-backs pursuant to this clause (ix), related to the Transactions reflected in the private supplement to the Confidential Information Memorandum) shall not exceed 20% of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to such clause (b) or this clause (ix)), (x) costs, fees, losses, expenses, premiums or penalties incurred during such period in connection with Permitted Acquisitions (whether or not consummated), other Investments consisting of acquisitions or assets or equity constituting a business unit, line of business, division or entity (whether or not consummated)

and permitted Asset Sales (whether or not consummated), other than Asset Sales effected in the ordinary course of business, (xi) any fees, expenses or charges incurred during such period in connection with any permitted issuance of debt, equity securities or any refinancing transactions (whether or not consummated and including amendments and modifications thereto), (xii) the excess of rent expense in respect of operating leases in accordance with GAAP for such period over cash rent expense in respect of operating leases for such period (to the extent exceeding cash rent) and (xiii) to the extent not included in the calculation of Consolidated Net Income, any expenses, charges or losses for such period that are covered by insurance or indemnification or refunding or are otherwise subject to reimbursement from a third party if the Parent Borrower has made a reasonable determination that such amounts will be reimbursed within 365 days of such determination; provided that if such amounts are not actually reimbursed during such projected 365 day period, they shall be subtracted in determining Consolidated EBITDA for each subsequent fiscal period which includes the fiscal quarter in which such 365 day period ends, plus (b) to the extent not included in the calculation of Consolidated Net Income, proceeds of business interruption insurance, and minus (c) without duplication, the sum for the Parent Borrower and its Restricted Subsidiaries of (i) to the extent not deducted in determining such Consolidated Net Income, all cash payments made during such period on account of non-cash charges that were or would have been added to Consolidated Net Income pursuant to clauses (a)(iv), (a)(v) or (a)(vi) above in such period or in a previous period, (ii) to the extent included in determining such Consolidated Net Income, (A) any extraordinary, unusual or non-recurring gains and all non-cash items of income (other than normal accruals in the ordinary course of business) for such period and (B) any gains for such period attributable to early extinguishment of Indebtedness or obligations under any Swap Agreement, all determined on a consolidated basis in accordance with GAAP and (iii) the amount, if any, by which cash rent expense for such period exceeded rent expense in respect of operating leases in accordance with GAAP for such period; provided that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by the Parent Borrower or any Restricted Subsidiary, other than dispositions of inventory and other dispositions in the ordinary course of business. For purposes of calculating Consolidated EBITDA for any period, if during such period the Parent Borrower or any Restricted Subsidiary shall have consummated a material Pro Forma Event since the first day of such period, Consolidated EBITDA for such period shall be calculated on a Pro Forma Basis after giving effect thereto.

“Consolidated Interest Expense” means, for any period, the excess of (a) the sum of (i) total interest expense (including that portion attributable to Capital Lease Obligations in accordance with GAAP and capitalized interest) of the Parent Borrower and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Parent Borrower and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Swap Agreements, but excluding, however, any amount not payable in cash (including amortization of deferred financing costs, debt issuance costs or other financing fees) and any amounts referred to in Section 2.10(a) or (b) payable on or before the Effective Date, (ii) to the extent not reflected in cash interest expense pursuant to clause (a)(i) above, bank fees and costs of surety bonds in connection with financing activities and administrative agency fees and rating agency fees for ratings required pursuant to any Indebtedness, (iii) any interest paid in cash and accrued during such period in respect of Indebtedness of the Parent Borrower or any Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iv) any cash payments made during such period in respect of non-cash amounts attributable to accretion or amortization of debt discounts or accrued interest payable in kind that were amortized or accrued in a previous period, minus (b) cash interest income of the Parent Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income or loss of the Parent Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Parent Borrower) that is not a Restricted Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Parent Borrower or, subject to clauses (b) and (c) below, any of the Restricted Subsidiaries during such period, (b) the income of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary (other than a Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is restricted by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, statute, rule or regulation applicable to such Restricted Subsidiary, (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary that is not wholly owned by the Parent Borrower to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such Restricted Subsidiary and (d) the effects of purchase accounting adjustments or the cumulative effect of a change in accounting principles.

“Consolidated Working Capital” means, as of the date of determination, Consolidated Current Assets minus Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period, an amount (which may be positive or negative) equal to Consolidated Working Capital as of the beginning of such period, minus Consolidated Working Capital as of the end of such period.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means, with respect to any deposit account or securities account maintained by any Loan Party, a control agreement in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by such Loan Party and the depositary bank or the securities intermediary, as the case may be, with which such account is maintained.

“Declined Proceeds” has the meaning set forth in Section 2.09(d).

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means (i) in the case of overdue principal of any Loan, 2.0% per annum plus the rate otherwise applicable to such Loan as provided in Section 2.11 or (ii) in the case of any other overdue amount, 2.0% per annum plus the rate applicable to ABR Tranche B Term Loans as provided in Section 2.11(a).

“Deposit Account” has the meaning set forth in the Collateral Agreement.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Parent Borrower or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to a certificate of a Financial Officer of the Parent Borrower delivered to the Administrative Agent setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Persons” means any person or entity listed on a Sanctions list.

“Designated Subsidiary” means each Subsidiary other than an Excluded Subsidiary.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Section 3.06 of the Disclosure Letter.

“Disclosure Letter” means the letter from the Borrowers to the Lenders delivered on or prior to the date hereof.

“Disqualified Institution” means any banks, financial institutions and other institutional lenders and any competitors (or Known Affiliates of competitors) of the Parent Borrower and its Subsidiaries, in each case, that have been specified to the Arrangers by the Parent Borrower in writing prior to the date of the Commitment Letter; provided, that upon reasonable notice to the Administrative Agent after the Effective Date, the Parent Borrower shall be permitted to supplement in writing such list of Persons that are Disqualified Institutions to the extent such supplemented Person is or becomes a competitor or a Known Affiliate of a competitor of the Parent Borrower and its Subsidiaries, which supplement shall be in the form of a list provided to the Administrative Agent and become effective upon delivery by the Parent Borrower to the Administrative Agent, but which supplement shall not apply retroactively to disqualify any parties that have previously acquired an assignment or participation in the Loans (such list, as so supplemented from time to time, the “Disqualified Institution List”).

“Disqualified Institution List” has the meaning set forth in the definition of “Disqualified Institution”.

“Disqualified Stock” means any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the date that is 91 days after the latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof), or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) cash, (ii) debt or (iii) any Equity Interests referred to in (a) above, in each case at any time prior to the date that is 91 days after the latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof). Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Stock solely because holders of the Equity Interests have the right to require the issuer of such Equity Interests to repurchase such Equity Interests upon the occurrence of a change in control or an asset sale will not constitute Disqualified Stock if the terms of such Equity Interests provide that the issuer may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Agreement.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Parent Borrower that is organized under the laws of the United States, any state of the United States or the District of Columbia, except for a Subsidiary directly or indirectly owned by a CFC.

“ECF Percentage” means, as of the date of determination, (a) if the Senior Secured Leverage Ratio as of the last day of the applicable fiscal year of the Parent Borrower is greater than 1.75:1.00, 50%, (b) if the Senior Secured Leverage Ratio as of the last day of the applicable fiscal year of the Parent Borrower is less than or equal to 1.75:1.00 but greater than 1.25:1.00, 25% and (c) otherwise, 0%.

“Effective Date” means the date on which the conditions specified in Article IV are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person or the Parent Borrower, any Subsidiary or any other Affiliate of the Parent Borrower; provided, that in no event shall a Disqualified Institution be an Eligible Assignee.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means all applicable federal, state, and local laws (including common law), regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and binding agreements with any Governmental Authority in each case, relating to pollution or protection of the Environment, human health and safety (to the extent related to exposure to Hazardous Materials), or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” means any liability, claim, action, suit, agreement, judgment or order arising under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to: (a) compliance or non-compliance with any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threat of Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than, prior to the date of such conversion, any Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding requirements of Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to such Plan, in each case whether or not waived, or any failure by any Loan Party or any ERISA Affiliate to make a required contribution to a Multiemployer Plan, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA (other than PBGC premiums due but not delinquent under Section 4007 of ERISA), (f) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA, (g) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (h) a complete withdrawal or partial withdrawal by any Loan Party or any ERISA Affiliate from any Plan or Multiemployer Plan, (i) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability, or a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 305 of ERISA or Section 432 of the Code, (j) a failure by any Loan Party or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability, (k) the imposition of a Lien upon any Loan Party or any ERISA Affiliate pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or (l) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to which any Loan Party or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or could otherwise reasonably be expected to be liable.

“Eurodollar,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” has the meaning set forth in Article VII.

“Excess Cash Flow” means, for any fiscal year of the Parent Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year (but without giving effect to any inclusion of Consolidated EBITDA pursuant to the definition of Pro Forma Basis) and (ii) the Consolidated Working Capital Adjustment for such fiscal year (if positive) over (b) the sum, without duplication, of (i) the amount of any taxes payable in cash by the Parent Borrower and its Restricted Subsidiaries with respect to such fiscal year, (ii) Consolidated Interest Expense for such fiscal year, (iii) Consolidated Capital Expenditures made in cash during such fiscal year except to the extent financed with the proceeds of long-term Indebtedness (other than Indebtedness under the ABL Credit Agreement), (iv) permanent repayments of Indebtedness (other than repayments (x) of Loans, except for repayments of Loans under Section 2.08, (y) of revolving Indebtedness except to the extent there is an equivalent permanent reduction of commitments thereunder or (z) from the proceeds of other Indebtedness (other than Indebtedness under the ABL Credit Agreement)) made in cash by the Parent Borrower or any of its Restricted Subsidiaries during such fiscal year, (v) the Consolidated Working Capital Adjustment for such fiscal year (if negative), (vi) the sum of, in each case, to the extent paid in cash and added back in the calculation of Consolidated EBITDA for such fiscal year, all fees, costs, losses, expenses, charges, proceeds or other amounts identified in clauses (a)(iv), (viii), (ix), (x), (xi) and (xii) of the definition thereof and (vii) except to the extent funded with the proceeds of long-term Indebtedness (other than Indebtedness under the ABL Credit Agreement), the aggregate amount of Investments pursuant to clauses (h), (m) (in respect of any cash deposits) and (n) of Section 6.04 during such period and the aggregate amount of Restricted Payments pursuant to clauses (a)(iii), (v), (vii) and (viii) of Section 6.08 during such period.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Excluded Deposit Account” means (a) any Deposit Account that is an operating account maintained by any Loan Party solely for the use of one of its retail stores (or a group of 125 or fewer retail stores) in which payments received from customers are deposited and which is not an account to which amounts held in other deposit accounts of the Loan Parties are swept, provided that (i) such Loan Party shall cause all amounts on deposit in such Deposit Account (other than amounts reasonably determined by such Loan Party to be required for the operating needs of the retail store or stores to which such Deposit Account relates), to be swept on each business day into one or more Deposit Accounts that are not Excluded Deposit Accounts and (ii) no such Deposit Account shall contain payment of or in respect of any credit card account receivable of any Loan Party, (b) any Deposit Account that is a zero balance disbursement account the funds in which are used solely for the payment of salaries and wages, (c) any Deposit Account that is a zero balance disbursement account the funds in which are used solely for payment of medical or insurance reimbursement, workers’ compensation and similar expenses, (d) any escrow account to the extent the creation of a security interest therein would violate any agreement with a Person other than the Parent Borrower or a Subsidiary, and (e) any fiduciary or trust account.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned Subsidiary of the Parent Borrower, (b) any Foreign Subsidiary of the Parent Borrower, (c) any Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary of the Parent Borrower that is a CFC, (d) any CFC Holdco, (e) any Subsidiary that is prohibited or restricted by applicable law, rule or regulation or contractual obligation in existence on the Effective Date (or, to the extent such Subsidiary is acquired and/or formed after the Effective Date, in existence at the time of such acquisition or formation) from providing a Guarantee of the Loan Document Obligations (solely (i) for so long as such prohibition or restriction remains in existence and (ii) so long as such prohibition or restriction did not arise in contemplation of or in connection with such acquisition) or if such Guarantee would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received (but without obligation to seek the same), (f) any Subsidiary that is a not-for-profit organization, (g) any Unrestricted Subsidiary, (h) any Restricted Subsidiary that is an Immaterial Subsidiary (unless the Parent Borrower otherwise elects), and (i) any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Parent Borrower), the cost or other consequences of becoming a Guarantor shall be excessive in view of the benefits to be obtained by the Lenders therefrom. In no event shall (i) the Subsidiary Borrower be an Excluded Subsidiary or (ii) any Subsidiary of the Parent Borrower that is a “Subsidiary Loan Party” (under and as defined in the ABL Credit Agreement) or that is otherwise a guarantor of, or has otherwise provided security for, the obligations under the ABL Credit Agreement be an Excluded Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by a jurisdiction as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, such jurisdiction (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Loan or Commitment (other than an assignee pursuant to an assignment request by the Borrowers under Section 2.17(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) any Taxes attributable to a Lender’s failure to comply with Section 2.15(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing ABL Credit Agreement” means the Amended and Restated Credit Agreement dated as of January 3, 2011, as further amended and restated by the Second Restatement Agreement dated as of June 14, 2012, as further amended and restated by the Third Restatement Agreement dated as of March 13, 2013, and as further amended, amended and restated, supplemented or otherwise modified prior to the date hereof, among the Parent Borrower, the borrowing subsidiaries party thereto, the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Existing Ann Credit Agreement” means the Fourth Amended and Restated Credit Agreement dated as of December 19, 2012 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof), by and among the financial institutions from time to time party thereto, Bank of America, N.A., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., as syndication agent, Wells Fargo Bank, National Association, as documentation agent, AnnTaylor, Inc., a Delaware corporation, AnnCo, Inc., a Delaware corporation, AnnTaylor Distribution Services, Inc., a Delaware corporation, AnnTaylor Retail, Inc., a Florida corporation, Ann Card Services, Inc., a Florida corporation, and Ann Canada Inc., a Canadian corporation.

“Extended Term Loans” has the meaning set forth in the definition of “Extension Permitted Amendments.”

“Extending Lender” has the meaning set forth in Section 2.19(a).

“Extension Agreement” means an Extension Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Loan Parties, the Administrative Agent and one or more Extending Lenders, effecting an Extension Permitted Amendment and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.19.

“Extension Offer” has the meaning set forth in Section 2.19(a).

“Extension Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension Offer pursuant to Section 2.19, providing for an extension of the Maturity Date applicable to the Extending Lenders’ Loans of the applicable Extension Request Class (any such Loans with an extended Maturity Date being referred to as the “Extended Loans”) and, in connection therewith, (a) an increase or decrease in the rate of interest accruing on such Extended Loans, (b) a modification of the scheduled amortization applicable to such Extended Term Loans, provided that the Weighted Average Life to Maturity of such Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity (determined at the time of such Extension Offer) of the Loans of the applicable Extension Request Class, (c) a modification of voluntary or mandatory prepayments applicable thereto (including prepayment premiums and other restrictions thereon), provided that such requirements may provide that such Extended Term Loans may participate in any mandatory prepayments on a pro rata basis (or on a basis that is less than a pro rata basis) with the Loans of the applicable Extension Request Class, but may not provide for mandatory prepayment requirements that are more favorable than those applicable to the Loans of the applicable Extension Request Class, (d) an increase in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Term Loans and/or (e) an addition of any affirmative or negative covenants applicable to the Parent Borrower and the Restricted Subsidiaries, provided that any such additional covenant with which the Parent Borrower and the Restricted Subsidiaries shall be required to comply prior to the latest Maturity Date in effect immediately prior to such Extension Permitted Amendment for the benefit of the Extending Lenders providing such Extended Loans shall also be for the benefit of all other Lenders.

“Extension Request Class” has the meaning set forth in Section 2.19(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or other official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b) of the Code (or any amended or successor version described above), and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement between a non-U.S. jurisdiction and the United States of America.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the Fee Letter dated May 18, 2015, among the Parent Borrower, the Administrative Agent and the other parties thereto.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person.

“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary of the Parent Borrower, other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local, county, provincial or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“GS Bank” means Goldman Sachs Bank USA, in its individual capacity, and its successors.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by the chief financial officer of the Parent Borrower)).

“Guarantors” means each Subsidiary of the Parent Borrower (other than any Excluded Subsidiary), in each case, until any such Subsidiary (other than the Subsidiary Borrower) is released as a Guarantor in accordance with the Loan Documents.

“Hazardous Materials” means any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any applicable Environmental Law, including, without limitation, any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances or mold.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary (other than the Acquired Company or the Subsidiary Borrower) that, at the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements have been delivered pursuant to clause (p) of Article IV, Section 5.01(a) or (b), accounted for less than (x) 5.0% of Total Assets at such date and (y) less than 5.0% of the consolidated revenues of the Parent Borrower and its Restricted Subsidiaries for the four fiscal quarter period ended on such date; provided that, notwithstanding the above, “Immaterial Subsidiary” shall exclude any of the Parent Borrower’s Restricted Subsidiaries designated in writing to the Administrative Agent, by a responsible officer of the Parent Borrower (which the Parent Borrower shall be required to designate (and hereby undertakes to designate)) to the extent necessary to ensure that Immaterial Subsidiaries, in the aggregate, accounted for, at the last day of any fiscal quarter of the Parent Borrower for which financial statements have theretofore been most recently delivered pursuant to clause (p) of Article IV, Section 5.01(a) or (b), less than 10.0% of Total Assets at such date and less than 10.0% of consolidated revenues of the Parent Borrower and its Restricted Subsidiaries for the four fiscal quarter period ending on such date. For purposes of this definition, any calculation of Total Assets or the consolidated revenues of the Parent Borrower and its Restricted Subsidiaries at the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements have been delivered pursuant to clause (p) of Article IV, Section 5.01(a) or (b), or for the four fiscal quarter period ended on such date, shall be determined on a Pro Forma Basis after giving effect to any Pro Forma Event occurring during such four fiscal quarter period or thereafter and on or prior to the date of determination.

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Loan Parties, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments of any Series and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.18.

“Incremental Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Agreement and Section 2.18, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.

“Incremental Term Loan” means a Loan made by an Incremental Lender to the Borrowers pursuant to Section 2.18.

“Incremental Term Maturity Date” means, with respect to Incremental Term Loans of any Series, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Agreement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of the Parent Borrower or any Restricted Subsidiary and (iii) any purchase price adjustment or earnout incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is, or becomes, a liability on the balance sheet of the Parent Borrower in accordance with GAAP), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person (but only to the extent of the lesser of (x) the amount of such Indebtedness and (y) the fair market value of such property, if such Indebtedness has not been assumed by such Person), (i) net payments that would have to be made in the event of an early termination in respect of any outstanding Swap Agreement, (j) all obligations of such Persons with respect to the redemption, repayment or repurchase of Disqualified Stock (excluding accrued dividends) and (k) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor by contract, as a matter of law or otherwise as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. It is acknowledged and agreed that private label and corporate letters of credit issued by the Parent Borrower or any Subsidiary for the making of payment for the purchase of Inventory in the ordinary course of business (and in respect of which no financial institution is an issuer thereof or has any disbursement obligations thereunder) do not constitute Indebtedness of the Parent Borrower or such Subsidiary.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), all Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Intercreditor Agreement” means the Intercreditor Agreement among the Loan Parties, the Administrative Agent and the administrative agent, collateral agent, collateral trustee or a similar representative for the ABL Credit Agreement and any other representative that becomes a party thereto, in substantially the form of Exhibit I, with such changes therefrom as are contemplated or permitted by Section 9.19.

“Interest Coverage Ratio” means as of any date of determination the ratio of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Parent Borrower most recently ended on or prior to such date to (ii) Consolidated Interest Expense for such four-fiscal quarter period.

“Interest Election Request” means a request by the Borrowers to convert or continue a Borrowing in accordance with Section 2.05, which shall be, in the case of any such written request, in the form of Exhibit E or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan, the first Business Day of each calendar quarter and the Maturity Date applicable to such ABR Loan and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date applicable to such Eurodollar Loan.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender participating therein, twelve months) thereafter, as the Borrowers may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Screen Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such Interest Period and (b) the Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such Interest Period, in each case at 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Investment” means, with respect to a specified Person, any direct or indirect acquisition or investment by such Person in any other Person, in the form of (a) the purchase or other acquisition (including without limitation by merger or otherwise) of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Parent Borrower and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness, (i) in each case, having a term (inclusive of any roll-over or extensions of terms) not exceeding 364 days in the aggregate and made in the ordinary course of business and (ii) in the case of intercompany loans, advances or Indebtedness owing by a Restricted Subsidiary that is not a Loan Party to a Loan Party, in an aggregate principal amount not to exceed $50,000,000) or (c) the purchase or other acquisition (in one transaction or a series of transactions, including without limitation by merger or otherwise) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, division, product or line of business of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of any return representing a return of capital with respect to such Investment.

“IP Security Agreements” has the meaning set forth in the Collateral Agreement.

“IRS” means the United States Internal Revenue Service.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit K hereto (with such changes thereto as the Borrowers and the Administrative Agent may reasonably agree) between the Administrative Agent and one or more collateral agents or representatives for the holders of Indebtedness that is secured by a Lien on the Collateral ranking junior to the Liens of the Loan Documents.

“Known Affiliates” of any Person means, as to such Person, known Affiliates readily identifiable by name, but excluding any Affiliate that is a bona fide debt fund or investment vehicle that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course and with respect to which the Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (the “Screen Rate”). If no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the LIBO Rate for such Interest Period shall be the Interpolated Screen Rate. Notwithstanding the foregoing, if the LIBO Rate, determined as provided above in this definition, would be less than zero, the LIBO Rate shall for all purposes of this Agreement be zero.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Acquisition” means any acquisition or permitted Investment by the Parent Borrower or a Designated Subsidiary the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Loan Document Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to any Lender, the Administrative Agent, any Arranger, the Syndication Agent or any Indemnitee arising under the Loan Documents, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees costs, expenses and indemnities are allowed claims in such proceeding.

“Loan Documents” means this Agreement, the Incremental Facility Agreements, the Extension Agreements, the Refinancing Facility Agreements, the Collateral Agreement, the other Collateral Documents, the Intercreditor Agreement and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.07(e).

“Loan Parties” means the Borrowers and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Majority in Interest,” when used in reference to Lenders of any Class, means, at any time, Lenders holding outstanding Loans of such Class representing more than 50% of all Loans of such Class outstanding at such time.

“Material Adverse Effect” means a material adverse effect on (a) the results of operations, assets, business or financial condition of the Parent Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties to perform any of their monetary obligations under the Loan Documents to which it is a party or (c) the rights of or benefits available to the Administrative Agent or the Lenders under the Loan Documents.

“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Parent Borrower or any Restricted Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith) exceeds $50,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans and Guarantees under the Loan Documents), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $75,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means each Restricted Subsidiary that is not an Immaterial Subsidiary.

“Maturity Date” means the Tranche B Term Maturity Date, the Incremental Term Maturity Date with respect to Incremental Term Loans of any Series or the Maturity Date of any Extended Term Loans of any Series, as the context requires.

“Maximum Rate” has the meaning set forth in Section 9.15.

“Merger Sub” means Avian Acquisition Corp., a Delaware corporation.

“MNPI” means material information concerning the Parent Borrower, any Subsidiary or any Affiliate of any of the foregoing or their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Parent Borrower or its Subsidiaries, or any of their respective securities, that would reasonably be expected to be material for purposes of the United States federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Loan Document Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgaged Property” means each parcel of real property (together with any adjoining or other parcels of real property integral to the operation of any facility owned by any Loan Party; provided that such additional parcels of real property shall not constitute Mortgaged Property if the applicable Loan Party is unable to deliver a Mortgage encumbering such additional parcels despite using commercially reasonable efforts to deliver them) located in the United States of America owned in fee by a Loan Party, and the improvements thereto, that (together with such improvements) has a fair market value of $10,000,000 or more on the Effective Date or at the time of acquisition thereof by any Loan Party or, with respect to real property owned by a Subsidiary that becomes a Loan Party after the Effective Date, at the time such Subsidiary becomes a Loan Party.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was, during the past six years, maintained or sponsored by any Loan Party or ERISA Affiliate or to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the past six years has made or been obligated to make contributions.

“Net Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include Cash Equivalents) proceeds (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) received in respect of such event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all actual fees and out-of-pocket expenses paid in connection with such event by the Parent Borrower and the Restricted Subsidiaries to Persons that are not Affiliates of the Parent Borrower or any Restricted Subsidiary, (ii) in the case of a sale, transfer or other disposition (including pursuant to a Sale/Leaseback Transaction or a casualty or a condemnation or similar proceeding) of an asset, the amount of all payments required to be made by the Parent Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans and Indebtedness under the ABL Credit Agreement) secured by such asset on a basis prior to the Liens, if any, on such assets securing the Loan Document Obligations and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Parent Borrower and the Restricted Subsidiaries, and the amount of any reserves established by the Parent Borrower and the Restricted Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by the chief financial officer of the Parent Borrower). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.

“OFAC” means the United States Treasury Department Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under , engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, excluding any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Parent Borrower” has the meaning set forth in the introductory paragraph hereto.

“Pari Passu Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit L hereto (with such changes thereto as the Borrowers and the Administrative Agent may reasonably agree) between the Administrative Agent and one or more collateral agents or representatives for the holders of other Indebtedness that is secured by a Lien on the Collateral that is intended to rank pari passu with the Liens of the Loan Documents.

“Participant Register” has the meaning set forth in Section 9.04(c)(ii).

“Participants” has the meaning set forth in Section 9.04(c)(i).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub.L. No. 107-56 (Signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” means a certificate in the form of Exhibit F or any other form reasonably acceptable to the Administrative Agent.

“Permitted Acquisition” means the purchase or other acquisition by the Parent Borrower or any Restricted Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person will be, upon the consummation of such acquisition a Restricted Subsidiary, in each case including as a result of a merger or consolidation between any Subsidiary and such Person, or (b) in the case of any purchase or other acquisition of other assets, such assets will be owned by the Parent Borrower or a Restricted Subsidiary; provided that (i) no Event of Default exists or would result therefrom, (ii) on a Pro Forma Basis, the Total Leverage Ratio as of the last day of the most recent fiscal quarter of the Parent Borrower for which financial statements have been (or are required to have been) delivered pursuant to clause (p) of Article IV, Section 5.01(a) or (b) does not exceed (A) the Total Leverage Ratio on the Effective Date or (B) the Total Leverage Ratio immediately prior to giving effect to such acquisition, and (iii) the aggregate consideration paid in all Permitted Acquisitions by the Loan Parties (other than in the form of Equity Interests (other than Disqualified Stock) of the Parent Borrower) in respect of Equity Interests in Persons that do not become Guarantors and assets that are not owned by Loan Parties shall not, except as otherwise permitted by another provision of Section 6.04, exceed $100,000,000.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet delinquent or are being contested in compliance with Section 5.06;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.06;

(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Parent Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above or reimbursement or indemnification obligations to insurance carriers providing property, casualty or liability insurance to the Parent Borrower and its Restricted Subsidiaries;

(d) pledges and deposits made to secure the performance of bids, trade contracts (other than Indebtedness for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way, site plan agreements, development agreements, operating agreements, cross-easement agreements, reciprocal easement agreements and other encumbrances and exceptions to title on real property that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Parent Borrower or any Restricted Subsidiary or the ordinary operation of such real property;

(g) customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC in respect of payment items in the course of collection;

(h) Liens arising from precautionary UCC financing statement filings (or similar filings under applicable law) regarding operating leases or consignments;

(i) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Capital Lease Obligations), license or sublicense or concession agreement permitted by this Agreement;

(j) Liens arising in the ordinary course of business in favor of custom and forwarding agents and similar Persons in respect of imported goods and merchandise in the custody of such Persons;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(l) Liens or rights of setoff against credit balances of the Parent Borrower or any Restricted Subsidiary with credit card issuers or credit card processors to secure obligations of the Parent Borrower or such Restricted Subsidiary, as the case may be, to any such credit card issuer or credit card processor incurred in the ordinary course of business as a result of fees and chargebacks;

(m) Liens on Equity Interests of any joint venture (i) securing obligations of such joint venture or (ii) pursuant to the relevant joint venture agreement; and

(n) other Liens that are contractual rights of set-off;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clause (c) above securing letters of credit, bank guarantees or similar instruments.

“Permitted Investor” means David Jaffe (or any member of his family that is actively involved in the management of the Parent Borrower).

“Permitted Secured Debt” means Indebtedness of any Loan Party (including any Guarantee thereof by a Loan Party) so long as (i) no portion of such Indebtedness has a scheduled maturity prior to the date that is 91 days after the final Maturity Date, (ii) no Subsidiary of the Parent Borrower that is not a Loan Party is an obligor in respect of such Indebtedness, (iii) the terms and conditions of such Indebtedness (other than interest rates, fees and call protection) are not, taken as a whole, more restrictive than the terms of this Agreement (as determined in good faith by the Borrowers) and (iv) such Indebtedness is not secured by any Liens on any assets of the Parent Borrower or any Restricted Subsidiary other than Liens permitted by clause (m) of Section 6.02.

“Permitted Unsecured Debt” means Indebtedness of any Loan Party (including any Guarantee thereof by a Loan Party) so long as (i) no portion of such Indebtedness has a scheduled maturity prior to the date that is 91 days after the final Maturity Date in effect at the time of the incurrence of such Indebtedness, (ii) except as contemplated by the final proviso to Section 6.01(l)(i), no Subsidiary of the Parent Borrower that is not a Loan Party is an obligor in respect of such Indebtedness, (iii) the terms and conditions of such Indebtedness (other than interest rates, fees and call protection) are not, taken as a whole, more restrictive than the terms of this Agreement (as determined in good faith by the Borrowers) and (iv) such Indebtedness is not secured by any Liens.

“Person” or “person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan,” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), (a) that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and (b) (i) in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA and/or (ii) that is or was, within the past six years, maintained or sponsored by any Loan Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate makes or is obligated to make contributions, or during the past six years, has made or been obligated to make contributions.

“Platform” has the meaning set forth in Section 9.01(d).

“Post-Closing Letter Agreement” means that certain letter agreement dated as of the date hereof by and between the Borrowers and the Administrative Agent.

“Prepayment Event” means:

(a) any Asset Sale, including any sale or issuance to a Person other than the Parent Borrower or any Restricted Subsidiary of Equity Interests in any Subsidiary, other than (i) dispositions described in clauses (a) through (f) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $25,000,000 for any individual transactions or series of related transactions;

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the Parent Borrower or any Restricted Subsidiary resulting in aggregate Net Proceeds exceeding $25,000,000; or

(c) the incurrence by the Parent Borrower or any Restricted Subsidiary of any Indebtedness, other than any Indebtedness permitted to be incurred by Section 6.01 other than Refinancing Term Loans and Refinancing Debt Securities.

“Prime Rate” means the rate of interest per annum published by The Wall Street Journal, Money Rates Section as the “Prime Rate”, as in effect from time to time. Each change in the Prime Rate shall be effective from and including the date such change is published.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“Pro Forma Basis” means, with respect to any computation hereunder required to be made on a pro forma basis giving effect to the Transactions, any proposed Investment or other acquisition (including any Permitted Acquisition), any Material Disposition, any Restricted Payment or any payment of or in respect of any Indebtedness (collectively, “Pro Forma Events”), computation thereof after giving pro forma effect to adjustments in connection with such Pro Forma Event that are either (a) in accordance with Regulation S-X under the Securities Act or (b) set forth in a certificate of a Financial Officer of the Parent Borrower delivered to the Administrative Agent and believed in good faith by the Parent Borrower to be probable based on actions taken or to be taken within 12 months following the consummation of the relevant Pro Forma Event; provided that the aggregate amount of any increase in Consolidated EBITDA resulting from adjustments pursuant to this clause (b) for any four fiscal quarter period of the Parent Borrower, when aggregated with the amount of any add-back to Consolidated EBITDA pursuant to clause (a)(ix) of the definition of the term “Consolidated EBITDA” for such period (other than such pro forma adjustments, and add-backs pursuant to such clause (a)(ix), related to the Transactions reflected in the private supplement to the Confidential Information Memorandum), shall not exceed 20% of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to such clause (a)(ix) or this clause (b)), in each case, using, for purposes of making such computation, the consolidated financial statements of the Parent Borrower and the Restricted Subsidiaries (and, to the extent applicable, the historical financial statements of any entities or assets so acquired or to be acquired, or so disposed or to be disposed), which shall be reformulated as if such Pro Forma Event (and, in the case of any pro forma computations made hereunder to determine whether such Pro Forma Event is permitted to be consummated hereunder, to any other Pro Forma Event consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation), and any Indebtedness or other liabilities incurred in connection with any such Pro Forma Event, had been consummated and incurred at the beginning of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness if such Swap Agreement has a remaining term in excess of 12 months).

“Pro Forma Event” has the meaning set forth in the definition of “Pro Forma Basis.”

“Proceeds Collateral Account” means a Deposit Account in which the Net Proceeds of Term Priority Collateral in respect of any Prepayment Event described in clause (a) or (b) of the definition of the term “Prepayment Event” are deposited by the Parent Borrower or any Restricted Subsidiary to be held pending release as contemplated by Section 2.09(b) for reinvestment or prepayment, and which has no other funds contained therein (other than interest on any such proceeds) and is subject to a Control Agreement in favor of the Administrative Agent.

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“Quarterly Financial Statements” has the meaning set forth in Article IV.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document.

“Refinancing” means (i) the repayment in full of all principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Ann Credit Agreement and the Existing ABL Credit Agreement, the termination of the commitments and letters of credit outstanding thereunder (or otherwise deemed issued under the ABL Credit Agreement) and the discharge and release of the guarantees and liens existing in connection therewith and (ii) the repayment in full of all other existing Indebtedness of the Acquired Company on the Effective Date; provided that (a) capital leases, intercompany indebtedness, letters of credit, Indebtedness of the Acquired Company permitted by the Acquisition Agreement, (b) other ordinary course Indebtedness of the Parent Borrower and its Subsidiaries not to exceed $10,000,000 and (c) other Indebtedness reasonably agreed to by the Administrative Agent will be allowed to remain outstanding on the Effective Date.

“Refinancing Debt Securities” means Permitted Secured Debt or Permitted Unsecured Debt issued in reliance on
Section 6.01(m) so long as (i) prior to the incurrence of such Indebtedness, the Parent Borrower has delivered to the Administrative Agent a certificate of a Financial Officer designating such Permitted Secured Debt or Permitted Unsecured Debt, as “Refinancing Debt Securities” and (ii) the Net Proceeds of such Refinancing Debt Securities are applied repay the Loan Document Obligations in accordance with Section 2.09(b).

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount no greater than accrued and unpaid interest, fees, expenses and prepayment premium, if any, with respect to such Original Indebtedness; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness; (c) the Weighted Average Life to Maturity of any Refinancing Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of such Original Indebtedness; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness and shall constitute an obligation of such Subsidiary only to the extent of their obligations in respect of such Original Indebtedness; and (e) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof).

“Refinancing Term Loan” means Incremental Term Loans that are designated in the applicable Incremental Facility Amendment as “Refinancing Term Loans.”

“Register” has the meaning set forth in Section 9.04(b)(v).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within or upon any building, structure, facility or fixture.

“Repricing Event” means (a) any prepayment or repayment of any Tranche B Term Loan with the proceeds of any Indebtedness (other than Indebtedness under the ABL Credit Agreement), or any conversion of any Tranche B Term Loan into any new or replacement tranche of term loans, in each case having an All-in Yield lower than the All-in Yield (excluding for this purpose, upfront fees and original discount on the Tranche B Term Loans) of such Tranche B Term Loan at the time of such prepayment or repayment or conversion and (b) any amendment or other modification of this Agreement that, directly or indirectly, reduces the All-in Yield of any Tranche B Term Loan; provided that it shall not constitute a Repricing Event if the applicable replacement Indebtedness or amendment is in connection with a Change in Control or merger transaction not otherwise permitted hereunder or other Transformative Acquisition.

“Required Lenders” means, at any time, Lenders having aggregate Loans (or, prior to the borrowing hereunder on the date hereof, Commitments) representing more than 50% of the aggregate principal amount of the Loans (or, prior to the borrowing hereunder on the date hereof, the aggregate Commitments) at such time.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent Borrower or any Restricted Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancellation or termination of any Equity Interests in the Parent Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of the Parent Borrower other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Parent Borrower or any Restricted Subsidiary whereby the Parent Borrower or such Restricted Subsidiary sells or transfers such property to any Person and the Parent Borrower or any Restricted Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of Designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any Person or Persons described in the preceding clauses (a) and (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” has the meaning assigned to it in the definition of “LIBO Rate.”

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means (a) the Administrative Agent, (b) the Arrangers, (c) the Syndication Agent, (d) the Lenders, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the permitted successors and assigns of the foregoing.

“Securities Act” means the United States Securities Act of 1933.

“Senior Secured Indebtedness” means, as of any date, the excess of (i) the sum, without duplication, of (a) the aggregate principal amount of Indebtedness of the Parent Borrower and the Restricted Subsidiaries outstanding as of such date that is secured by any Lien on any asset of the Parent Borrower or any Restricted Subsidiary (other than Indebtedness of any Foreign Subsidiary that is not Guaranteed by, or otherwise recourse to the Parent Borrower or any Domestic Subsidiary that is secured by a Lien only on assets of one or more Foreign Subsidiaries), in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value,” as described in Section 1.04(b), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness), (b) the aggregate amount of Capital Lease Obligations and Synthetic Lease Obligations of the Parent Borrower and the Restricted Subsidiaries outstanding as of such date (other than Capital Lease Obligations and Synthetic Lease Obligations of any Foreign Subsidiary that is not Guaranteed by, or otherwise recourse to, the Parent Borrower or any Domestic Subsidiary), determined on a consolidated basis, and (c) the aggregate obligations of the Parent Borrower and the Restricted Subsidiaries as an account party in respect of letters of credit or letters of guaranty that is secured by any Lien on any asset of the Parent Borrower or any Restricted Subsidiary (other than any such obligations of any Foreign Subsidiary that is not Guaranteed by, or otherwise recourse to, the Parent Borrower or any Domestic Subsidiary), other than contingent obligations in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness over (ii) the aggregate amount of unrestricted cash and cash equivalents of the Parent Borrower and its Restricted Subsidiaries that would be reflected on a consolidated balance sheet of the Parent Borrower in accordance with GAAP on such date (other than the cash proceeds of any Indebtedness being incurred on such date).

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Parent Borrower most recently ended on or prior to such date.

“Series” means any Incremental Term Loans or Extended Term Loans that are not established as an increase in any previously established Class of Loans and that are intended to constitute a single Class of Loans for purposes of this Agreement.

“Specified Indebtedness” means any Subordinated Indebtedness, any Permitted Unsecured Debt or any Permitted Secured Debt that is not secured on a pari passu basis with the Loan Document Obligations and any Refinancing Indebtedness in respect of any of the foregoing; provided that, notwithstanding the foregoing, Indebtedness under the ABL Credit Agreement shall constitute Specified Indebtedness solely for purposes of Section 6.08(c).

“Specified Representations” means the representations and warranties set forth in Sections 3.01 (as it relates to the material Loan Parties), 3.02 (as it relates to the material Loan Parties), 3.03(c) (as it relates to the material Loan Parties), 3.07(b), 3.08, 3.14, 3.15 and 3.16(a) (other than with respect to the priority of any Liens).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person which is subordinated in right of payment to the Loan Document Obligations.

“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of the Parent Borrower (including, for the avoidance of doubt, the Subsidiary Borrower).

“Supplemental Perfection Certificate” means a certificate in the form of Exhibit G or any other form approved by the Administrative Agent.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Borrower or any Subsidiary shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Syndication Agent” means Guggenheim Securities, LLC.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for US federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the sum, without duplication, of (a) the obligations of such Person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term. For purposes of Section 6.02, a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Total Assets” means, at any date of determination, the consolidated total assets of the Parent Borrower as of the last day of the most recent fiscal quarter of the Parent Borrower for which financial statements have been (or are required to have been) delivered pursuant to clause (p) of Article IV, Section 5.01(a) or (b) as adjusted to (i) exclude amounts attributable to Unrestricted Subsidiaries and (ii) give effect to any Pro Forma Event occurring since such date.

“Total Indebtedness” means, as of any date, the excess of (i) the sum, without duplication, of (a) the aggregate principal amount of Indebtedness of the Parent Borrower and the Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value,” as described in Section 1.04(b), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness), (b) the aggregate amount of Capital Lease Obligations and Synthetic Lease Obligations of the Parent Borrower and the Restricted Subsidiaries outstanding as of such date, determined on a consolidated basis, and (c) the aggregate obligations of the Parent Borrower and the Restricted Subsidiaries as an account party in respect of letters of credit or letters of guaranty, other than contingent obligations in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness over (ii) the aggregate amount of unrestricted cash and cash equivalents of the Parent Borrower and its Restricted Subsidiaries that would be reflected on a consolidated balance sheet of the Parent Borrower in accordance with GAAP on such date (other than the cash proceeds of any Indebtedness being incurred on such date).

“Total Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Parent Borrower most recently ended on or prior to such date.

“Tranche B Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche B Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche B Term Commitment, as applicable. The initial aggregate amount of the Tranche B Term Commitments on the Effective Date is $1,800,000,000.

“Tranche B Term Lender” means a Lender with a Tranche B Term Commitment or an outstanding Tranche B Term Loan.

“Tranche B Term Loan” means a Loan made pursuant to Section 2.01.

“Tranche B Term Maturity Date” means August 21, 2022.

“Transactions” means (a) the execution, delivery and performance by the Loan Parties of this Agreement, the borrowing of the Tranche B Term Loans and the use of the proceeds thereof, (b) the execution, delivery and performance by the Loan Parties of the ABL Credit Agreement, (c) the execution and delivery of the Intercreditor Agreement by the parties thereto, (d) the creation and perfection of the security interests provided for in the Collateral Documents, (e) the consummation of the Acquisition in accordance with the Acquisition Agreement (including the payment of the Stock Consideration (under and as defined in the Acquisition Agreement)), (f) the Refinancing, and (g) the payment of all fees, commissions, costs and expenses in connection with the foregoing.

“Transformative Acquisition” means any acquisition by the Parent Borrower or any other Subsidiary that (i) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide the Parent Borrower and its Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Parent Borrower acting in good faith.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the perfection of security interests created by the Collateral Documents.

“Unrestricted Subsidiary” means any Subsidiary of the Parent Borrower designated by the Parent Borrower as an Unrestricted Subsidiary pursuant to Section 5.16 subsequent to the Effective Date. In no event shall the Subsidiary Borrower be an Unrestricted Subsidiary.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.15(e)(ii)(B)(3).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly-owned,” when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class or by Type or by Class and Type.

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (a) if the Parent Borrower notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided that the Borrowers, on the one hand, and the Lenders, on the other hand, agree to negotiate in good faith with respect to any proposed amendment to eliminate or adjust for the effect of any such change in GAAP; and (b) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Parent Borrower or any Restricted Subsidiary at “fair value,” as defined therein, and (ii) any change in GAAP occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the date hereof.

SECTION 1.05. Effectuation of Transactions. All references herein to the Parent Borrower and the Restricted Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of the Borrowers and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Acquisition and the other Transactions to occur on the Effective Date, unless the context otherwise requires.

SECTION 1.06. Classification of Actions. For purposes of determining compliance at any time with the covenants set forth in Article VI (or, in each case, any defined terms used therein), in the event that the subject transaction meets the criteria of more than one of the categories of transactions permitted pursuant to the Sections (or related defined terms) in Article VI, the Borrowers may, in their sole discretion, classify the applicable transaction (or any portion thereof) under such Section (or defined term); it being understood that (i) the Borrowers may divide and include such transaction under one or more of the clauses of such Section (or any relevant portion thereof or of the applicable related defined term) that permit such transaction and (ii) notwithstanding anything in this Section 1.06 to the contrary for purposes of this Agreement, Indebtedness incurred under the ABL Credit Agreement shall only be permitted to be incurred or be outstanding under Section 6.01(j).

SECTION 1.07. Limited Condition Acquisition. Notwithstanding anything herein to the contrary, with respect to any Limited Condition Acquisition and any Pro Forma Event to be made in connection with a Limited Condition Acquisition, at the Borrowers’ option, any Senior Secured Leverage Ratio, Total Leverage Ratio or Interest Coverage Ratio test or dollar threshold required for consummation of such Limited Condition Acquisition or such other transaction shall be determined, and any Default or Event of Default blocker shall be tested, as of the date the definitive acquisition agreement for such Limited Condition Acquisition is entered into and calculated as if the acquisition and other Pro Forma Events in connection therewith were consummated on such date; provided that if the Borrowers have made such an election, in connection with measuring compliance with Section 2.18 or any Section of Article VI following such date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated, any Senior Secured Leverage Ratio, Total Leverage Ratio or Interest Coverage Ratio shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other Pro Forma Events in connection therewith have been consummated, except that (other than solely with respect to the incurrence test under which such Limited Condition Acquisition or other transaction in connection therewith is being made) Consolidated EBITDA, Total Assets and Consolidated Net Income of any target of such Limited Condition Acquisition can only be used in the determination of the relevant ratios and baskets if and when such Limited Condition Acquisition has closed.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make a Tranche B Term Loan to the Borrowers on the Effective Date in a principal amount equal to its Tranche B Term Commitment. Amounts repaid or prepaid in respect of Tranche B Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.

(b) Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrowers may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a Eurodollar Borrowing that results from a continuation of an outstanding Eurodollar Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six (or such greater number as may be agreed to by the Administrative Agent) Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert to or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrowers shall notify the Administrative Agent of such request either in writing (delivered by e-mail, hand or facsimile) or by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurodollar Borrowing to be made on the Effective Date or in the case of a Permitted Acquisition or Limited Condition Acquisition, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by e-mail, hand delivery or facsimile to the Administrative Agent of an executed written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether the requested Borrowing is to be a Tranche B Term Loan Borrowing or an Incremental Term Loan Borrowing of a particular Series;

(ii) the aggregate amount of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the account of the Borrowers to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrowers by promptly remitting the amounts so received, in like funds, to an account of the Borrowers specified by the Borrowers in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to ABR Loans of the applicable Class. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.05. Interest Elections.

(a) Each Borrowing initially shall be of the Type and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Borrowers may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrowers shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by e-mail, hand delivery or facsimile to the Administrative Agent of an executed written Interest Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(c) Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d) If the Borrowers fail to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing for an additional Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing with respect to any Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of Lenders of any Class, has notified the Borrowers of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing of such Class may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing of such Class shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.06. Termination of Commitments.

(a) Unless previously terminated, the Tranche B Term Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Effective Date.

(b) The Borrowers may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $2,500,000.

(c) The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.07. Repayment of Loans; Evidence of Debt.

(a) The Borrowers hereby unconditionally, jointly and severally, promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender as provided in Section 2.08.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to pay any amounts due hereunder in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.08. Amortization of Term Loans.

(a) The Borrowers shall repay Tranche B Term Borrowings on the first Business Day following the last day of each January, April, July and October, beginning with January 31, 2016, and ending with the last such day to occur prior to the Tranche B Term Maturity Date, in an aggregate principal amount for each such date as follows:

Amortization Date	Tranche B Term Borrowings
January 31, 2016	$4,500,000
April 30, 2016	$4,500,000
July 31, 2016	$4,500,000
October 31, 2016	$4,500,000
January 31, 2017	$22,500,000
April 30, 2017	$22,500,000
July 31, 2017	$22,500,000
October 31, 2017	$22,500,000
January 31, 2018	$22,500,000
April 30, 2018	$22,500,000
July 31, 2018	$22,500,000
October 31, 2018	$22,500,000
January 31, 2019	$22,500,000
April 30, 2019	$22,500,000
July 31, 2019	$22,500,000
October 31, 2019	$22,500,000

Amortization Date	Tranche B Term Borrowings
January 31, 2020	$22,500,000
April 30, 2020	$22,500,000
July 31, 2020	$22,500,000
October 31, 2020	$22,500,000
January 31, 2021	$22,500,000
April 30, 2021	$22,500,000
July 31, 2021	$22,500,000
October 31, 2021	$22,500,000
January 31, 2022	$22,500,000
April 30, 2022	$22,500,000
July 31, 2022	$22,500,000
Tranche B Term Maturity Date	Remainder

The Borrowers shall repay Incremental Term Loans of any Series in such amounts and on such date or dates as shall be specified therefor in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Series (as such amounts may be adjusted pursuant to paragraph (c) of this Section or pursuant to such Incremental Facility Agreement). The Borrowers shall repay Extended Term Loans of any Series in such amounts and on such date or dates as shall be specified therefor in the Extension Agreement establishing such Extended Term Loans (as such amounts may be adjusted pursuant to paragraph (c) of this Section).

(b) To the extent not previously paid, (i) all Tranche B Term Loans shall be due and payable on the Tranche B Term Maturity Date and (ii) all Incremental Term Loans of any Series shall be due and payable on the Incremental Term Maturity Date applicable thereto.

(c) Any prepayment of a Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Borrowings of such Class to be made pursuant to this Section in the manner set forth in Section 2.09(d). In the event any Extended Term Loans shall be established from any Class of Loans, the amount of any future payment pursuant to clause (a) with respect to such existing Class of Loans shall be reduced on the date such Extended Term Loans in proportion to the principal amount of such existing Class of Loans that were converted to Extended Term Loans on such date.

(d) Prior to any repayment of any Borrowings of any Class under this Section, the Borrowers shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by e-mail, hand delivery or facsimile) of such selection not later than 12:00 p.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Borrowings shall be accompanied by accrued interest on the amounts repaid.

SECTION 2.09. Prepayment of Loans.

(a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Parent Borrower or any Restricted Subsidiary in respect of any Prepayment Event, the Borrowers shall, on the day such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (a) or (b) of the definition of the term “Prepayment Event,” within five Business Days after such Net Proceeds are received), prepay Borrowings in an amount equal to 100% of such Net Proceeds; provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event,” if the Parent Borrower shall (i) prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Financial Officer of the Parent Borrower to the effect that the Borrowers intend to cause the Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied or to enter into an agreement to cause such Net Proceeds to be applied within 365 days after receipt of such Net Proceeds to acquire real property, equipment or other tangible assets to be used in the business of the Parent Borrower or the Restricted Subsidiaries, or to consummate any Permitted Acquisition (or any other acquisition of all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person) permitted hereunder, or, in the case of any event described in clause (b) of the definition of the term “Prepayment Event”, to restore the asset affected by such event, and certifying that no Event of Default has occurred and is continuing, and (ii) in the case of a sale of Term Priority Collateral, deposit all such Net Proceeds in a Proceeds Collateral Account pending such application, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds from such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365-day period the Parent Borrower or one or more Restricted Subsidiaries shall have entered into an agreement with a third party to acquire such real property, equipment or other tangible assets, or to consummate such Permitted Acquisition or other acquisition, with such Net Proceeds), at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied (and no prepayment shall be required to the extent the aggregate amount of such Net Proceeds that are not reinvested in accordance with this Section does not exceed $25,000,000 in any fiscal year). Notwithstanding the foregoing, the Net Proceeds received by the Parent Borrower or any Restricted Subsidiary in respect of any Prepayment Event described in clause (a) or (b) of the definition of the term “Prepayment Event” involving any ABL Priority Collateral (whether in the form of a direct sale, transfer or other disposition of such ABL Priority Collateral or a sale, transfer or other disposition of Equity Interests in any Restricted Subsidiary owning such ABL Priority Collateral) that secures any obligations in respect of the ABL Credit Agreement at the time such Prepayment Event occurs shall not, solely to the extent such Net Proceeds are attributable to the fair value of such ABL Priority Collateral (net of any related transferred liabilities, in each case as determined reasonably and in good faith by a Financial Officer of the Parent Borrower), be subject to the requirements of this Section 2.09(b).

(c) In the event that the Parent Borrower has Excess Cash Flow for any fiscal year of the Parent Borrower, commencing with the fiscal year ending July 29, 2017, the Borrowers shall, not later than 95 days following the end of such fiscal year, prepay Loans in an amount equal to the excess of (x) the ECF Percentage of Excess Cash Flow for such fiscal year over (y) the amount of prepayments of Loans pursuant to Section 2.09(a) and/or any Indebtedness of the Loan Parties that is secured on a pari passu basis with the Loans during such fiscal year, or Loans assigned to the Borrowers pursuant to Section 9.04(e)(i)(b) during such fiscal year (limited to an amount equal to the amount actually paid by the Borrowers in cash to purchase such Loans) (in each case, other than any prepayment or assignment made with the proceeds of Indebtedness (excluding Indebtedness under the ABL Credit Agreement)).

(d) Prior to any optional or mandatory prepayment of Borrowings under this Section, the Borrowers shall, subject to the next sentence, specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (f) of this Section; provided that, absent any such specification, such prepayment shall be applied in forward order to reduce the next eight (8) scheduled remaining installments of principal of the Loans (on a pro rata basis as applied between any Class or Classes of Loans) and, thereafter, on a pro rata basis to all scheduled remaining installments. In the event of any mandatory prepayment of Borrowings from a Prepayment Event under clause (a) or (b) of the definition thereof made at a time when Borrowings of more than one Class remain outstanding, the Borrowers shall select Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Borrowings pro rata based on the aggregate principal amounts of outstanding Borrowings of each such Class; provided that to the extent provided in the relevant Incremental Facility Agreement or Extension Agreement, any Class of Incremental Term Loans or Extended Term Loans may be paid on a pro rata basis or less than pro rata basis with any other Class of Loans. Any prepayment of Loans from a Prepayment Event described in clause (c) of the definition of “Prepayment Event” shall be applied to the Class or Classes of Loans selected by the Borrowers. Notwithstanding the foregoing, any Lender may elect, by notice to the Administrative Agent by telephone (confirmed by e-mail, hand delivery or facsimile) at least one Business Day (or such shorter period as may be established by the Administrative Agent) prior to the required prepayment date, to decline all or any portion of any prepayment of its Loans pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section or a prepayment pursuant to clause (c) of the definition of “Prepayment Event,” which may not be declined), in which case the aggregate amount of the payment that would have been applied to prepay Loans but was so declined shall first, be offered to Lenders who did not decline its pro rata share of the prepayment and second, if declined by such Tranche B Lenders, may be retained by the Borrowers and shall constitute “Declined Proceeds.”

(e) In the event any Tranche B Term Loans are subject to a Repricing Event prior to the date that is twelve months after the Effective Date, then each Lender whose Tranche B Term Loans are prepaid or repaid in whole or in part, or which is required to assign any of its Tranche B Term Loans pursuant to Section 2.17, in connection with such Repricing Event or which holds a Tranche B Term Loan the All-in Yield of which is reduced as a result of a Repricing Event shall be paid an amount equal to 1.00% of the aggregate principal amount of such Lender’s Tranche B Term Loans so prepaid, repaid or assigned.

(f) The Borrowers shall notify the Administrative Agent by telephone (confirmed by e-mail, hand delivery or facsimile) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of prepayment of Borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest as required by Section 2.11.

(g) Notwithstanding any provisions of this Section 2.09 to the contrary, if any prepayment would otherwise be required to be made pursuant to clause (b) or (c) of this Section 2.09, solely as it relates to the portion of such Net Proceeds or Excess Cash Flow generated outside of the United States, so long as (x) the applicable local law will not permit repatriation of such Net Proceeds or Excess Cash Flow to the United States or (y) material adverse tax consequences to the Parent Borrower or any of its Subsidiaries would result from such repatriation, such Net Proceeds or Excess Cash Flow so affected shall not be required to be included in the mandatory prepayments referred to in such clause (b) or (c).

SECTION 2.10. Fees.

(a) The Borrowers agree, jointly and severally, to pay on the Effective Date to each Tranche B Term Lender, as fee compensation for the funding of such Lender’s Tranche B Term Loan, a closing fee in an amount equal to 2.00% of the aggregate principal amount of such Tranche B Term Lender’s Tranche B Term Loan.

(b) The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for its own account, fees in the amounts and payable at the times separately agreed upon between the Borrowers and the Administrative Agent.

(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of closing fees, to the Tranche B Term Lenders entitled thereto. Fees paid shall not be refundable under any circumstances (absent manifest error in the amount paid).

SECTION 2.11. Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) During the continuance of an Event of Default (i) under clauses (a) or (b) of Article VII, the Borrowers shall pay interest on such past due amounts (after giving effect to any applicable grace period) owing by the Borrowers hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws and (ii) under clauses (h) or (i) of Article VII, the Borrowers shall pay interest on all outstanding Loan Document Obligations owing by the Borrowers hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon written demand.

(d) Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar quarter) shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing of any Class:

(a) the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by a Majority in Interest of the Lenders of such Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurodollar Borrowing for such Interest Period;

then the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrowers and the Lenders of such Class as promptly as practicable and, until the Administrative Agent notifies the Borrowers and the Lenders of such Class that the circumstances giving rise to such notice no longer exist (which notification shall be made promptly after the Administrative Agent obtains knowledge of the cessation of such circumstances), (i) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Eurodollar Borrowing of such Class shall be ineffective, and such Borrowing shall be continued as an ABR Borrowing, and (ii) any Borrowing Request for a Eurodollar Borrowing of such Class shall be treated as a request for an ABR Borrowing.

SECTION 2.13. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender; or

(iii) subject any Recipient to any Taxes (other than any (A) Indemnified Taxes or (B) Excluded Taxes) on or with respect to its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, from time to time upon request of such Lender or other Recipient, the Borrowers will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered. Notwithstanding the foregoing, if the Parent Borrower reasonably believes that any such Taxes were not correctly or legally asserted, the applicable Recipient will use commercially reasonable efforts to cooperate with the Parent Borrower to obtain a refund of such Taxes so long as such efforts would not, in the sole determination of such Recipient exercised in good faith result in any non-reimbursable additional costs, expenses or risks or be otherwise disadvantageous to it.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as well as a reasonably detailed description of the occurrence giving rise to such event, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding the above, a Lender will not demand compensation for any increased cost or reduction set forth in this Section 2.13 at any time if it is not the general practice and policy of such Lender to demand such compensation from similarly situated borrowers in similar circumstances under agreements containing provisions permitting such compensation to be claimed at such time.

SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(f) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.17, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense (excluding any loss of margin) attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid if it were to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender delivered to the Borrowers and setting forth and explaining in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

SECTION 2.15. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by any applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the, option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.15, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable (in such number of copies as shall be requested by the recipient):

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party(x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI (or any successor forms);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code,

(x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Parent Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in
Section 881(c)(3)(C) of the Code and that no payments in connection with any Loan Document are effectively connected with the Foreign Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms); or

(4) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), executed originals of IRS Form W-8IMY (or any successor forms), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine, if any, the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered (including any specific documentation required in this Section 2.15(e)) expires or becomes obsolete or inaccurate in any respect, it shall deliver promptly to the Borrowers or Administrative Agent updated or other appropriate documentation (including any new documentation reasonably request by the Borrowers or the Administrative Agent) or promptly notify the Borrowers and the Administrative Agent in writing of its legal ineligibility to do so.

(f) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

(g) Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.15(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.15(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.15(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(h) Defined Terms. For the avoidance of doubt, for purposes of this Section 2.15, the term “applicable law” includes FATCA.

(i) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrowers shall make each payment required to be made by the Borrowers hereunder or under any other Loan Document on or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, on or prior to 3:00 p.m., New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent; provided that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied towards payment of the amounts then due hereunder ratably among the parties entitled thereto, in accordance with the amounts then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any Person in accordance with the terms of Section 9.04. The Borrowers consent to the foregoing and agree, to the extent the Borrowers may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation. For purposes of subclause (b)(i) of the definition of Excluded Taxes, a Lender that acquires a participation pursuant to this Section 2.16(c) shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.

(d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged and/or (ii) hold any such amounts in a segregated account as cash collateral for, and apply any such amounts to, any future payment obligations of such Lender hereunder to or for the account of the Administrative Agent.

SECTION 2.17. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.13, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby, jointly and severally, agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b) If (i) any Lender requests compensation under Section 2.13, (ii) the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or (iii) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, then the Borrowers may, at the Borrowers’ sole expense and effort, upon notice to such Lender and the Administrative Agent by the Borrowers, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.13 or 2.15) and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrowers shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b)(1), which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including, if applicable, the prepayment fee pursuant to Section 2.09(e)) (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments and (D) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrowers, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.18. Incremental Term Facilities.

(a) The Borrowers may on one or more occasions after the Effective Date, by written notice to the Administrative Agent, request the establishment of Incremental Term Commitments, provided that the aggregate amount of all the Incremental Term Commitments (other than Incremental Term Commitments in respect of Refinancing Term Loans) established hereunder shall not exceed (during the term of this Agreement) (a) $200,000,000 plus (b) an unlimited amount so long as, in the case of this clause (b), after giving effect to such Incremental Term Commitments (assuming that the full amount of such Incremental Term Commitments shall have been funded as Loans on such date) and any related transaction, on a Pro Forma Basis, the Senior Secured Leverage Ratio as of the last day of the most recent fiscal quarter of the Parent Borrower for which financial statements have been (or are required to have been) delivered pursuant to clause (p) of Article IV, Section 5.01(a) or 5.01 (b) does not exceed 2.00:1.00. Each such notice shall specify (i) the date on which the Borrowers propose that the Incremental Term Commitments shall be effective, which shall be a date not less than 5 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent, and (ii) the amount of Incremental Term Commitments being requested (it being agreed that (x) any Lender approached to provide any Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Term Commitment and (y) any Person that the Borrowers propose to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee and must be reasonably acceptable to the Administrative Agent).

(b) The terms and conditions of any Incremental Term Commitments and the Incremental Term Loans to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Facility Agreement, identical to those of the Tranche B Term Commitments and the Tranche B Term Loans; provided that (i) with respect to any Incremental Term Commitments that are pari passu with respect to security with the Tranche B Term Loans, if the All-in Yield for any such Incremental Term Loans (other than Refinancing Term Loans) exceeds the All-in Yield for the Tranche B Term Loans by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Rate for the Tranche B Term Loans shall automatically be increased by the Yield Differential, effective upon the making of such Incremental Term Loans, (ii) no Incremental Term Maturity Date shall be earlier than the Tranche B Term Maturity Date, (iii) the Weighted Average Life to Maturity of any Incremental Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Tranche B Term Loans, (iv) the Incremental Term Loans may participate on a pro rata basis (or on a basis that is less than pro rata) in any mandatory prepayments of the Tranche B Term Loans, but may not provide for mandatory prepayment requirements that are more favorable than those applicable to the Tranche B Term Loans, (v) the Incremental Term Loans will rank pari passu in right of payment and pari passu or junior with respect to security with the Tranche B Term Loans (subject to, in the case of any Incremental Term Commitments that rank junior with respect to security with the Tranche B Term Loans, the entry into customary intercreditor arrangements reasonably acceptable to the Administrative Agent and the Borrowers) and none of the obligors or guarantors with respect thereto shall be a Person that is not a Loan Party and (vi) to the extent the terms of the Incremental Term Loans are inconsistent with the terms of the Tranche B Term Loans (except as set forth in clauses (i), (ii) and (iii) above), such terms shall be reasonably satisfactory to the Administrative Agent. Any Incremental Term Commitments established pursuant to an Incremental Facility Agreement that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate Series of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement unless intended to constitute an increase in any previously established Class of Loans.

(c) The Incremental Term Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Borrowers, each Incremental Lender providing such Incremental Term Commitments and the Administrative Agent; provided that no Incremental Term Commitments shall become effective unless (i) on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Term Commitments (and assuming that the full amount of such Incremental Term Commitments shall have been funded as Loans on such date), no Default or Event of Default shall have occurred and be continuing (unless, if the proceeds of such Incremental Term Loans are being used to finance a Limited Condition Acquisition, waived (or not required) by the Lenders providing such Incremental Term Commitments), (ii) on the date of effectiveness thereof, and after giving effect to the making of Loans to be made on such date, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date; provided that if the proceeds of such Incremental Term Loans are being used to finance a Limited Condition Acquisition, the condition set forth in this clause (ii) may be limited such that only the accuracy of the Specified Representations and the Acquired Company Acquisition Agreement Representations (assuming the target is the “Acquired Company”, the applicable acquisition agreement is the “Acquisition Agreement,” and the acquisition of such target is the “Acquisition” for purposes of the definition thereof) shall be a condition precedent to the incurrence of such Incremental Term Loans and (iii) the Borrowers shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates, reaffirmation agreement and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section.

(d) Upon the effectiveness of an Incremental Term Commitment of any Incremental Lender, such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents.

(e) Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Lender holding an Incremental Term Commitment shall make a loan to the Borrowers in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Agreement.

(f) The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrowers referred to in Section 2.18(a) and of the effectiveness of any Incremental Term Commitments, in each case advising the Lenders of the details thereof.

SECTION 2.19. Extension Offers.

(a) The Borrowers may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, an “Extension Offer”) to all the Lenders of one or more Classes on a pro rata basis (each Class subject to such an Extension Offer, an “Extension Request Class”) to make one or more Extension Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrowers. Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment and (ii) the date on which such Extension Permitted Amendment is requested to become effective (which shall not be less than 5 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Extension Permitted Amendments shall become effective only with respect to the Loans of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans of such Extension Request Class as to which such Lender’s acceptance has been made.

(b) An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by the Borrowers, each applicable Extending Lender and the Administrative Agent; provided that no Extension Permitted Amendment shall become effective unless the Borrowers shall have delivered to the Administrative Agent such board resolutions, secretary’s certificates, officer’s certificates, reaffirmation agreements and other documents as shall reasonably be requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement.

SECTION 2.20. Joint and Several Liability of the Borrowers. The Loan Document Obligations of the Borrowers shall be joint and several in nature. Each Borrower hereby irrevocably and unconditionally agrees that it is jointly and severally liable for all Loan Document Obligations of the Borrowers hereunder and the other Loan Documents, whether now or hereafter existing or due or to become due. The Loan Document Obligations of the Borrowers under the Loan Documents may be enforced by the Administrative Agent and the Lenders against any Borrower or all Borrowers in any manner or order selected by the Administrative Agent or the Required Lenders in their sole discretion. Without limiting the foregoing provisions of this Section 2.20, each Borrower acknowledges and agrees that:

(a) its obligations under this Agreement shall remain enforceable against it even though such obligations may be unenforceable or not allowable against any Borrower during the existence of an insolvency proceeding against any Borrower or otherwise;

(b) its obligations under this Agreement are independent of the obligations of any other Borrower, and a separate action or actions may be brought and prosecuted against it in respect of such obligations irrespective of whether any action is brought against any other Borrower or any other Borrower is joined in any such action or actions;

(c) it hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any of all of the following: (i) any lack of validity or enforceability of this

Agreement or any agreement or instrument relating thereto in respect of any other Borrower; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any other Borrower under or in respect of this Agreement, or any other amendment or waiver of or any consent to departure from this Agreement, in respect of any other Borrower; (iii) any change, restructuring or termination of the structure or existence of any other Borrower; (iv) the failure of any other person to execute or deliver any other agreement or the release or reduction of liability of any other person with respect to any obligations of the Borrowers under this Agreement; or (v) any other circumstance (including any statute of limitations but other than the Loan Document Obligations having been paid in full) or any existence or reliance on any representation by any other person that might otherwise constitute a defense available to, or a discharge or, any other Borrower;

(d) its obligations under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any such obligations is rescinded or must otherwise be returned by any person upon the insolvency, bankruptcy or reorganization of any other Borrower, all as though such payment had not been made;

(e) it hereby unconditionally and irrevocably waives any right to revoke its joint and several liability under the Loan Documents and acknowledges that such liability is continuing and applies to all obligations of the Borrowers under the Loan Documents, whether existing now or in the future;

(f) in any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Subsidiary Borrower under this Agreement would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of the any other creditors, on account of the amount of its liability under this Agreement, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Borrower, any Loan Document or any other person be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 2.20(g) and any rights of subrogation, indemnity or reimbursement) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceedings; and

(g) it hereby agrees that to the extent that any Borrower shall have paid more than its proportionate share of any payment made hereunder, such Borrower shall be entitled to seek and receive contribution from and against any other Borrower hereunder which has not paid its proportionate share of such payment; provided that the provisions of this Section 2.20(g) shall in no respect limit the obligations and liabilities of any Borrower to the Administrative Agent and the Lenders, and each Borrower shall remain liable to the Administrative Agent and the Lenders for the full amount hereunder; provided, however each Borrower agrees that the foregoing rights of contribution as well as any right of subrogation, indemnity or reimbursement that it may acquire or that may arise against any other Borrower due to any payment or performance made under this Agreement shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by such Borrower until, all Loan Document Obligations have been paid in full.

ARTICLE III

Representations and Warranties

Each Borrower represents and warrants to the Lenders as follows:

SECTION 3.01. Organization; Powers. The Parent Borrower and each Restricted Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction and, in the case of any Restricted Subsidiary, except where the failure to be so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability; Benefit to Loan Parties.

(a) The Transactions, insofar as they are to be carried out by each Loan Party, are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, shareholder or other equityholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been (or, in the case of filings relating to the consummation of the Acquisition, substantially contemporaneously with the funding of Loans on the Effective Date will be) obtained or made and are (or will so be) in full force and effect or filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law, including any order of any Governmental Authority, (c) will not violate the charter, by-laws or other organizational documents of the Parent Borrower or any Restricted Subsidiary, (d) will not violate or result in a default under any indenture or agreement (including the ABL Credit Agreement or other material instrument binding upon the Parent Borrower or any Restricted Subsidiary or any of their assets), or give rise to a right thereunder to require any payment to be made by the Parent Borrower or any Restricted Subsidiary, and (e) will not result in the creation or imposition of any Lien on any asset of the Parent Borrower or any Restricted Subsidiary, except Liens created pursuant to the Loan Documents or Liens created in connection with the ABL Credit Agreement, in the case of clauses (a) (as to the Transactions other than entry into the Loan Documents), (b) and (d) above, except for a failure to obtain or make, violation or creation, as applicable, which individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04. Financial Condition; No Material Adverse Change.

(a) The Borrowers have heretofore furnished to the Lenders (i)(A) the consolidated balance sheets and related consolidated statements of operations, comprehensive income, equity and cash flows of the Parent Borrower and its consolidated Subsidiaries as of and for the fiscal years ended July 26, 2014, July 27, 2013 and July 28, 2012, in each case, audited by and accompanied by the unqualified opinion of Deloitte & Touche, LLP, independent registered public accounting firm, and (B) the unaudited consolidated balance sheets and related consolidated statements of operations, comprehensive income and cash flows of the Parent Borrower and its consolidated Subsidiaries as of and for each of the fiscal quarters and the portions of the fiscal year ended October 25, 2014, January 24, 2015 and April 25, 2015 and (ii)(A) the consolidated balance sheet and related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows of the Acquired Company and its consolidated subsidiaries as of and for the fiscal years ended January 31, 2015, February 1, 2014 and February 2, 2013, each audited by and accompanied by the unqualified opinion of Deloitte & Touche, LLP, independent registered public accounting firm, and (B) the unaudited consolidated balance sheet and related consolidated statements of operations, comprehensive income and cash flows of the Acquired Company and its consolidated subsidiaries as of and for the fiscal quarter ended May 2, 2015. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries or the Acquired Company and its consolidated subsidiaries, as the case may be, as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clauses (i)(B) and (ii)(B) above.

(b) The Borrowers have heretofore furnished to the Lenders a pro forma consolidated balance sheet and related pro forma consolidated statement of operations of the Parent Borrower and its consolidated Subsidiaries as of and for the period of 12 consecutive months ended on or about April 30, 2015, prepared giving effect to the Transactions as if the Transactions had occurred on such date, in the case of such balance sheet, or at the beginning of such period, in the case of such statements of operations. Such pro forma consolidated balance sheet and pro forma statements of operations (i) have been prepared by the Borrowers in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Confidential Information Memorandum (which assumptions are believed on the date hereof by the Borrowers to be reasonable), (ii) are based on the best information available to the Borrowers, (iii) accurately reflect all adjustments necessary to give effect to the Transactions and (iv) present fairly, in all material respects, the pro forma financial position and results of operations of the Parent Borrower and its consolidated Subsidiaries as of and for the period of 12 consecutive months ended on or about April 30, 2015, as if the Transactions had occurred on such date or at the beginning of such period, as the case may be.

(c) Since July 26, 2014, there has been no event, development or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect.

SECTION 3.05. Properties.

(a) The Parent Borrower and each Restricted Subsidiary has good title to, or valid leasehold interests in, all its tangible property material to its business (including its Mortgaged Properties), except for defects in title that , individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and Liens expressly permitted by Section 6.02.

(b) (i) The Parent Borrower and each Restricted Subsidiary owns, is licensed to use, or otherwise has the right to use all trademarks, service marks, tradenames, trade dress, copyrights, patents, designs and other intellectual property material to its business, and (ii) the conduct of their respective businesses, including the use thereof by the Parent Borrower and the Restricted Subsidiaries in their respective businesses, does not infringe upon the rights of any other Person, except for any such infringements or any such failure to own, license or have the right to use that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(c) Section 3.05 of the Disclosure Letter sets forth the address of each real property that is owned in fee by the Loan Parties as of the Effective Date (after giving effect to the Acquisition) and, with respect to any such real property that constitutes a Mortgaged Property, the proper jurisdiction for the filing of a Mortgage in respect thereof. As of the Effective Date, neither the Parent Borrower nor any Restricted Subsidiary (i) has received written notice from a condemning authority of any pending or contemplated condemnation proceeding affecting all or any material portion of any Mortgaged Property or has entered into any agreement for the sale or disposition thereof in lieu of condemnation, or (ii) is subject to any right of first refusal, option or other contractual right to sell, transfer or otherwise dispose of any Mortgaged Property or any interest therein that is not of record.

SECTION 3.06. Litigation and Environmental Matters.

(a) Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against the Parent Borrower or any Restricted Subsidiary (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except for the Disclosed Matters or matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Parent Borrower nor any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements.

(a) The Parent Borrower and each Restricted Subsidiary is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect (it being agreed that this Section does not apply to any law which is specifically addressed in Section 3.06(b), 3.07(b), 3.08, 3.09, 3.10 or 3.14). No Event of Default has occurred and is continuing.

(b) The Borrowers have implemented and maintain in effect policies and procedures designed to ensure compliance in all material respects by the Parent Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrowers, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Parent Borrower, any Subsidiary or, to the knowledge of the Borrowers, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrowers any agent of the Parent Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.08. Investment Company Status. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. The Parent Borrower and each Subsidiary has (a) timely filed or caused to be filed all Tax returns and reports required to have been filed, except to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (b) paid or caused to be paid all Taxes required to have been paid by it (including in its capacity as withholding agent), except (i) any Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which the Parent Borrower or such Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP or (ii) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There is no current or proposed tax assessment, deficiency or other claim against the Parent Borrower or any of the Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA; Labor Matters.

(a) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur, (ii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, and (iii) each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable laws. On the Effective Date, the excess of the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of preparing the audited financial statements set forth in the Borrower’s most recent Annual Report on Form 10-K), as of the date of the most recent financial statements reflecting such amounts, over the fair market value of the assets of such Plan, if any, could not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) there are no strikes, lockouts, slowdowns or any other labor disputes against the Parent Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrowers, threatened, (ii) the hours worked by and payments made to employees of the Parent Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938 or any other applicable federal, state, local or foreign law dealing with such matters, (iii) all payments due from the Parent Borrower or any Restricted Subsidiary, or for which any claim may be made against the Parent Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Parent Borrower or such Restricted Subsidiary to the extent required by GAAP and (iv) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Parent Borrower or any Restricted Subsidiary is bound.

SECTION 3.11. Disclosure. Neither the Confidential Information Memorandum nor any of the other reports, financial statements, certificates or other written information (other than forward-looking information, management projections or information of a general economic or industry nature) furnished by or on behalf of the Parent Borrower or any Restricted Subsidiary to the Administrative Agent, any Arranger or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), when delivered and taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to forecasts and projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed by the Borrowers to be reasonable at the time made and at the time so furnished and, if furnished prior to the Effective Date, as of the Effective Date (it being understood that such forecasts and projections may vary from actual results and that such variances may be material).

SECTION 3.12. Subsidiaries and Joint Ventures. Section 3.12 of the Disclosure Letter sets forth, as of the Effective Date, the name, type of organization and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by the Parent Borrower or any Subsidiary in, (a) each Subsidiary and (b) each joint venture in which the Parent Borrower or any Subsidiary owns any Equity Interests, and identifies each Designated Subsidiary. All the issued and outstanding Equity Interests in each Subsidiary owned by any Loan Party have been (to the extent such concepts are relevant with respect to such Equity

Interests) duly authorized and validly issued and are fully paid and non-assessable (except as such rights may arise under mandatory provisions of applicable statutory law that may not be waived and not as a result of any rights contained in organizational documents). Except as set forth in Section 3.12 of the Disclosure Letter, as of the Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which the Parent Borrower or any Subsidiary is a party requiring, and there are no Equity Interests in any Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by any Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in any Subsidiary.

SECTION 3.13. Insurance. Section 3.13 of the Disclosure Letter sets forth a description of all insurance maintained by or on behalf of the Parent Borrower and the Restricted Subsidiaries as of the Effective Date. As of the Effective Date, all premiums due and payable in respect of such insurance have been paid. The Borrowers believe that the insurance maintained by or on behalf of the Parent Borrower and the Restricted Subsidiaries is adequate.

SECTION 3.14. Federal Reserve Regulations. Neither the Parent Borrower nor any Restricted Subsidiary is principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner or for any purpose that would entail a violation of Regulations T, U or X of the Board of Governors.

SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date, (a) the fair value of the assets of the Parent Borrower and its consolidated Subsidiaries, taken as a whole, is now, and will be following the incurrence of the obligations under this Agreement and the consummation of the Acquisition on the Effective Date, on a Pro Forma Basis, greater than the amount that will be required to pay the total liability on existing debts, as such debts become absolute and matured; (b) the present fair saleable value of the property of the Parent Borrower and its consolidated Subsidiaries, taken as a whole, is now, and will be following the incurrence of the Loan Document Obligations under this Agreement and the consummation of the Acquisition on the Effective Date, on a Pro Forma Basis, greater than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured; (c) after giving effect to the incurrence of the obligations under this Agreement and the consummation of the other Transactions on the Effective Date, the Parent Borrower and its consolidated Subsidiaries, taken as a whole, are able to pay their debts, as such debts become absolute and matured; and (d) the incurrence of the obligations under this Agreement and the consummation of the other Transactions on the Effective Date, on a Pro Forma Basis, will not leave the Parent Borrower and its consolidated Subsidiaries, taken as a whole, with property remaining in its hands constituting “unreasonably small capital” (it being understood and agreed that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and that this conclusion is based on current assumptions regarding the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by the Parent Borrower in light of projected financial statements and available credit capacity, which current assumptions are not unreasonable in light of the circumstances applicable thereto).

SECTION 3.16. Collateral Matters.

(a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the UCC) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing UCC financing statements, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.

(b) Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal and valid security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a fully perfected and enforceable security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02.

(c) Upon the recordation of the IP Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Loan Parties after the Effective Date).

SECTION 3.17. Use of Proceeds. The proceeds of the Tranche B Term Loans made on the Effective Date will be used solely to finance the Acquisition, finance the Refinancing and the payment of all fees and expenses in connection with the foregoing. The proceeds of the Incremental Term Loans will be used solely for the purpose or purposes set forth in the applicable Incremental Facility Agreement.

ARTICLE IV

Conditions

The obligations of the Lenders to make Tranche B Term Loans hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a Borrowing Request.

(c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Proskauer Rose LLP, New York counsel for the Loan Parties and (ii) other counsel for the Loan Parties as the Administrative Agent shall reasonably request, each such opinion to be in form, scope and substance reasonably satisfactory to the Administrative Agent and the Lenders.

(d) The Administrative Agent shall have received as to each Loan Party (including the Acquired Company and its Designated Subsidiaries) such customary documents and certificates as it shall reasonably have requested relating to the organization, existence and good standing of such Loan Party and the authorization of the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(e) To the extent required by the penultimate paragraph of this Article IV, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date and the Acquired Company Acquisition Agreement Representations shall be true and correct.

(f) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief financial officer of the Parent Borrower, confirming compliance with the conditions set forth in paragraph (e) of this Section and paragraph (j) of this Section.

(g) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief financial officer of the Parent Borrower, as to the solvency of the Parent Borrower and the Subsidiaries on a consolidated basis after giving effect to the Transactions, in the form of Exhibit J.

(h) The Collateral and Guarantee Requirement shall have been satisfied (subject to the last sentence of the penultimate paragraph of this Section). The Administrative Agent shall have received a completed Perfection Certificate, dated the Effective Date and signed by an executive officer or a Financial Officer of each of the Parent Borrower and the Acquired Company, together with all attachments contemplated thereby.

(i) The Administrative Agent shall have received the results of a search of the UCC (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted under Section 6.02 or have been, or substantially contemporaneously with the initial funding of Loans on the Effective Date will be, released.

(j) The Acquisition shall have been consummated, or substantially concurrently with the Effective Date shall be consummated, pursuant to and on the terms set forth in the Acquisition Agreement, and all conditions precedent thereto shall have been satisfied, in each case without giving effect to any amendments, waivers or consents that are adverse in any material respect to the Loan Parties that have not been approved by the Arrangers.

(k) The Administrative Agent shall have received reasonably satisfactory evidence that the Refinancing has been completed or will be completed substantially concurrently with the funding of the Tranche B Term Loans.

(l) The Administrative Agent and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least three Business Days prior to the Effective Date, payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party under the Commitment Letter, the Fee Letter or any Loan Document, in each case, payable from the proceeds of the initial funding of the Tranche B Term Loans.

(m) The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” rules and regulations, including the USA Patriot Act, at least three Business Days prior to the Effective Date to the extent such information was requested at least 10 Business Days prior to the Effective Date.

(n) The Intercreditor Agreement shall have been duly executed and delivered by each party thereto, and shall be in full force and effect.

(o) The ABL Credit Agreement shall have been duly executed and delivered by each of the parties thereto, and shall be in full force and effect.

(p) The Administrative Agent shall have received (i) the audited consolidated balance sheets and related consolidated statements of operations, cash flows and shareholders’ equity of each of the Parent Borrower and the Acquired Company for the three most recently completed fiscal years of the Parent Borrower and the Acquired Company, respectively, ended at least 90 days before the Effective Date, accompanied by an unqualified report thereon by their respective independent registered public accountants; (ii) the unaudited consolidated balance sheets and related statements of operations and cash flows of each of the Parent Borrower and the Acquired Company for each subsequent fiscal quarter of the Parent Borrower and the

Acquired Company, respectively, ended at least 45 days before the Effective Date (the “Quarterly Financial Statements”); and (iii) a pro forma balance sheet and related statement of operations of the Parent Borrower and its subsidiaries (including the Acquired Company) as of and for the twelve-month period ending with the latest quarterly period of the Parent Borrower covered by the Quarterly Financial Statements, in each case after giving effect to the Transactions, all of which financial statements shall be prepared in accordance with GAAP.

(q) Since January 31, 2015, there has not occurred any Company Material Adverse Effect (as defined in the Commitment Letter).

Notwithstanding anything to the contrary in clause (e) above, the only representations and warranties the accuracy of which in all material respects shall be a condition to the obligations of the Lenders to make Loans hereunder shall be the Acquired Company Acquisition Agreement Representations and the Specified Representations. Notwithstanding the foregoing, solely with respect to the matters expressly identified in Section 5.13, the satisfaction of the foregoing conditions shall not be required on the Effective Date, and shall not be a condition to the obligations of the Lenders to make Loans hereunder, but shall be required to be accomplished in accordance with Section 5.13.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

ARTICLE V

Affirmative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrowers will furnish to the Administrative Agent, on behalf of each Lender:

(a) within 90 days after the end of each fiscal year of the Parent Borrower, its audited consolidated balance sheet and related consolidated statements of operations, comprehensive income, equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited by and accompanied by the opinion of Deloitte & Touche, LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification, exception or emphasis and without any qualification or exception as to the scope of such audit, other than solely with respect to, or resulting solely from, an upcoming maturity date under this Agreement or other Indebtedness occurring within one year from the time such opinion is delivered) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries as of the end of and for such fiscal year on a consolidated basis in accordance with GAAP;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower, its consolidated balance sheet as of the end of such fiscal quarter, the related consolidated statements of operations and comprehensive income for such fiscal quarter and the then elapsed portion of the fiscal year and the related consolidated statement of cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Parent Borrower as presenting fairly, in all material respects, the financial position, results of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries as of the end of and for such fiscal quarter and such portion of the fiscal year on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with each delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate signed by a Financial Officer of the Parent Borrower, (i) certifying, in the case of the financial statements delivered under clause (b) above, that such financial statements present fairly in all material respects the financial position, results of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) in the case of information delivered pursuant to clause (a) above, containing a calculation of Excess Cash Flow for the applicable Excess Cash Flow period and (iv) if there are any Unrestricted Subsidiaries setting forth financial information in detail reasonably satisfactory to the Administrative Agent for the applicable period for such Unrestricted Subsidiaries;

(d) within 20 days after the first Business Day of March of each year, a completed Supplemental Perfection Certificate, signed by a Financial Officer of the Parent Borrower, setting forth the information required pursuant to the Supplemental Perfection Certificate;

(e) within 30 days after the Parent Borrower is required to file its annual report on Form 10-K with the SEC, a copy of the plan and forecast (including a projected consolidated balance sheet, statement of operations and statement of cash flow) of the Parent Borrower for each quarter of the upcoming fiscal year;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Borrower or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Parent Borrower to its shareholders generally, as the case may be;

(g) [Reserved];

(h) promptly after any written request therefor, evidence of insurance renewals as required under Section 5.08 hereunder in form and substance reasonably acceptable to the Administrative Agent; and

(i) promptly after any written request therefor, such other information regarding the operations, business affairs and financial condition of the Parent Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to clause (a), (b) or (f) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02. Notices of Material Events. The Borrowers will furnish to the Administrative Agent (for distribution to the Lenders) written notice promptly upon any Financial Officer, or other officer or employee responsible for compliance with the Loan Documents, of the Borrowers becoming aware of any of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent Borrower or any Restricted Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Borrowers to the Administrative Agent and the Lenders, that in each case would reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;

(c) the occurrence of an ERISA Event that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; or

(d) any other development that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Additional Subsidiaries. If any additional Designated Subsidiary is formed or acquired after the Effective Date (or any Excluded Subsidiary becomes a Designated Subsidiary), the Borrowers will promptly notify the Administrative Agent thereof and will, as promptly as practicable, and in any event within 60 days (or such longer period as the Administrative Agent may agree) or, with respect to Mortgaged Property held by such Designated Subsidiary and specifically the items required by subsection (e) of the definition of Collateral and Guarantee Requirement relating thereto, 90 days (or such longer period as the Administrative Agent may agree) after such Designated Subsidiary is formed or acquired (or any Excluded Subsidiary becomes a Designated Subsidiary) cause the Collateral and Guarantee Requirement to be satisfied with respect to such Designated Subsidiary and with respect to any Equity Interests in or Indebtedness of such Designated Subsidiary owned by or on behalf of any Loan Party.

SECTION 5.04. Information Regarding Collateral.

(a) The Borrowers will furnish to the Administrative Agent prompt (and in any event within 30 days thereof (or such longer period as the Administrative Agent may agree)) written notice of any change in (i) the legal name of any Loan Party, as set forth in its organizational documents, (ii) the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation), (iii) the location of the chief executive office of any Loan Party or (iv) the organizational identification number, if any, and the Federal Taxpayer Identification Number of such Loan Party, in each case, only with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a UCC financing statement, of such Loan Party. The Borrowers also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b) If (i) any material assets are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Documents that become subject to the Lien of the Collateral Documents upon the acquisition thereof) or (ii) any Mortgaged Property is acquired by any Loan Party after the Effective Date, the Borrowers will promptly notify the Administrative Agent thereof and will cause such assets to be subjected to a Lien securing the Loan Document Obligations and will take such actions as shall be necessary or reasonably requested by the Administrative Agent to satisfy the Collateral and Guarantee Requirement, including to grant and perfect such Lien, all at the expense of the Borrowers and, in the case of clause (ii), all to the extent required by the Collateral Documents. It is understood and agreed that, notwithstanding anything to the contrary set forth in this Agreement or in any Collateral Document, the Loan Parties shall not be required to (A) grant leasehold mortgages, (B) obtain landlord lien waivers, estoppels, collateral access agreements or bailee agreements, except to the extent delivered pursuant to the ABL Credit Agreement or related loan documents, (C) enter into Control Agreements in respect of any Excluded Deposit Account, (D) perfect security interests in any assets represented by a certificate of title or (E) enter into any Collateral Documents governed by the law of a jurisdiction other than the United States.

SECTION 5.05. Existence; Conduct of Business. Each Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except in the case of clause (ii) where failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution, disposition or other transaction permitted under Section 6.03 or 6.05.

SECTION 5.06. Payment of Obligations. Each Borrower will, and will cause each Restricted Subsidiary to, pay or discharge all its material obligations, including material Tax liabilities (whether or not shown on a Tax return), before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Parent Borrower or such Restricted Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to make payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.07. Maintenance of Properties. Each Borrower will, and will cause each Restricted Subsidiary (other than an Immaterial Subsidiary) to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Insurance. Each Borrower will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Each such policy of liability or casualty insurance maintained by or on behalf of Loan Parties shall (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder and (b) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as a loss payee thereunder, and the Borrowers will use commercially reasonable efforts to have each such policy provide for at least 30 days’ (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy. With respect to each Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under Flood Insurance Laws, then, subject to paragraph (e) of the definition of “Collateral and Guarantee Requirement,” the applicable Loan Party (i) has obtained or will obtain, and will maintain, with financially sound and reputable insurance companies, such flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) will deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance.

SECTION 5.09. Books and Records; Inspection and Rights. Each Borrower will, and will cause each Restricted Subsidiary to, (a) keep proper books of record and account in which full, true and correct (in all material respects) entries in accordance with GAAP and applicable law are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent or any Lender (to the extent accompanying the Administrative Agent or any designated representative thereof) (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice (but in no event more than once each fiscal year of the Parent Borrower unless an Event of Default has occurred and is continuing), to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and, accompanied by one or more such officers or their designees if requested by the Borrowers, independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested. The Borrowers shall have the right to have a representative present at any and all inspections.

SECTION 5.10. Compliance with Laws. Each Borrower will, and will cause each Restricted Subsidiary to, comply with all laws (including Environmental Laws and orders of any Governmental Authority) applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11. Reserved.

SECTION 5.12. Maintenance of Ratings. The Borrowers will use commercially reasonable efforts to maintain continuously in effect a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of the Borrowers, and a rating of the credit facilities created hereunder by each of S&P and Moody’s, it being understood that there is no obligation to maintain any particular rating at any time.

SECTION 5.13. Certain Post-Closing Collateral Obligations.

(a) Each Borrower will, and will cause the other applicable Loan Parties to, deliver each of the items set forth in paragraph (e) of the definition of “Collateral and Guarantee Requirement” within 90 days of the Effective Date (or such later date as the Administrative Agent may agree) with respect to each Mortgaged Property (subject to the last paragraph of the definition of “Collateral and Guarantee Requirement”).

(b) The Loan Parties shall deliver, when and as required by the terms of the Post-Closing Letter Agreement, the items referenced therein.

SECTION 5.14. Reserved.

SECTION 5.15. Lender Conference Calls. The Borrowers will hold and participate in an annual conference call for Lenders to discuss financial information delivered pursuant to Section 5.01(a). The Borrowers will hold such conference call following the delivery of the required financial information for such fiscal year pursuant to Section 5.01(a) and not later than ten Business Days from the time the Borrowers deliver the financial information as set forth in Section 5.01(a). Prior to each conference call, at the request of the Borrowers, the Administrative Agent shall notify the Lenders of the time and date of such conference call.

SECTION 5.16. Designation of Unrestricted Subsidiaries. The Borrowers may at any time designate any Restricted Subsidiary of the Parent Borrower (other than the Acquired Company or the Subsidiary Borrower) as an Unrestricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Total Leverage Ratio, calculated on a Pro Forma Basis, shall not exceed 2.00:1.00, and, as a condition precedent to the effectiveness of any such designation, the Borrowers shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating compliance with such ratio and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” (or comparable definition) for the purpose of the ABL Credit Agreement or any Specified Indebtedness. The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Borrowers therein at the date of designation in an amount equal to the fair market value of the Parent Borrower’s or its Restricted Subsidiaries’ (as applicable) Investments therein.

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness; Certain Equity Securities.

Neither Borrower will, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents and Indebtedness in respect of Incremental Term Loans secured on a junior lien basis pursuant to the terms of Section 2.18;

(b) Indebtedness existing on the date hereof and set forth in Section 6.01 of the Disclosure Letter and Refinancing Indebtedness in respect thereof;

(c) Indebtedness of the Parent Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Parent Borrower or any other Restricted Subsidiary; provided that (i) such Indebtedness shall not have been transferred to any Person other than the Parent Borrower or any Restricted Subsidiary, (ii) any such Indebtedness owing by any Loan Party to a Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated in right of payment to the Loan Document Obligations and (iii) any such Indebtedness shall be incurred in compliance with Section 6.04;

(d) Guarantees incurred in compliance with Section 6.04;

(e) Indebtedness of the Parent Borrower or any Restricted Subsidiary (i) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets or (ii) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (e) at the time of incurrence thereof shall not exceed the greater of (A) $75,000,000 and (B) 1.50% of Total Assets (determined at the time of such incurrence);

(f) Indebtedness in respect of netting services, overdraft protections and deposit and checking accounts, in each case, in the ordinary course of business;

(g) Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of the Parent Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations under workers’ compensation, health, disability, unemployment insurance and other social security laws;

(h) Indebtedness of the Parent Borrower or any Restricted Subsidiary in the form of bona fide purchase price adjustments, earn-outs, indemnification or other similar obligations incurred in connection with any Permitted Acquisition or other Investment permitted by Section 6.04;

(i) [Reserved];

(j) Indebtedness under the ABL Credit Agreement in an aggregate principal amount not to exceed $800,000,000 at any time outstanding;

(k) Indebtedness of Loan Parties in respect of surety bonds (whether bid, performance, appeal or otherwise) and performance and completion guarantees and other obligations of a like nature, in each case incurred in the ordinary course of business;

(l) (i) Permitted Unsecured Debt; provided that, after giving effect to the incurrence of such Indebtedness and any related transaction on a Pro Forma Basis the Interest Coverage Ratio shall be no less than 2.00 to 1.00 (in each case calculated as of the last day of the fiscal quarter of the Parent Borrower then most recently ended for which financial statements have been (or are required to have been) delivered pursuant to clause (p) of Article IV, Section 5.01(a) or 5.01(b)); provided, further, that the aggregate principal amount of Indebtedness of the Restricted Subsidiaries that are not Loan Parties permitted by this clause (l) at the time of incurrence thereof shall not exceed the greater of (A) $75,000,000 and (B) 1.50% of Total Assets (determined at the time of such incurrence) and (ii) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to clause (i) above;

(m) Refinancing Debt Securities and Refinancing Indebtedness in respect thereof;

(n) Indebtedness incurred under leases of real property in respect of tenant improvements;

(o) Indebtedness of a Restricted Subsidiary assumed in connection with any Permitted Acquisition (so long as (i) if secured, such Indebtedness is secured only by assets of the Person or Persons acquired pursuant to, or the assets acquired in, such Permitted Acquisition, (ii) neither the Parent Borrower nor any Restricted Subsidiary (other than, in the case of a Permitted Acquisition of one or more Persons, such Person or Persons and its or their respective Subsidiaries) is an obligor with respect to such Indebtedness and (iii) such Indebtedness is not incurred in contemplation of such Permitted Acquisition) and any Refinancing Indebtedness in respect thereof;

(p) other Indebtedness in an aggregate principal amount not to exceed at the time of incurrence thereof the greater of (i) $150,000,000 and (ii) 3.00% of Total Assets (determined at the time of such incurrence);

(q) Indebtedness consisting of (i) the financing of insurance premiums and (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(r) obligations under any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services; and

(s) Indebtedness in the form of Swap Agreements permitted under Section 6.07.

The accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock, as applicable, the accretion of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an incurrence of Indebtedness or Disqualified Stock for purposes of this Section 6.01.

For purposes of determining compliance with this Section 6.01, (i) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness described in this Section 6.01 but may be permitted in part under any combination thereof and (ii) in the event that an item of Indebtedness (or any portion thereof) (other than any item of Indebtedness set forth in Section 6.01(a) or (j)) meets the criteria of more than one clause of this Section 6.01 (other than Section 6.01(a) or (j)), the Borrowers, in the Borrowers’ sole discretion, will divide, classify or reclassify (or later divide, classify and reclassify) such item of Indebtedness (or any portion thereof) among such clauses.

SECTION 6.02. Liens. Neither Borrower will, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired, except:

(a) Liens created under the Loan Documents and Liens in respect of Incremental Term Loans secured on a junior lien basis that are incurred pursuant to the terms of, and that are subject to a junior lien intercreditor agreement in accordance with the requirements of, Section 2.18;

(b) Permitted Encumbrances;

(c) any Lien on any asset of the Parent Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Section 6.02 of the Disclosure Letter; provided that (i) such Lien shall not apply to any other asset of the Parent Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the date hereof and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;

(d) any Lien existing on any asset prior to the acquisition thereof by the Parent Borrower or any Restricted Subsidiary or existing on any asset of any Person that becomes (including pursuant to a Permitted Acquisition) a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other assets of the Parent Borrower or any Restricted Subsidiary (other than, in the case of any such merger or consolidation, the assets of any special purpose merger Restricted Subsidiary that is a party thereto) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated), and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;

(e) Liens on fixed or capital assets acquired, constructed or improved by the Parent Borrower or any Restricted Subsidiary; provided that (i) such Liens secure only Indebtedness permitted by Section 6.01(e) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of the Parent Borrower or any Restricted Subsidiary (other than the proceeds and products thereof); provided further that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;

(f) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(g) in the case of (i) any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary or (ii) the Equity Interests in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(h) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Parent Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

(i) Liens securing Indebtedness permitted by Section 6.01(j) and obligations relating thereto not constituting Indebtedness; provided that any such Liens on assets of the Loan Parties are subject to the Intercreditor Agreement;

(j) any Lien on assets of any Foreign Subsidiary; provided that such Lien shall secure only Indebtedness of such Foreign Subsidiary permitted by Section 6.01 and obligations relating thereto not constituting Indebtedness;

(k) other Liens securing Indebtedness or other obligations in an aggregate principal amount at the time of incurrence of such Indebtedness or other obligations not to exceed the greater of (i) $150,000,000 and (ii) 3.0% of Total Assets (determined at the time of incurrence of such Indebtedness or other obligations);

(l) non-exclusive licenses of intellectual property granted in the ordinary course of business; and

(m) Liens on the Collateral securing obligations in respect of Indebtedness permitted by Section 6.01(m) which Liens rank pari passu with or junior to the Liens securing the Loan Document Obligations; provided that a duly authorized representative of the holders of such Indebtedness has entered into the Pari Passu Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement and, if the Intercreditor Agreement is then in effect, a supplement to the Intercreditor Agreement.

For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in this Section 6.02 but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) (other than any Lien permitted by Section 6.02(a) or (i)) meets the criteria of more than one clause of this Section 6.02 (other than Section 6.02(a) or (i)), the Borrowers, in the Borrowers’ sole discretion, will divide, classify or reclassify (or later divide, classify or reclassify) such Lien securing such item of Indebtedness (or any portion thereof) among such clauses.

SECTION 6.03. Fundamental Changes; Business Activities.

(a) Neither Borrower will, nor will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Restricted Subsidiary may (x) merge into the Parent Borrower in a transaction in which the Parent Borrower is the surviving entity and (y) merge into the Subsidiary Borrower in a transaction in which the Subsidiary Borrower is the surviving entity, (ii) any Person (other the Parent Borrower or the Subsidiary Borrower) may merge into or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and, if any party to such merger or consolidation is a Loan Party, a Loan Party, (iii) any Restricted Subsidiary may merge into or consolidate with any Person (other than the Parent Borrower or the Subsidiary Borrower) in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Restricted Subsidiary and (iv) any Restricted Subsidiary (other than the Subsidiary Borrower) may liquidate or dissolve if the Borrowers determine in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders; provided that any such merger or consolidation involving a Person that is not a wholly-owned Restricted Subsidiary immediately prior to such merger or consolidation shall not be permitted unless it is also permitted by Section 6.04. Nothing in this paragraph shall prohibit the Parent Borrower or any Restricted Subsidiary from effecting the Acquisition.

(b) Neither Borrower will, nor will it permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Parent Borrower and the Restricted Subsidiaries on the date hereof (after giving effect to the Acquisition) and businesses reasonably related or complementary thereto.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Neither Borrower will, nor will it permit any Restricted Subsidiary to, purchase, hold, acquire (including pursuant to any merger or consolidation), make or otherwise permit to exist any Investment in any other Person, except:

(a) Investments in cash and Cash Equivalents;

(b) Investments existing on the date hereof or contractually committed to as of the date hereof and set forth on Section 6.04 of the Disclosure Letter and any extensions, renewals or reinvestments thereof (but not any additions thereto (including any capital contributions) made after the date hereof);

(c) Investments by the Parent Borrower and the Restricted Subsidiaries in Equity Interests in their respective subsidiaries; provided that (i) such subsidiaries are Subsidiaries prior to such Investments, and (ii) the aggregate amount of such Investments by the Loan Parties in, and loans and advances by the Loan Parties to, and Guarantees by the Loan Parties of Indebtedness and other obligations of, Restricted Subsidiaries that are not Loan Parties (excluding all such Investments, loans, advances and Guarantees existing on the date hereof and permitted by clause (b) above) permitted pursuant to this clause (c) and pursuant to clauses (d) and (e) below shall not exceed at the time of the making thereof the greater of (A) $200,000,000 and (B) 3.50% of Total Assets (determined at the time of the making of such Investment);

(d) loans or advances made by the Parent Borrower to any Restricted Subsidiary or made by any Restricted Subsidiary to the Parent Borrower or any other Restricted Subsidiary; provided that (i) the Indebtedness resulting therefrom is permitted by Section 6.01(c) and (ii) the amount of such loans and advances made by the Loan Parties to Restricted Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (c) above;

(e) Guarantees by the Parent Borrower or any Restricted Subsidiary of Indebtedness or other obligations of the Parent Borrower or any Restricted Subsidiary (including any such Guarantees (i) arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty or (ii) of any leases of retail store locations and related obligations arising thereunder); provided that the aggregate amount of Indebtedness and other obligations of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (c) above;

(f) other Investments in an amount not to exceed the Available Amount; provided that, at the time each such Investment is made no Event of Default shall have occurred and be continuing or would result therefrom;

(g) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(h) any Permitted Acquisition;

(i) deposits, prepayments and other credits to suppliers, lessors and landlords made in the ordinary course of business;

(j) advances by the Parent Borrower or any Restricted Subsidiary to employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes;

(k) Investments made as a result of receipt of non-cash consideration from a sale, transfer or other disposition of assets permitted under Section 6.05(h);

(l) Investments in the form of Swap Agreements permitted under Section 6.07;

(m) investments constituting deposits described in clauses (c) and (d) of the definition of “Permitted Encumbrances” and endorsements of instruments for collection or deposit in the ordinary course of business;

(n) acquisitions by any Restricted Subsidiary of individual retail store locations and leases;

(o) other Investments in an aggregate amount not to exceed at the time of the making thereof the greater of (i) $200,000,000 and (ii) 3.5% of Total Assets (determined at the time of the making of such Investment);

(p) the Acquisition;

(q) Investments in respect of actions permitted by Section 6.05(g);

(r) Investments made with the Net Proceeds from a Repayment Event in an amount not to exceed $25,000,000 in any fiscal year; and

(s) Guarantees of the obligations of the Canadian Subsidiaries under real property leases; provided that the aggregate amount of Guarantees under this clause (s) may not exceed $100,000,000 at any time outstanding.

For the purposes of this Section, any unreimbursed payment by the Parent Borrower or any Restricted Subsidiary for goods or services delivered to any Subsidiary shall be deemed to be an Investment in such Subsidiary.

For purposes of determining compliance with this Section 6.04, (A) any Investment need not be permitted solely by reference to one category of permitted Investments described in this Section 6.04 but may be permitted in part under any combination thereof and (B) in the event that any Investment meets the criteria of more than one clause of this Section 6.04, the Borrowers, in the Borrowers’ sole discretion, will divide, classify or reclassify (or later divide, classify and reclassify) such Investment among such clauses.

SECTION 6.05. Asset Sales. Neither Borrower will, nor will it permit any Restricted Subsidiary to, sell, transfer or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Parent Borrower permit any Restricted Subsidiary to issue any additional Equity Interests in such Restricted Subsidiary (other than to the Parent Borrower or any other Restricted Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) (each of the foregoing, an “Asset Sale”), except:

(a)(i) sales of inventory, (ii) sales, transfers and other dispositions of used, surplus, obsolete or outmoded machinery or equipment and (iii) contributions of merchandise to charitable organizations, to the extent in the ordinary course of business and consistent with past practices, and (iv) dispositions of cash and Cash Equivalents, in each case (other than in the case of clause (iii)) in the ordinary course of business;

(b) sales, transfers, leases and other dispositions to the Parent Borrower or any Restricted Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Sections 6.04 and 6.09;

(c) the sale or discount of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not in connection with any financing transaction;

(d) dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);

(e) leases or subleases of real property granted by the Parent Borrower or any Restricted Subsidiary to third Persons not interfering in any material respect with the business of the Parent Borrower or any Restricted Subsidiary, including, without limitation, retail store lease assignments and surrenders;

(f) the sale, transfer or other disposition of patents, trademarks, copyrights and other intellectual property (i) in the ordinary course of business, including pursuant to non-exclusive licenses of intellectual property, or (ii) which, in the reasonable judgment of the Parent Borrower or any Restricted Subsidiary, are determined to be uneconomical, negligible or obsolete in the conduct of business;

(g) direct or indirect transfers or other dispositions by any Restricted Subsidiary of any foreign assets or the Equity Interests of a Foreign Subsidiary that is a Restricted Subsidiary to any other Restricted Subsidiary in connection with the consolidation of foreign operations of the Parent Borrower and its Subsidiaries;

(h) the elimination or forgiving of intercompany balances in connection with intercompany restructurings (including dissolutions, liquidations and mergers) between or among the Parent Borrower and its Restricted Subsidiaries; and

(i) sales, transfers and other dispositions of assets that are not permitted by any other clause of this Section;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (a) (ii), (a)(iii), (b), (c), (d), (e), (f), (g) or (h) above) shall be made for fair value and, in the case of sales, transfers, leases and other dispositions permitted by clause (i) above, for at least 75% cash consideration; provided that for purposes of the foregoing, the amount of (i) any liabilities (as shown on the Parent Borrower’s most recent balance sheet or in the notes thereto) of the Parent Borrower or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Loan Document Obligations) that are assumed by the transferee of any such assets and from which the Parent Borrower and all Restricted Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by the Parent Borrower or such Restricted Subsidiary from such transferee that are converted by the Parent Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and (iii) any Designated Noncash Consideration received by the Parent Borrower or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $75,000,000, shall be deemed to be cash for purposes of this paragraph and for no other purpose.

SECTION 6.06. Sale/Leaseback Transactions. Neither Borrower will, nor will it permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 270 days after the Parent Borrower or a Restricted Subsidiary acquires or completes the construction of such fixed or capital assets.

SECTION 6.07. Swap Agreements. Neither Borrower will, nor will it permit any Restricted Subsidiary to, enter into any Swap Agreement, other than Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Parent Borrower or a Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes.

SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.

(a) Neither Borrower will, nor will it permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(i) the Parent Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests (other than Disqualified Stock) of the Parent Borrower;

(ii) any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests (or, if not ratably, on a basis more favorable to the Parent Borrower and the Restricted Subsidiaries);

(iii) the Parent Borrower may make (A) Restricted Payments pursuant to and in accordance with stock option plans or other equity or benefit plans for management or employees of the Parent Borrower and the Restricted Subsidiaries in effect from time to time and (B) Restricted Payments on or about the Effective Date pursuant to the Acquisition Agreement and in accordance with stock option plans or other equity benefit plans for management and employees of the Acquired Company and its subsidiaries;

(iv) the Parent Borrower may repurchase Equity Interests upon the exercise of stock options, deferred stock units and restricted shares to the extent such Equity Interests represent a portion of the exercise price of such stock options, deferred stock units or restricted shares;

(v) the Parent Borrower may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Parent Borrower in connection with the exercise of warrants, options or other securities convertible into or exchangeable for shares of common stock in the Parent Borrower;

(vi) the Parent Borrower may repurchase shares of its common stock and make other Restricted Payments, provided that at the time of and immediately after giving effect to any such repurchase or other Restricted Payment referred to in this clause (vi), (A) no Event of Default shall have occurred and be continuing, (B) after giving effect to such repurchase or other Restricted Payment and any related transaction on a Pro Forma Basis the Total Leverage Ratio shall not exceed 2.50 to 1.00 (calculated as of the last day of the fiscal quarter of the Parent Borrower then most recently ended for which financial statements have been (or are required to have been) delivered pursuant to clause (p) of Article IV, Section 5.01(a) or 5.01(b)), (C) the amount of such repurchase or other Restricted Payment shall not exceed the Available Amount as of the date thereof and (D) the Parent Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Parent Borrower in form reasonably satisfactory to the Administrative Agent conforming compliance with this clause (vi), including computations demonstrating compliance with the requirement set forth in clause (B) above;

(vii) the Parent Borrower and its Restricted Subsidiaries may make other Restricted Payments in an amount not to exceed the greater of (A) $100,000,000 and (B) 1.75% of Total Assets in the aggregate; and

(viii) Restricted Payments made to consummate the transactions permitted by Section 6.05(g).

(b) Neither Borrower will, nor will it permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness permitted by Section 6.01(l), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any other Specified Indebtedness, except:

(i) payments of regularly scheduled interest and principal payments as and when due in respect of any Specified Indebtedness, other than payments in respect of any Subordinated Indebtedness prohibited by the subordination provisions thereof;

(ii) refinancings of Specified Indebtedness with the proceeds of other Indebtedness permitted under Section 6.01;

(iii) to the extent not subject to any mandatory prepayment of the Loans or reinvestment required pursuant to the mandatory prepayment and/or reinvestment provisions of Section 2.09(b), payment of secured Indebtedness that becomes due as a result of (A) any voluntary sale or transfer of any assets securing such Indebtedness or (B) any casualty or condemnation proceeding (including a disposition in lieu thereof) of assets securing such Indebtedness;

(iv) payments of or in respect of Indebtedness solely by issuance of the Equity Interests (other than Disqualified Stock) of the Parent Borrower;

(v) payments of or in respect of Indebtedness incurred by any Restricted Subsidiary that is not a Loan Party; and

(vi) other payments of or in respect of Indebtedness; provided that at the time of and immediately after giving effect thereto, (A) no Event of Default shall have occurred and be continuing, (B) after giving effect to such payments and any related transaction on a Pro Forma Basis the Total Leverage Ratio shall not exceed 3.25 to 1.00 (calculated as of the last day of the fiscal quarter of the Parent Borrower then most recently ended for which financial statements have been (or are required to have been) delivered pursuant to clause (p) of Article IV, Section 5.01(a) or 5.01(b)), (C) the amount of such payment shall not exceed the Available Amount as of the date thereof and (D) the Parent Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Parent Borrower in form reasonably satisfactory to the Administrative Agent conforming compliance with this clause (vi), including computations demonstrating compliance with the requirement set forth in clause (B) above.

(c) Neither Borrower will, nor will it permit any of the Restricted Subsidiaries to amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any documentation governing Specified Indebtedness.

SECTION 6.09. Transactions with Affiliates. Neither Borrower will, nor will it permit any Restricted Subsidiary to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions involving aggregate consideration in excess of $5,000,000, with, any of its Affiliates, except (a) transactions on terms and conditions not less favorable to the Parent Borrower or such Restricted Subsidiary than those that would prevail in an arm’s-length transaction with unrelated third parties, (b) transactions between or among the Parent Borrower and the Restricted Subsidiaries, (c) any Restricted Payment permitted by Section 6.08 or Investments permitted pursuant to Section 6.04(j), (d) the payment of reasonable fees and compensation to, and the providing of reasonable indemnities on behalf of, directors and officers of the Parent Borrower or any Restricted Subsidiary, as determined by the board of directors of the Parent Borrower in good faith, (e) employment contracts or subscription, put/call arrangements with employees, officers or directors and (f) the transactions described in Section 6.09 of the Disclosure Letter.

SECTION 6.10. Restrictive Agreements. Neither Borrower will, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of the Parent Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure the Loan Document Obligations or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to the Parent Borrower or to Guarantee the Loan Agreement; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document or any document governing Refinancing Debt Securities or Incremental Term Loans that are not materially more restrictive than those set forth in the Loan Documents taken as a whole, (B) restrictions and conditions existing on the Effective Date identified in Section 6.10 of the Disclosure Letter (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), (C) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (D) in the case of any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Restricted Subsidiary and to any Equity Interests in such Restricted Subsidiary, (E) restrictions and conditions set forth in the definitive documentation governing the ABL Credit Agreement, provided that, in the case of clause (a) above, such restrictions and conditions are no more onerous than those set forth in the ABL Credit Agreement as in effect on the Effective Date, (F) restrictions and conditions imposed by agreements relating to Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted under Section 6.01 and (G) restrictions and conditions imposed on cash to secure letters of credit and other segregated deposits that are permitted pursuant to Section 6.02(h), provided that such restrictions and conditions apply only to such Restricted Subsidiaries that are not Loan Parties, (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(e) if such restrictions or conditions apply only to the assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof and (iii) clause (b) of the foregoing shall not apply to restrictions and conditions imposed by agreements relating to Indebtedness of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and otherwise permitted under Section 6.01 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), provided that such restrictions and conditions apply only to such Restricted Subsidiary.

SECTION 6.11. Amendment of Organizational Documents. Neither Borrower will, nor will it permit any Restricted Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents, in either case, to the extent such amendment, modification or waiver would be materially adverse to the rights or interests of the Lenders hereunder or under any other Loan Document.

SECTION 6.12. [Reserved].

SECTION 6.13. Accounting Changes. The Parent Borrower will not make any change in the Parent Borrower’s fiscal quarter or fiscal year other than as required pursuant to GAAP or to align the fiscal quarters and/or fiscal years, as applicable, of the Parent Borrower and the Acquired Company; provided, however, that, in each case, the Parent Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal quarter or fiscal year.

SECTION 6.14. Sanctions. The Parent Borrower and its Subsidiaries will not, directly or indirectly, use the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by an individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, or otherwise) of Sanctions.

SECTION 6.15. Anti-Corruption Laws. The Parent Borrower and its Subsidiaries will not, directly or indirectly, use the proceeds of any Borrowing for any purpose which would breach any Anti-Corruption Laws.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrowers shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation, warranty or certification made or deemed made by the Parent Borrower or any Restricted Subsidiary in this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made (or, in the case of any representation or warranty qualified by materiality, incorrect);

(d) the Borrowers shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) or 5.05 (with respect to the existence of any Borrower) or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after receipt of written notice thereof from the Administrative Agent;

(f) the Parent Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness (other than the Loan Document Obligations) when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g) any event or condition shall occur that results in any Material Indebtedness becoming due, or being terminated or required to be prepaid, repurchased, redeemed or defeased, prior to its scheduled maturity, or that enables or permits (with the giving of notice, if required) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Swap Agreement, the applicable counterparty, to cause any Material Indebtedness to become due, or to terminate or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness or (ii) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01; provided, further, that no such event under the ABL Credit Agreement shall constitute an Event of Default under this clause (g) until the earliest to occur of (x) 30 days after the date of such Event of Default (during which period such Event of Default is not waived or cured), (y) the acceleration of the Indebtedness under the ABL Credit Agreement and (z) the exercise of remedies by the administrative agent under the ABL Credit Agreement in respect of a material portion of the ABL Priority Collateral;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent Borrower, the Subsidiary Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower, the Subsidiary Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Parent Borrower, the Subsidiary Borrower or any Material Subsidiary shall (A) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted by Section 6.03(a)(iv)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (A) above, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower, the Subsidiary Borrower or any Material Subsidiary or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (E) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of the Parent Borrower, the Subsidiary Borrower or any Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i);

(j) the Parent Borrower, the Subsidiary Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $75,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and has not denied coverage) shall be rendered against the Parent Borrower or any Restricted Subsidiary, or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent Borrower or any Restricted Subsidiary to enforce any such judgment;

(l) one or more ERISA Events shall have occurred that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur;

(n) any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder, satisfaction in full of all the Loan Document Obligations (other than contingent indemnification claims) or any act or omission by the Administrative Agent or any Lender, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; and

(o) any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Collateral Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents to a Person that is not a Loan Party, (ii) the release thereof as provided in the applicable Collateral Document or Section 9.16 or consented to under Section 9.02, (iii) as a result of the failure of the Administrative Agent to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement or (B) continue in accordance with applicable law the effectiveness of any UCC financing statement or (iv) as to Collateral constituting Real Property, to the extent such losses are covered by Lender’s title insurance policy and such insurer has not denied coverage;

then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in the case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers hereunder, shall immediately and automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers to the extent permitted by applicable law.

ARTICLE VIII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent and collateral agent under the Loan Documents, and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s behalf.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature.

Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any Subsidiary or any other Affiliate thereof that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own bad faith, gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrowers or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrowers or any Lender as a result of, any determination of the All-in Yield.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender, unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the bad faith, negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with bad faith, gross negligence or willful misconduct in the selection of such sub-agents.

Subject to the terms of this paragraph, the Administrative Agent may resign at any time, upon thirty days prior notice, from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, so long as no Event of Default has occurred and is continuing under section (a), (b), (h) or (i) of Article VII, with the consent of, otherwise in consultation with, the Borrowers (such consent not to be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrowers and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

Except with respect to the exercise of setoff rights of any Lender in accordance with the Loan Documents or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Loan Document Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition.

The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate or release any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is a Permitted Encumbrance or that is permitted by Section 6.02(d), (e), (g) and (h). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Loan Document Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.10, 2.11, 2.13, 2.14, 2.15 and 9.03) allowed in such judicial proceeding;

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c) and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).

To the extent required by any applicable laws (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.15, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Loan Document Obligations.

Notwithstanding anything herein to the contrary, neither the Arrangers nor any Person named on the cover page of this Agreement as a Syndication Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender), but all such Persons shall have the benefit of the indemnities provided for hereunder.

The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Borrowers’ rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrowers or any other Loan Party shall have any rights as a third party beneficiary of any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Loan Document Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by e-mail, hand or overnight courier service, or mailed by certified or registered mail, as follows:

(i) if to the Borrowers:

Ascena Retail Group, Inc.

933 MacArthur Boulevard

Mahwah, New Jersey 07430

Attention: Robb Giammatteo, SVP and Chief Financial Officer

E-mail: robb.giammatteo@ascenaretail.com

with a copy to:

933 MacArthur Boulevard

Mahwah, New Jersey 07430

Attention: Gene Wexler, SVP and General Counsel

E-mail: gene.wexler@ascenaretail.com

(ii) if to the Administrative Agent:

Goldman Sachs Bank USA

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, New Jersey 07302

Attention: SBD Operations

Email: gsd.link@gs.com

with a copy to:

Goldman Sachs Bank USA

200 West Street

New York, New York 10282-2198

Attention: Anisha Malhotra

and

(iii) if to any other Lender, to it at its address or e-mail address set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received and (ii) delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Parent Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto.

(d) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on Debt Domain, Intralinks, Syndtrak or a similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and each expressly disclaims liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform.

SECTION 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Except as provided in Sections 2.18, 2.19, 9.02(c) and 9.19, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrowers and the Administrative Agent to cure any technical error, ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce or forgive the principal amount of any Loan or reduce the rate of interest thereon or reduce or forgive any interest or fees (including any prepayment fees but excluding for the avoidance of doubt, any mandatory prepayment) payable hereunder without the written consent of each Lender directly affected thereby, (C) postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Tranche B Term Loan under Section 2.08, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (D) change Section 2.16(b) or 2.16(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (E) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be); provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders, (F) release substantially all of the value of the Guarantees provided by the Guarantors (including, in each case, by limiting liability in respect thereof) created under the Collateral Agreement without the written consent of each Lender (except as expressly provided in Section 9.16 or the Collateral Agreement including any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Collateral Documents), it being understood that an amendment or other modification of the type of obligations guaranteed under the Collateral Agreement shall not be deemed to be a release or limitation of any Guarantee, (G) release all or substantially all the Collateral from the Liens of the Collateral Documents, without the written consent of each Lender (except as expressly provided in Section 9.16 or the applicable Collateral Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Collateral Documents), it being understood that an amendment or other modification of the type of obligations secured by the Collateral Documents shall not be deemed to be a release of the Collateral from the Liens of the Collateral Documents) and (H) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class; provided further that (1) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent without the prior written consent of the Administrative Agent and (2) any amendment, waiver or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of, in the case of any amendment, waiver or other modification referred to in clause (ii) of the first proviso of this paragraph, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such amendment, waiver or other modification.

(c) Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Collateral Agreement or in any other Collateral Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement.” Additionally, the Administrative Agent may, without the consent of any Lender, enter into any Junior Lien Intercreditor Agreement or Pari Passu Intercreditor Agreement (or any amendment or supplement thereto) to the extent the Loan Parties have incurred Indebtedness secured by Liens that are required to be subject to the Junior Lien Intercreditor Agreement or Pari Passu Intercreditor Agreement.

(d) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Borrowers shall, jointly and severally, pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, the Arrangers and their respective Affiliates, including the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel for the Administrative Agent, the Arrangers and their Affiliates, and if deemed necessary by the Administrative Agent, one local counsel in each applicable jurisdiction, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, including the preparation, execution and delivery of the Commitment Letter and the Fee Letter, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent, any Arranger or any Lender, including the fees, charges and disbursements of any counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) The Borrowers shall, jointly and severally, indemnify the Administrative Agent (and any subagent thereof), each Arranger, the Syndication Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the structuring, arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, enforcement, delivery and administration of the Commitment Letter, the Fee Letter, this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Commitment Letter, the Fee Letter, this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on, at, under to or from any property currently or formerly owned or operated by the Parent Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether such proceeding is initiated against or by any party to this Agreement, or any Affiliate thereof, by an Indemnitee or any third party or whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses (i) are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, (ii) are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from a material breach by such Indemnitee of the Loan Documents or (iii) involve a dispute solely among Indemnitees (other than an action involving (i) alleged conduct by any Borrower or any of its Affiliates or (ii) against any Arranger or the Administrative Agent in its capacity as such). This Section shall, not apply to any Taxes (other than Other Taxes or any Taxes that represent losses, claims, damages or related expenses arising from any non-Tax claim).

(c) To the extent that any Borrower fails to pay any amount required to be paid by it under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent (or any sub-agent thereof) (and without limiting its obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), or such Related Party, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent) in its capacity as such, or against any Related Party of the Administrative Agent (or any sub-agent thereof) acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total outstanding Loans and unused Commitments, in each case, at the time (or most recently outstanding and in effect).

(d) To the extent permitted by applicable law, (i) the Borrowers shall not assert, or permit any of their respective Affiliates or Related Parties to assert, and hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the internet)and (ii) none of the Borrowers or any Secured Party shall assert, or permit any of their respective Affiliates or Related Parties to assert any claims on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.

SECTION 9.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Syndication Agent and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, the Arrangers, the Syndication Agent and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(i) the Borrowers; provided that no consent of Borrowers shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund that is not a Disqualified Institution and (2) if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, for any other assignment; provided further that, except with respect to consents regarding Disqualified Institutions, the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof.

(ii) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(iii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent; provided that no such consent of the Borrowers shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

(iv) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(v) The Administrative Agent, acting solely for this purpose as a nonfiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and, as to entries pertaining to it, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(vi) Upon receipt by the Administrative Agent of an Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(vii) No such assignment shall be made to the Parent Borrower or any of its Subsidiaries, except as set forth in
Section 9.04(e).

(viii) Upon request by any Lender to the Administrative Agent or the Borrowers, as the case may be, the Administrative Agent or the Borrowers, as the case may be, shall provide such Lender with a copy of the Disqualified Institution List.

(c) (i) Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(e) (it being understood that the documentation required under Section 2.15(e) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.16 and 2.17 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.13 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.17(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain records of the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or Loans or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment or Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained in this Section 9.04 or any other provision of this Agreement, so long as no Event of Default has occurred and is continuing or would result therefrom, each Lender shall have the right at any time to sell, assign or transfer all or a portion of the Loans owing to it to the Parent Borrower or any of its Subsidiaries on a non-pro rata basis, subject to the following limitations:

(i) Such sale, assignment or transfer shall be pursuant to (a) open market purchases, provided that the aggregate amount of such open market purchases shall not exceed 25% of the original principal amount of the Tranche B Term Loans made on the Effective Date or (b) one or more modified Dutch auctions conducted by the Borrowers (each, an “Auction”) to repurchase all or any portion of the Loans; provided that (A) notice of and the option to participate in the Auction shall be provided to all Lenders and (B) the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish, which are consistent with this Section 9.04(e) and the Auction Procedures and are otherwise reasonably acceptable to the Borrowers, the Auction Manager and the Administrative Agent;

(ii) With respect to all repurchases made by the Parent Borrower or any of its Subsidiaries pursuant to this Section 9.04(e), (A) the Borrowers shall not be required to make any representations with respect to any MNPI, (B) the Borrowers shall not use the proceeds of any borrowings under the ABL Credit Agreement to repurchase such Loans and (C) the assigning Lender and the Borrowers shall execute and deliver to the Auction Manager an Assignment and Assumption with respect to such repurchase; and

(iii) Immediately following a repurchase by the Parent Borrower or its Subsidiaries pursuant to this Section 9.04(e), the Loans so repurchased shall, without further action by any Person, be deemed canceled and no longer outstanding (and may not be resold by the Parent Borrower or such Subsidiary) for all purposes of this Agreement and all other Loan Documents.

(f) The Administrative Agent shall not have any responsibility for ensuring that an assignee of, or a participant in, a Loan or Commitment is not a Disqualified Institution, and shall not have any liability in the event that Loans or Commitments, or a participation therein, are transferred to any Disqualified Institution.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, the Syndication Agent, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15, 2.16(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under the Commitment Letter and any commitment advices submitted by them (but do not supersede any other provisions of the Commitment Letter or the Fee Letter (or any separate letter agreements with respect to fees payable to the Administrative Agent) that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of any Loan Party against any of and all the Loan Document Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrowers and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York. Notwithstanding the foregoing, (i) interpretation the definition of “Company Material Adverse Effect” (as defined in Acquisition Agreement) or the equivalent term under the Acquisition Agreement and whether a Company Material Adverse Effect has occurred, (ii) the determination of the accuracy of any Acquired Company Acquisition Agreement Representation and whether as a result of any inaccuracy thereof the Parent Borrower has the right (taking into account any applicable cure provisions) to terminate its obligations under the Acquisition Agreement or decline to consummate the Acquisition and (iii) the determination of whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement, in each case shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and the Borrowers hereby irrevocably and unconditionally agree that all claims arising out of or relating to this Agreement or any other Loan Document brought by the Borrowers or any of their respective Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.

(c) The Borrowers hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below) with the same degree of care that it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care, except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Parent Borrower or any Subsidiary or its obligations (in each case, under (i) or (ii), other than a Disqualified Institution), (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrowers or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender or any Affiliate of any of the foregoing on a non-confidential basis from a source other than the Borrowers; provided that, in the case of clause (c) above, the party disclosing such information shall provide to the Borrowers prior written notice of such disclosure to the extent permitted by applicable law (and to the extent commercially feasible under the circumstances) and shall cooperate with the Borrowers in obtaining a protective order for, or other confidential treatment of, such disclosure. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Parent Borrower or any Subsidiary or their businesses or the Collateral.

SECTION 9.13. Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrowers in violation of applicable law.

SECTION 9.14. USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with such Act.

SECTION 9.15. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.16. Release of Liens and Guarantees. A Guarantor (for the avoidance of doubt, other than the Borrowers) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Collateral Documents in Collateral owned by such Guarantor shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Restricted Subsidiary (including any voluntary liquidation or dissolution of such Guarantor in accordance with Section 6.03); provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to a Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Collateral Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Collateral Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 9.17. No Fiduciary Relationship. Each Borrower, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Parent Borrower, the Subsidiaries and its other Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Syndication Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Syndication Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Syndication Agent, the Lenders and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Parent Borrower, the Subsidiaries and its other Affiliates, and none of the Administrative Agent, the Arrangers, the Syndication Agent, the Lenders or their Affiliates has any obligation to disclose any of such interests to the Parent Borrower, the Subsidiaries or its other Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Arrangers, the Syndication Agent, the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.18. Non-Public Information.

(a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by a Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrowers and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

(b) The Borrowers and each Lender acknowledge that, if information furnished by the Loan Parties pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that the Borrowers have indicated as containing MNPI solely on that portion of the Platform designated for Private Side Lender Representatives and (ii) if the Borrowers have not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform designated for Private Side Lender Representatives. The Borrowers agree to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrowers that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Borrowers without liability or responsibility for the independent verification thereof.

SECTION 9.19. Intercreditor Agreement. (a) Each of the Lenders and the other Secured Parties acknowledges that obligations of the Loan Parties under the ABL Credit Agreement are secured by Liens on assets of the Loan Parties that constitute Collateral and that the relative Lien priorities and other creditor rights of the Secured Parties and the secured parties under the ABL Credit Agreement will be set forth in the Intercreditor Agreement. Each of the Lenders and the other Secured Parties hereby acknowledges that it has received a copy of the Intercreditor Agreement. Each of the Lenders and the other Secured Parties hereby irrevocably authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, the Intercreditor Agreement and any documents relating thereto.

(b) Each of the Lenders and the other Secured Parties hereby irrevocably (i) consents to the treatment of Liens provided for under the Intercreditor Agreement, including to the subordination of the Liens on the ABL Priority Collateral securing the Loan Document Obligations on the terms set forth in the Intercreditor Agreement, (ii) agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement, (iii) agrees that no Secured Party shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section 9.19 or in accordance with the terms of the Intercreditor Agreement, (iv) authorizes and directs the Administrative Agent to carry out the provisions and intent of each such document and (v) authorizes and directs the Administrative Agent to take such actions as shall be required to release Liens on the Collateral in accordance with the terms of the Intercreditor Agreement.

(c) Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of the Intercreditor Agreement that the Borrowers may from time to time request and that are reasonably acceptable to the Administrative Agent (i) to give effect to any establishment, incurrence, amendment, extension, renewal, refinancing or replacement of any Loan Document Obligations or the Indebtedness under the ABL Credit Agreement, (ii) to confirm for any party that the Intercreditor Agreement is effective and binding upon the Administrative Agent on behalf of the Secured Parties or (iii) to effect any other amendment, supplement or modification permitted by the terms of the Intercreditor Agreement.

(d) Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Collateral Document to add or remove any legend that may be required pursuant to the Intercreditor Agreement.

(e) The Administrative Agent shall have the benefit of the provisions of Article VIII with respect to all actions taken by it pursuant to this Section or in accordance with the terms of the Intercreditor Agreement to the full extent thereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PARENT BORROWER:

ASCENA RETAIL GROUP, INC.

By:	/s/ Robb Giammatteo
	Name:	Robb Giammatteo
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to the Term Credit Agreement]

From and after the consummation the Acquisition.

SUBSIDIARY BORROWER:

ANNTAYLOR RETAIL, INC.

By:	/s/ Robb Giammatteo
	Name:	Robb Giammatteo
	Title:	Executive Vice President

[Signature Page to the Term Credit Agreement]

GOLDMAN SACHS BANK USA, as Administrative Agent and a Lender,

By:	/s/ Robert Ehudin
	Name:	Robert Ehudin
	Title:	Authorized Signatory

[Signature Page to the Term Credit Agreement]

Schedule 2.01

Commitments

Lender	Tranche B Term Commitment
Goldman Sachs Bank USA	$1,800,000,000

Total	$1,800,000,000

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to below and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including any Guarantees included in such facility) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):[1]	[and is [a Lender] [an Affiliate/Approved Fund of [identify Lender]2]]

3.	Borrowers:	Ascena Retail Group, Inc., as the Parent Borrower, and AnnTaylor Retail, Inc., as the Subsidiary Borrower

[1]	Shall not be a natural Person or the Parent Borrower, any Subsidiary, any other Affiliate of the Parent Borrower or a Disqualified Institution.
[2]	Select as applicable.

4.	Administrative Agent:	Goldman Sachs Bank USA, as the Administrative Agent under the Credit Agreement referred to below

5.	Credit Agreement:	The Term Credit Agreement dated as of August 21, 2015, among the Borrowers, the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent

6.	Assigned Interest:

Facility Assigned[3]	Aggregate Amount of Loans of the applicable Class of all Lenders[4]	Amount of Loans of the applicable Class Assigned	Percentage Assigned of Aggregate Amount of Loans of the applicable Class of all Lenders[5]
	$	$		%

Effective Date:             , 20    [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

[3]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Tranche B Term Loans”, “Incremental Term Loans”, “Extended Term Loans”, etc.). Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[4]	Must comply with the minimum assignment amounts set forth in Section 9.04(b)(iii)(A) of the Credit Agreement, to the extent such minimum assignment amounts are applicable.
[5]	Set forth, to at least 9 decimals, as a percentage of the aggregate Loans of all Lenders under the Credit Agreement.

The terms set forth above are hereby agreed to:		Consented to and Accepted:

	, as Assignor	GOLDMAN SACHS BANK USA, as
Administrative Agent[7]

By:		By:
	Name:	Name:
	Title:	Title:

	, as Assignee[6]	Consented to:

By:		ASCENA RETAIL GROUP, INC., as the
	Name:	Parent Borrower
Title:

By:
Name:
Title:[8]

ANNTAYLOR RETAIL, INC., as the
Subsidiary Borrower

By:
Name:
Title:

[6]	The Assignee must deliver to the Borrowers all applicable Tax forms required to be delivered by it under Section 2.15(e) of the Credit Agreement.
[7]	No consent of the Administrative Agent shall be required for an assignment of any Loan to a Lender, an Affiliate of a Lender or an Approved Fund.
[8]	No consent of the Borrowers is required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund that is not a Disqualified Institution and (2) if an Event of Default under clause (a), (b), (h) or (i) of Article VII of the Credit Agreement has occurred and is continuing, for any other assignment. Except with respect to consents regarding Disqualified Institutions, the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent Borrower, any of its Subsidiaries or other Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Parent Borrower, any of its Subsidiaries or other Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the rights and obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof (or, prior to the first such delivery, the financial statements referred to in Section 3.04 thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Lender that is a U.S. Person, attached hereto is an executed original of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax, (vi) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 2.15 (e) thereof), duly completed and executed by the Assignee and (vii) the Administrative Agent has received a processing and recordation fee of $3,500 (unless waived or reduced in the sole discretion of the Administrative Agent) as of the Effective Date; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

EXHIBIT B

[FORM OF] BORROWING REQUEST

Goldman Sachs Bank USA, as Administrative Agent

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, New Jersey 07302

Attention: SBD Operations

Email: gsd.link@gs.com

with a copy to:

Goldman Sachs Bank USA

200 West Street

New York, New York 10282-2198

Attention: Anisha Malhotra

[Date]

Ladies and Gentlemen:

Reference is made to the Term Credit Agreement dated as August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ascena Retail Group, Inc., a Delaware corporation (the “Parent Borrower”), AnnTaylor Retail, Inc., a Florida corporation (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”), the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes a Borrowing Request and the [Parent Borrower hereby gives]1[Borrowers hereby give] you notice, pursuant to Section 2.03 of the Credit Agreement, that [it requests][they request] a Borrowing under the Credit Agreement, and in connection therewith specify the following information with respect to such Borrowing:

(A)	Class of Borrowing:[2]

(B)	Aggregate principal amount of Borrowing:[3]

(C)	Date of Borrowing (which is a Business Day):

(D)	Type of Borrowing:[4]

[1]	Use language in first bracketed provision for the Borrowing to be made on the Effective Date.
[2]	Specify whether the requested Borrowing is to be a Tranche B Term Loan Borrowing or an Incremental Term Loan Borrowing of a particular Series.
[3]	Must comply with Section 2.02(c) of the Credit Agreement.

(E)	Initial Interest Period:[5]

(F)	Location and number of the Borrowers’ account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank] (Account No.: )

[Signature page follows]

[4]	Specify whether the requested Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six (or such greater number as may be agreed to by the Administrative Agent) Eurodollar Borrowings outstanding.
[5]	Applicable to Eurodollar Borrowings only. Shall be a period contemplated by the definition of the term “Interest Period” and can be of one, two, three or six months’ (or, with the consent of each Lender participating in such Borrowing, twelve months’) duration. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

Very truly yours,

ASCENA RETAIL GROUP, INC., as the Parent Borrower

By:
Name:
Title:

[ANNTAYLOR RETAIL, INC., as the Subsidiary Borrower

By:
Name:
Title:][1]

[1]	To be included only for Borrowings made after the Effective Date.

EXHIBIT C

[FORM OF] GUARANTEE AND COLLATERAL AGREEMENT

[See attached]

C-1

EXECUTION VERSION

GUARANTY AND COLLATERAL AGREEMENT

THIS GUARANTY AND COLLATERAL AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of August 21, 2015, by and among Ascena Retail Group, Inc., a Delaware corporation (the “Parent Borrower”), AnnTaylor Retail, Inc., a Florida corporation (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers” and each, a “Borrower”), the other Loan Parties from time to time party hereto, and Goldman Sachs Bank USA, in its capacity as administrative agent (the “Administrative Agent”) for the Secured Parties.

PRELIMINARY STATEMENT

Reference is made to the Term Credit Agreement dated as of August 21, 2015 (as hereafter amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the Subsidiary Borrower, the other Loan Parties party thereto, the lenders party thereto and the Administrative Agent.

Each Grantor is entering into this Agreement in order to induce the Lenders and the Administrative Agent to enter into and extend credit to the Borrowers under the Credit Agreement and to secure all of the Loan Document Obligations.

ACCORDINGLY, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in Credit Agreement. All capitalized terms used herein (including in the Preliminary Statement and the Preamble above) and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in the UCC.

1.3. Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the Preliminary Statement and the Preamble above, the following terms shall have the following meanings:

“ABL Collateral Agent” has the meaning set forth in the Intercreditor Agreement.

“ABL Collateral Documents” has the meaning set forth in the Intercreditor Agreement.

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“Assigned Contracts” means, collectively, all of the Grantors’ rights and remedies, and all moneys and claims for money due or to become due to the Grantor, under any contracts or agreements, and any and all amendments, supplements, extensions, and renewals thereof, including all rights and claims of the Grantors now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing contracts or agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts or agreements; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing contracts or agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article III.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real property where any Collateral is located (to the extent required under the Loan Documents), as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Collateral Report” means any certificate, report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.

“Commercial Tort Claims” shall have the meaning set forth in Article 9 of the UCC, and shall include the commercial tort claims of the Grantors that are set forth on Schedule 10 to the Perfection Certificate or identified in any Supplemental Perfection Certificate.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights and works protectable by copyright, whether as author, assignee, transferee or otherwise, all copyright registrations and recordings, and all registration and recording applications filed in connection with any of the foregoing; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; and (d) the right to sue for past, present, and future infringements of any of the foregoing.

“Credit Card Accounts Receivable” means any receivables due to any Loan Party from a credit card issuer or a credit card processor in connection with purchases of Inventory of such Loan Party on (a) credit cards issued by Visa, MasterCard, American Express, Discover and any other credit card issuers that are reasonably acceptable to the Administrative Agent, (b) private label credit cards of any Loan Party issued through the Parent Borrower’s credit card program with any credit card issuer or manager of a credit card program approved in writing by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) or (c) debit cards and mall cards issued by issuers or providers that are reasonably acceptable to the Administrative Agent, in each case which have been earned by performance by such Loan Party but not yet paid to such Loan Party by such credit card issuer or credit card processor.

2

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among (i) any Loan Party, (ii) a banking institution holding such Loan Party’s funds and (iii) (x) prior to the Discharge of ABL Obligations, the ABL Collateral Agent and, solely to the extent any such agreement is governed by the laws of any jurisdiction other than the State of New York, the Administrative Agent and (y) from and after the Discharge of ABL Obligations, the Administrative Agent, with respect to collection and control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Designated Securities Intermediary” means each securities intermediary that has been designated by the Parent Borrower in a notice delivered to the Administrative Agent as a “Designated Securities Intermediary” for purposes of this Agreement and their successors in such capacity.

“Discharge of ABL Obligations” has the meaning set forth in the Intercreditor Agreement.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Eligible Foreign Subsidiary” means (a) a Foreign Subsidiary that is a first-tier CFC directly owned by the Parent Borrower or by any Domestic Subsidiary that is a U.S. Person or (b) a Domestic Subsidiary substantially all the assets of which consist of Equity Interests of one or more CFCs.

“Enforcement Period” means any period (a) upon the occurrence and during the continuance of an Event of Default or (b) from and after the acceleration of the Loans, in whole or part, in accordance with Article VII of the Credit Agreement following the occurrence of an Event of Default.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Excluded Property” shall have the meaning set forth in Article III.

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Grantors” means the Parent Borrower, the Subsidiary Borrower, and each other Loan Party.

“Guarantors” means the Parent Borrower, the Subsidiary Borrower, and each other Loan Party.

“Instructions” shall have the meaning set forth in Section 5.5.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means, with respect to any Person, the collective reference to all rights in intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, Copyrights, Patents, Trademarks, trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, and all rights to sue or otherwise recover for any past, present and future infringement,

3

dilution, misappropriation, or other violation or impairment thereof, including the right to receive all proceeds therefrom, including without limitation license fees, royalties, income payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intercreditor Agreement” means the ABL Intercreditor Agreement dated as of August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time), among JPMorgan Chase Bank, N.A., as ABL Collateral Agent, GS Bank, as Term Collateral Agent, each Additional Junior Obligations Agent (as defined in the Intercreditor Agreement) and each Additional Pari Passu Obligations Agent (as defined in the Intercreditor Agreement) from time to time party thereto.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“IP Security Agreements” shall have the meaning set forth in Section 4.10.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements providing for the granting of any right in or to any Patents, Copyrights, or Trademarks or otherwise providing for a covenant not to sue for infringement or other violation of any Patent, Copyright, or Trademark (whether such Grantor is licensee or licensor thereunder), (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) the right to make, use and/or sell the inventions disclosed or claimed therein.

“Payment Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Perfection Certificate” means the Perfection Certificate dated the Effective Date delivered by the Parent Borrower and the Acquired Company pursuant to clause (h) of Article IV of the Credit Agreement, as may be amended, modified and/or supplemented pursuant to a Supplemental Perfection Certificate.

“Permitted Lien” means the Permitted Encumbrances (as defined in the Credit Agreement) and the Liens permitted under Section 6.02 of the Credit Agreement.

“Pledged Collateral” means all Instruments, Securities and other Investment Property (other than Excluded Property) of the Grantors, whether or not physically delivered to the Administrative Agent pursuant to this Agreement.

“Pledgor” shall have the meaning set forth in Section 5.5.

“Receivables” means all rights to payment, whether or not earned by performance, for the sale or lease of goods or the rendering of services, whether or not such rights constitute or are evidenced by any Chattel Paper, Documents, Investment Property, Instruments or General Intangibles; provided that Receivables shall not include any Excluded Property.

4

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, trade styles, corporate names, company names, business names, fictitious business names, logos, domain names, global top domain names, other source or business identifiers, designs and general intangibles of like nature and the registrations and applications for registration thereof and the goodwill of the business associated with or symbolized by the foregoing and all other assets, rights and interests that uniquely reflect or embody such goodwill; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all common law rights related to any of the foregoing.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Lender’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GUARANTEE

2.1. Guarantee. Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Loan Document Obligations. Each Guarantor further agrees that the Loan Document Obligations may be extended or renewed, in whole or in part, or amended, modified or accelerated, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any extension, renewal, amendment, modification or acceleration of any Loan Document Obligation. Each Guarantor waives diligence, presentment, protest, marshalling, demand for payment, notice of dishonor and notice of default or nonpayment to or upon either Borrower or any other Loan Party of any of the Loan Document Obligations, and also waives notice of acceptance of its guarantee hereunder.

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2.2. Guarantee of Payment, Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or similar proceeding shall have stayed the accrual or collection of any of the Loan Document Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Loan Document Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of either Borrower, any other Loan Party or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Loan Document Obligations, whether currently existing or hereafter incurred.

2.3. No Limitations. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 9.14, the obligations of each Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by any reason, including by reason of the invalidity, illegality or unenforceability of the Loan Document Obligations, any impossibility in the performance of the Loan Document Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by, and each Guarantor hereby waives all rights, claims or defenses that it might otherwise have (now or in the future) with respect to, (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise or with respect to any other guaranty of or security for the payment of the Loan Document Obligations; (ii) any renewal, extension or acceleration of, or any increase in the amount of the Loan Document Obligations, or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or lien, the release of any or all collateral held by the Administrative Agent or any other Secured Party securing any of the Loan Document Obligations or any other impairment of such collateral; (iv) any default, failure or delay, willful or otherwise, in the performance of any of the Loan Document Obligations; (v) any change, reorganization or termination of the corporate structure or existence of the Parent Borrower or any other Guarantor or any of their Subsidiaries and any corresponding restructuring of the Loan Document Obligations; (vi) any settlement, compromise, discharge of, or acceptance or refusal of any offer of payment or performance with respect to, or any substitution for the Loan Document Obligations; or (vii) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Loan Document Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Loan Document Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Loan Document Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of either Borrower or any other Loan Party or the invalidity or unenforceability of the Credit Agreement, any other Loan Document, any Loan Document Obligations or any part thereof or any guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party from any cause, or the cessation from any cause of the liability of either Borrower or any other Loan Party, other than the payment in full in cash of the Loan Document

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Obligations. The Administrative Agent and the other Secured Parties may, at their election, exercise remedies with respect to any security for the Loan Document Obligations at such time and in such order and in such manner as the Administrative Agent and the Secured Parties may decide, including, to foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Loan Document Obligations, make any other accommodation with either Borrower or any other Loan Party or exercise any other right or remedy available to them against either Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Loan Document Obligations have been paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against either Borrower or any other Loan Party, as the case may be, or any security. Without limiting the generality of the foregoing or any other provisions hereof, each Guarantor hereby expressly waives any and all benefits which might otherwise be available to such Guarantor under applicable law, including without limitation, California Civil Code 2809, 2810, 2819, 2939, 2845, 2848, 2850, 2855, 2899 and 3433.

2.4. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Loan Document Obligation is rescinded, disgorged or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy, insolvency, dissolution, liquidation or reorganization of either Borrower, any other Loan Party or otherwise, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or any other Loan Party or any substantial part of its property, or otherwise, or if any Secured Party repays, restores, or returns, in whole or in part, any payment or property previously paid or transferred to the Secured Party in full or partial satisfaction of any Loan Document Obligation, because the payment or transfer or the incurrence of the obligation is so satisfied, is declared to be void, voidable, or otherwise recoverable under any state or federal law.

2.5. Agreement to Pay. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower to pay any Loan Document Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Loan Document Obligation.

2.6. Information. Each Guarantor (a) assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Loan Document Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, collaterally assigns and grants to the Administrative Agent, on behalf of and for the benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor (including under any trade name or derivations thereof),

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and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

                         (i) all Accounts and Payment Intangibles (including, without limitation, all Credit Card Accounts Receivable);

                         (ii) all Chattel Paper;

                         (iii) all Documents;

                         (iv) all Equipment and Fixtures;

                         (v) all General Intangibles;

                         (vi) all Goods;

                         (vii) all Instruments;

                         (viii) all Intellectual Property and Licenses;

                         (ix) all Inventory;

                         (x) all Investment Property;

                         (xi) all cash or cash equivalents;

                         (xii) all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

                         (xiii) all Money and all Deposit Accounts;

                         (xiv) all Commercial Tort Claims;

                         (xv) all Assigned Contracts; and

                         (xvi) all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Loan Document Obligations; provided that notwithstanding any of the other provisions set forth in this Article III, this Agreement shall not constitute a grant of a security interest in the following (the “Excluded Property”): (i) motor vehicle, aircrafts and other assets subject to certificates of title (except to the extent perfection can be accomplished through the filing of UCC-1 financing statements); (ii) Letter-of-Credit Rights with a value of less than $5,000,000 (except to the extent perfection can be accomplished through the filing of UCC-1 financing statements) (Letter-of-Credit Rights with a value in excess of such dollar amount being referred to herein as “Required LC Rights”) and Commercial Tort Claims with a value of less than $5,000,000 (Commercial Tort Claims with a value in excess of such dollar amount being referred to herein as “Required Commercial Tort Claims”); (iii) pledges and security interests prohibited by applicable law, rule or regulation (including the requirement to obtain consent of any Governmental Authority); (iv) equity interests in any Person that is not a wholly-owned Subsidiary to the extent not permitted by the

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terms of such Person’s organizational or joint venture documents; (v) any lease, permit, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, permit, license or agreement or purchase money arrangement or create a right of termination in favor of, or require the consent of, any other party thereto (other than the Parent Borrower or any of its Subsidiaries) after giving effect to the applicable anti-non-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition; (vi) those assets as to which the Administrative Agent and the Parent Borrower reasonably agree in writing that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby; (vii) margin stock; (viii) voting capital stock in excess of 65% of any Eligible Foreign Subsidiary; (ix) any of the capital stock of a direct or indirect subsidiary of an Eligible Foreign Subsidiary or an Unrestricted Subsidiary; (x) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-non-assignment provisions of the Uniform Commercial Code; (xi) “intent-to-use” trademark or service mark applications filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; (xii) any Excluded Deposit Account; and (xiii) any acquired property (including property acquired through acquisition or merger of another entity, but excluding any Collateral owned by a Guarantor and included in the Borrowing Base (under and as defined in the ABL Credit Agreement)) if at the time of such acquisition the granting of a security interest therein or the pledge thereof is prohibited by any contract or other agreement (in each case, not created in contemplation thereof) to the extent and for so long as such contract or other agreement prohibits such security interest or pledge; provided that the security interest granted by this Agreement shall immediately attach to, and the Collateral shall immediately include, any of the foregoing assets or property (or portion thereof) upon such assets or property (or such portion) ceasing to be Excluded Property.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Administrative Agent and the Lenders that, as of the Effective Date:

4.1. Title, Perfection and Priority. Such Grantor has valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 5.1(e), and has full power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Schedule 5 to the Perfection Certificate, the Administrative Agent will have a fully perfected security interest in that Collateral of the Grantor in which a security interest may be perfected by filing pursuant to the UCC, subject only to Liens permitted under Section 5.1(e).

4.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization or formation, the organizational number issued to it by its state of organization or formation and its federal employer identification number are correctly set forth on Schedule 2A to the Perfection Certificate.

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4.3. Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are correctly set forth on Schedule 2A to the Perfection Certificate.

4.4. Collateral Locations. All of such Grantor’s locations in the United States where Collateral is located are correctly set forth on Schedule 2B to the Perfection Certificate (other than (i) retail operating store locations, (ii) any Inventory in transit with a common carrier, (iii) any third party warehouse locations where any Inventory is held for not more than 60 days pending delivery to a store upon the initial opening thereof (including the initial opening after the renovation or remodeling of a store) and (iv) any location if the aggregate fair value of the Collateral maintained at such location does not exceed $1,000,000). All of said locations are owned by such Grantor except for locations (i) which are leased by the Grantor as lessee and designated in such Schedule 2B to the Perfection Certificate and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in such Schedule 2B to the Perfection Certificate.

4.5. Deposit Accounts. All of such Grantor’s Deposit Accounts (other than Excluded Deposit Accounts) are correctly set forth on Schedule 11 to the Perfection Certificate.

4.6. Exact Names. Such Grantor’s name in which it has executed this Agreement is the exact name as it appears in such Grantor’s organizational documents (as amended) as filed with such Grantor’s jurisdiction of organization or formation. Except as set forth in the Perfection Certificate, such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

4.7. Letter-of-Credit Rights and Chattel Paper. Schedule 13 to the Perfection Certificate correctly sets forth all Required LC Rights of such Grantor and Schedule 14 to the Perfection Certificate correctly sets forth all Chattel Paper of such Grantor with a face value in excess of $5,000,000. All action by such Grantor necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item listed on Schedules 13 and 14 to the Perfection Certificate (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Administrative Agent will have a fully perfected security interest in the Collateral listed on such Schedules 13 and 14 to the Perfection Certificate, subject only to Liens permitted under Section 5.1(e).

4.8. Accounts and Chattel Paper.

(a) The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are correctly stated in all material respects in all records of such Grantor relating thereto.

(b) With respect to its Accounts, except as specifically disclosed to the Administrative Agent, (i) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business; (ii) to such Grantor’s knowledge, other than with respect to Accounts pertaining to such Grantor’s retail customers, there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment; and (iii) to such Grantor’s knowledge, there are no facts, events or occurrences which in any way impair, in any material respect, the validity or enforceability thereof.

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4.9. Inventory. (a) Except as expressly permitted under any Loan Document, all of its Inventory is located at one of such Grantor’s locations set forth on Schedule 2B to the Perfection Certificate (other than (i) retail operating store locations, (ii) any Inventory in transit with a common carrier, (iii) any third party warehouse locations where any Inventory is held for not more than 60 days pending delivery to a store upon the initial opening thereof (including the initial opening after the renovation or remodeling of a store), (iv) any location if the aggregate fair value of the Inventory maintained at such location does not exceed $1,000,000 or (v) any other location in the continental United States where such Inventory is located in any third party warehouse or in the possession of a bailee (other than a third party processor)), (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as expressly permitted under any Loan Document, and (c) to such Grantor’s knowledge, such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.10. Intellectual Property. Such Grantor does not have any interest in, or title to, any United States registered Patents (or Patents for which United States registration applications are pending), United States registered Trademarks (or Trademarks for which United States registration applications are pending) or United States registered Copyrights (or Copyrights for which United States registration applications are pending) (other than Licenses which are not material) except as set forth on Schedule 9 to the Perfection Certificate. This Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Schedule 5 to the Perfection Certificate and this Agreement (or, in the case of Trademarks or Patents, the Patent and Trademark Security Agreement in substantially the form of Exhibit A attached hereto, and, in the case of Copyrights, the Copyright Security Agreement, in substantially the form of Exhibit B attached hereto (collectively, the “IP Security Agreements”)) with the United States Copyright Office and the United States Patent and Trademark Office, as applicable, fully perfected security interests in favor of the Administrative Agent on such Grantor’s United States Patents, Trademarks and Copyrights that are set forth on Schedule 9 to the Perfection Certificate, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor; and all action necessary or desirable to protect and perfect the Administrative Agent’s Lien on such Grantor’s United States Patents, Trademarks or Copyrights that are set forth on Schedule 9 to the Perfection Certificate shall have been (or promptly after the Effective Date shall be) duly taken. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) no settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by such Grantor that would materially restrict such Grantor’s ability to use or exploit any Trademark owned by such Grantor; (ii) to such Grantor’s knowledge, the conduct of such Grantor’s business does not infringe or misappropriate any rights of any other Person in or to any Intellectual Property; and (iii) to such Grantor’s knowledge, no Person is infringing or misappropriating any rights in any Intellectual Property owned by such Grantor.

4.11. Filing Requirements. Except for motor vehicles, none of its Equipment is covered by any certificate of title. None of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except for Patents, Trademarks and Copyrights held by such Grantor.

4.12. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) with respect to Liens permitted by Section 5.1(e).

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4.13. Pledged Collateral.

(a) All Pledged Collateral owned by such Grantor, other than Pledged Collateral held by a securities intermediary, is set forth completely and accurately on Schedules 6 and 7 to the Perfection Certificate. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Schedules 6 and 7 to the Perfection Certificate as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder and other Permitted Liens. Such Grantor further represents and warrants that (i) to such Grantor’s knowledge, all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible and (iii) to such Grantors’ knowledge all Pledged Collateral which represents Indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b) In addition, to such Grantor’s knowledge, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Collateral or which obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any Governmental Authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c) Except as set forth on Schedule 6 to the Perfection Certificate, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it.

ARTICLE V

COVENANTS

From the Effective Date, and thereafter until this Agreement is terminated, each Grantor agrees that:

5.1. General.

(a) Collateral Records. Such Grantor will maintain complete and accurate in all material respects books and records with respect to the Collateral owned by it, and furnish to the Administrative Agent such reports relating to such Collateral in accordance with the terms of the Credit Agreement.

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Administrative Agent in order to maintain a perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the

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Administrative Agent may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Such Grantor also agrees to furnish any such information to the Administrative Agent promptly upon request.

(c) Further Assurances. Such Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, in accordance with the Credit Agreement, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may specify. Such Grantor also agrees to take any and all commercially reasonable actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder or under any other Loan Document.

(d) Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions expressly permitted pursuant to the Credit Agreement, including Sections 6.03 and 6.05 thereof.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the Liens created by this Agreement and (ii) other Permitted Liens.

(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except as permitted by Section 5.1(e).

(g) Locations of Inventory. Except as scheduled or listed on the most recent Collateral Report, such Grantor will not (i) maintain any Inventory owned by it at any location in the United States other than those locations listed on Schedule 2B to the Perfection Certificate (other than (A) retail operating store locations, (B) any Inventory in transit with a common carrier, (C) any third party warehouse locations where any Inventory is held for not more than 60 days pending delivery to a store upon the initial opening thereof (including the initial opening after the renovation or remodeling of a store), (D) any location if the aggregate fair value of the Inventory maintained at such location does not exceed $1,000,000 or (E) any other location in the continental United States of which such Grantor shall have notified the Administrative Agent in writing where such Inventory is located in any third party warehouse or in the possession of a bailee (other than a third party processor), as such Schedule 2B to the Perfection Certificate shall be updated by the Parent Borrower and delivered to the Administrative Agent not less often than annually, or (ii) change its principal place of business or chief executive office from the location identified on Schedule 2A to the Perfection Certificate, in each case other than as permitted by the Credit Agreement. For any location in the United States where Inventory of a Grantor is located in any third party warehouse (other than a location described in clause (C) or (D) above), such Grantor shall notify the Administrative Agent annually in writing thereof in connection with the delivery of a Supplemental Perfection Certificate pursuant to Section 5.01(d) of the Credit Agreement, and to the extent such Grantor has delivered a Collateral Access Agreement pursuant to the terms of the ABL Credit Agreement or related loan documents, shall use commercially reasonable efforts to deliver to the Administrative Agent a Collateral Access Agreement duly executed and delivered by such warehouseman.

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5.2. Receivables.

(a) Certain Agreements on Receivables. Upon the occurrence and during the continuance of an Event of Default, such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof.

(b) Collection of Receivables. Except as otherwise provided in this Agreement or under any other Loan Document, such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.

(c) [Reserved]

(d) Electronic Chattel Paper. Such Grantor shall take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper with a value in excess of $5,000,000 in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

5.3. Equipment. Such Grantor shall promptly inform the Administrative Agent of any additions to or deletions from its Equipment which individually exceed $5,000,000. Such Grantor shall not permit any Equipment to become a Fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Administrative Agent does not have a Lien. Such Grantor will not, without the Administrative Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.

5.4. Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) promptly deliver to the Administrative Agent the originals of all Chattel Paper, Securities (other than (i) Securities held in an account over which the Administrative Agent has Control, (ii) promissory notes and other evidences of Indebtedness of any Person other than the Parent Borrower or any Subsidiary in a principal amount of less than $5,000,000 and (iii) Equity Interests constituting Excluded Property or in any Immaterial Subsidiary) and Instruments constituting Collateral owned by it (if any then exist), (b) hold in trust for the Administrative Agent upon receipt and promptly thereafter deliver to the Administrative Agent any such Chattel Paper, Securities (other than (i) Securities held in an account over which the Administrative Agent has Control, (ii) promissory notes and other evidences of Indebtedness of any Person other than the Parent Borrower or any Subsidiary in a principal amount of less than $5,000,000 and (iii) Equity Interests constituting Excluded Property or in any Immaterial Subsidiary) and Instruments (other than promissory notes and other evidences of Indebtedness of any Person other than the Parent Borrower or any Subsidiary in a principal amount of less than $5,000,000) constituting Collateral, and (c) upon the Administrative Agent’s request during an Event of Default, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral.

5.5. Pledged Collateral.

(a) Control. (i) Any certificate evidencing an Equity Interest which is included in the Collateral shall be delivered to the Administrative Agent on the date hereof, in the case of any such Equity Interests owned by a Grantor on the date hereof, and as required under the Credit Agreement, in the case of any such Pledged Collateral acquired by a Grantor after the date hereof. Each Grantor acknowledges and agrees that to the extent any interest in any limited liability company or limited partnership controlled now or in the future by such Grantor (or by such Grantor and one or more other

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Loan Parties) and pledged hereunder is a “security” within the meaning of Article 8 of the New York UCC and is governed by Article 8 of the New York UCC, (A) such interest shall be certificated and such certificate shall be delivered to the Administrative Agent in accordance with this Section 5.5(a)(i) and (B) each such interest shall at all times thereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled now or in the future by such Grantor (or by such Grantor and one or more other Loan Parties) and pledged hereunder that is not a “security” within the meaning of Article 8 of the New York UCC, the terms of such interest shall at no time provide that such interest is a “security” within the meaning of Article 8 of the New York UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Administrative Agent that the terms of such interest so provide that such interest is a “security” within the meaning of Article 8 of the New York UCC and such interest is thereafter represented by a certificate and such certificate shall be delivered to the Administrative Agent in accordance with this Section 5.5(a)(i).

(ii) Such Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Agreement. With respect to any Pledged Collateral owned by it, such Grantor will take any commercially reasonable actions necessary to cause (A) the issuers of uncertificated securities which are Pledged Collateral and (B) any Designated Securities Intermediary which is the holder of any such Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a Designated Securities Intermediary, cause such Designated Securities Intermediary to enter into a control agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, giving the Administrative Agent Control.

(iii) Without in any way limiting the foregoing, each such Grantor that is an issuer of uncertificated Equity Interests constituting Pledged Collateral shall promptly mark its books and records with the numbers and face amounts of all such uncertificated Equity Interests to reflect the Lien of the Administrative Agent granted pursuant to this Agreement and each applicable Grantor that is a pledgor of such uncertificated Equity Interests (in such capacity, a “Pledgor”) hereby consents to such action. If at any time during any Enforcement Period any such Grantor shall receive instructions (within the meaning of Section 8-106(c) of the UCC) (“Instructions”) originated by the Administrative Agent relating to any or all of its applicable uncertificated Equity Interests constituting Pledged Collateral, such Grantor shall comply with such Instructions without further consent by the Pledgor that holds such uncertificated securities or any other Person. Each such Grantor hereby further represents and warrants that, (A) it has not entered into, and shall not enter into, any agreement with any other Person (other than, (i) prior to the Discharge of ABL Obligations, the ABL Collateral Agent, and (ii) in the case of any Indebtedness incurred by a Loan Party that is secured by Liens that are required to be subject to the Junior Lien Intercreditor Agreement or Pari Passu Intercreditor Agreement, the representative or representatives, as the case may be, of the holders of such Indebtedness that is or are a party to such Junior Lien Intercreditor Agreement or Pari Passu Intercreditor Agreement, as the case may be) relating to its applicable uncertificated Equity Interests pursuant to which it has agreed, or shall agree, to comply with Instructions issued by such other Person and (B) it has not entered into, and shall not enter into, any agreement with the applicable Pledgor purporting to limit or condition the obligation of such Grantor to comply with Instructions as set forth in the immediately preceding sentence.

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(b) Changes in Capital Structure of Issuers. Such Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral owned by it to dissolve, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Liens and sales of assets or any of the foregoing actions not prohibited under the Credit Agreement) or merge or consolidate with any other entity (except for mergers or consolidations not prohibited under the Credit Agreement), or (ii) vote any such Pledged Collateral in favor of any of the foregoing. In the event that such Grantor (i) merges or consolidates with any other entity or (ii) liquidates or dissolves, in each case in a transaction not prohibited under the Credit Agreement, the Parent Borrower and the Administrative Agent shall reasonably cooperate to provide for the return to the Parent Borrower, simultaneously with or if permitted, following the consummation of such transaction, of any certificates that represented Equity Interests of such Grantor constituting Pledged Collateral that are in the possession of the Administrative Agent so that such certificates may be cancelled.

(c) Registration of Pledged Collateral. During any Enforcement Period, such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Administrative Agent.

(d) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Administrative Agent in respect of such Pledged Collateral (other than to permit any transaction permitted under the Credit Agreement or any other Loan Document).

(ii) Such Grantor will permit the Administrative Agent or its nominee at any time during any Enforcement Period, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

(iii) Except during any Enforcement Period, such Grantor shall be entitled to (A) collect and receive for its own use all cash dividends and cash interest paid in respect of the Pledged Collateral owned by it and (B) collect and receive all dividends and other distributions paid in cash or in other property in respect of the Pledged Collateral owned by it in connection with a partial or total liquidation or dissolution or a reduction of capital, capital surplus or paid-in capital of an issuer or in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided, however, that (x) until actually paid, all rights to such dividends and distributions shall remain subject to the Lien created by this Agreement and (y) all such dividends and distributions paid or made other than in cash shall, to the extent such dividends or distributions do not constitute Excluded Property and are otherwise expressly required to be pledged and delivered to the Administrative Agent hereunder, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

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5.6. Intellectual Property.

(a) Such Grantor shall notify the Administrative Agent promptly if it knows that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) that is material to the conduct of its business may become abandoned, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(b) [Reserved]

(c) Such Grantor shall take all actions necessary or reasonably requested by the Administrative Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents, Trademarks and Copyrights (now or hereafter existing) that is material to the conduct of its business, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, except as otherwise permitted under the Credit Agreement.

(d) Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations as conducted at the time of determination, promptly take action to enforce or sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other commercially reasonable actions as the Administrative Agent shall deem reasonable under the circumstances to protect such Patent, Trademark or Copyright.

5.7. Commercial Tort Claims. Such Grantor shall promptly notify the Administrative Agent of any Required Commercial Tort Claim acquired by it and, unless the Administrative Agent otherwise consents, such Grantor shall deliver a Supplemental Perfection Certificate identifying such Required Commercial Tort Claim.

5.8. Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit with a value equal to or greater than $5,000,000, it shall promptly notify the Administrative Agent thereof and use its commercially reasonable efforts to cause the issuer and/or confirmation bank to consent to the assignment of any such Required LC Rights to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

5.9. No Interference. Such Grantor agrees that it will not knowingly interfere with any right, power and remedy of the Administrative Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

5.10. Insurance. If such Grantor fails to obtain any insurance as required by Section 5.08 of the Credit Agreement so as to result in the occurrence and continuance of an Event of Default (after giving effect to any grace period provided in the Credit Agreement), the Administrative Agent may obtain such insurance at the Borrowers’ reasonable expense, as determined by the Administrative Agent in its sole discretion. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Event of Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.

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5.11. Assigned Contracts. Notwithstanding any provision hereof to the contrary, such Grantor shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts (but subject to any contest permitted by Section 5.06 of the Credit Agreement), and the Administrative Agent’s or any Secured Party’s exercise of any of their respective rights with respect to the Collateral shall not release such Grantor from any of such duties and obligations. Neither the Administrative Agent nor any Secured Party shall be obligated to perform or fulfill any of such Grantor’s duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

ARTICLE VI

REMEDIES UPON EVENTS OF DEFAULT

6.1. Remedies.

(a) During any Enforcement Period, the Administrative Agent may exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 6.1(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the other Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or any other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

(iv) without notice (except as specifically provided in Section 9.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process, but in no event with any breach of the peace) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, in each case upon such terms as the Administrative Agent may in good faith determine to be commercially reasonable; and

(v) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

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(b) The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases to the maximum extent permitted by applicable law.

(d) Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Administrative Agent nor the other Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Loan Document Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Loan Document Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all of the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

6.2. Application of Proceeds. Subject to the Intercreditor Agreement, the Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Loan Document Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, in each case, that are then due and payable;

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SECOND, to the payment in full of the Loan Document Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Loan Document Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay its Loan Document Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency to the extent such fees and disbursements would be payable under Section 9.03 of the Credit Agreement.

6.3. Grantor’s Obligations Upon an Event of Default. Upon the request of the Administrative Agent during any Enforcement Period, each Grantor will:

(a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Administrative Agent, whether at a Grantor’s premises or elsewhere;

(b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c) prepare and file, or use commercially reasonable efforts to cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may request, all in form and substance satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or use commercially reasonable efforts to cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify; and

(d) take, or use commercially reasonable efforts to cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral.

6.4. Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article VI at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, an

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irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor), to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright or other Intellectual Property owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor to the same extent as if it was such Grantor and sell such Inventory as provided herein.

ARTICLE VII

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

7.1. Account Verification. During any Enforcement Period, the Administrative Agent may at any time, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

7.2. Authorization for Secured Party to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Administrative Agent to the Loan Document Obligations as provided in Section 6.2, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or taxes or other obligations that are being contested in accordance with the Credit Agreement), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables, the Assigned Contracts and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, sign, and file for recordation in any

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intellectual property registry, appropriate evidence of the lien and security interest granted herein in any Copyrights, Patents, or Trademarks in the name of such Grantor as debtor, (xiv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, and (xv) to do all other acts and things necessary to carry out this Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any reasonable and documented out-of-pocket expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Agreement or under the Credit Agreement. Notwithstanding anything in this Section 7.2(a) to the contrary, except for the powers of attorney granted in clauses (i), (iii), (iv), (v) and (xv) of this Section 7.2(a), the Administrative Agent shall not exercise any of the powers of attorney granted hereunder unless an Event of Default has occurred and is continuing.

(b) All lawful acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, under this Section 7.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers.

7.3. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 7.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL DURING ANY ENFORCEMENT PERIOD, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), DURING ANY ENFORCEMENT PERIOD.

7.4. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VII IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 9.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY OTHER SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

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ARTICLE VIII

DEPOSIT ACCOUNTS

8.1. Deposit Accounts. To the extent required by the Credit Agreement, each Grantor shall have executed and delivered, and caused each relevant depository institution to have executed and delivered, to the Administrative Agent a Deposit Account Control Agreement for each Deposit Account of such Grantor that is not an Excluded Deposit Account; provided that the Grantors shall not be required to comply with the foregoing until the 90th day after the Effective Date.

8.2. Covenant Regarding New Deposit Accounts. To the extent required by the Credit Agreement, promptly upon (and in any event within 30 days, or such longer period as the Administrative Agent may agree, after) opening or replacing any Deposit Account (other than an Excluded Deposit Account), each Grantor shall (a) notify the Administrative Agent of the opening of such Deposit Account, provided that no notice shall be required with respect to any Proceeds Collateral Account (as defined in the Term Credit Agreement) and (b) cause each bank or financial institution in which it seeks to open any such Deposit Account, to enter into a Deposit Account Control Agreement with the Administrative Agent in order to give the Administrative Agent Control of such Deposit Account.

ARTICLE IX

GENERAL PROVISIONS

9.1. Waivers. Each Grantor hereby waives to the maximum extent permitted by applicable law notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made in accordance with this Agreement. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the bad faith, gross negligence or willful misconduct of the Administrative Agent or such other Secured Party as determined by a court of competent jurisdiction in a final and nonappealable judgment. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

9.2. Limitation on Administrative Agent’s and other Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by

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the Administrative Agent to prepare Collateral for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by Law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 9.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 9.2. Without limitation upon the foregoing, nothing contained in this Section 9.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 9.2.

9.3. Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

9.4. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, during any Enforcement Period, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 9.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Loan Document Obligation payable on demand.

9.5. [Reserved].

9.6. [Reserved].

24

9.7. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any other Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent, subject to any consent thereto of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the other Secured Parties until the Loan Document Obligations have been paid in full.

9.8. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

9.9. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Loan Document Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Loan Document Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Loan Document Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

9.10. Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the other Secured Parties and their respective successors and permitted assigns (including all persons who become bound as a debtor to this Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Loan Document Obligations or any portion thereof or interest therein, whether or not permitted under the Credit Agreement, shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.

9.11. Survival of Representations. All representations and warranties of the Grantors contained in this Agreement shall survive the execution and delivery of this Agreement.

9.12. Taxes and Expenses. Any taxes payable or ruled payable by Federal or State authority that relate directly and solely to this Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the Administrative Agent for any and all reasonable and

25

documented out-of-pocket fees and expenses for which the Administrative Agent would be entitled to reimbursement by the Borrowers pursuant to Section 9.03 of the Credit Agreement. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

9.13. Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

9.14. Termination. (a) This Agreement, the Guarantees made herein and the Liens and security interests granted hereby shall automatically terminate and be released when all the Loan Document Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement.

(b) The Guarantees made herein and the Liens and security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.16 of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to, or warranty by, the Administrative Agent .

9.15. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

9.16. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.17. CONSENT TO JURISDICTION. EACH GRANTOR HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT BY IT OR ANY OF ITS AFFILIATES SHALL BE BROUGHT, AND SHALL BE HEARD AND DETERMINED, EXCLUSIVELY IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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9.18. WAIVER OF JURY TRIAL. EACH GRANTOR AND THE ADMINISTRATIVE AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

9.19. [Reserved].

9.20. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart by facsimile or portable document format (pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

9.21. Additional Grantors. Pursuant to Section 5.03 of the Credit Agreement, any Person that becomes a Designated Subsidiary after the date hereof is required to become a party hereto as a Grantor. Upon the execution and delivery by any such Designated Subsidiary and the Administrative Agent of a joinder agreement in a form reasonably acceptable to the Administrative Agent, and delivery to the Administrative Agent of such documents and opinions with respect to such Designated Subsidiary as may reasonably be requested by the Administrative Agent, such Designated Subsidiary shall become a Grantor hereunder, with the same force and effect as if originally named as such herein. The execution and delivery of any such joinder agreement shall not require the consent of any other Grantor. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

ARTICLE X

NOTICES

All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given in the manner provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Grantor (other than the Parent Borrower) shall be given to it in care of the Parent Borrower in the manner provided in Section 9.01 of the Credit Agreement.

ARTICLE XI

THE ADMINISTRATIVE AGENT

GS Bank has been appointed Administrative Agent for the other Secured Parties hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

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ARTICLE XII

INTERCREDITOR AGREEMENT

(a) Notwithstanding anything herein to the contrary, the Liens and security interests granted to GS Bank, as Administrative Agent, pursuant to this Agreement in any Collateral and the exercise of any right or remedy by GS Bank, as Administrative Agent, or any other Term Claimholder (as defined in the Intercreditor Agreement) with respect to any Collateral hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

(b) Notwithstanding anything herein to the contrary, for so long as the Discharge of ABL Obligations shall not have occurred and the ABL Collateral Documents shall require the delivery of possession or control to the ABL Collateral Agent of any ABL Priority Collateral, any covenant hereunder requiring (or any representation or warranty hereunder to the extent that it would have the effect of requiring) the delivery of possession or control to the Administrative Agent of such Collateral shall be deemed to have been satisfied (or, in the case of any representation and warranty, shall be deemed to be true) if, prior to the Discharge of ABL Obligations, such possession or control shall have been delivered to the ABL Collateral Agent.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

ASCENA RETAIL GROUP, INC.

By:
Name:	Robb Giammatteo
Title:	Executive Vice President and
Chief Financial Officer

ANNTAYLOR RETAIL, INC.

By:
Name:	Gene Wexler
Title:	Senior Vice President

THE DRESS BARN, INC.

By:
Name:	Gene Wexler
Title:	Senior Vice President

TWEEN BRANDS, INC.

By:
Name:	Gene Wexler
Title:	Senior Vice President

MAURICES INCORPORATED

By:
Name:	Gene Wexler
Title:	Senior Vice President

[Signature Page to Guaranty and Collateral Agreement]

CHARMING SHOPPES OF DELAWARE, INC.

By:
Name:	Gene Wexler
Title:	Senior Vice President

CSI INDUSTRIES, INC.

By:
Name:	Gene Wexler
Title:	Senior Vice President

CATHERINES, INC.

By:
Name:	Gene Wexler
Title:	Senior Vice President

CATHERINES STORES CORPORATION

By:
Name:	Gene Wexler
Title:	Senior Vice President

LANE BRYANT, INC.

By:
Name:	Gene Wexler
Title:	Senior Vice President

LANE BRYANT PURCHASING CORP.

By:
Name:	Gene Wexler
Title:	Senior Vice President

[Signature Page to Guaranty and Collateral Agreement]

CATHERINES #5163, LLC
By: CSGC, Inc.
Its: Sole Member

By:
Name:	Gene Wexler
Title:	Senior Vice President

CATHERINES PARTNERS-INDIANA, LLP
By: Catherines Stores of Indiana, Inc.
Its: Managing Partner

By:
Name:	Gene Wexler
Title:	Senior Vice President

CATHERINES PARTNERS-WASHINGTON, G.P.
By: Catherines, Inc.
Its: Managing Partner

By:
Name:	Gene Wexler
Title:	Senior Vice President

CSPE, LLC
By: Charming Shoppes of Delaware, Inc.
Its: Sole Member or Manager

By:
Name:	Gene Wexler
Title:	Senior Vice President

GC FULFILLMENT, LLC
By: Ascena Retail Group, Inc.
Its: Sole Member

By:
Name:	Gene Wexler
Title:	Senior Vice President

[Signature Page to Guaranty and Collateral Agreement]

WHITE MARSH DISTRIBUTION, LLC
By: Charming Shoppes of Delaware, Inc.
Its: Sole Member and General Manager

By:
Name:	Gene Wexler
Title:	Senior Vice President

FOR EACH ENTITY LISTED ON SCHEDULE 1 HERETO

By:
Name:	Gene Wexler
Title:	Authorized Officer in the capacities indicated on Schedule 1 hereto

[Signature Page to Guaranty and Collateral Agreement]

ETNA RETAIL DC, LLC

By:
Name:	Tom Calderwood
Title:	Vice President

ASCENA TRADE SERVICES, LLC

By:
Name:	Tom Calderwood
Title:	Company Vice President

[Signature Page to Guaranty and Collateral Agreement]

SCHEDULE 1

Gene Wexler on behalf of each entity in the capacity shown:

ENTITY	SIGNING CAPACITY
Charming Shoppes, Inc.	Senior Vice President
933 Inspiration LLC	Senior Vice President
DBX, Inc.	Senior Vice President
Dress Barn Credit Management, LLC	Secretary
Maurices Credit Management, Inc.	Secretary
Duluth Real Estate, LLC	Senior Vice President
Too GC, LLC	Secretary
Tween Brands Agency, Inc.	Senior Vice President
Tween Brands Direct Services, Inc.	Senior Vice President
Tween Brands Direct, LLC	Senior Vice President
Tween Brands Investment, LLC	President
Tween Brands Purchasing, Inc.	Senior Vice President
Tween Brands Service Co.	Secretary
Tween Brands Store Planning, Inc.	Secretary
C.S.A.C. LLC	Senior Vice President
C.S.F. Corp.	Senior Vice President
C.S.I.C., Inc.	Senior Vice President
Catherines C.S.A.C., Inc.	Senior Vice President
Catherines C.S.I.C., Inc.	Senior Vice President
Catherines of California, Inc.	Senior Vice President
Catherines of Nevada, Inc.	Senior Vice President
Catherines of Pennsylvania, Inc.	Senior Vice President
Catherines Stores of Indiana, Inc.	Senior Vice President
Catherines Woman Delaware, Inc.	Senior Vice President
Catherines Woman Michigan, Inc.	Senior Vice President
CCTM, Inc.	Senior Vice President
Charming Direct, Inc.	Senior Vice President
Charming Shoppes Interactive, Inc.	Senior Vice President
Charming Shoppes Receivables Corp.	Senior Vice President
Charming Shoppes Seller, Inc.	Senior Vice President
Charming Shoppes Street, Inc.	Senior Vice President
Crosstown Traders, Inc.	Senior Vice President
CS Holdco II Inc.	Senior Vice President
CS Holdco LLC	Senior Vice President
CS Investment Company	Senior Vice President
CSD Acquisition Corp.	Senior Vice President
CSGC, Inc.	Senior Vice President
CSIM, Inc.	Senior Vice President
Fashion Bug Retail Companies LLC	Senior Vice President
Fashion Service LLC	Senior Vice President
FB Distro, Inc.	Senior Vice President
FBGC, Inc.	Senior Vice President
Charming Sales Co. Two, Inc.	Senior Vice President
Charming Sales Co. Three, Inc.	Senior Vice President

[Signature Page to Guaranty and Collateral Agreement]

Charming Sales Co. One, Inc.	Senior Vice President
Home Etc, Inc.	Senior Vice President
Kafco Development Co., Inc.	Senior Vice President
Lane Bryant Woman Catalog, Inc.	Senior Vice President
Lane Bryant of Pennsylvania, Inc.	Senior Vice President
LOS #8257, LLC	Senior Vice President
Modern Woman Holdings, Inc.	Senior Vice President
Modern Woman Specialty, Inc.	Senior Vice President
Outlet Division Management Co., Inc.	Senior Vice President
Outlet Division Store Co., Inc.	Senior Vice President
Petite Sophisticate, Inc.	Senior Vice President
Petite Sophisticate Management Co., Inc.	Senior Vice President
PSTM, Inc.	Senior Vice President
Shoetrader, Inc.	Senior Vice President
Sonsi, Inc.	Senior Vice President
Spirit of America, Inc.	Senior Vice President
Winks Lane, Inc.	Senior Vice President
Catherines #5013, LLC	Senior Vice President
Catherines #5014, LLC	Senior Vice President
Catherines #5016, LLC	Senior Vice President
Catherines #5022, LLC	Senior Vice President
Catherines #5023, LLC	Senior Vice President
Catherines #5029 of New Hartford, Inc.	Senior Vice President
Catherines #5037, LLC	Senior Vice President
Catherines #5039, Inc.	Senior Vice President
Catherines #5043, Inc.	Senior Vice President
Catherines #5044, LLC	Senior Vice President
Catherines #5052, Inc.	Senior Vice President
Catherines #5053, LLC	Senior Vice President
Catherines #5054, LLC	Senior Vice President
Catherines #5058, LLC	Senior Vice President
Catherines #5063, LLC	Senior Vice President
Catherines #5069, LLC	Senior Vice President
Catherines #5075, LLC	Senior Vice President
Catherines #5076, LLC	Senior Vice President
Catherines #5077, LLC	Senior Vice President
Catherines #5085, LLC	Senior Vice President
Catherines #5094, Inc.	Senior Vice President
Catherines #5097, LLC	Senior Vice President
Catherines #5110, LLC	Senior Vice President
Catherines #5111, Inc.	Senior Vice President
Catherines #5114, LLC	Senior Vice President
Catherines #5116, Inc.	Senior Vice President
Catherines #5118, Inc.	Senior Vice President
Catherines #5124, Inc.	Senior Vice President
Catherines #5127, Inc.	Senior Vice President
Catherines #5129, LLC	Senior Vice President
Catherines #5134, LLC	Senior Vice President
Catherines #5141, LLC	Senior Vice President
Catherines #5144, Inc.	Senior Vice President

[Signature Page to Guaranty and Collateral Agreement]

Catherines #5145, Inc.	Senior Vice President
Catherines #5147, Inc.	Senior Vice President
Catherines #5149, Inc.	Senior Vice President
Catherines #5150, LLC	Senior Vice President
Catherines #5151 of Big Flats, Inc.	Senior Vice President
Catherines #5152, LLC	Senior Vice President
Catherines #5156, Inc.	Senior Vice President
Catherines #5157, LLC	Senior Vice President
Catherines #5163, Inc.	Senior Vice President
Catherines #5172, Inc.	Senior Vice President
Catherines #5173, Inc.	Senior Vice President
Catherines #5175, LLC	Senior Vice President
Catherines #5176, LLC	Senior Vice President
Catherines #5177, LLC	Senior Vice President
Catherines #5179, Inc.	Senior Vice President
Catherines #5184, LLC	Senior Vice President
Catherines #5186, Inc.	Senior Vice President
Catherines #5188, LLC	Senior Vice President
Catherines #5189, Inc.	Senior Vice President
Catherines #5200, LLC	Senior Vice President
Catherines #5210, Inc.	Senior Vice President
Catherines #5215, LLC	Senior Vice President
Catherines #5217, LLC	Senior Vice President
Catherines #5220, LLC	Senior Vice President
Catherines #5227, LLC	Senior Vice President
Catherines #5231, LLC	Senior Vice President
Catherines #5232, LLC	Senior Vice President
Catherines #5239, LLC	Senior Vice President
Catherines #5242, LLC	Senior Vice President
Catherines #5247, LLC	Senior Vice President
Catherines #5248, LLC	Senior Vice President
Catherines #5267, Inc.	Senior Vice President
Catherines #5268, Inc.	Senior Vice President
Catherines #5269, LLC	Senior Vice President
Catherines #5275, Inc.	Senior Vice President
Catherines #5279, Inc.	Senior Vice President
Catherines #5300, LLC	Senior Vice President
Catherines #5303, LLC	Senior Vice President
Catherines #5307, LLC	Senior Vice President
Catherines #5314 of Greenburgh, LLC	Senior Vice President
Catherines #5322 of Staten Island, LLC	Senior Vice President
Catherines #5335, LLC	Senior Vice President
Catherines #5336, LLC	Senior Vice President
Catherines #5337, LLC	Senior Vice President
Catherines #5340, Inc.	Senior Vice President
Catherines #5342, Inc.	Senior Vice President
Catherines #5343, Inc.	Senior Vice President
Catherines #5344 of Mays Landing, Inc.	Senior Vice President
Catherines #5345 of Colonial Heights, Inc.	Senior Vice President
Catherines #5348, Inc.	Senior Vice President

[Signature Page to Guaranty and Collateral Agreement]

Catherines #5349, Inc.	Senior Vice President
Catherines #5351, Inc.	Senior Vice President
Catherines #5353, Inc.	Senior Vice President
Catherines #5355, Inc.	Senior Vice President
Catherines #5356, Inc.	Senior Vice President
Catherines #5357, Inc.	Senior Vice President
Catherines #5358, Inc.	Senior Vice President
Catherines #5359, Inc.	Senior Vice President
Catherines #5360, Inc.	Senior Vice President
Catherines #5361, Inc.	Senior Vice President
Catherines #5362, Inc.	Senior Vice President
Catherines #5363, Inc.	Senior Vice President
Catherines #5364 of Buffalo, Inc.	Senior Vice President
Catherines #5365, Inc.	Senior Vice President
Catherines #5366, Inc.	Senior Vice President
Catherines #5367 of Middletown, Inc.	Senior Vice President
Catherines #5368, Inc.	Senior Vice President
Catherines #5369, Inc.	Senior Vice President
Catherines #5370, Inc.	Senior Vice President
Catherines #5371, Inc.	Senior Vice President
Catherines #5372, Inc.	Senior Vice President
Catherines #5373, Inc.	Senior Vice President
Catherines #5375, Inc.	Senior Vice President
Catherines #5376, Inc.	Senior Vice President
Catherines #5377, Inc.	Senior Vice President
Catherines #5378, Inc.	Senior Vice President
Catherines #5380, Inc.	Senior Vice President
Catherines #5381, Inc.	Senior Vice President
Catherines #5382 of Vestal, Inc.	Senior Vice President
Catherines #5383, Inc.	Senior Vice President
Catherines #5384, Inc.	Senior Vice President
Catherines #5386, Inc.	Senior Vice President
Catherines #5387, Inc.	Senior Vice President
Catherines #5388, Inc.	Senior Vice President
Catherines #5390, Inc.	Senior Vice President
Catherines #5390, Inc.	Senior Vice President
Catherines #5391, Inc.	Senior Vice President
Catherines #5395, Inc.	Senior Vice President
Catherines #5396, Inc.	Senior Vice President
Catherines #5397, Inc.	Senior Vice President
Catherines #5402, Inc.	Senior Vice President
Catherines #5404, Inc.	Senior Vice President
Catherines #5407, Inc.	Senior Vice President
Catherines #5408, Inc.	Senior Vice President
Catherines #5410, Inc.	Senior Vice President
Catherines #5411, Inc.	Senior Vice President
Catherines #5412, Inc.	Senior Vice President
Catherines #5413 of Dewitt, Inc.	Senior Vice President
Catherines #5416, Inc.	Senior Vice President
Catherines #5420, LLC	Senior Vice President

[Signature Page to Guaranty and Collateral Agreement]

Catherines #5424, LLC	Senior Vice President
Catherines #5427, Inc.	Senior Vice President
Catherines #5428, Inc.	Senior Vice President
Catherines #5432, Inc.	Senior Vice President
Catherines #5433, LLC	Senior Vice President
Catherines #5434, LLC	Senior Vice President
Catherines #5462, Inc.	Senior Vice President
Catherines #5550, Inc.	Senior Vice President
Catherines #5552, Inc.	Senior Vice President
Catherines #5553, Inc.	Senior Vice President
Catherines #5554 of Spring Valley, Inc.	Senior Vice President
Catherines #5555, Inc.	Senior Vice President
Catherines #5556, Inc.	Senior Vice President
Catherines #5557, LLC	Senior Vice President
Catherines #5558, LLC	Senior Vice President
Catherines #5559, LLC	Senior Vice President
Catherines #5560, LLC	Senior Vice President
Catherines #5561, LLC	Senior Vice President
Catherines #5562, LLC	Senior Vice President
Catherines #5563, LLC	Senior Vice President
Catherines #5564, LLC	Senior Vice President
Catherines #5566, LLC	Senior Vice President
Catherines #5567, LLC	Senior Vice President
Catherines #5568, LLC	Senior Vice President
Catherines #5570, LLC	Senior Vice President
Catherines #5571, LLC	Senior Vice President
Catherines #5572, LLC	Senior Vice President
Catherines #5573, LLC	Senior Vice President
Catherines #5574, LLC	Senior Vice President
Catherines #5575, LLC	Senior Vice President
Catherines #5577, LLC	Senior Vice President
Catherines #5578, LLC	Senior Vice President
Catherines #5579, LLC	Senior Vice President
Catherines #5580, LLC	Senior Vice President
Catherines #5582, LLC	Senior Vice President
Catherines #5644, Inc.	Senior Vice President
Catherines #5645, Inc.	Senior Vice President
Catherines #5646, Inc.	Senior Vice President
Catherines #5648, Inc.	Senior Vice President
Catherines #5649, Inc.	Senior Vice President
Catherines #5687, LLC	Senior Vice President
Catherines #5702, LLC	Senior Vice President
Catherines #5706, Inc.	Senior Vice President
Catherines #5711, Inc.	Senior Vice President
Catherines #5713, Inc.	Senior Vice President
Catherines #5717, LLC	Senior Vice President
Catherines #5718, Inc.	Senior Vice President
Catherines #5724, LLC	Senior Vice President
Catherines #5725, Inc.	Senior Vice President
Catherines #5743, Inc.	Senior Vice President

[Signature Page to Guaranty and Collateral Agreement]

Catherines #5745, Inc.	Senior Vice President
Catherines #5746, Inc.	Senior Vice President
Catherines #5748, Inc.	Senior Vice President
Catherines #5749 of Clay, Inc.	Senior Vice President
Catherines #5751, LLC	Senior Vice President
Catherines #5753, Inc.	Senior Vice President
Catherines #5757, Inc.	Senior Vice President
Catherines #5758 of Carle Place, LLC	Senior Vice President
Catherines #5772, LLC	Senior Vice President
Catherines #5778, Inc.	Senior Vice President
Catherines #5781, LLC	Senior Vice President
Catherines #5784, LLC	Senior Vice President
Catherines #5785, LLC	Senior Vice President
Catherines #5786, LLC	Senior Vice President
Catherines #5788, LLC	Senior Vice President
Catherines #5791, LLC	Senior Vice President
Catherines #5793, Inc.	Senior Vice President
Catherines #5794 of Pittsford, Inc.	Senior Vice President
Catherines #5796 of Poughkeepsie, Inc.	Senior Vice President
Catherines #5802, LLC	Senior Vice President
Catherines #5808, LLC	Senior Vice President
Catherines #5812, Inc.	Senior Vice President
Catherines #5814, LLC	Senior Vice President
Catherines #5816, LLC	Senior Vice President
Catherines #5817 of Amherst, LLC	Senior Vice President
Catherines #5819, Inc.	Senior Vice President
Catherines #5824, LLC	Senior Vice President
Catherines #5825, LLC	Senior Vice President
Catherines #5826, Inc.	Senior Vice President
Catherines #5837, LLC	Senior Vice President
Catherines #5843, Inc.	Senior Vice President
Catherines #5845, Inc.	Senior Vice President
Catherines #5846, Inc.	Senior Vice President
Catherines #5848, Inc.	Senior Vice President
Catherines #5849, Inc.	Senior Vice President
Catherines #5850 of Syracuse, Inc.	Senior Vice President
Catherines #5851, Inc.	Senior Vice President
Catherines #5852, Inc.	Senior Vice President
Catherines #5855, Inc.	Senior Vice President
Catherines #5856, Inc.	Senior Vice President
Catherines #5857, Inc.	Senior Vice President
Catherines #5858, Inc.	Senior Vice President
Catherines #5859, Inc.	Senior Vice President
Catherines #5860, Inc.	Senior Vice President
Catherines #5861, Inc.	Senior Vice President
Catherines #5862, Inc.	Senior Vice President
Catherines #5863, Inc.	Senior Vice President
Catherines #5867, Inc.	Senior Vice President
Catherines #5869 of Rotterdam, Inc.	Senior Vice President
Catherines #5871, Inc.	Senior Vice President

[Signature Page to Guaranty and Collateral Agreement]

Catherines #5873, Inc.	Senior Vice President
Catherines #5874, Inc.	Senior Vice President
Catherines #5875, Inc.	Senior Vice President
Catherines #5876, Inc.	Senior Vice President
Catherines #5879, Inc.	Senior Vice President
Catherines #5881, Inc.	Senior Vice President
Catherines #5885, Inc.	Senior Vice President
Catherines #5888, Inc.	Senior Vice President
Catherines #5889, Inc.	Senior Vice President
Catherines #5890, Inc.	Senior Vice President
Catherines #5891, Inc.	Senior Vice President
Catherines #5892, Inc.	Senior Vice President
Catherines #5893, Inc.	Senior Vice President
Catherines #5951, LLC	Senior Vice President
Catherines #5952, LLC	Senior Vice President
Catherines #5954, LLC	Senior Vice President
Catherines #5955, LLC	Senior Vice President
Catherines #5956, LLC	Senior Vice President
Catherines #5957, LLC	Senior Vice President
Catherines #5958, LLC	Senior Vice President
Catherines #5959, LLC	Senior Vice President
Catherines #5960, LLC	Senior Vice President
Catherines #5961, LLC	Senior Vice President
Catherines #5962, LLC	Senior Vice President
Catherines #5963, LLC	Senior Vice President
Catherines #5964, LLC	Senior Vice President
Catherines #5965, LLC	Senior Vice President
Catherines #5966, LLC	Senior Vice President
Catherines #5967, LLC	Senior Vice President
Catherines #5968, LLC	Senior Vice President
Catherines #5969, LLC	Senior Vice President
Catherines #5971, LLC	Senior Vice President
Catherines #5972, LLC	Senior Vice President
Catherines #5973, LLC	Senior Vice President
Catherines #5974, LLC	Senior Vice President
Catherines #5976, LLC	Senior Vice President
Catherines #5977, LLC	Senior Vice President
Catherines #5979, LLC	Senior Vice President
Catherines #5980, LLC	Senior Vice President
Catherines #5982, LLC	Senior Vice President
Catherines #5983, LLC	Senior Vice President
Catherines #5986, LLC	Senior Vice President
Catherines 5257, LLC	Senior Vice President
Catherines 5405, Inc.	Senior Vice President
Catherines 5406, Inc.	Senior Vice President
Catherines 5409, Inc.	Senior Vice President
Catherines 5414, Inc.	Senior Vice President
Catherines 5565, LLC	Senior Vice President
Catherines 5569, Inc.	Senior Vice President
Catherines 5647, Inc.	Senior Vice President

[Signature Page to Guaranty and Collateral Agreement]

Catherines 5741, Inc.	Senior Vice President
Catherines 5742, Inc.	Senior Vice President
Catherines 5774, Inc.	Senior Vice President
Catherines 5831, Inc.	Senior Vice President
Catherines 5832, Inc.	Senior Vice President
Catherines 5834, Inc.	Senior Vice President
Catherines 5970, LLC	Senior Vice President
Lane Bryant #4594, LLC	Senior Vice President
Lane Bryant #6155, LLC	Senior Vice President
Lane Bryant #6243, Inc.	Senior Vice President
Lane Bryant #6401, Inc.	Senior Vice President
Lane Bryant #6879, LLC	Senior Vice President
Lane Bryant #6895, LLC	Senior Vice President
Lane Bryant 4688, Inc.	Senior Vice President
Lane Bryant 6398, Inc.	Senior Vice President
Lane Bryant 6662, Inc.	Senior Vice President
Lane Bryant Outlet #4192, LLC	Senior Vice President
Lane Bryant Outlet #4193, LLC	Senior Vice President
Lane Bryant Outlet #4342, LLC	Senior Vice President
Lane Bryant Outlet 4106, Inc.	Senior Vice President
Lane Bryant Outlet 4124, LLC	Senior Vice President
Lane Bryant/Cacique #6553, LLC	Senior Vice President
Lane Bryant/Cacique 4689, Inc.	Senior Vice President
Petite Sophisticate Outlet #4408, LLC	Senior Vice President
Ann Inc.	Senior Vice President
AnnTaylor, Inc.	Senior Vice President
AnnTaylor Distribution Services, Inc.	Senior Vice President
AnnCo, Inc.	Senior Vice President
Ann Card Services, Inc.	Senior Vice President

[Signature Page to Guaranty and Collateral Agreement]

GOLDMAN SACHS BANK USA,
as Administrative Agent

by
Name:
Title:

[Signature Page to Guaranty and Collateral Agreement]

EXHIBIT A

(See Section 4.10)

FORM OF PATENT AND TRADEMARK SECURITY AGREEMENT

[FORM OF] PATENT AND TRADEMARK SECURITY AGREEMENT dated as of [ ● ] (this “Agreement”), among Ascena Retail Group, Inc., a Delaware corporation (the “Parent Borrower”), AnnTaylor Retail, Inc., a Delaware corporation (the “Subsidiary Borrower” and, together with the Parent Borrower, the “Borrowers”), the other Loan Parties from time to time party hereto and Goldman Sachs Bank USA (“GS Bank”), as Administrative Agent.

Reference is made to (a) the Term Credit Agreement dated as of August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the other Loan Parties party thereto, the Lenders from time to time party thereto and GS Bank, as Administrative Agent and (b) the Guaranty and Collateral Agreement dated as of August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrowers, the subsidiaries of the Parent Borrower listed on the signature pages thereof or from time to time party thereto and GS Bank, as Administrative Agent, for the benefit of the Secured Parties. The Lenders have agreed to extend credit to the Borrowers on the terms and subject to the conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned on, among other things, the execution and delivery of this Agreement. The Subsidiary Loan Parties party hereto are Affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Security Agreement, as applicable. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2. Grant of Security Interest. As security for the prompt and complete payment and performance of the Loan Document Obligations, each Grantor pursuant to the Security Agreement did and hereby does collaterally assign and pledge to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and did and hereby does grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of its right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Patent and Trademark Collateral”):

(a) (i) all patents, all registrations and recordings thereof, and all patent applications, including registrations, recordings and pending applications in the United States Patent and Trademark Office, including those listed on Schedule I, (ii) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions and improvements disclosed or claimed therein, including the right to make, use and/or sell the inventions and improvements disclosed or claimed therein; and

(b) (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names, global top domain names, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and

2

registration applications in the United States Patent and Trademark Office, and all extensions or renewals thereof, including those listed on Schedule II, (ii) all goodwill associated therewith or symbolized thereby, (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill, (iv) all renewals of the foregoing; and

(c) all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment of the foregoing described in (a) or (b) above, including the right to receive all proceeds therefrom, including without limitation license fees, royalties, income payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

SECTION 3. Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Patent and Trademark Collateral include or the security interest granted under Section 2 hereof attach to any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law

SECTION 4. Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent and Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

[Signature Pages to Follow]

3

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR]
by
Name:
Title:

GOLDMAN SACHS BANK USA, as
Administrative Agent,

by
Name:
Title:

SCHEDULE I

Patents Owned by [Name of Grantor]1

U.S. Patent Registrations2

Registered Owner	Title of Patent	Type	Registration Number	Issue Date	Expiration

U.S. Patent Applications3

Registered Owner	Title of Patent	Type	Application Number	Date Filed

[1]	Make a separate page of Schedule III for each Grantor and state if no Patents are owned.
[2]	List in numerical order by Registration No.
[3]	List in numerical order by Application No.

SCHEDULE II

Trademarks Owned by [Name of Grantor]4

U.S. Trademark Registrations5

Mark	Registration No.	Expiration Date

U.S. Trademark Applications

Mark	Application No.	Filing Date

[4]	Make a separate page of Schedule III for each Grantor and state if no Trademarks/trade names are owned.
[5]	List in numerical order by Registration No.

EXHIBIT B

(See Section 4.10)

FORM OF COPYRIGHT SECURITY AGREEMENT

[FORM OF] COPYRIGHT SECURITY AGREEMENT dated as of [ ● ] (this “Agreement”), among Ascena Retail Group, Inc., a Delaware corporation (the “Parent Borrower”), AnnTaylor Retail, Inc., a Delaware corporation (the “Subsidiary Borrower” and, together with the Parent Borrower, the “Borrowers”), the other Loan Parties from time to time party hereto and Goldman Sachs Bank USA (“GS Bank”), as Administrative Agent.

Reference is made to (a) the Term Credit Agreement dated as of August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the other Loan Parties party thereto, the Lenders from time to time party thereto and GS Bank, as Administrative Agent and (b) the Guaranty and Collateral Agreement dated as of August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrowers, the subsidiaries of the Parent Borrower listed on the signature pages thereof or from time to time party thereto and GS Bank, as Administrative Agent, for the benefit of the Secured Parties. The Lenders have agreed to extend credit to the Borrowers on the terms and subject to the conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned on, among other things, the execution and delivery of this Agreement. The Subsidiary Loan Parties party hereto are Affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Security Agreement, as applicable. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2. Grant of Security Interest. As security for the prompt and complete payment and performance of the Loan Document Obligations, each Grantor pursuant to the Security Agreement did and hereby does collaterally assign and pledge to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and so did and hereby does grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of its right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a)(i) all copyright rights in any work subject to the copyright laws of the United States of America, whether as author, assignee, transferee or otherwise, and (ii) all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations, recordings and applications in the United States Copyright Office, including those listed on Schedule I;

(b) all exclusive Copyright Licenses under which any Grantor is a licensee, including those listed on Schedule I; and

(c) all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment of the foregoing described in (a) or (b) above, including the right to receive all proceeds therefrom, including without limitation license fees, royalties, income payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR]

by
Name:
Title:

GOLDMAN SACHS BANK USA, as Administrative Agent,

by
Name:
Title:

SCHEDULE I

Copyrights

Registered Owner	Title	Registration Number	Expiration Date

Copyright Applications

Registered Owner	Title	Application Number	Date Filed

Exclusive Copyright Licenses

Licensee	Licensor	Title	Copyright Number	Expiration Date

EXHIBIT D

[FORM OF] COMPLIANCE CERTIFICATE

[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of the Borrowers under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

To: The Lenders party to the Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Term Credit Agreement dated as of August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ascena Retail Group, Inc., a Delaware corporation (the “Parent Borrower”), AnnTaylor Retail, Inc., a Florida corporation (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”), the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES IN HIS CAPACITY AS AN OFFICER OF THE PARENT BORROWER AND NOT IN HIS INDIVIDUAL CAPACITY, ON BEHALF OF THE PARENT BORROWER, THAT TO HIS KNOWLEDGE AFTER DUE INQUIRY:

1. I am the duly elected [            ]1 of the Parent Borrower.

2. [Attached as Schedule I hereto are the consolidated financial statements required by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [        ], setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of [Deloitte & Touche LLP]2 required by Section 5.01(a) of the Credit Agreement.]3 [or] [The consolidated financial statements required by Section 5.01(a) of the Credit Agreement as the end of and for the fiscal year ended [        ], setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of [Deloitte & Touche LLP]4 required by Section 5.01(a) of the Credit Agreement have been filed with the SEC and are available on the website of the SEC at http://www.sec.gov.]5

[1]	To be completed by any of the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller.
[2]	Or another independent registered public accounting firm of recognized national standing.
[3]	Include only in the case of a Compliance Certificate accompanying annual financial statements.

[or]

[Attached as Schedule I hereto are the consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [            ] and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period of (or, in the case of the balance sheet, as of the end of) the previous fiscal year.] [or] [The consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [            ] and the then elapsed portion of the fiscal year have been filed with the SEC and are available on the website of the SEC at http://www.sec.gov ]. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries as of the end of and for such fiscal quarter and such portion of the fiscal year on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.]

3. I have reviewed the terms of the Credit Agreement, and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of the Parent Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

4. The examinations described in paragraph 3 did not disclose, and I have no knowledge of [, in each case except as set forth below,] the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate.

5. [Schedule II hereto sets forth financial data and computations evidencing the Excess Cash Flow for the fiscal year ended [            ], all of which data and computations are true, complete and correct.]6

6. [With respect to any Unrestricted Subsidiaries of the Parent Borrower, Schedule III hereto sets forth the balance sheet as of the end of, and statements of operations for, the period specified in Section 2 hereof.]7

[4]	Or another independent registered public accounting firm of recognized national standing.
[5]	Include only in the case of a Compliance Certificate accompanying annual financial statements.
[6]	Include only in the case of a Compliance Certificate accompanying annual financial statements.
[7]	Include only for any period during which there exists an Unrestricted Subsidiary.

Described below are the exceptions, if any, to paragraph 4 by listing the nature of each Default, the period during which it has existed and the action which the Parent Borrower has taken, is taking, or propose to take with respect to each such Default:

The foregoing certifications, together with the computations set forth in Schedule II hereto, are made solely in the capacity of the undersigned as an officer of the Parent Borrower, and not individually, and delivered this day of    , 20[    ].

ASCENA RETAIL GROUP, INC., as the Parent Borrower
By:
Name:
Title:

SCHEDULE II

As of [            ] and for the period of four consecutive fiscal quarters of the Parent Borrower most recently ended on or prior to such date:

1. Consolidated Net Income: (i)-(ii) =	$	[ , , ]

(i) the net income or loss of the Parent Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP:	$	[ , , ]

(ii)[1] To the extent included in net income referred to in (i):

(a)    the income of any Person (other than the Parent Borrower) that is not a Restricted Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Parent Borrower or, subject to clauses (b) and (c) below, any of the Restricted Subsidiaries during such period:

	$	[ , , ]

(b)    the income of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary (other than a Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is restricted by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, statute, rule or regulation applicable to such Restricted Subsidiary:

	$	[ , , ]

(c)    the income or loss of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary that is not wholly owned by the Parent Borrower to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such Restricted Subsidiary:

	$	[ , , ]

(d) the effects of purchase accounting adjustments or the cumulative effect of a change in accounting principles:	$	[ , , ]

[1]	Items to be set forth without duplication.
[2]	Consolidated EBITDA shall be calculated without duplication, to the extent deducted (and not added back) and so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by the Parent Borrower or any Restricted Subsidiary, other than dispositions of inventory and other dispositions in the ordinary course of business. For purposes of calculating Consolidated EBITDA for any period, if during such period the Parent Borrower or any

2. Consolidated EBITDA:[2] (i)+(ii)+(iii)-(iv) =		$	[ , , ]

(i)	Consolidated Net Income for such period:	$	[ , , ]

(ii)[3]

(a)    consolidated interest expense (and, to the extent not reflected therein, bank and letter of credit fees and costs of surety bonds in connection with financing activities and administrative agency fees and rating agency fees for ratings required pursuant to any Indebtedness) for such period (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations):

		$	[ , , ]

(b)    consolidated income tax expense for such period including state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued, including any penalties and interest relating thereto:

		$	[ , , ]

	(c) all amounts attributable to depreciation and amortization for such period:	$	[ , , ]

	(d) any extraordinary, unusual or non-recurring charges for such period:	$	[ , , ]

	(e) any non-cash compensation charges, including charges arising from restricted stock and stock-option grants, for such period:	$	[ , , ]

(f)     any other non-cash charges (other than the write-down or write-off of current assets, any additions to bad debt reserve or bad debt expense or any accruals for estimated sales discounts, returns or allowances) for such period:

		$	[ , , ]

	(g) any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Swap Agreement:	$	[ , , ]

	(h) any costs, fees, losses and expenses paid in connection with, and other unusual or non-recurring charges (or losses) relating to, the Transactions for such period:	$	[ , , ]

Restricted Subsidiary shall have consummated a material Pro Forma Event since the first day of such period, Consolidated EBITDA for such period shall be calculated on a Pro Forma Basis after giving effect thereto. All items under (ii), (iii) and (iv) shall be determined on a consolidated basis in accordance with GAAP.
[3]	Items to be set forth without duplication, to the extent deducted (and not added back) in determining Consolidated Net Income, and so as to include the sum of all such items for the Parent Borrower and the Restricted Subsidiaries.

(i)     restructuring costs, charges or reserves, business optimization costs, charges or reserves (including any operating expenses directly attributable to the implementation of cost savings initiatives), recruiting fees, retention fees, signing bonuses, fees of restructuring or business optimization consultants, integration and non-recurring severance, relocation, consolidation, transition, integration or other similar charges and expenses, contract termination costs, excess pension charges, system establishment charges, closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans and litigation settlements or losses outside the ordinary course of business; provided that the aggregate amount added back pursuant to this clause (i) for any four fiscal quarter period of the Parent Borrower, when aggregated with the amount of any increase for such period in Consolidated EBITDA pursuant to clause (b) of the definition of the term “Pro Forma Basis” (other than such pro forma adjustments, and add-backs pursuant to this clause (i), related to the Transactions reflected in the private supplement to the Confidential Information Memorandum) shall not exceed 20% of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to such clause (b) or this clause (i)):

$	[ , , ]

(j)     costs, fees, losses, expenses, premiums or penalties incurred during such period in connection with Permitted Acquisitions (whether or not consummated), other Investments consisting of acquisitions or assets or equity constituting a business unit, line of business, division or entity (whether or not consummated) and permitted Asset Sales (whether or not consummated), other than Asset Sales effected in the ordinary course of business:

$	[ , , ]

(k)    any fees, expenses or charges incurred during such period in connection with any permitted issuance of debt, equity securities or any refinancing transactions (whether or not consummated and including amendments and modifications thereto):

$	[ , , ]

(l)     the excess of rent expense in respect of operating leases in accordance with GAAP for such period over cash rent expense in respect of operating leases for such period (to the extent exceeding cash rent):

$	[ , , ]

(m)   any expenses, charges or losses for such period that are covered by insurance or indemnification or refunding or are otherwise subject to reimbursement from a third party if the Parent Borrower has made a reasonable determination that such amounts will be reimbursed within 365 days of such determination; provided that if such amounts are not actually reimbursed during such projected 365 day period, they shall be subtracted in determining Consolidated EBITDA for each sub sequent fiscal period which includes the fiscal quarter in which such 365 day period ends:

		$	[ , , ]

(iii)[4]	proceeds of business interruption insurance:	$	[ , , ]

(iv)[5]

(a)    all cash payments made during such period on account of non-cash charges that were or would have been added to Consolidated Net Income pursuant to clauses (ii)(d), (ii)(e) or (ii)(f) above in such period or in a previous period:

		$	[ , , ]

(b)    (A) any extraordinary, unusual or non-recurring gains and all non-cash items of income (other than normal accruals in the ordinary course of business) for such period and (B) any gains for such period attributable to early extinguishment of Indebtedness or obligations under any Swap Agreement, all determined on a consolidated basis in accordance with GAAP:

		$	[ , , ]

	(c) the amount, if any, by which cash rent expense for such period exceeded rent expense in respect of operating leases in accordance with GAAP for such period:	$	[ , , ]
3. Consolidated Working Capital: (i)-(ii) =		$	[ , , ]

(i)     the consolidated current assets of the Parent Borrower and its Restricted Subsidiaries that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents:

		$	[ , , ]

(ii)    the consolidated current liabilities of the Parent Borrower and its Restricted Subsidiaries that may properly be classified as current liabilities in conformity with GAAP, excluding, without duplication, the current portion of any long-term Indebtedness:

		$	[ , , ]

[4]	Item to be set forth without duplication and to the extent not included in determining such Consolidated Net Income.
[5]	Items to be set forth without duplication, to the extent not deducted in determining such Consolidated Net Income, and so as to include the sum of all such items for the Parent Borrower and its Restricted Subsidiaries.

4. Excess Cash Flow:[6] The excess of (A) over (B) =		$	[ , , ]

(A)	(i) Consolidated EBITDA for such fiscal year:[7]	$	[ , , ]

	(ii) the Consolidated Working Capital Adjustment for such fiscal year (if positive):[8]	$	[ , , ]

(B)	(i) the amount of any taxes payable in cash by the Parent Borrower and its Restricted Subsidiaries with respect to such fiscal year:	$	[ , , ]

	(ii) Consolidated Interest Expense for such fiscal year:[9]	$	[ , , ]

[6]	Items to be set forth without duplication.
[7]	But without giving effect to any inclusion of Consolidated EBITDA pursuant to the definition of Pro Forma Basis. “Pro Forma Basis” means, with respect to any computation under the Credit Agreement required to be made on a pro forma basis giving effect to the Transactions, any proposed Investment or other acquisition (including any Permitted Acquisition), any Material Disposition, any Restricted Payment or any payment of or in respect of any Indebtedness (collectively, “Pro Forma Events”), computation thereof after giving pro forma effect to adjustments in connection with such Pro Forma Event that are either (a) in accordance with Regulation S-X under the Securities Act or (b) set forth in a certificate of a Financial Officer of the Parent Borrower delivered to the Administrative Agent and believed in good faith by the Parent Borrower to be probable based on actions taken or to be taken within 12 months following the consummation of the relevant Pro Forma Event; provided that the aggregate amount of any increase in Consolidated EBITDA resulting from adjustments pursuant to this clause (b) for any four fiscal quarter period of the Parent Borrower, when aggregated with the amount of any add-back to Consolidated EBITDA pursuant to clause (a)(ix) of the definition of the term “Consolidated EBITDA” for such period (other than such pro forma adjustments, and add-backs pursuant to such clause (a)(ix), related to the Transactions reflected in the private supplement to the Confidential Information Memorandum) shall not exceed 20% of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to such clause (a)(ix) or this clause (b)), in each case, using, for purposes of making such computation, the consolidated financial statements of the Parent Borrower and the Restricted Subsidiaries (and, to the extent applicable, the historical financial statements of any entities or assets so acquired or to be acquired, or so disposed or to be disposed), which shall be reformulated as if such Pro Forma Event (and, in the case of any pro forma computations made hereunder to determine whether such Pro Forma Event is permitted to be consummated hereunder, to any other Pro Forma Event consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation), and any Indebtedness or other liabilities incurred in connection with any such Pro Forma Event, had been consummated and incurred at the beginning of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness if such Swap Agreement has a remaining term in excess of 12 months).
[8]	“Consolidated Working Capital Adjustment” means, for any period, an amount (which may be positive or negative) equal to Consolidated Working Capital as of the beginning of such period, minus Consolidated Working Capital as of the end of such period.
[9]	“Consolidated Interest Expense” means, for any period, the excess of (a) the sum of (i) total interest expense (including that portion attributable to Capital Lease Obligations in accordance with GAAP and capitalized interest) of the Parent Borrower and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Parent Borrower and its Restricted Subsidiaries, including all

(iii)     Consolidated Capital Expenditures made in cash during such fiscal year except to the extent financed with the proceeds of long-term Indebtedness (other than Indebtedness under the ABL Credit Agreement):[10]

	$	[ , ,	]

(iv)     permanent repayments of Indebtedness (other than repayments (x) of Loans, except for repayments of Loans under Section 2.07 of the Credit Agreement, (y) of revolving Indebtedness except to the extent there is an equivalent permanent reduction of commitments thereunder or (z) from the proceeds of other Indebtedness (other than Indebtedness under the ABL Credit Agreement)) made in cash by the Parent Borrower or any of its Restricted Subsidiaries during such fiscal year:

	$	[ , ,	]
(v) the Consolidated Working Capital Adjustment for such fiscal year (if negative):[11]	$	[ , ,	]

commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Swap Agreements, but excluding, however, any amount not payable in cash (including amortization of deferred financing costs, debt issuance costs or other financing fees) and any amounts referred to in Section 2.10(a) or (b) payable on or before the Effective Date, (ii) to the extent not reflected in cash interest expense pursuant to clause (a)(i) above, bank fees and costs of surety bonds in connection with financing activities and administrative agency fees and rating agency fees for ratings required pursuant to any Indebtedness, (iii) any interest paid in cash and accrued during such period in respect of Indebtedness of the Parent Borrower or any Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iv) any cash payments made during such period in respect of non-cash amounts attributable to accretion or amortization of debt discounts or accrued interest payable in kind that were amortized or accrued in a previous period, minus (b) cash interest income of the Parent Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
[10]	“Consolidated Capital Expenditures” means, for any period for the Parent Borrower and its Restricted Subsidiaries, without duplication, all expenditures (whether paid in cash or other consideration and including deferred and accrued liabilities) during such period that, in accordance with GAAP, are or should be included in additions to property, plant and equipment or similar items reflected in the consolidated statement of cash flows for such period; provided that Consolidated Capital Expenditures shall not include, for purposes hereof, (a) expenditures in connection with any acquisition of a Person or line of business permitted hereunder, or (b) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or property.
[11]	“Consolidated Working Capital Adjustment” means, for any period, an amount (which may be positive or negative) equal to Consolidated Working Capital as of the beginning of such period, minus Consolidated Working Capital as of the end of such period.

(vi)     the sum of, in each case, to the extent paid in cash and added back in the calculation of Consolidated EBITDA for such fiscal year, all fees, costs, losses, expenses, charges, proceeds or other amounts identified in clauses (ii)(d), (h), (i), (j), (k) and (l) of the definition thereof:

$	[ , ,	]

(vii)    except to the extent funded with the proceeds of long-term Indebtedness (other than Indebtedness under the ABL Credit Agreement), the aggregate amount of Investments pursuant to clauses (h), (m) (in respect of any cash deposits) and (n) of Section 6.04 of the Credit Agreement during such period and the aggregate amount of Restricted Payments pursuant to clauses (a)(iii), (v), (vii) and (viii) of Section 6.08 of the Credit Agreement during such period:

$	[ , ,	]

SCHEDULE III

[Financial Statements Required by Section 6 of the Compliance Certificate]

EXHIBIT E

[FORM OF] INTEREST ELECTION REQUEST

Goldman Sachs Bank USA, as Administrative Agent

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, New Jersey 07302

Attention: SBD Operations

Email: gsd.link@gs.com

with a copy to:

Goldman Sachs Bank USA

200 West Street

New York, New York 10282-2198

Attention: Anisha Malhotra

[Date]

Ladies and Gentlemen:

Reference is made to the Term Credit Agreement dated as of August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ascena Retail Group, Inc., a Delaware corporation (the “Parent Borrower”), AnnTaylor Retail, Inc., a Florida corporation (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”), the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes an Interest Election Request and the Borrowers hereby give you notice, pursuant to Section 2.05 of the Credit Agreement, that they request the conversion or continuation of a Borrowing under the Credit Agreement, and in connection therewith the Borrowers specify the following information with respect to such Borrowing and each resulting Borrowing:

1	Borrowing to which this request applies

Principal Amount:

Type:1

Interest Period:2

2.	Effective date of this election:[3]

[1]	Specify whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing.
[2]	Applicable only if the Borrowing to which this request applies is a Eurodollar Borrowing.
[3]	Must be a Business Day.

E-1

3.	Resulting Borrowing[s][4]

Principal Amount:5

Type:6

Interest Period:7

Very truly yours,

ASCENA RETAIL GROUP, INC., as the Parent Borrower

By:
Name:
Title:

ANNTAYLOR RETAIL, INC., as the Subsidiary Borrower

By:
Name:
Title:

[4]	If different options are being elected with respect to different portions of the Borrowing specified in item 1 above, provide the information required by this item 3 for each resulting Borrowing. Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Class and Type in Section 2.02(c) of the Credit Agreement.
[5]	Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 1 above.
[6]	Specify whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing.
[7]	Applicable only if the resulting Borrowing is to be a Eurodollar Borrowing. Shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months (or, if agreed to by each Lender participating in such Borrowing, twelve months) duration. Cannot extend beyond the Maturity Date applicable to such Borrowing. If an Interest Period is not specified, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

E-2

EXHIBIT F

[FORM OF] PERFECTION CERTIFICATE

[See attached]

F-1

PERFECTION CERTIFICATE

Reference is made to (i) the Amended and Restated Credit Agreement dated as of January 3, 2011, as further amended and restated as of June 14, 2012, March 13, 2013, and August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement” ), among Ascena Retail Group Inc., a Delaware corporation (the “Company”), the Borrowing Subsidiaries (as defined therein) party thereto, the other Loan Parties (as defined therein) party thereto, the lenders from time to time party thereto (the “ABL Lenders”) and JPMorgan Chase Bank, N.A. as administrative agent for the ABL Lenders (in such capacity, the “ABL Administrative Agent”) and (ii) the Term Credit Agreement dated as of August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Credit Agreement”), among the Company, AnnTaylor Retail, Inc., the lenders from time to time party thereto (the “Term Lenders”) and Goldman Sachs Bank USA, as administrative agent for the Term Lenders (in such capacity, the “Term Administrative Agent”). Capitalized terms used but not defined herein have the meanings assigned in the ABL Credit Agreement (or the Restated Security Agreement referred to therein) or the Term Credit Agreement (or the Collateral Agreement referred to therein), as applicable (it being understood that references herein to Loan Parties include Ann Inc., a Delaware corporation (the “Acquired Company”), and subsidiaries of the Acquired Company that, under the terms of the ABL Credit Agreement and the Term Credit Agreement, are required to become Loan Parties on the date hereof).

The undersigned, an executive officer or a Financial Officer of each of the Company and the Acquired Company, each solely in his or her capacity as an officer, and not individually, hereby certifies to each of the ABL Administrative Agent, the Term Administrative Agent and each other Lender Party and Secured Party with respect to the Company and its Subsidiaries or the Acquired Company and its Subsidiaries, respectively, as follows:

SECTION 1. Legal Names. (a) Set forth on Schedule 1 is (i) the exact legal name of each Loan Party, as such name appears in its certificate of incorporation or other organizational documents, (ii) each other legal name such Loan Party has had in the past six months, including the date of the relevant name change, and (iii) each other name (including trade names or similar appellations) used by each Loan Party or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past six months.

(b) Except as set forth on Schedule 1, no Loan Party has changed its identity or corporate structure in any manner within the past year. Changes in identity or corporate structure include mergers, consolidations and acquisitions, as well as any change in form or jurisdiction of organization. With respect to any such change that has occurred within the past year, Schedules 1, 2A and 2B set forth the information required by Sections 1 and 2 of this Perfection Certificate as to each acquiree or constituent party to such merger, consolidation or acquisition.

SECTION 2. Jurisdictions and Locations. (a) Set forth on Schedule 2A is (i) the jurisdiction of organization and the form of organization of each Loan Party, (ii) the organizational identification number, if any, assigned to such Loan Party by such jurisdiction and, if such Loan Party is organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the federal taxpayer identification number, if any, of such Loan Party and (iii) the address (including the county) of the chief executive office of such Loan Party.

(b) Set forth on Schedule 2B are, with respect to each Loan Party, (i) all locations in the United States where such Loan Party maintains any books or records relating to any Accounts, (ii) all locations in the United States where such Loan Party maintains a place of business or any Inventory or any other Collateral, which location not otherwise identified on Schedule 2A or 2B, other than (A) any retail store operating location, (B) any Inventory in transit with a common carrier, (C) any Inventory maintained at a third party warehouse location where such Collateral is held for not more than 60 days pending delivery to a retail store upon the initial opening thereof (including the initial opening after the renovation or remodeling of a store) and (D) any location if the aggregate fair value of the Collateral maintained at such location does not exceed $1,000,000, in each case indicating whether each such location is owned or leased by such Loan Party, (iii) the name and address of any Person in the United States other than a Loan Party that has possession of any Collateral, other than (A) any Inventory in transit with a common carrier, (B) any Inventory maintained at a third party warehouse location where such Collateral is held for not more than 60 days pending delivery to a retail store upon the initial opening thereof (including the initial opening after the renovation or remodeling of a store) and (C) any Inventory in possession of any such Person if the aggregate fair value of all such Inventory in possession of such Person does not exceed $1,000,000.

SECTION 3. Unusual Transactions. All Accounts have been originated by the Loan Parties, and all Inventory has been either acquired or manufactured by the Loan Parties, in the ordinary course of business.

SECTION 4. File Search Reports. File search reports have been obtained from (a) the Uniform Commercial Code (“UCC”) filing office relating to the location of organization of each Loan Party identified on Schedule 2A and (b) the county recorder’s office relating to the county where each Mortgaged Property is located. The file search reports obtained pursuant to this Section 4 reflect no Liens on any of the Collateral or any Mortgaged Property other than those permitted under the ABL Credit Agreement and the Term Credit Agreement.

SECTION 5. UCC Filings. UCC financing statements have been filed or prepared for filing in the proper UCC filing office in the jurisdiction in which each Loan Party is located (as provided in 9-307 of the UCC) and, to the extent any of the Collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such Loan Party in Section 2 above. Set forth on Schedule 5 is a true and complete list of each such filing and the UCC filing office or county recorder’s office in which such filing has been or is to be made.

2

SECTION 6. Equity Interests. Set forth on Schedule 6 is a true and complete list, for each Loan Party, of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests owned by such Loan Party, specifying the issuer and certificate number of, and the number and percentage of ownership represented by, such Equity Interests (and if such Equity Interests are not required to be pledged under any of the Loan Documents, the reasons therefor).

SECTION 7. Debt Instruments. Set forth on Schedule 7 is a true and complete list, for each Loan Party, of all promissory notes and other instruments evidencing (a) Indebtedness of the Company, the Acquired Company or any of their respective Subsidiaries owing to such Loan Party (other than (A) intercompany liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and its Restricted Subsidiaries or (B) Indebtedness to the extent constituting Excluded Property) and (b) Indebtedness of any other Person in the principal amount of $5,000,000 or more held by such Loan Party, specifying the creditor and debtor thereunder and the type and outstanding principal amount thereof.

SECTION 8. Mortgaged Properties. Set forth on Schedule 8 is a true and complete list, with respect to each Mortgaged Property, of (a) the exact name of the Person that owns such property, as such name appears in its certificate of organization, (b) if different from the name identified pursuant to clause (a) above, the name of the current record owner of such property, as such name appears in the records of the county recorder’s office for such property identified pursuant to clause (c) below, and (c) the county recorder’s office in which a Mortgage with respect to such property must be filed or recorded in order for the ABL Administrative Agent and the Term Administrative Agent to provide constructive notice to third parties of its mortgage lien. Copies of any deeds, title insurance policies, or surveys in the possession of the Company, the Acquired Company or any of their respective Subsidiaries relating to each Mortgaged Property have been delivered to the ABL Administrative Agent and the Term Administrative Agent.

SECTION 9. Intellectual Property. Set forth on Schedule 9, in proper form for filing with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, is a true and complete list of each Loan Party’s (a) Copyrights, Copyright Applications and exclusive Copyright Licenses (where a Loan Party is a licensee and such Copyright License is material to the operation of the business), (b) Patents and Patent Applications and (c) Trademarks and Trademark Applications, in each case specifying the name of the registered owner, title, type or mark, registration or application number, expiration date (if already registered) or filing date, a brief description thereof and, if applicable, the licensee and licensor.

3

SECTION 10. Commercial Tort Claims. Set forth on Schedule 10 is a true and complete list of commercial tort claims in excess of $5,000,000 held by any Loan Party, including a brief description thereof.

SECTION 11. Deposit Accounts. Set forth on Schedule 11 is a true and complete list of all Deposit Accounts maintained by each Loan Party, other than (a) any Deposit Account that is an operating account maintained by any Loan Party solely for the use of one of its retail stores (or a group of 125 or fewer retail stores) in which payments received from customers are deposited and which is not an account to which amounts held in other deposit accounts of the Loan Parties are swept, (b) any Deposit Account that is a zero balance disbursement account the funds in which are used solely for the payment of salaries and wages and (c) any Deposit Account that is a zero balance disbursement account the funds in which are used solely for payment of medical or insurance reimbursement, workers’ compensation and similar expenses, in each case specifying the name and address of the depositary institution, the type of account (including whether such Deposit Account is a Concentration Account) and the account number.

SECTION 12. Securities Accounts. Set forth on Schedule 12 is a true and complete list of all securities accounts maintained by each Loan Party, specifying the name and address of the financial institution holding the securities account (including a securities intermediary or commodities intermediary), the type of account and the account number.

SECTION 13. Letter of Credit Rights. Set forth on Schedule 13 is a true and complete list of all letters of credit with a value in excess of $5,000,000 issued in favor of any Loan Party as the beneficiary thereunder, other than any such letters of credit that constitute “Supporting Obligations” within the meaning of the UCC, in each case specifying the name and address of the issuer (and if applicable, the confirmer) with respect to such letter of credit.

SECTION 14. Chattel Paper. Set forth on Schedule 14 is a true and complete list, for each Loan Party, of all chattel paper (whether tangible or electronic), specifying the Loan Party and obligor thereunder, the type, the due date and outstanding principal amount thereof.

SECTION 15. Credit Card Agreements. Set forth on Schedule 15 is a true and complete list of each Credit Card Agreement to which any Loan Party is a party.

[Signature page follows]

4

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [ ● ] day of [ ● ], 2015.

ASCENA RETAIL GROUP, INC.,

by
Name:
Title:
ANN INC.,

by
Name:
Title:

5

Schedule 1

Legal Names

Loan Party’s Exact Legal Name	Former Legal Names (including date of change)

Schedule 2A

Jurisdictions and Locations

Loan Party	Jurisdiction of Organization	Form of Organization	Organizational Identification Number (if any)	Federal Taxpayer Identification Number (if applicable)	Chief Executive Office Address (including county)

Schedule 2B

Other Addresses

Loan Party	Locations where Books or Records Relating to Accounts are Maintained (including county)	Other Locations where a Place of Business or any other Collateral is Maintained (including county)	Name and Address of Other Persons that have possession of any Collateral (including county)	Owned/ Leased Or Public Warehouse Facility

Schedule 5

UCC Filings

Loan Party	UCC Filing	Jurisdiction	UCC Filing Office/Local Filing Office

Fixture Filings

Loan Party	County	Facility Name	Address/City/State/Zip Code

Schedule 6

Equity Interests

Loan Party	Issuer	Type of Organization	Number of Shares Owned	Total Shares Outstanding	Percentage of Interest Pledged	Certificate No. (if uncertificated, please indicate so)

Schedule 7

Debt Instruments

Loan Party	Debtor	Type of Instrument	Outstanding Principal Amount

Schedule 8

Mortgaged Property

Loan Party/Name of Owner	Name/Address/City/State/Zip Code	County/ Parish	UCC Filing Office/Local Filing Office

Schedule 9

Intellectual Property

I.	Copyrights

Registered Owner	Title	Registration Number	Expiration Date

II.	Copyright Applications

Registered Owner	Title	Application Number	Date Filed

III.	Exclusive Copyright Licenses (where a Loan Party is a licensee)

Licensee	Licensor	Title	Registration Number	Expiration Date

IV.	Patents

Registered Owner	Title of Patent	Country	Type	Registration Number	Issue Date	Expiration

V.	Patent Applications

Registered Owner	Title of Patent	Country	Type	Application Number	Date Filed

VI.	Trademarks

Registered Owner	Mark	Country	Application No.	Registration No.	Registration Date	Expiration Date

VII.	Trademark Applications

Registered Owner	Mark	Country	Application No.	Filing Date

Schedule 10

Commercial Tort Claims

Schedule 11

Deposit Accounts

Loan Party	Depositary Institution (including address)	Type of Account	Account Name and Number

Schedule 12

Securities Accounts

Loan Party	Financial Institution (including address)	Type of Account	Account Number

Schedule 13

Letters of Credit

LC Number	Issuing Bank	Beneficiary	Purpose	Issue Date	Expiration Date	Face Value

Schedule 14

Chattel Paper

Loan Party	Obligor	Type (Tangible/Electronic)	Due Date	Outstanding Principal Amount

Schedule 15

Credit Card Agreements

EXHIBIT G

[FORM OF] SUPPLEMENTAL PERFECTION CERTIFICATE

[See attached]

G-1

[FORM OF] SUPPLEMENTAL PERFECTION CERTIFICATE

Reference is made to (i) the Amended and Restated Credit Agreement dated as of January 3, 2011, as further amended and restated as of June 14, 2012, March 13, 2013, and August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement” ), among Ascena Retail Group, Inc., a Delaware corporation (the “Company”), the Borrowing Subsidiaries (as defined therein) party thereto, the other Loan Parties (as defined therein) party thereto, the lenders from time to time party thereto (the “ABL Lenders”) and JPMorgan Chase Bank, N.A. as administrative agent for the ABL Lenders (in such capacity, the “ABL Administrative Agent”) and (ii) the Term Credit Agreement dated as of August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Credit Agreement”), among the Company, AnnTaylor Retail, Inc., the lenders from time to time party thereto (the “Term Lenders”) and Goldman Sachs Bank USA, as administrative agent for the Term Lenders (in such capacity, the “Term Administrative Agent”). Capitalized terms used but not defined herein have the meanings assigned in the ABL Credit Agreement (or the Restated Security Agreement referred to therein) or the Term Credit Agreement (or the Collateral Agreement referred to therein), as applicable.

This Certificate is dated as of [    ], 20[    ] and is delivered pursuant to Section 5.01(f) of the ABL Credit Agreement and Section 5.01(d) of the Term Credit Agreement (this Certificate and each other Certificate heretofore delivered pursuant to Section 5.01(f) of the ABL Credit Agreement and Section 5.01(d) of the Term Credit Agreement being referred to as a “Supplemental Perfection Certificate”), and supplements the information set forth in the Perfection Certificate delivered on, in the case of the ABL Credit Agreement, the Fourth Restatement Effective Date, and in the case of the Term Credit Agreement, the Effective Date (as supplemented from time to time by the Supplemental Perfection Certificates delivered after the Fourth Restatement Effective Date and the Effective Date, respectively, and prior to the date hereof, the “Prior Perfection Certificate”); provided that Sections 2 and 15 (and the Schedules related thereto) shall be deemed a part of the Supplemental Perfection Certificate.

The undersigned, an executive officer or a Financial Officer of the Company, solely in his or her capacity as an officer, and not individually, hereby certifies to each of the ABL Administrative Agent, the Term Administrative Agent and each other Lender Party and Secured Party with respect to the Company and its Subsidiaries, as follows:

SECTION 1. Reserved.

SECTION 2. Except as set forth on Schedule 2 hereto,1 Schedule 2 to the Prior Perfection Certificate sets forth, with respect to each Loan Party, the name and address of any Person in the United States other than a Loan Party that has possession of any Collateral, other than (a) any Inventory in transit with a common carrier, (b) any Inventory maintained at a third

[1]	Schedule 2 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 2 to the Prior Perfection Certificate that are required in order for the information set forth on Schedule 2 to the Prior Perfection Certificate, when combined with the information set forth on Schedule 2 hereto, to constitute a true and complete list of the name and address of each such Person.

party warehouse location where such Collateral is held for not more than 60 days pending delivery to a retail store upon the initial opening thereof (including the initial opening after the renovation or remodeling of a store) and (c) any Inventory in possession of any such Person if the aggregate fair value of all such Inventory in possession of such Person does not exceed $1,000,000.

SECTION 3. Reserved.

SECTION 4. Reserved.

SECTION 5. Reserved.

SECTION 6. Equity Interests. Except as set forth on Schedule 6 hereto,2 Schedule 6 to the Prior Perfection Certificate sets forth a true and complete list, for each Loan Party, of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests owned by such Loan Party, specifying the issuer and certificate number, if any, of, and the number and percentage of ownership represented by, such Equity Interests (and if such Equity Interests are not required to be pledged under any of the Loan Documents, the reasons therefor).

SECTION 7. Debt Instruments. Except as set forth on Schedule 7 hereto,3 Schedule 7 to the Prior Perfection Certificate sets forth a true and complete list, for each Loan Party, of all promissory notes and other instruments evidencing (a) Indebtedness of the Company or any of its Restricted Subsidiaries owing to such Loan Party (other than (A) intercompany liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and its Restricted Subsidiaries or (B) Indebtedness to the extent constituting Excluded Property) and (b) Indebtedness of any other Person in the principal amount of $5,000,000 or more held by such Loan Party, specifying the creditor and debtor thereunder and the type and outstanding principal amount thereof.

SECTION 8. Mortgaged Properties. Except as set forth on Schedule 8 hereto,4 Schedule 8 to the Prior Perfection Certificate sets forth a true and complete list, with respect to each Mortgaged Property, of (a) the exact name of the Person that owns such property, as such name appears in its certificate of organization, (b) if different from the name identified pursuant to clause (a) above, the name of the current record owner of such property, as such name appears in the records of the county recorder’s office for such property identified pursuant to clause (c)

[2]	Schedule 6 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 6 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.
[3]	Schedule 7 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 7 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.
[4]	Schedule 8 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 8 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

2

below, and (c) the county recorder’s office in which a Mortgage with respect to such property must be filed or recorded in order for the ABL Administrative Agent and the Term Administrative Agent to provide constructive notice to third parties of its mortgage lien.

SECTION 9. Intellectual Property. Except as set forth on Schedule 9 hereto,5 Schedule 9 to the Prior Perfection Certificate sets forth, in proper form for filing with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, a true and complete list of each Loan Party’s (a) Copyrights, Copyright Applications and exclusive Copyright Licenses (where a Loan Party is a licensee and such Copyright License is material to the operation of the business), (b) Patents and Patent Applications and (c) Trademarks and Trademark Applications, in each case specifying the name of the registered owner, title, type or mark, registration or application number, expiration date (if already registered) or filing date, a brief description thereof and, if applicable, the licensee and licensor.

SECTION 10. Commercial Tort Claims. Except as set forth on Schedule 10 hereto,6 Schedule 10 to the Prior Perfection Certificate sets forth a true and complete list of commercial tort claims in excess of $5,000,000 held by any Loan Party, including a brief description thereof.

SECTION 11. Deposit Accounts. Except as set forth on Schedule 11 hereto,7 Schedule 11 to the Prior Perfection Certificate sets forth a true and complete list of all Deposit Accounts maintained by each Loan Party, other than (a) any Deposit Account that is an operating account maintained by any Loan Party solely for the use of one of its retail stores (or a group of 125 or fewer retail stores) in which payments received from customers are deposited and which is not an account to which amounts held in other deposit accounts of the Loan Parties are swept, (b) any Deposit Account that is a zero balance disbursement account the funds in which are used solely for the payment of salaries and wages and (c) any Deposit Account that is a zero balance disbursement account the funds in which are used solely for payment of medical or insurance reimbursement, workers’ compensation and similar expenses, in each case specifying the name and address of the depositary institution, the type of account (including whether such Deposit Account is a Concentration Account) and the account number.

[5]	Schedule 9 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 9 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.
[6]	Schedule 10 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 10 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.
[7]	Schedule 11 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 11 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

3

SECTION 12. Securities Accounts. Except as set forth on Schedule 12 hereto,8 Schedule 12 to the Prior Perfection Certificate sets forth a true and complete list of all securities accounts maintained by each Loan Party, specifying the name and address of the financial institution holding the securities account (including a securities intermediary or commodities intermediary), the type of account and the account number.

SECTION 13. Letter of Credit Rights. Except as set forth on Schedule 13 hereto,9 Schedule 13 to the Prior Perfection Certificate sets forth a true and complete list of all letters of credit with a value in excess of $5,000,000 issued in favor of any Loan Party as the beneficiary thereunder, other than any such letters of credit that constitute “Supporting Obligations” within the meaning of the UCC, in each case specifying the name and address of the issuer (and if applicable, the confirmer) with respect to such letter of credit.

SECTION 14. Chattel Paper. Except as set forth on Schedule 14 hereto,10 Schedule 14 to the Prior Perfection Certificate sets forth a true and complete list, for each Loan Party, of all chattel paper (whether tangible or electronic), specifying the Loan Party and obligor thereunder, the type, the due date and outstanding principal amount thereof.

SECTION 15. Credit Card Agreements. Except as set forth on Schedule 15 hereto,11 Schedule 15 to the Prior Perfection Certificate sets forth a true and complete list of each Credit Card Agreement to which any Loan Party is a party.

[Signature page follows]

[8]	Schedule 12 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 12 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.
[9]	Schedule 13 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 13 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.
[10]	Schedule 14 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 14 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.
[11]	Schedule 15 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 15 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

4

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [    ] day of [            ], 20[    ].

ASCENA RETAIL GROUP, INC.,

by
Name:
Title:

5

EXHIBIT H-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Credit Agreement dated as of August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ascena Retail Group, Inc., a Delaware corporation (the “Parent Borrower”), AnnTaylor Retail, Inc., a Florida corporation (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”), the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

H-1-1

EXHIBIT H-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Credit Agreement dated as of August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ascena Retail Group, Inc., a Delaware corporation (the “Parent Borrower”), AnnTaylor Retail, Inc., a Florida corporation (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”), the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

H-2-1

EXHIBIT H-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Credit Agreement dated as of August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ascena Retail Group, Inc., a Delaware corporation (the “Parent Borrower”), AnnTaylor Retail, Inc., a Florida corporation (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”), the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or any of its direct or indirect partners/members conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

H-3-1

EXHIBIT H-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Credit Agreement dated as of August 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ascena Retail Group, Inc., a Delaware corporation (the “Parent Borrower”), AnnTaylor Retail, Inc., a Florida corporation (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”), the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s or any of its direct or indirect partners/members conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

H-4-1

EXHIBIT I

[FORM OF] INTERCREDITOR AGREEMENT

[See attached]

I-1

EXECUTION VERSION

ABL INTERCREDITOR AGREEMENT

dated as of

August 21, 2015,

among

JPMORGAN CHASE BANK, N.A.,

as ABL Collateral Agent,

GOLDMAN SACHS BANK USA,

as Term Collateral Agent,

EACH ADDITIONAL JUNIOR OBLIGATIONS AGENT

and

EACH ADDITIONAL PARI PASSU OBLIGATIONS AGENT

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS	2

1.1.	Defined Terms	2
1.2.	Construction	18
1.3.	Terms Defined in UCC	19

SECTION 2.	LIEN PRIORITIES	19

2.1.	Relative Priorities	19
2.2.	Prohibition on Contesting Liens or Obligations	20
2.3.	No New Liens	20
2.4.	Cooperation in Designating Collateral	21
2.5.	Revolving Nature of ABL Obligations	21
2.6.	No Subordination of the Relative Priority of Claims	22
2.7.	Mortgage Subordination Agreements	22

SECTION 3.	EXERCISE OF REMEDIES	22

3.1.	Exercise of Remedies by Term Collateral Agent	22
3.2.	Exercise of Remedies by ABL Collateral Agent	23
3.3.	Exclusive Enforcement Rights	24
3.4.	Claimholders Permitted Actions	25
3.5.	Retention of Proceeds	27
3.6.	Non-Interference	27
3.7.	Inspection and Access Rights	28
3.8.	Sharing of Information and Access	31
3.9.	Tracing of and Priorities in Proceeds	31
3.10.	Permits and Licenses	32

SECTION 4.	PROCEEDS	33

4.1.	Application of Proceeds	33
4.2.	Turnover	34

SECTION 5.	RELEASES; DISPOSITIONS; OTHER AGREEMENTS	35

5.1.	Releases	35
5.2.	Insurance	37
5.3.	Amendments; Refinancings	38
5.4.	Bailee for Perfection	40
5.5.	When Discharge of Obligations Deemed to Not Have Occurred	42
5.6.	Injunctive Relief	43
5.7.	Obligations Purchase Right	43

SECTION 6.	INSOLVENCY PROCEEDINGS	44

6.1.	Financing	44
6.2.	Sales	46
6.3.	Relief from the Automatic Stay	47

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6.4.	Adequate Protection	47
6.5.	Section 1111(b) of the Bankruptcy Code	49
6.6.	Avoidance Issues	49
6.7.	Plan of Reorganization	49
6.8.	Separate Grants of Security and Separate Classification	50
6.9.	Post-Petition Interest	50

SECTION 7.	RELIANCE; WAIVERS; ETC.	51

7.1.	Reliance	51
7.2.	No Warranties or Liability	51
7.3.	No Waiver of Lien Priorities	52
7.4.	Obligations Unconditional	56

SECTION 8.	REPRESENTATIONS AND WARRANTIES	56

8.1.	Representations and Warranties of Each Collateral Agent	56

SECTION 9.	MISCELLANEOUS	56

9.1.	Conflicts	56
9.2.	Effectiveness; Continuing Nature of this Agreement; Severability	56
9.3.	Amendments; Waivers	57
9.4.	Information Concerning Financial Condition of Certain Entities	59
9.5.	Subrogation	60
9.6.	Consent to Jurisdiction	60
9.7.	Waivers	61
9.8.	Notices	62
9.9.	Further Assurances	62
9.10.	Applicable Law	62
9.11.	Binding on Successors and Assigns	62
9.12.	Headings	62
9.13.	Counterparts	63
9.14.	No Third Party Beneficiaries	63
9.15.	Provisions Solely to Define Relative Rights	63
9.16.	Specific Performance	63
9.17.	ABL Intercreditor Agreement Acknowledgement	63

ii

This ABL INTERCREDITOR AGREEMENT is dated as of August 21, 2015, and entered into by and among JPMORGAN CHASE BANK, N.A., in its capacity as collateral agent under the ABL Loan Documents (as defined below), including its successors and assigns in such capacity from time to time (the “ABL Collateral Agent”), on behalf of itself and the other ABL Claimholders (as defined below), GOLDMAN SACHS BANK USA, in its capacity as collateral agent under the Term Loan Documents (as defined below), including its successors and assigns in such capacity from time to time (the “Term Collateral Agent”), on behalf of itself and the other Term Claimholders (as defined below), and each ADDITIONAL JUNIOR OBLIGATIONS AGENT and each ADDITIONAL PARI PASSU OBLIGATIONS AGENT that, in each case, shall have become a party hereto pursuant to Section 9.3(b).

RECITALS

Ascena Retail Group, Inc., a Delaware corporation (the “Company”), each of the Company’s Subsidiaries from time to time party thereto as borrowers (such Subsidiaries, collectively, the “ABL Borrowing Subsidiaries” and, together with the Company, the “ABL Borrowers”) or as guarantors (such Subsidiaries, collectively, the “ABL Guarantors”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “ABL Administrative Agent”) and, in that capacity, as ABL Collateral Agent hereunder, have entered into that certain Amended and Restated Credit Agreement dated as of January 3, 2011, as amended and restated by the Second Restatement Agreement dated as of June 14, 2012, and by the Third Restatement Agreement dated as of March 13, 2013, and as further amended and restated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”).

The Company, AnnTaylor Retail, Inc., a Florida corporation (the “Subsidiary Borrower” and, together with the Company, the “Term Borrowers”), the lenders from time to time party thereto and Goldman Sachs Bank USA, as administrative agent (the “Term Administrative Agent”), have entered into that certain Term Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Credit Agreement”).

The Company, the Subsidiary Borrower, each of the Company’s Subsidiaries from time to time party thereto as guarantors (the “Term Guarantors”) and the Term Administrative Agent, have entered into that certain Guarantee and Collateral Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Guarantee and Collateral Agreement”).

The obligations of the ABL Borrowers and the ABL Guarantors under the ABL Credit Agreement are to be secured (a) on a first priority basis, by Liens on the ABL Priority Collateral of the ABL Borrowers and the ABL Guarantors and (b) on a second priority basis, by Liens on the Term Priority Collateral of the ABL Borrowers and the ABL Guarantors.

The obligations of the Company and the Term Guarantors under the Term Credit Agreement are to be secured (a) on a first priority basis, by Liens on the Term Priority Collateral of the Company and the Term Guarantors and (b) on a second priority basis, by Liens on the ABL Priority Collateral of the Company and the Term Guarantors.

The ABL Loan Documents and the Term Loan Documents provide, among other things, that the ABL Claimholders and the Term Claimholders shall set forth in this Agreement their respective rights and remedies with respect to the Collateral and certain other matters.

The ABL Collateral Agent, on behalf of itself and the other ABL Claimholders, and the Term Collateral Agent, on behalf of itself and the other Term Claimholders, have agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“ABL Administrative Agent” has the meaning set forth in the recitals to this Agreement.

“ABL Borrowing Subsidiaries” has the meaning set forth in the recitals to this Agreement.

“ABL Claimholders” means the ABL Administrative Agent, the ABL Collateral Agent, the ABL Lenders, the ABL Issuing Banks and the other holders of ABL Obligations (including any such holders that are ABL Secured Cash Management Services Providers or ABL Secured Hedge Counterparties).

“ABL Collateral” means any and all assets of any Grantor, now existing or hereafter acquired, whether real, personal or mixed, subject, or purported under the terms of any ABL Collateral Document to be subject, to any Lien securing any ABL Obligations.

“ABL Collateral Agent” has the meaning set forth in the preamble to this Agreement.

“ABL Collateral Documents” means the ABL Security Agreement, the Mortgages granted to the ABL Collateral Agent and each of the other agreements, documents and instruments now existing or entered into after the date hereof pursuant to which a Lien is granted or purported to be granted on any assets of any Grantor to secure any ABL Obligation or under which rights or remedies with respect to any such Lien are governed.

“ABL Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“ABL Default” means any “Event of Default” as such term is defined in the ABL Credit Agreement.

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“ABL Guarantors” has the meaning set forth in the recitals to this Agreement.

“ABL Issuing Banks” means the “Issuing Banks” as such term is defined in the ABL Credit Agreement.

“ABL Lenders” means the “Lenders” as such term is defined in the ABL Credit Agreement.

“ABL Lien” means all Liens on the Collateral securing the ABL Obligations, whether created under the ABL Collateral Documents or acquired by possession, statute (including any judgment lien), operation of law, subrogation or otherwise and whether or not created following the commencement of any Insolvency Proceeding, now or hereafter held by or on behalf of the ABL Collateral Agent or any other ABL Claimholders, or any agent or trustee therefor.

“ABL Loan Documents” means the ABL Credit Agreement, the ABL Collateral Documents and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument (including any ABL Secured Cash Management Services Agreement or any ABL Secured Hedge Agreement) executed or delivered at any time in connection with any ABL Obligations.

“ABL Obligations” means the “Secured Obligations” as such term is defined in the ABL Credit Agreement, including (a) all principal, premium, interest, fees, attorney’s fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any ABL Loan Document (including, in each case, all Post-Petition Interest accruing on or after the commencement of any Insolvency Proceeding at the rate provided in the relevant ABL Loan Document) and (b) all ABL Secured Cash Management Services Obligations and ABL Secured Hedge Obligations to the extent constituting such “Secured Obligations”, in each case whether now existing or arising hereafter and notwithstanding that any such Secured Obligations or claims therefor shall be disallowed, voided or subordinated in any Insolvency Proceeding or under any Debtor Relief Law or other applicable law.

“ABL Priority Collateral” means all of the following assets that constitute Collateral, whether now owned or hereafter acquired (including any of the following assets acquired or created after the commencement of any Insolvency Proceeding) and wherever located:

(a) all Accounts (other than Accounts arising under agreements for the sale of Term Priority Collateral described in clauses (a) through (f) of the definition of such term to the extent constituting identifiable Proceeds of such Term Priority Collateral);

(b) all Payment Intangibles, including (i) all corporate and other tax refunds and (ii) all rights to payment arising in any credit-card, debit-card, prepaid-card or other payment-card transaction (other than any Payment Intangibles arising under agreements for the sale of Term Priority Collateral described in clauses (a) through (f) of the definition of such term to the extent constituting identifiable Proceeds of such Term Priority Collateral);

3

(c) all Inventory;

(d) all Commercial Tort Claims;

(e) all Deposit Accounts, Securities Accounts and Commodity Accounts (in each case, subject to Section 3.9, other than the Term Priority Accounts) and all Money, Financial Assets, cash equivalents and other assets contained in, or credited to, and all Securities Entitlements arising from, any such Deposit Accounts, Securities Accounts or Commodity Accounts (in each case, subject to Section 3.9, except to the extent constituting identifiable Proceeds of Term Priority Collateral);

(f) all rights to business interruption insurance and all rights to credit insurance with respect to any Accounts (in each case, regardless of whether the ABL Collateral Agent is the loss payee thereof);

(g) to the extent evidencing, governing, securing or otherwise relating to any of the items constituting ABL Priority Collateral under clauses (a) through (f) above, all (i) General Intangibles, including all purchase agreements, contractual arrangements, and purchase orders with foreign vendors and foreign purchasers (excluding Intellectual Property (but subject to the rights of the ABL Collateral Agent under Section 3.10), Indebtedness (or any evidence thereof) between or among the Company or any of the Subsidiaries, and any Equity Interests), (ii) Instruments (including Promissory Notes), (iii) Documents (including each warehouse receipt or bill of lading) covering any Inventory, (iv) insurance policies, solely to the extent relating to other ABL Priority Collateral (regardless of whether the ABL Collateral Agent is the loss payee thereof), (v) export or other licenses from any Governmental Authority to sell or to manufacture Inventory, and (vi) Chattel Paper (including all Electronic Chattel Paper and all Tangible Chattel Paper);

(h) all collateral and guarantees given by any other Person with respect to any of the foregoing, and all other Supporting Obligations (including Letter-of-Credit Rights) with respect to any of the foregoing;

(i) all books and Records to the extent relating to any of the foregoing (including customer lists, files, correspondence, tapes, computer programs, printouts and computer records); and

(j) all Products and Proceeds of the foregoing.

Notwithstanding the foregoing, the term “ABL Priority Collateral” shall not include any assets referred to in clauses (a), (b), (c), (d), (e) and (f) of the definition of the term “Term Priority Collateral”.

“ABL Secured Cash Management Services Agreement” means any agreement the obligations under which constitute ABL Secured Cash Management Services Obligations.

“ABL Secured Cash Management Services Obligations” means the “Banking Services Obligations” as such term is defined in the ABL Credit Agreement on the date hereof (or any substantially similar term contained in any definitive agreement governing Refinancing Indebtedness in respect of the ABL Obligations).

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“ABL Secured Cash Management Services Provider” means any ABL Lender or Affiliate (as defined in the ABL Credit Agreement) of an ABL Lender to whom any ABL Secured Cash Management Services Obligations are owed.

“ABL Secured Hedge Agreement” means any “Swap Agreement” as such term is defined in the ABL Credit Agreement on the date hereof (or any substantially similar term contained in any definitive agreement governing Refinancing Indebtedness in respect of the ABL Obligations), the obligations under which constitute ABL Secured Hedge Obligations.

“ABL Secured Hedge Counterparty” means any Person to whom any ABL Secured Hedge Obligations are owed.

“ABL Secured Hedge Obligations” means the “Swap Obligations” as such term is defined in the ABL Credit Agreement on the date hereof (or any substantially similar term contained in any definitive agreement governing Refinancing Indebtedness in respect of the ABL Obligations), to the extent constituting “Secured Obligations”, as such term is defined in the ABL Credit Agreement.

“ABL Security Agreement” means the Amended and Restated Pledge and Security Agreement dated as of the date hereof, among the Company, the ABL Guarantors and the ABL Collateral Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“ABL Standstill Period” has the meaning set forth in Section 3.2(a).

“Additional Junior Obligations” means Indebtedness of the Grantors incurred following the date of this Agreement (together with all obligations in respect of such Indebtedness, including all principal, premium, interest, fees, attorney’s fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Additional Junior Obligations Agreement (including, in each case, all Post-Petition Interest accruing on or after the commencement of any Insolvency Proceeding at the rate provided in the relevant Additional Junior Obligations Agreement, whether or not a claim for such Post-Petition Interest is allowed or allowable in any such Insolvency Proceeding)) to the extent (a) such Indebtedness and such obligations in respect of such Indebtedness are permitted by the terms of the ABL Credit Agreement, the Term Credit Agreement, each Additional Pari Passu Obligations Agreement then in effect and each other Additional Junior Obligations Agreement then in effect to be secured by Liens on the Collateral ranking junior in priority to the Term Liens and to the Liens on the Collateral securing Additional Pari Passu Obligations and, with respect to any such Collateral constituting ABL Priority Collateral, junior in priority to the ABL Liens, (b) the Grantors have granted Liens on the Collateral to secure such Indebtedness and such obligations in respect of such Indebtedness on a basis ranking junior in priority to the Term Liens and to the Liens on the Collateral securing any Additional Pari Passu Obligations and, with respect to any such Collateral constituting ABL Priority Collateral, junior in priority to the ABL Liens, and (c) the Additional Junior Obligations Agent shall have entered into the Junior Lien Intercreditor Agreement.

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“Additional Junior Obligations Agent” means any Person appointed to act as trustee, collateral agent or a similar representative for the holders of Additional Junior Obligations pursuant to any Additional Junior Obligations Agreement.

“Additional Junior Obligations Agreement” means the indenture, credit agreement or other definitive agreement under which any Additional Junior Obligations are incurred.

“Additional Pari Passu Obligations” means Indebtedness of the Grantors incurred following the date of this Agreement (together with all obligations in respect of such Indebtedness, including all principal, premium, interest, fees, attorney’s fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Additional Pari Passu Obligations Agreement (including, in each case, all Post-Petition Interest accruing on or after the commencement of any Insolvency Proceeding at the rate provided in the relevant Additional Pari Passu Obligations Agreement, whether or not a claim for such Post-Petition Interest is allowed or allowable in any such Insolvency Proceeding)) to the extent (a) such Indebtedness and such obligations in respect of such Indebtedness are permitted by the terms of the ABL Credit Agreement, the Term Credit Agreement, each Additional Junior Obligations Agreement then in effect and each other Additional Pari Passu Obligations Agreement then in effect to be secured by Liens on the Collateral ranking pari passu in priority with the Term Liens and the Liens on the Collateral securing other Additional Pari Passu Obligations (without regard to the control of remedies) and, with respect to any Collateral constituting ABL Priority Collateral, ranking junior in priority to the ABL Liens, (b) the Grantors have granted Liens on the Collateral to secure such Indebtedness and such obligations in respect of such Indebtedness on a basis ranking pari passu in priority with the Term Liens and the Liens on the Collateral securing any other Additional Pari Passu Obligations and, with respect to any such Collateral constituting ABL Priority Collateral, junior in priority to the ABL Liens (it being agreed that Term Obligations incurred or issued after the date hereof shall not constitute Additional Pari Passu Obligations) and (c) the Additional Pari Passu Obligations Agent shall have entered into the Pari Passu Intercreditor Agreement.

“Additional Pari Passu Obligations Agent” means any Person appointed to act as trustee, collateral agent or a similar representative for the holders of Additional Pari Passu Obligations pursuant to any Additional Pari Passu Obligations Agreement.

“Additional Pari Passu Obligations Agreement” means the indenture, credit agreement or other definitive agreement under which any Additional Pari Passu Obligations are incurred.

“Agreement” means this ABL Intercreditor Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

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“Business Day” means any day other than a Saturday or Sunday, a day that is a legal holiday under the laws of the State of New York or a day on which banking institutions located in such State are authorized or required by law to remain closed.

“Cash Collateral” has the meaning set forth in Section 6.1.

“Claimholders” means the ABL Claimholders and the Term Claimholders, or any of them, as the context may require. Any references herein to “related” Claimholders of any Collateral Agent shall mean, with respect to the ABL Collateral Agent, the ABL Claimholders and, with respect to the Term Collateral Agent, the Term Claimholders.

“Class” refers to either (a) the ABL Collateral Agent, the ABL Claimholders, the ABL Obligations, the ABL Priority Collateral, the ABL Credit Agreement, the ABL Collateral Documents and the ABL Loan Documents, on the one hand, as opposed to (b) the Term Collateral Agent, the Term Claimholders, the Term Obligations, the Term Priority Collateral, the Term Credit Agreement, the Term Collateral Documents and the Term Loan Documents, on the other hand.

“Collateral” means all of the assets of any Grantor, now existing or hereafter acquired, whether real, personal or mixed, that constitute ABL Collateral or Term Collateral.

“Collateral Agent” means the ABL Collateral Agent or the Term Collateral Agent, as the context may require.

“Collateral Documents” means the ABL Collateral Documents and the Term Collateral Documents, or any of them, as the context may require.

“Company” has the meaning set forth in the recitals to this Agreement.

“Copyright Licenses” means any and all agreements providing for the granting of any right in or to Copyrights (whether a Grantor is licensee or licensor thereunder).

“Copyrights” means all United States and foreign copyrights (including community designs), whether now or hereafter owned by or exclusively licensed to any Grantor, including copyrights in Software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or not registered, and, with respect to any and all of the foregoing (a) all extensions and renewals thereof, (b) all rights corresponding thereto throughout the world, (c) all rights to sue for past, present and future infringements thereof, and (d) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Documents” means the ABL Loan Documents and the Term Loan Documents, or any of them, as the context may require.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

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“DIP Financing” has the meaning set forth in Section 6.1(a).

“Discharge of ABL Obligations” means, except to the extent otherwise expressly provided in Sections 5.5 and 6.6:

(a) the payment in full in cash of all the ABL Obligations (other than ABL Secured Cash Management Services Obligations and ABL Secured Hedge Obligations, undrawn amounts in respect of outstanding Letters of Credit and inchoate or contingent indemnification obligations), including any interest, fees and other charges accruing during any Insolvency Proceeding at the rate provided for in the ABL Loan Documents (whether or not allowed or allowable as a claim in such Insolvency Proceeding);

(b) the termination or expiration of all commitments, if any, to extend credit that would constitute (prior to such termination or expiration) ABL Obligations;

(c) the termination or cash collateralization (in an amount equal to not more than 105% of the aggregate undrawn amount and in the manner required by the ABL Credit Agreement or otherwise on terms and conditions reasonably satisfactory to the ABL Administrative Agent and the applicable ABL Issuing Banks) of all outstanding Letters of Credit (or backstopping of such Letters of Credit by delivery of standby letters of credit reasonably satisfactory to (and issued by a financial institution reasonably satisfactory to) the ABL Administrative Agent and the applicable ABL Issuing Banks, in the amount of required cash collateral);

(d) the payment in full (giving effect to any netting arrangements) in cash of the ABL Secured Cash Management Services Obligations constituting ABL Obligations, to the extent due and payable, including any interest, fees and other charges accruing during any Insolvency Proceeding at the rate provided for in the applicable documentation (whether or not allowed or allowable as a claim in such Insolvency Proceeding), and the termination or expiration of all commitments, if any, in respect of ABL Secured Cash Management Services Obligations that would constitute ABL Obligations;

(e) the payment in full (giving effect to any netting arrangements) in cash of the ABL Secured Hedge Obligations constituting ABL Obligations, to the extent due and payable, including any interest, fees and other charges accruing during any Insolvency Proceeding at the rate provided for in the applicable documentation (whether or not allowed or allowable as a claim in any such Insolvency Proceeding), and the termination or expiration of all related ABL Secured Hedge Agreements; and

(f) the cash collateralization or back-stopping of (or letter of credit support for) any inchoate or contingent ABL Obligations (including indemnification obligations) not yet due and payable but for which a claim has been asserted in writing under any ABL Loan Documents, in each case on terms and conditions reasonably acceptable to the ABL Collateral Agent.

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“Discharge of Term Obligations” means, except to the extent otherwise expressly provided in Sections 5.5 and 6.6:

(a) the payment in full in cash of all Term Obligations (other than inchoate or contingent indemnification obligations), including any interest, fees and other charges accruing during any Insolvency Proceeding at the rate provided for in the Term Loan Documents (whether or not allowed or allowable as a claim in such Insolvency Proceeding);

(b) the termination or expiration of all commitments, if any, to extend credit that would (prior to such termination or expiration) constitute Term Obligations; and

(c) the cash collateralization or back-stopping of (or letter of credit support for) any inchoate or contingent Term Obligations (including indemnification obligations) not yet due and payable but for which a claim has been asserted in writing under any Term Loan Documents, in each case on terms and conditions reasonably acceptable to the Term Collateral Agent.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange or other disposition (including any sale and leaseback transaction) of any Collateral.

“Enforcement Notice” means a written notice delivered by any Collateral Agent to the other Collateral Agent stating that an ABL Default or a Term Default, as applicable, has occurred and is continuing and that an Exercise of Secured Creditor Remedies has commenced or is about to be commenced with respect to the ABL Priority Collateral or the Term Priority Collateral, as applicable.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into any such Equity Interests).

“Exercise any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action (or joining with any other Person (other than the other Collateral Agent to the extent provided in Section 3.4(i)) in taking any action) to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings, the giving of notice of any public or private sale or other Disposition pursuant to Article 8 or Article 9 of the UCC or other applicable law or any action to vacate, obtain relief from or modify a stay or other injunction restricting any such enforcement or any other exercise of rights or remedies with respect to any Collateral described in this definition, (b) the exercise of (or joining with any other Person (other than the other Collateral Agent to the extent provided in Section 3.4(i)) in exercising) any right or remedy provided to a secured creditor under the ABL Loan Documents or the Term Loan Documents (including, in either case, any delivery of any notice to otherwise seek to obtain payment directly from any account debtor of any Grantor or the taking of any

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action or the exercise of any right or remedy in respect of the set off or recoupment against any Collateral or proceeds of any Collateral), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including credit bidding or otherwise accepting any Collateral in full or partial satisfaction of a Lien, (c) the Disposition of all or any portion of the Collateral, by private or public sale or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of any Collateral, (e) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purposes of valuing, marketing, or Disposing of, any Collateral, or (f) the exercise of any other enforcement right relating to any Collateral (including the exercise of any voting rights relating to any Equity Interests constituting Collateral) whether under the ABL Loan Documents, the Term Loan Documents, under applicable law, in equity, in an Insolvency Proceeding, or otherwise; it being acknowledged and agreed that none of the following will constitute an Exercise of Secured Creditor Remedies for purposes of this Agreement: (i) the exercise of cash dominion by the ABL Collateral Agent over the Deposit Accounts of any Grantor that constitute ABL Priority Collateral and application of funds in connection therewith against the ABL Obligations pursuant to Section 2.10(b) or any other applicable provision of the ABL Credit Agreement, (ii) the imposition of a default rate or late fee, (iii) the collection and application of monies deposited from time to time in any Term Priority Account, to the extent constituting Term Priority Collateral, against the Term Obligations pursuant to the provisions of the Term Loan Documents, (iv) the filing of a proof of claim or a statement of interest in any Insolvency Proceeding, (v) the consent by the ABL Collateral Agent to the Disposition by any Grantor of any of the ABL Priority Collateral, (vi) the consent of the Term Collateral Agent to the Disposition by any Grantor of any Term Priority Collateral and (vii) the acceleration of the Term Obligations or the ABL Obligations.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means any federal, state, municipal, national, supranational or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the United States of America, any State thereof or the District of Columbia or a foreign entity or government.

“Grantors” means the Company, the Subsidiary Borrower, the ABL Borrowing Subsidiaries, the ABL Guarantors, the Term Guarantors and each other Subsidiary of the Company that may from time to time have created or purported to create any Lien on all or any part of its assets to secure any ABL Obligation or any Term Obligation.

“Indebtedness” means all obligations that constitute “Indebtedness” within the meaning of the ABL Credit Agreement or the Term Credit Agreement, as applicable.

“Insolvency Proceeding” means:

(a) any voluntary or involuntary petition, case or proceeding under the Bankruptcy Code with respect to any Grantor;

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(b) any other voluntary or involuntary insolvency or bankruptcy petition, case or proceeding, or any similar petition, case or proceeding (including receiverships, liquidations, reorganizations or recapitalizations) under any Debtor Relief Law with respect to any Grantor or with respect to a material portion of its assets or the claims of its creditors;

(c) the admission in writing by any Grantor of its inability to pay its debts generally as they become due;

(d) any liquidation, dissolution, or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(e) any assignment for the benefit of creditors or any other marshaling of assets and liabilities for creditors of any Grantor or other similar arrangement in respect of such Grantor’s creditors generally.

“Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Software, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses.

“Junior Claimholders” means, as to any Collateral, the Claimholders whose Liens on such Collateral are junior and subordinate to the Liens of the Claimholders of the other Class on such Collateral pursuant to the terms of this Agreement. The parties hereto acknowledge that the ABL Claimholders are the Junior Claimholders with respect to the Term Priority Collateral and the Term Claimholders are the Junior Claimholders with respect to the ABL Priority Collateral, and that, accordingly, any reference herein to the “Junior Claimholders” shall be construed as a reference to the ABL Claimholders insofar as the Term Priority Collateral is concerned and to the Term Claimholders insofar as the ABL Priority Collateral is concerned.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement allocating lien priorities and rights between the Term Claimholders and the holders of any Additional Pari Passu Obligations on the one hand and the holders of Additional Junior Obligations on the other hand, such agreement to be substantially in the form of Exhibit K to the Term Credit Agreement or in such other form as may be agreed to by the Term Collateral Agent.

“Junior Liens” means (a) with respect to the ABL Priority Collateral or the Term Liens on the ABL Priority Collateral, the Term Liens on such Collateral, and (b) with respect to the Term Priority Collateral or the ABL Liens on the Term Priority Collateral, the ABL Liens on such Collateral, and, in each case, any Liens incurred in connection with any Refinancing of ABL Obligations or Term Obligations that are deemed to be Junior Liens under Section 5.5.

“Junior Priority Collateral” means (a) with respect to the ABL Collateral Agent and any other ABL Claimholders, all Term Priority Collateral and (b) with respect to the Term Collateral Agent and any other Term Claimholders, all ABL Priority Collateral.

“Letters of Credit” means the letters of credit issued (or deemed issued) and outstanding under the ABL Credit Agreement.

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“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Mortgage” means each mortgage, deed of trust or deed to secure debt pursuant to which a Grantor grants to (a) the ABL Collateral Agent, for the benefit of the ABL Claimholders, Liens upon the real estate Collateral owned by such Grantor, as security for the ABL Obligations, or (b) the Term Collateral Agent, for the benefit of the Term Claimholders, Liens upon the real estate Collateral owned by such Grantor, as security for the Term Obligations.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization the provisions of which are inconsistent with, or are in contravention of, the relative Lien priorities or the other provisions of this Agreement, including any Plan of Reorganization that purports to re-order (whether by subordination, invalidation or otherwise) or otherwise disregard, in whole or part, the provisions of Section 2 (including the relative Lien priorities of Section 2.1), 4 or 6.

“Notification of Proceeds” has the meaning set forth in Section 3.9(b).

“Obligations” means the ABL Obligations and the Term Obligations, or any of them, as the context requires.

“Pari Passu Intercreditor Agreement” means an intercreditor agreement allocating lien priorities and rights solely among the Term Claimholders and the holders on any Additional Pari Passu Obligations, such agreement to be substantially in the form of Exhibit L to the Term Credit Agreement or in such other form as may be agreed to by the Term Collateral Agent.

“Patent Licenses” means all agreements providing for the granting of any right in or to Patents (whether a Grantor is licensee or licensor thereunder).

“Patents” means all patents (whether United States or foreign) in or to which any Grantor now has or hereafter has any right, title or interest therein and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including (a) all reissues, divisions, continuations (including continuations-in-part and improvements thereof), extensions, renewals, and reexaminations thereof, (b) all rights corresponding thereto throughout the world, (c) all inventions, discoveries, designs and improvements described therein, (d) all rights to sue for past, present and future infringements thereof, (e) all licenses, claims, damages, and proceeds of suit arising therefrom, and (f) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

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“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of dispositive plan of arrangement proposed in or in connection with any Insolvency Proceeding.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Post-Petition Interest” means interest (including interest accruing at the default rate specified in the applicable Credit Documents), fees, expenses and other charges that pursuant to the ABL Collateral Documents or the Term Collateral Documents, as the case may be, continue to accrue after the commencement of any Insolvency Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under any Debtor Relief Law or in any such Insolvency Proceeding.

“Purchase Event” means, with respect to the Obligations of any Class, the occurrence of any of the following: (a) an acceleration of the Obligations of such Class in accordance with the terms of the Credit Documents of such Class; (b) a payment default in respect of Obligations under the Credit Documents of such Class that has not been cured or waived in accordance with the terms thereof within 30 days of the occurrence thereof; or (c) the commencement of any Insolvency Proceeding.

“Recovery” has the meaning set forth in Section 6.6.

“Refinance” means, in respect of any Indebtedness or other Obligations, to refinance or replace, or to issue other Indebtedness or Obligations in exchange or replacement for such Indebtedness or such Obligations, in whole or in part, whether with the same or different lenders, arrangers and/or agents. “Refinanced” and “Refinancing” shall have correlative meanings. “Refinancing Indebtedness” means the Indebtedness or other Obligations resulting from the Refinancing of any other Indebtedness or other Obligations.

“Senior Claimholders” means, as to any Collateral, the Claimholders whose Liens on such Collateral are senior to the Liens of the Claimholders of the other Class on such Collateral pursuant to the terms of this Agreement. The parties hereto acknowledge that the ABL Claimholders are the Senior Claimholders with respect to the ABL Priority Collateral and the Term Claimholders are the Senior Claimholders with respect to the Term Priority Collateral, and that, accordingly, any reference herein to the “Senior Claimholders” shall be construed as a reference to the ABL Claimholders insofar as the ABL Priority Collateral is concerned and to the Term Claimholders insofar as the Term Priority Collateral is concerned.

“Senior Collateral Agent” means, as to any Collateral, the Collateral Agent whose Liens on such Collateral, held by it for its benefit and the benefit of its related Claimholders, are senior to the Liens on such Collateral held by the Collateral Agent of the other Class, for its benefit and the benefit of its related Claimholders. The parties hereto acknowledge that the ABL Collateral Agent is the Senior Collateral Agent with respect to the ABL Priority Collateral and the Term Collateral Agent is the Senior Collateral Agent with respect to the Term Priority Collateral, and that, accordingly, any reference herein to the “Senior Collateral Agent” shall be construed as a reference to the ABL Collateral Agent insofar as the ABL Priority Collateral is concerned and to the Term Collateral Agent insofar as the Term Priority Collateral is concerned.

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“Senior Liens” means (a) with respect to the ABL Priority Collateral or the Term Liens on the ABL Priority Collateral, the ABL Liens on such Collateral, and (b) with respect to the Term Priority Collateral or the ABL Liens on the Term Priority Collateral, the Term Liens on such Collateral, and, in each case, any Liens incurred in connection with any Refinancing of Senior Obligations that are deemed to be Senior Liens under Section 5.5.

“Senior Obligations” means, with respect to any Collateral or any Liens thereon, any Obligations that are secured by Senior Liens on such Collateral.

“Senior Priority Collateral” means (a) with respect to the ABL Collateral Agent and any other ABL Claimholders, all ABL Priority Collateral and (b) with respect to the Term Collateral Agent and any other Term Claimholders, all Term Priority Collateral.

“Software” means computer programs, object code, source code and supporting documentation, including “software” as such term is defined in the UCC as in effect on the date hereof in the State of New York, and computer programs that may be construed as included in the definition of “goods” in the UCC, all licensed rights to the foregoing, and all media on which any such programs, code, documentation or associated data may be stored.

“Subject Obligations” has the meaning set forth in Section 5.7.

“Subject Secured Parties” has the meaning set forth in Section 5.7.

“Subsidiary” means with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in conformity with GAAP as of such date and (b) any other Person of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to Subsidiaries shall be deemed to refer to Subsidiaries of the Company.

“Subsidiary Borrower” has the meaning set forth in the recitals to this Agreement.

“Term Administrative Agent” has the meaning set forth in the recitals to this Agreement.

“Term Claimholders” means the Term Administrative Agent, the Term Collateral Agent, the Term Lenders and the other holders of Term Obligations.

“Term Collateral” means any and all assets of any Grantor, now existing or hereafter acquired, whether real, personal or mixed, subject, or purported under the terms of any Term Collateral Document to be subject, to any Lien securing any Term Obligations.

“Term Collateral Agent” has the meaning set forth in the preamble to this Agreement.

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“Term Collateral Documents” means the Term Security Agreement, the Mortgages granted to the Term Collateral Agent and each of the other agreements, documents and instruments now existing or entered into after the date hereof pursuant to which a Lien is granted or purported to be granted on any assets of any Grantor to secure any Term Obligations or under which rights or remedies with respect to any such Lien are governed.

“Term Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Term Guarantors” has the meaning set forth in the recitals to this Agreement.

“Term Guarantee and Collateral Agreement” has the meaning set forth in the recitals to this Agreement.

“Term Default” means any “Event of Default” as such term is defined in the Term Credit Agreement.

“Term DIP Financing” has the meaning set forth in Section 6.1(b).

“Term Guarantors” has the meaning set forth in the recitals to this Agreement. “Term Lenders” means the “Lenders” as such term is defined in the Term Credit Agreement.

“Term Lien” means all Liens on the Collateral securing the Term Obligations, whether created under the Term Collateral Documents or acquired by possession, statute (including any judgment lien), operation of law, subrogation or otherwise and whether or not created following the commencement of any Insolvency Proceeding, now or hereafter held by or on behalf of the Term Collateral Agent or any other Term Claimholders, or any agent or trustee therefor.

“Term Loan Documents” means the Term Credit Agreement, Term Collateral Documents, and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with any Term Obligations.

“Term Obligations” means, collectively, the “Obligations”, as such term is defined in the Term Credit Agreement, including all principal, premium, interest, fees, attorney’s fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Term Loan Document (including, in each case, all Post-Petition Interest accruing on or after the commencement of any Insolvency Proceeding at the rate provided in the relevant Term Loan Document), in each case whether now existing or arising hereafter and notwithstanding that any such Obligations or claims therefor shall be disallowed, voided or subordinated in any Insolvency Proceeding or under any Debtor Relief Law or other applicable law.

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“Term Priority Accounts” means any Deposit Accounts or Securities Accounts that are required to be established pursuant to the Term Loan Documents for purposes of exclusively holding identifiable Proceeds of the Term Priority Collateral (it being understood that any property in such Deposit Accounts or Securities Accounts which is not identifiable proceeds of Term Priority Collateral shall not be Term Priority Collateral solely by virtue of being on deposit in or credited to any such Deposit Account or Securities Account).

“Term Priority Collateral” means all of the following assets that constitute Collateral, whether now owned or hereafter acquired (including any of the following assets acquired or created after the commencement of any Insolvency Proceeding) and wherever located:

(a) all Equipment and all real property and interests therein (including both fee and leasehold interests) and all Fixtures;

(b) all Intellectual Property (subject to the rights of the ABL Collateral Agent under Section 3.10);

(c) all Equity Interests and other Investment Property (other than Investment Property constituting ABL Priority Collateral under clause (e) of the definition of such term);

(d) except to the extent constituting ABL Priority Collateral under clause (g) of the definition of such term, all Instruments, Documents and General Intangibles (including all Indebtedness between or among the Company and any of the Subsidiaries);

(e) all Term Priority Accounts and all Money, Financial Assets, Securities Entitlements or other assets contained in, or credited to, or arising from any such Term Priority Account (in each case, except to the extent constituting identifiable Proceeds of ABL Priority Collateral);

(f) all insurance policies relating to Term Priority Collateral (regardless of whether the Term Collateral Agent is the loss payee thereof), but, for the avoidance of doubt, excluding business interruption insurance and credit insurance with respect to any Accounts;

(g) all other Collateral not constituting ABL Priority Collateral;

(h) all collateral and guarantees given by any other Person with respect to any of the foregoing, and all Supporting Obligations (including Letter-of-Credit Rights) with respect to any of the foregoing; (i) all books and Records to the extent relating to any of the foregoing (including files, correspondence, tapes, computer programs, printouts and computer records); and

(j) all Products and Proceeds of the foregoing.

Notwithstanding the foregoing, the term “Term Priority Collateral” shall not include any assets referred to in clauses (a), (b), (c), (d), (e) and (f) of the term “ABL Priority Collateral”.

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“Term Security Agreement” means the Term Pledge and Security Agreement, dated as of the date hereof, among the Company, the Term Guarantors and the Term Collateral Agent as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Term Standstill Period” has the meaning set forth in Section 3.1(a).

“Trade Secret Licenses” means any and all agreements providing for the granting of any right in or to Trade Secrets (whether a Grantor is licensee or licensor thereunder).

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how in which any Grantor now has or hereafter has any right, title or interest therein, whether or not any of the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to any of the foregoing, including (a) any secretly held existing engineering or other data, information, production procedures and other know-how relating to the design manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business of any Grantor worldwide, (b) the right to sue for past, present and future misappropriation or other violation thereof, and (c) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trademark Licenses” means any and all agreements providing for the granting of any right in or to Trademarks (whether a Grantor is licensee or licensor thereunder).

“Trademarks” means all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, trade dress, other source or business identifiers, designs and general intangibles of a like nature, and all registrations and applications for any of the foregoing in which any Grantor now has or hereafter has any right, title or interest, including (a) all extensions or renewals of any of the foregoing, (b) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (c) the right to sue for past, present and future infringement or dilution of or unfair competition with any of the foregoing or for any injury to goodwill, and (d) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“Use Period” means, with respect to any Term Priority Collateral, the period commencing on the date on which the ABL Collateral Agent delivers, in accordance with Section 3.7, a written notice to the Term Collateral Agent electing to exercise its access rights pursuant to Section 3.7 with respect to such Term Priority Collateral, and ending, with respect to any Term Priority Collateral, on the earlier to occur of (i) the 180th day after the date (the “Initial Access Date”) on which the ABL Collateral Agent, or its designee, initially obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, the ABL Priority Collateral located on such Term Priority Collateral and (ii) the date on which all or

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substantially all of the ABL Priority Collateral located on such Term Priority Collateral is removed, sold, collected or liquidated. If any stay or other order that prohibits any of the ABL Collateral Agent or the other ABL Claimholders from commencing and continuing to Exercise any Secured Creditor Remedies or from liquidating or selling the ABL Priority Collateral has occurred by the operation of law or has been entered by a court of competent jurisdiction after the Initial Access Date, the 180-day period referred to in clause (i) above shall be tolled during the pendency of any such stay or other order and the Use Period, to the extent the expiration thereof is to be determined by reference to clause (i) above, shall be extended by a corresponding number of days, provided that if, after the lifting of such stay or other order, fewer than 45 days shall remain in the Use Period, then the Use Period shall be extended so that the ABL Collateral Agent and the other ABL Claimholders have 45 days remaining in the Use Period upon lifting of the stay or other order.

1.2. Construction. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Unless the context requires otherwise:

(a) except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified;

(b) any reference herein to any Person shall be construed to include such Person’s successors and assigns;

(c) the words “herein”, “hereof”, and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections and Annexes shall be construed to refer to Sections and Annexes of this Agreement;

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, real, personal or mixed, including cash, securities, accounts, and contract rights;

(f) any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs; and

(g) any references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

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1.3. Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Agreement are used herein as defined in Articles 8 or 9 of the UCC in effect in the State of New York from time to time, as the context may require (including, as if such terms were capitalized in Article 8 or 9 of the UCC, as the context may require, the following terms: “Accounts”, “Chattel Paper”, “Commodity Account”, “Commercial Tort Claims”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Financial Asset”, “Fixtures”, “General Intangible” (except that such term shall include all interest rate or currency protection or hedging arrangements, all licenses, permits, concessions and authorizations and all Intellectual Property (in each case, regardless of whether characterized as General Intangibles under the UCC)), “Goods” (except that such term shall include all Equipment and Inventory (in each case, regardless of whether characterized as Goods under the UCC)), “Instrument”, “Inventory” (except that such term shall include all computer programs embedded in any Inventory and all supporting information relating to such programs, in each case that are included in the definition of Goods under the UCC (in each case, regardless of whether characterized as Inventory under the UCC), but not, for the avoidance of doubt, any other Intellectual Property), “Investment Property”, “Letter-of-Credit Right”, “Money”, “Payment Intangibles”, “Promissory Notes”, “Records”, “Securities Accounts”, “Securities Entitlement”, “Supporting Obligation”, “Tangible Chattel Paper” and “Uncertificated Securities”).

SECTION 2. Lien Priorities.

2.1. Relative Priorities. (a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any ABL Lien or any Term Lien on any Collateral (including, in each case, irrespective of whether any such ABL Lien or Term Lien is granted (or secures Obligations relating to the period) before or after the commencement of any Insolvency Proceeding), (ii) any contrary provision of the UCC or any other applicable law or of the ABL Loan Documents or the Term Loan Documents, as applicable, (iii) any defect or deficiencies in, or failure to attach or perfect, any ABL Lien or any Term Lien or (iv) any other circumstance whatsoever, each of the Term Collateral Agent and the ABL Collateral Agent, on behalf of itself and its related other Claimholders, hereby agrees that:

(A) any ABL Lien on any ABL Priority Collateral, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Term Lien on any ABL Priority Collateral;

(B) any Term Lien on any Term Priority Collateral, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any ABL Lien on any Term Priority Collateral;

(C) any Term Lien on any ABL Priority Collateral, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any ABL Lien on any ABL Priority Collateral; and

(D) any ABL Lien on any Term Priority Collateral, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Term Lien on any Term Priority Collateral.

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(b) The priority and subordination of Liens provided for in this Agreement (i) shall continue to be effective with respect to any part of the Collateral from and after the date hereof whether such Liens are declared, or ruled to be, invalid, unenforceable, void or not allowed by a court of competent jurisdiction or otherwise, and whether as a result of any action taken by the Term Collateral Agent or the ABL Collateral Agent, as applicable, or any failure by any such Person to take any action with respect to any financing statement (including any amendment to or continuation thereof), mortgage or other perfection document, or otherwise and (ii) are intended to be effective whether or not such Liens are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person (but only to the extent that such subordination is permitted pursuant to the terms of the ABL Credit Agreement, the Term Credit Agreement and each Additional Junior Obligations Agreement and each Additional Pari Passu Obligations Agreement then in effect or as contemplated in Section 6.1).

2.2. Prohibition on Contesting Liens or Obligations. Each of the Term Collateral Agent, for itself and on behalf of each other Term Claimholder, and the ABL Collateral Agent, for itself and on behalf of each other ABL Claimholder, agrees that it and its related Claimholders will not (and each hereby waives any right to), directly or indirectly, contest or question, or support any other Person in contesting or questioning, in any proceeding (including any Insolvency Proceeding) (a) the existence, priority, validity, extent, perfection or enforceability of any ABL Lien or any Term Lien, (b) the priority, validity, extent or enforceability of any Obligations, including the allowability or priority of any Obligations in any Insolvency Proceeding or (c) the relative rights and duties of the Claimholders granted and/or established in this Agreement; provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of the ABL Collateral Agent, any other ABL Claimholder, the Term Collateral Agent or any other Term Claimholder to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority and subordination of the Liens securing the ABL Obligations and the Term Obligations, as applicable.

2.3. No New Liens. (a) Whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the parties hereto agree, subject to Section 6, that:

(i) no Grantor shall grant, and the Term Collateral Agent shall not accept from any Grantor, any additional Liens under any Term Collateral Document on any asset to secure any Term Obligation unless such Grantor also grants a Lien on such asset to secure the ABL Obligations concurrently with the grant of a Lien thereon in favor of the Term Collateral Agent in accordance with the relative Lien priorities set forth in this Agreement, and

(ii) no Grantor shall grant, and the ABL Collateral Agent shall not accept from any Grantor, any additional Liens under any ABL Collateral Documents on any asset to secure any ABL Obligations unless such Grantor grants a Lien on such asset to secure the Term Obligations concurrently with the grant of a Lien thereon in favor of the ABL Collateral Agent in accordance with the relative Lien priorities set forth in this Agreement, provided that the foregoing shall not apply to additional Liens on any asset of any Grantor granted to secure Obligations of any Class if, prior to such grant, such Grantor has offered in writing to grant a Lien on such asset to secure Obligations of the other Class and the Collateral

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Agent of such other Class has affirmatively declined in writing to accept such Lien or has failed to respond to such offer within 30 days thereof, in which case such Collateral Agent shall be deemed to have declined to accept such Lien; and provided further that the attachment of any previously granted Lien to any after-acquired property of the type covered by such Lien immediately prior thereto shall not be deemed to be an acceptance of an additional Lien for the purposes of this Section 2.3.

(b) To the extent that the provisions of Section 2.3(a) are not complied with for any reason, (i) without limiting any other rights and remedies available to the ABL Collateral Agent or the other ABL Claimholders, the Term Collateral Agent, on behalf of the Term Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted and accepted in contravention of Section 2.3(a) shall be subject to Section 4.2 and the Term Collateral Agent also shall hold and be deemed to have held such Liens for the benefit of the ABL Collateral Agent and the other ABL Claimholders subject to the provisions set forth herein, and (ii) without limiting any other rights and remedies available to the Term Collateral Agent or the other Term Claimholders, the ABL Collateral Agent, on behalf of the ABL Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted and accepted in contravention of Section 2.3(a) shall be subject to Section 4.2 and the ABL Collateral Agent also shall hold and be deemed to have held such Liens for the benefit of the Term Collateral Agent and the other Term Claimholders subject to the provisions set forth herein.

2.4. Cooperation in Designating Collateral. In furtherance of Section 9.9, each of the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, and the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that it and its related Claimholders will, subject to the other provisions of this Agreement, upon request by the ABL Collateral Agent or the Term Collateral Agent, cooperate in good faith (and will direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Priority Collateral and the Term Priority Collateral, as the case may be, and the steps taken to perfect the ABL Liens or the Term Liens, as the case may be, and the identity of the respective parties obligated under the ABL Loan Documents and the Term Loan Documents, as the case may be.

2.5. Revolving Nature of ABL Obligations. The Term Administrative Agent, for itself and on behalf of the other Term Claimholders, expressly acknowledges and agrees that (a) the ABL Credit Agreement includes a revolving commitment and that in the ordinary course of business the ABL Administrative Agent and the ABL Lenders will apply payments and make advances thereunder, (b) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased (including pursuant to the provisions of the ABL Credit Agreement providing for increases in the aggregate commitments thereunder) or reduced and subsequently reborrowed, (c) all cash collateral received by the ABL Administrative Agent or the ABL Collateral Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time and from time to time and (d) the advance rates under the ABL Credit Agreement may be reduced, the eligibility criteria for purposes of the Borrowing Base (as defined in the ABL Credit Agreement) may be modified and Reserves (as defined in the ABL Credit Agreement) may be imposed, under the terms of the ABL Credit Agreement, in each case without altering or otherwise affecting the relative Lien priorities set forth in this Agreement.

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2.6. No Subordination of the Relative Priority of Claims. Notwithstanding anything to the contrary contained herein, the subordination of the Term Liens to the ABL Liens and of the ABL Liens to the Term Liens as set forth herein is with respect to the relative priority of the respective Liens held by or on behalf of the Term Claimholders or the ABL Claimholders only and shall not constitute a subordination of the Term Obligations to the ABL Obligations or the ABL Obligations to the Term Obligations.

2.7. Mortgage Subordination Agreements. In order to effectuate the lien priorities described in Section 2.1 above, ABL Collateral Agent hereby agrees, within ninety (90) days of the date hereof, to deliver and record customary mortgage subordination agreements, in form and substance mutually satisfactory to ABL Collateral Agent and Term Collateral Agent, with respect to each Mortgage currently held by ABL Collateral Agent for the benefit of the ABL Claimholders.

SECTION 3. Exercise of Remedies.

3.1. Exercise of Remedies by Term Collateral Agent. Subject to Section 3.4 hereof, until the Discharge of ABL Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that the Term Claimholders:

(a) will not exercise or seek to exercise any rights or remedies with respect to any ABL Priority Collateral (including any Exercise of Secured Creditor Remedies with respect to any ABL Priority Collateral); provided, however, that the Term Collateral Agent may exercise any or all such rights or remedies (including any Exercise of Secured Creditor Remedies with respect to any ABL Priority Collateral) after the passage of a period of at least 180 days after the date on which the ABL Collateral Agent received written notice from the Term Collateral Agent that the maturity of the Term Obligations has been accelerated; provided, further, however, that notwithstanding anything to the contrary contained herein, in no event will the Term Collateral Agent or any other Term Claimholder exercise any rights or remedies with respect to the ABL Priority Collateral if, before or after the expiration of such 180-day period, the ABL Collateral Agent or any other ABL Claimholder (x) shall have commenced and be diligently pursuing the exercise of its rights or remedies with respect to all or a material portion of the ABL Priority Collateral (prompt written notice of such exercise to be given to the Term Collateral Agent by the ABL Collateral Agent, provided that the failure to give such notice shall not affect the ABL Collateral Agent’s or any other ABL Claimholders’ rights hereunder) or (y) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies (during which time the 180-day period shall be tolled) (the period during which the Term Collateral Agent and the other Term Claimholders may not pursuant to this Section 3.1(a) exercise any rights or remedies with respect to the ABL Priority Collateral being called the “Term Standstill Period”);

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(b) subject to their rights under Section 3.1(a), will not directly or indirectly contest, protest or object to or hinder any Exercise of Secured Creditor Remedies by the ABL Collateral Agent or any other ABL Claimholder with respect to any ABL Priority Collateral;

(c) will have no right to direct the ABL Collateral Agent to Exercise any Secured Creditor Remedies with respect to any ABL Priority Collateral or to take any other action under the ABL Loan Documents with respect to any ABL Priority Collateral; and

(d) subject to their rights under Section 3.1(a), will not object to (and hereby waive any and all claims with respect to) the forbearance by the ABL Collateral Agent or the other ABL Claimholders from Exercising any Secured Creditor Remedies with respect to any ABL Priority Collateral;

provided, however, that, in each case under this Section 3.1, the Term Liens shall remain on any Proceeds (other than those Proceeds properly applied to the ABL Obligations in accordance with Section 4.1(a)) resulting from actions taken by the ABL Collateral Agent or any other ABL Claimholder with respect to the ABL Priority Collateral (subject to the relative Lien priorities described in Section 2).

3.2. Exercise of Remedies by ABL Collateral Agent. Subject to Section 3.4 hereof, until the Discharge of Term Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agrees that the ABL Claimholders:

(a) will not exercise or seek to exercise any rights or remedies with respect to any Term Priority Collateral (including any Exercise of Secured Creditor Remedies with respect to any Term Priority Collateral); provided, however, that the ABL Collateral Agent may exercise any or all such rights or remedies (including any Exercise of Secured Creditor Remedies with respect to any Term Priority Collateral) after the passage of a period of at least 180 days after the date on which the Term Collateral Agent received written notice from the ABL Collateral Agent that the maturity of the ABL Obligations has been accelerated; provided further, however, that notwithstanding anything to the contrary contained herein, in no event will the ABL Collateral Agent or any other ABL Claimholder exercise any rights or remedies with respect to the Term Priority Collateral if, before or after the expiration of such 180-day period, the Term Collateral Agent or any Term Claimholder (x) shall have commenced and be diligently pursuing the exercise of its rights or remedies with respect to all or a material portion of the Term Priority Collateral (prompt written notice of such exercise to be given to the ABL Collateral Agent by the Term Collateral Agent, ~~provided~~ that the failure to give such notice shall not affect the Term Collateral Agent’s or any other Term Claimholders’ rights hereunder) or (y) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies (during which time the 180-day period shall be tolled) (the period during which the ABL Collateral Agent and the other ABL Claimholders may not pursuant to this Section 3.2(a) exercise any rights or remedies with respect to the Term Priority Collateral being called the “ABL Standstill Period”);

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(b) subject to their rights under Section 3.2(a), will not directly or indirectly contest, protest or object to or hinder any Exercise of Secured Creditor Remedies by the Term Collateral Agent or any other Term Claimholder with respect to any Term Priority Collateral;

(c) will have no right to direct the Term Collateral Agent to Exercise any Secured Creditor Remedies with respect to any Term Priority Collateral or to take any other action under the Term Loan Documents with respect to any Term Priority Collateral; and

(d) subject to their rights under Section 3.2(a), will not object to (and hereby waive any and all claims with respect to) the forbearance by the Term Collateral Agent or any other Term Claimholder from the Exercise of Secured Creditor Remedies with respect to any Term Priority Collateral;

provided, however, that, in each case under this Section 3.2, the ABL Liens shall remain on any Proceeds (other than those Proceeds properly applied to the Term Obligations in accordance with Section 4.1(b)) resulting from actions taken by the Term Collateral Agent or any other Term Claimholder with respect to the Term Priority Collateral (subject to the relative Lien priorities described in Section 2).

3.3. Exclusive Enforcement Rights. (a) Until the Discharge of ABL Obligations has occurred and except as provided in Sections 3.1(a) and 3.4, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the ABL Collateral Agent shall have the exclusive right to Exercise any Secured Creditor Remedies with respect to the ABL Priority Collateral (including the exercise of any right under any lockbox agreement, control agreement, landlord waiver, bailee’s letter, consignee agreement or any similar agreement or arrangement) without any consultation with or the consent of the Term Collateral Agent or any other Term Claimholder; provided, however, that the Term Liens shall remain on any Proceeds (other than those properly applied to the ABL Obligations in accordance with Section 4.1(a)) resulting from actions taken by the ABL Collateral Agent or any other ABL Claimholder with respect to the ABL Priority Collateral (subject to the relative Lien priorities described in Section 2).

(b) Until the Discharge of Term Obligations has occurred and except as provided in Sections 3.2(a), 3.4 and 3.7, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Term Collateral Agent shall have the exclusive right to Exercise any Secured Creditor Remedies with respect to the Term Priority Collateral without any consultation with or the consent of the ABL Collateral Agent or any other ABL Claimholder; provided, however, that the ABL Liens shall remain on any Proceeds (other than those properly applied to the Term Obligations in accordance with Section 4.1(b)) resulting from actions taken by the Term Collateral Agent or any other Term Claimholder with respect to the Term Priority Collateral (subject to the relative Lien priorities described in Section 2).

(c) In connection with any Exercise of Secured Creditor Remedies with respect to any of its Senior Priority Collateral, each of the Term Collateral Agent, the other Term Claimholders, the ABL Collateral Agent and the other ABL Claimholders may enforce the provisions of the Term Collateral Documents or ABL Collateral Documents, as applicable, and exercise rights, powers and remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the

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rights of an agent appointed by any Senior Claimholder to Dispose of its Senior Priority Collateral upon foreclosure, to incur expenses in connection with such Disposition, and to exercise with respect to its Senior Priority Collateral all the rights and remedies of a secured creditor under applicable law.

3.4. Claimholders Permitted Actions. Anything to the contrary in Sections 3.1 and 3.2 notwithstanding, each of the Term Collateral Agent, the other Term Claimholders, the ABL Collateral Agent and the other ABL Claimholders may, but shall not be obligated to:

(a) if an Insolvency Proceeding has been commenced by or against the Company or any other Grantor, file a proof of claim or statement of interest with respect to the Term Collateral or the ABL Collateral, as the case may be, or otherwise with respect to the Term Obligations or the ABL Obligations, as the case may be;

(b) take any action (not adverse to the priority status of the Liens on the Senior Priority Collateral of the Collateral Agent and other Claimholders of the other Class, or the rights of the Collateral Agent or any other Claimholders of the other Class to Exercise any Secured Creditor Remedies) in order to create, perfect, preserve, protect or prove (but, subject to Section 3.1(a) or 3.2(a), as the case may be, not enforce) its Lien on its Term Collateral or ABL Collateral, as the case may be, in each case, to the extent not inconsistent with the terms of this Agreement;

(c) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any Person objecting to or otherwise seeking the disallowance of its claims or any claims of the other Claimholders of its Class or the avoidance of any Liens on any Collateral securing any Obligations of its Class, in each case, to the extent not inconsistent with the terms of this Agreement;

(d) file any pleadings, objections, motions or agreements that assert rights or interests available to unsecured creditors of the Grantors arising under Debtor Relief Law or other applicable law, in each case not inconsistent with the terms of this Agreement; provided that any judgment Lien obtained in connection therewith shall be subject to the relative Lien priorities set forth in this Agreement;

(e) vote on any Plan of Reorganization, file any proof of claim and make other filings and make any arguments and motions, in each case to the extent not inconsistent with the terms of this Agreement;

(f) exercise any of its other rights or remedies referred to in Section 3.1(a) or 3.2(a), as the case may be, after the expiration of the Term Standstill Period or ABL Standstill Period, as applicable, or in Section 3.7 or 3.8 to the extent permitted thereby;

(g) make a cash bid on all or any portion of the Term Collateral or the ABL Collateral, as applicable, in any foreclosure proceeding or action;

(h) make a credit bid on all or any portion of the Term Collateral or the ABL Collateral, as applicable, provided that any Senior Obligations secured by Senior Liens on such Collateral are discharged in cash prior to or in connection with any such credit bid;

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(i) join in (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Senior Priority Collateral of the other Class initiated by any Claimholder of the other Class to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by the Claimholders of other Class (it being understood that (i) with respect to ABL Priority Collateral, neither the Term Collateral Agent nor any other Term Claimholder shall be entitled to receive any Proceeds thereof unless otherwise expressly permitted herein and (ii) with respect to the Term Priority Collateral, neither the ABL Collateral Agent nor any other ABL Claimholder shall be entitled to receive any Proceeds thereof unless otherwise expressly permitted herein);

(j) engage or retain consultants, valuation firms, appraisers, investment bankers and accountants, and perform or engage third parties to perform audits, examinations and appraisals of any Collateral, for the sole purpose of valuing such Collateral and not for the purpose of marketing or conducting a Disposition of such Collateral; provided, however, that the Junior Claimholders with respect to any Collateral shall not take any of the foregoing actions if such actions would interfere in any material respect with the enforcement by the Senior Claimholders with respect to such Collateral of their Senior Liens;

(k) commence, or join in filing of a petition for the commencement of, any involuntary Insolvency Proceeding of the type described in clause (a), (b) or (d) of the definition of such term or exercise any of its rights during any Insolvency Proceeding to the extent expressly permitted by Section 6; and

(l) object to any proposed acceptance of ABL Priority Collateral or Term Priority Collateral pursuant to Section 9-620 of the UCC.

Except as expressly set forth in this Agreement (including Sections 3.1(a), 3.2(a), 3.4 and 6), each Term Claimholder and each ABL Claimholder shall have any and all rights and remedies it may have as a creditor (including as an unsecured creditor) under any applicable law, including the right to the Exercise of Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral (and any judgment Lien obtained in connection therewith or otherwise) shall be subject to the Lien priorities set forth herein and to the provisions of this Agreement. The ABL Collateral Agent and the other ABL Claimholders may enforce the provisions of the ABL Loan Documents, the Term Collateral Agent and the other Term Claimholders may enforce the provisions of the Term Loan Documents, and the Collateral Agents and the other Claimholders may Exercise any Secured Creditor Remedies, all in such order and in such manner as they may determine in the exercise of their sole discretion, consistent with the terms of this Agreement (including Sections 2, 3 and 6) and mandatory provisions of applicable law; provided, however, that each of the ABL Collateral Agent and the Term Collateral Agent agrees to provide to the other (x) an Enforcement Notice prior to its Exercise of Secured Creditor Remedies and (y) copies of any notices that it is required under applicable law to deliver to the Company or any other Grantor; provided further, however, that the ABL Collateral Agent’s failure to provide copies of any such notices to the Term Collateral Agent shall not impair any of the ABL Collateral Agent’s or other ABL Claimholders’ rights hereunder or under any of the ABL Loan Documents, and the Term

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Collateral Agent’s failure to provide copies of any such notices to the ABL Collateral Agent shall not impair any of the Term Collateral Agent’s or any other Term Claimholders’ rights hereunder or under any of the Term Loan Documents. Each of the Term Collateral Agent, for itself and on behalf of each other Term Claimholder, and the ABL Collateral Agent, for itself and on behalf of each other ABL Claimholder, agrees that it and its related Claimholders will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of the Term Collateral Agent and each other Term Claimholder, against either the ABL Collateral Agent or any other ABL Claimholder, and in the case of the ABL Collateral Agent and each other ABL Claimholder, against either the Term Collateral Agent or any other Term Claimholder, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such Persons shall be liable for any such action taken or omitted to be taken.

3.5. Retention of Proceeds.

(a) The Term Claimholders shall not be permitted to retain any proceeds of ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies in any circumstance unless and until the Discharge of ABL Obligations has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

(b) The ABL Claimholders shall not be permitted to retain any proceeds of Term Priority Collateral in connection with any Exercise of Secured Creditor Remedies in any circumstance unless and until the Discharge of Term Obligations has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

(c) Notwithstanding anything contained in this Agreement to the contrary, in the event of any Disposition or series of related Dispositions that includes ABL Priority Collateral and Term Priority Collateral where the aggregate sales price is not allocated between the ABL Priority Collateral and the Term Priority Collateral being Disposed (including in connection with or as a result of the sale of the Equity Interests of a Grantor), solely for purposes of this Agreement, the portion of the aggregate sales price determined to be Proceeds of the ABL Priority Collateral on the one hand and Proceeds of the Term Priority Collateral on the other hand shall be allocated first to the ABL Priority Collateral in an amount equal to the lesser of (x) the total proceeds of such Disposition and (y) the book value of such ABL Priority Collateral recorded on the applicable Grantor’s books in accordance with GAAP on the date of such Disposition, with the balance, if any, allocated to the Term Priority Collateral. The foregoing shall apply to the disposition of Equity Interests of any entity only if the ABL Agent releases its Liens on such Equity Interest and on the ABL Priority Collateral of such entity.

3.6. Non-Interference. Subject to Sections 3.1, 3.2, 3.3, 3.4, and 6.4(b), each of the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, and the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, hereby:

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(a) agrees that it and its related Claimholders will not, directly or indirectly, knowingly take any action that would restrain, hinder, limit, delay, or otherwise interfere with any Exercise of Secured Creditor Remedies by the Claimholders of the other Class with respect to any Senior Priority Collateral of such other Class, or that is otherwise prohibited hereunder, including any Disposition of any Senior Priority Collateral of such other Class, whether by foreclosure or otherwise;

(b) waives any and all rights it or its related Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the Claimholders of the other Class seek to enforce or collect any Obligations of such other Class (subject to the terms of this Agreement insofar as any such enforcement or collection relates to the Collateral constituting Junior Priority Collateral of such other Class) or to enforce or realize their Senior Liens on any Senior Priority Collateral of such other Class, regardless of whether any action or failure to act by or on behalf of any Claimholders of such other Class is adverse to the interests of it or its related Claimholders; and

(c) agrees that it and its related Claimholders will not knowingly take or cause to be taken any action the purpose or effect of which is to make any Junior Lien that it or any of its related Claimholders has on any Collateral equal with, or to give it or its related Claimholders any preference or priority relative to, any Senior Lien on such Collateral;

(d) agrees it will not seek, and will waive any right, to have any Senior Priority Collateral or any part thereof of the other Class marshaled upon any foreclosure or other Disposition of such Senior Priority Collateral; and

(e) will not attempt, directly or indirectly, whether by judicial proceedings (including in any Insolvency Proceeding) or otherwise, to challenge the enforceability of any provision of this Agreement.

3.7. Inspection and Access Rights.

(a) If the Term Collateral Agent, or any agent or representative of the Term Collateral Agent, shall, after any Term Default, obtain possession or physical control of any of the Term Priority Collateral (other than Equity Interests), the Term Collateral Agent shall promptly notify the ABL Collateral Agent in writing of that fact, and the ABL Collateral Agent shall, within 30 Business Days thereafter, notify the Term Collateral Agent in writing as to whether the ABL Collateral Agent desires to exercise its access rights under this Section 3.7 with respect to such Term Priority Collateral. Upon delivery of such notice by the ABL Collateral Agent to the Term Collateral Agent, the parties shall confer in good faith to coordinate with respect to the ABL Collateral Agent’s exercise of such access rights. Consistent with the definition of “Use Period,” access rights may apply to differing parcels of real properties at differing times, in which case, a differing Use Period will apply to each such property.

(b) Without limiting any rights the ABL Collateral Agent or any other ABL Claimholder may otherwise have under applicable law or by agreement and whether or not the Term Collateral Agent or any other Term Claimholder has commenced and is continuing to Exercise any Secured Creditor Remedies of the Term Claimholders, in the event the Term Collateral Agent, or any agent or representative of the Term Collateral Agent, shall have obtained possession or physical control of any Term Priority Collateral (other than Equity

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Interests) and the ABL Collateral Agent shall have delivered the written notice of its intent to exercise its access rights under this Section 3.7 as provided in Section 3.7(a), then the ABL Collateral Agent or any other Person (including any ABL Claimholder) acting with the consent, or on behalf, of the ABL Collateral Agent shall have the right, subject to the rights of any landlords under any leased real properties, and the Term Collateral Agent and the other Term Claimholders will reasonably cooperate in connection therewith, at the sole cost and expense of the ABL Collateral Agent and the other ABL Claimholders and upon reasonable advance written notice to the Term Collateral Agent, during the Use Period (i) during normal business hours on any Business Day, to access ABL Priority Collateral that (A) is stored or located in or on, (B) has become an accession with respect to (within the meaning of Section 9-335 of the UCC), or (C) has been commingled with (within the meaning of Section 9-336 of the UCC) any such Term Priority Collateral, and (ii) access, on a non-exclusive basis, any such Term Priority Collateral (including Equipment (including any processors, computers and other machinery related to the storage or processing of records, documents or files), Fixtures, Intellectual Property, General Intangibles and real property), for purposes of (A) assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods of any ABL Priority Collateral consisting of work-in process, semi-finished goods or raw materials, (B) selling any or all of the ABL Priority Collateral located on such Term Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (C) removing any or all of the ABL Priority Collateral located on such Term Priority Collateral, or (D) taking reasonable actions to protect, secure and otherwise enforce the rights of the ABL Collateral Agent and the other ABL Claimholders in and to the ABL Priority Collateral, provided that if the ABL Collateral Agent conducts a public auction or private sale of the ABL Priority Collateral at any of the real properties subject to a Mortgage that constitutes Term Priority Collateral, the ABL Collateral Agent shall provide the Term Collateral Agent with two Business Days’ advance written notice and use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt the Term Collateral Agent’s or any other Term Claimholder’s use of such real properties. The Term Collateral Agent and the other Term Claimholders may not sell, assign or otherwise transfer the Term Priority Collateral prior to the expiration of the Use Period unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.7.

(c) During the period of actual occupation, use and/or control by the ABL Collateral Agent or any other ABL Claimholder (or their respective employees, agents, advisers and representatives) of any Term Priority Collateral pursuant to Section 3.7(b), the ABL Collateral Agent and the other ABL Claimholders shall be obligated to promptly repair at their expense any actual physical damage (but not any diminution in value) to such Term Priority Collateral or other assets or property on which such Term Priority Collateral is located resulting from such occupancy, use or control, and to leave such Term Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted (it being understood that any equipment breakdowns or any wear or loss of tools in the ordinary course of operations shall be deemed to be ordinary wear and tear. In the event, and only in the event, that in connection with its use of some or all of the premises constituting Term Priority Collateral, the ABL Collateral Agent requires the services of any employees of the Company or any of its Subsidiaries, the ABL Claimholders shall pay directly to any such employees the appropriate, allocated wages of such employees, if any, during the time periods that the ABL Collateral Agent requires their services to the extent not paid for by the

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Company or any of its Subsidiaries. Notwithstanding the foregoing, in no event shall the ABL Collateral Agent or the other ABL Claimholders have any liability to the Term Collateral Agent or the other Term Claimholders pursuant to this Section 3.7 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral or other assets or property on which such Term Priority Collateral is located existing prior to the date of the exercise by the ABL Collateral Agent or the other ABL Claimholders of their rights under this Section 3.7 and the ABL Collateral Agent and the other ABL Claimholders shall have no duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Collateral Agent or any other ABL Claimholders, or for any diminution in the value of the Term Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Priority Collateral by the ABL Collateral Agent or any other ABL Claimholders in the manner and for the time periods specified under this Section 3.7 (it being understood that any equipment breakdowns or any wear or loss of tools in the ordinary course of operations shall be deemed to be ordinary wear and tear). Without limiting the rights granted in this Section 3.7, the ABL Collateral Agent and the ABL Claimholders shall reasonably cooperate with the Term Collateral Agent and the other Term Claimholders in connection with any efforts made by the Term Collateral Agent and the other Term Claimholders to sell the Term Priority Collateral.

(d) Except as expressly provided in clause (c) above, the ABL Collateral Agent and the other ABL Claimholders shall not be obligated to pay any amounts to the Term Collateral Agent or the other Term Claimholders (or any Person claiming by, through or under the Term Claimholders, including any purchaser of the Term Priority Collateral) or to the Company or its Subsidiaries for or in respect of the use by the ABL Collateral Agent and the other ABL Claimholders of the Term Priority Collateral pursuant to this Section 3.7; provided that (i) the Claimholders shall be obligated to pay any utility, rental, lease, real property taxes or similar charges and payments owed by the applicable Grantor to third parties that accrue during the Use Period in respect of such Term Priority Collateral, or that arise as a result of such use of such Term Priority Collateral, in either case to the extent not paid for by the Grantors, and (ii) the ABL Claimholders shall be obligated to reimburse the Term Collateral Agent and the other Term Claimholders for their reasonable out-of-pocket costs and expenses incurred as a result of the Term Collateral Agent and the other Term Claimholders providing access and use of the Term Priority Collateral to the ABL Collateral Agent or any other ABL Claimholder (or any other Person acting with the consent, or on behalf, of any of the foregoing) at the written request of the ABL Agent as contemplated by Section 3.7(b).

(e) The ABL Claimholders shall (i) use the Term Priority Collateral in accordance with applicable law, (ii) insure for damage to property and liability to Persons, including property and liability insurance for the benefit of the Term Claimholders, and (iii) pay, indemnify and hold the Term Collateral Agent, the other Term Claimholders and each of their respective officers, agents, directors and employees harmless from and against any third party liability resulting from the ABL Collateral Agent’s or any other ABL Claimholders’ or any of their respective agents, representatives or invitees’, occupancy, use or control of the Term Priority Collateral as set forth in this Section 3.7 (ordinary wear and tear excepted (it being understood that any equipment breakdowns or any wear or loss of tools in the ordinary course of operations shall be deemed to be ordinary wear and tear).

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(f) The Term Collateral Agent and the other Term Claimholders shall use commercially reasonable efforts to not hinder or obstruct the ABL Collateral Agent and the other ABL Claimholders from exercising the rights described in Section 3.7(b).

(g) Subject to the terms hereof, the Term Collateral Agent may advertise and conduct public auctions or private sales of the Term Priority Collateral, without the involvement of or interference by any ABL Claimholder or liability to any ABL Claimholder, as long as, in the case of an actual sale, the respective purchaser assumes and agrees to the obligations of the Term Collateral Agent and the other Term Claimholders under this Section 3.7.

3.8. Sharing of Information and Access. Subject to the confidentiality limitations imposed by law or agreement (other than any agreement to the extent the confidentiality provisions of such agreement are for the benefit of any Grantor), in the event that the ABL Collateral Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and records (whether in the form of a writing or stored in any data equipment or data record in the physical possession of the ABL Collateral Agent) of any Grantor which contain information identifying or pertaining to the Term Priority Collateral, the ABL Collateral Agent shall, upon written request from the Term Collateral Agent and as promptly as practicable thereafter, either make available to the Term Collateral Agent such books and records for inspection and duplication or provide to the Term Collateral Agent copies thereof. Subject to the confidentiality limitations imposed by law or agreement (other than any agreement to the extent the confidentiality provisions of such agreement are for the benefit of any Grantor), in the event that the Term Collateral Agent shall, in the exercise of its rights under the Term Collateral Documents or otherwise, receive possession or control of any books and records (whether in the form of a writing or stored in any data equipment or data record in the physical possession of the Term Collateral Agent) of any Grantor which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Collateral Agent shall, upon written request from the ABL Collateral Agent and as promptly as practicable thereafter, either make available to the ABL Collateral Agent such books and records for inspection and duplication or provide the ABL Collateral Agent copies thereof.

3.9. Tracing of and Priorities in Proceeds. (a) The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, and the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, further agree that until the earlier of an issuance of any Enforcement Notice by such Claimholder or a bankruptcy or insolvency constituting a Term Default or a bankruptcy or insolvency constituting an ABL Default, as applicable, then exists, any proceeds of Collateral, whether or not deposited under control agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative Lien priorities in the Collateral which was so acquired.

(b) The Term Collateral Agent, for itself and on behalf of the other Term Claimholders, acknowledges that, under the terms of the ABL Loan Documents, the Grantors are or may be required to ensure that all payments on Accounts constituting ABL Priority Collateral, or on other ABL Priority Collateral, are made to Deposit Accounts or lockboxes related thereto that constitute ABL Priority Collateral, and agrees that, notwithstanding anything to the contrary

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set forth herein, except as provided in the next sentence, no ABL Claimholder shall have any duty, responsibility or obligation to any Term Claimholder with respect to such Deposit Accounts or lockboxes, including any obligation to pay over to any Term Claimholder any payments received into any such Deposit Account or lockbox at any time. The Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that, notwithstanding anything to the contrary set forth herein (including Section 4.2) to the extent that Proceeds of any Term Priority Collateral are deposited into any Deposit Accounts or lockboxes and are subsequently applied to repay or prepay the ABL Obligations, in the absence of the ABL Administrative Agent’s willful misconduct or gross negligence (such absence to be presumed unless otherwise determined by a final, non-appealable judgment of a court of competent jurisdiction), the sole remedy of the Term Claimholders with regard to such Proceeds shall be to proceed directly against the Grantors unless, prior to the time such proceeds are applied to repay or prepay the ABL Obligations, the ABL Administrative Agent has actually received a Notification of Proceeds. For purposes of the foregoing, a “Notification of Proceeds” means a notice in writing from the Term Collateral Agent or any Grantor to the ABL Administrative Agent containing the following information: (a) the Term Priority Collateral being sold or otherwise Disposed, (b) the proposed date of the sale or other Disposition, (c) the approximate amount of Proceeds therefrom and (d) the name and contact information of the buyer or transferee of such Term Priority Collateral or, in the case of an auction, of the auctioneer.

3.10. Permits and Licenses. (a) The Term Collateral Agent, for itself and on behalf of the other Term Claimholders, (i) consents to the grant by the Company or any other Grantor to the ABL Collateral Agent of a non-exclusive royalty-free license to use any Intellectual Property of such Grantor that is subject to a Lien held by the Term Collateral Agent and (ii) grants, in its capacity as a Claimholder and to the extent of its rights and interests therein, to the ABL Collateral Agent a non-exclusive royalty-free license to use any Intellectual Property constituting Term Priority Collateral that is subject to a Senior Lien held by the Term Collateral Agent (and, as applicable, to Dispose of any such Intellectual Property that is embedded in or otherwise integral to any Inventory, to the extent the Grantor owning such Inventory would Dispose of such Intellectual Property in connection with the Disposition of such Inventory), in each case in connection with the Exercise of Secured Creditor Remedies of any Lien held by the ABL Collateral Agent upon any Inventory or other ABL Priority Collateral of any Grantor and to the extent the use of such Intellectual Property is necessary or appropriate, in the good faith opinion of the ABL Collateral Agent, to process, ship, produce, store, complete, supply, lease, sell or otherwise Dispose of any such Inventory or other ABL Priority Collateral in any lawful manner in connection with such Exercise of Secured Creditor Remedies.

(b) The Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that if the ABL Collateral Agent shall require rights available under any permit or license controlled by the Term Collateral Agent or any other Term Claimholder in connection with the Exercise of Secured Creditor Remedies, the Term Collateral Agent or such other Term Claimholder shall take all such actions as shall be reasonably available to it (at the sole cost and expense of the Grantors), consistent with applicable law, and as shall be reasonably requested by the ABL Collateral Agent to make such rights available to the ABL Collateral Agent, subject to the Term Liens. The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agrees that if the Term Collateral Agent shall require rights available under any permit or license controlled by the ABL Collateral Agent or any other ABL

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Claimholder in connection with the Exercise of Secured Creditor Remedies, the ABL Collateral Agent or such other ABL Claimholder shall take all such actions as shall be reasonably available to it (at the sole cost and expense of the Grantors), consistent with applicable law, and as shall be reasonably requested by the Term Collateral Agent to make such rights available to the Term Collateral Agent, subject to the ABL Liens.

(c) The Term Collateral Agent and the other Term Claimholders may not sell, assign or otherwise transfer the Term Priority Collateral unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.10.

SECTION 4. Proceeds.

4.1. Application of Proceeds.

(a) Prior to the Discharge of ABL Obligations, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, any ABL Priority Collateral received in connection with any Exercise of Secured Creditor Remedies (including as a result of any collection, sale, foreclosure or other realization or distribution of or in respect of any ABL Priority Collateral (whether or not expressly characterized as such) or in any Insolvency Proceeding) shall be delivered to the ABL Collateral Agent, for the benefit of the ABL Claimholders, and shall be applied or further distributed by the ABL Collateral Agent to or on account of the ABL Obligations in such order as is specified in the relevant ABL Collateral Documents or as a court of competent jurisdiction may otherwise direct. Upon the occurrence of the Discharge of ABL Obligations, the ABL Collateral Agent shall deliver to the Term Collateral Agent, for the benefit of the Term Claimholders, any ABL Priority Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements, to be applied by the Term Collateral Agent to the Term Obligations in such order as is specified in the Term Collateral Documents or as a court of competent jurisdiction may otherwise direct.

(b) Prior to the Discharge of Term Obligations, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, any Term Priority Collateral received in connection with any Exercise of Secured Creditor Remedies (including as a result of any collection, sale, foreclosure or other realization or distribution of or in respect of any Term Priority Collateral (whether or not expressly characterized as such) or in any Insolvency Proceeding) shall be delivered to the Term Collateral Agent, for the benefit of the Term Claimholders, and shall be applied or further distributed by the Term Collateral Agent to or on account of the Term Obligations in such order as is specified in the relevant Term Collateral Documents or as a court of competent jurisdiction may otherwise direct. For the avoidance of doubt, notwithstanding the fact that certain real property designated to be Term Collateral under the Term Credit Agreement has not yet been subject to a Mortgage in favor of the Term Collateral Agent as of the date hereof, such real property shall be treated as Term Priority Collateral for all purposes herein, including, without limitation, that the Term Collateral Agent shall receive any (i) Term Priority Collateral (which would include such real property or the proceeds thereof after any Exercise of Secured Creditor Remedies), for the benefit of the Term Claimholders regardless of whether such Mortgage has been duly recorded in the land records of the jurisdiction in which the real estate Collateral sits and (ii) insurance or title insurance

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proceeds related thereto. Upon the occurrence of Discharge of Term Obligations, the Term Collateral Agent shall deliver to the ABL Collateral Agent, for the benefit of the ABL Claimholders, any Term Priority Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements, to be applied by the ABL Collateral Agent to the ABL Obligations in such order as is specified in the ABL Collateral Documents or as a court of competent jurisdiction may otherwise direct.

(c) If any Exercise of Secured Creditor Remedies with respect to the Collateral produces non-cash proceeds, then such non-cash proceeds shall, subject to Section 4.2, be held by the Collateral Agent that conducted such Exercise of Secured Creditor Remedies and/or sold for cash prior to the application of the proceeds thereof as additional Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.

4.2. Turnover. So long as the Discharge of Senior Obligations with respect to any Collateral has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, if (a) any Junior Claimholder of any Class receives any Collateral that is subject to any Senior Lien or any Proceeds of any such Collateral, or any other payment in connection with or on account of such Collateral, (i) in connection with the enforcement or exercise of any right or remedy (including any right of set-off) relating to such Collateral, the transfer of such Collateral or Proceeds to any Junior Claimholder by any Person holding a Lien on such Collateral that is subordinate to the Junior Lien on such Collateral, or proceeds of any insurance policy claim or of any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of such Collateral (with proceeds of business interruption insurance being deemed to be in respect of ABL Priority Collateral) or (ii) as a distribution or recovery in any Insolvency Proceeding, (b) any Junior Claimholder receives, in contravention of Section 2.3, any Collateral of the type that would not constitute Senior Priority Collateral of such Junior Claimholder, or any Proceeds of any such Collateral, or any other payment in connection with or on account of such Collateral, or (c) any Junior Claimholder receives any additional Collateral referred to in Section 6.4 that pursuant to such Section is subject to the provisions of this Section 4.2, or any Proceeds of such additional Collateral, or any other payment in connection with or on account of such additional Collateral, then, in each case, such Collateral or Proceeds thereof, or such other payment, shall be segregated and held in trust and forthwith, to the extent not prohibited by applicable law, shall be transferred or paid over to the Senior Collateral Agent for the benefit of the Senior Claimholders in the same form as received, with any necessary endorsements, for application in accordance with Section 4.1 (to the extent required), or as a court of competent jurisdiction may otherwise direct; provided, however, that solely with respect to any proceeds of Term Priority Collateral deposited into Deposit Accounts or lockboxes related thereto that constitute ABL Priority Collateral the provisions of Section 4.2 shall be subject to Section 3.9. Until the Discharge of ABL Obligations occurs, the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, hereby irrevocably constitutes and appoints the ABL Collateral Agent and any officer or agent of the ABL Collateral Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Term Collateral Agent or the other Term Claimholders, as the case may be, or in the ABL Collateral Agent’s own name, from time to time in the ABL Collateral Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 4.2 with respect to ABL Priority Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the

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purposes of this Section 4.2 with respect to ABL Priority Collateral. Until the Discharge of Term Obligations occurs, the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, hereby irrevocably constitutes and appoints the Term Collateral Agent and any officer or agent of the Term Collateral Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the ABL Collateral Agent or the other ABL Claimholders, as the case may be, or in the Term Collateral Agent’s own name, from time to time in the Term Collateral Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 4.2 with respect to Term Priority Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 4.2 with respect to Term Priority Collateral.

SECTION 5. Releases; Dispositions; Other Agreements.

5.1. Releases.

(a) If, in connection with the Exercise of Secured Creditor Remedies by the ABL Collateral Agent with respect to ABL Priority Collateral as provided for in Section 3 (including any Disposition of any ABL Priority Collateral by any Grantor with the consent of the ABL Collateral Agent acting in accordance with the terms of the ABL Documents), the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, releases any of its ABL Liens on any part of the ABL Priority Collateral, then the Term Liens of the Term Collateral Agent on such ABL Priority Collateral shall be automatically, unconditionally, and simultaneously released; provided, however, that, to the extent the Proceeds of such ABL Priority Collateral are not applied to reduce ABL Obligations in accordance with Section 4.1(a), the Term Collateral Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The Term Collateral Agent, for itself or on behalf of the other Term Claimholders, promptly shall execute and deliver to the ABL Collateral Agent such termination or amendment statements, releases, and other documents as the ABL Collateral Agent may reasonably request in writing to effectively confirm such release, at the cost and expense of the Company and without the consent or direction of any other Term Claimholders.

(b) If, in connection with the Exercise of Secured Creditor Remedies by the Term Collateral Agent with respect to Term Priority Collateral as provided for in Section 3 (including any Disposition of any Term Priority Collateral by any Grantor with the consent of the Term Collateral Agent acting in accordance with the terms of the Term Loan Documents), the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, releases any of its Term Liens on any part of the Term Priority Collateral, then the ABL Liens of the ABL Collateral Agent on such Term Priority Collateral shall be automatically, unconditionally, and simultaneously released; provided, however, that, to the extent the Proceeds of such Term Priority Collateral are not applied to reduce Term Obligations in accordance with Section 4.1(b), the ABL Collateral Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The ABL Collateral Agent, for itself or on behalf of the other ABL Claimholders, promptly shall execute and deliver to the Term Collateral Agent such termination or amendment statements, releases, and other documents as the Term Collateral Agent may reasonably request to effectively confirm such release, at the cost and expense of the Company and without the consent or direction of any other ABL Claimholders.

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(c) If, in connection with any Disposition of any ABL Priority Collateral permitted under the terms of the ABL Loan Documents and not prohibited under the terms of the Term Loan Documents, the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, releases any of its ABL Liens on the portion of the ABL Priority Collateral that is the subject of such Disposition, other than (i) in connection with the Discharge of ABL Obligations or (ii) after the occurrence and during the continuance of any Term Default, then the Term Liens of the Term Collateral Agent on such Collateral shall be automatically, unconditionally, and simultaneously released; provided, that to the extent the Proceeds of such ABL Priority Collateral are not applied to reduce ABL Obligations in accordance with Section 4.1(a), the Term Collateral Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The Term Collateral Agent, for itself or on behalf of the other Term Claimholders, promptly shall execute and deliver to the ABL Collateral Agent such termination or amendment statements, releases, and other documents as the ABL Collateral Agent may reasonably request to effectively confirm such release, at the cost and expense of the Company and without the consent or direction of any other Term Claimholders. The Term Liens on the ABL Priority Collateral that otherwise would have been released pursuant to the first sentence of this paragraph (c) but for the application of subclause (ii) in such sentence will be automatically, unconditionally and simultaneously released when such Term Default and all other Term Defaults cease to exist.

(d) If, in connection with any Disposition of any Term Priority Collateral permitted under the terms of the Term Loan Documents and not prohibited under the terms of the ABL Loan Documents, the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, releases any of its Term Liens on the portion of the Term Priority Collateral that is the subject of such Disposition, other than (i) in connection with the Discharge of Term Obligations or (ii) after the occurrence and during the continuance of any ABL Default, then the ABL Liens of the ABL Collateral Agent on such Collateral shall be automatically, unconditionally, and simultaneously released; provided that to the extent the Proceeds of such Term Priority Collateral are not applied to reduce Term Obligations in accordance with Section 4.1(b), the ABL Collateral Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The ABL Collateral Agent, for itself or on behalf of the other ABL Claimholders, promptly shall execute and deliver to the Term Collateral Agent such termination or amendment statements, releases, and other documents as the Term Collateral Agent may reasonably request to effectively confirm such release, at the cost and expense of the Company and without the consent or direction of any other ABL Claimholders. The ABL Liens on the Term Priority Collateral that otherwise would have been released pursuant to the first sentence of this paragraph (d) but for the application of subclause (ii) in such sentence will be automatically, unconditionally and simultaneously released when such ABL Default and all other ABL Defaults cease to exist.

(e) Until the Discharge of ABL Obligations occurs, the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, hereby irrevocably constitutes and appoints the ABL Collateral Agent and any officer or agent of the ABL Collateral Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Term Collateral Agent or the other Term Claimholders, as the case may be, or in the ABL Collateral Agent’s own name, from time to time as elected by the ABL Collateral Agent in good faith, for the purpose of carrying out the terms of

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this Section 5.1 with respect to ABL Priority Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1 with respect to ABL Priority Collateral, including any endorsements, any such endorsement to be written record, or other instruments of transfer or release.

(f) Until the Discharge of ABL Obligations occurs, to the extent that the ABL Claimholders (i) have released any Lien on ABL Priority Collateral and any such Lien is later reinstated or (ii) obtain any new Lien on assets constituting ABL Priority Collateral from Grantors, then, subject to the proviso contained in Section 2.3, the Term Claimholders shall be granted a Lien on any such ABL Priority Collateral, subject to the relative Lien priorities set forth in Section 2.1.

(g) Until the Discharge of Term Obligations occurs, the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, hereby irrevocably constitutes and appoints the Term Collateral Agent and any officer or agent of the Term Collateral Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the ABL Collateral Agent or the other ABL Claimholders, as the case may be, or in the Term Collateral Agent’s own name, from time to time as elected by the Term Collateral Agent in good faith, for the purpose of carrying out the terms of this Section 5.1 with respect to Term Priority Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1 with respect to Term Priority Collateral, including any endorsements, any such endorsement to be written record, or other instruments of transfer or release.

(h) Until the Discharge of Term Obligations occurs, to the extent that the Term Claimholders (i) have released any Lien on Term Priority Collateral and any such Lien is later reinstated or (ii) obtain any new Liens on assets constituting Term Priority Collateral from Grantors, then, subject to the proviso contained in Section 2.3, the ABL Claimholders shall be granted a Lien on any such Term Priority Collateral, subject to the relative Lien priorities set forth in Section 2.1.

5.2. Insurance.

(a) Unless and until the Discharge of ABL Obligations has occurred: (i) the ABL Collateral Agent and the other ABL Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the ABL Loan Documents, to adjust and settle any claim under any insurance policy to the extent solely in respect ABL Priority Collateral (including any claim in respect of business interruption insurance or any credit insurance with respect to any Accounts) and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) to the extent solely in respect of the ABL Priority Collateral; and (ii) all proceeds of any such insurance claim and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of ABL Priority Collateral, shall be paid, subject to the rights of the Grantors under the ABL Loan Documents, first, to the ABL Collateral Agent, until the Discharge of ABL Obligations, second, to the Term Collateral Agent, until the Discharge of Term Obligations, and third, to the owner of the subject property, such other Person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct.

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(b) Unless and until the Discharge of Term Obligations has occurred: (i) the Term Collateral Agent and the other Term Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the Term Loan Documents, to adjust and settle any claim under any insurance policy to the extent solely in respect of Term Priority Collateral and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) to the extent solely in respect of Term Priority Collateral; and (ii) all proceeds of any such insurance claim and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of Term Priority Collateral, shall be paid, subject to the rights of Grantors under the Term Loan Documents, first, to Term Collateral Agent, until the Discharge of Term Obligations, second, to the ABL Collateral Agent, until the Discharge of ABL Obligations, and third, to the owner of the subject property, such other Person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct.

Notwithstanding anything contained in this Agreement to the contrary, in the event that any proceeds are derived from any claim under any insurance policy in respect of both ABL Priority Collateral and Term Priority Collateral where the allocation of proceeds is not stipulated between ABL Priority Collateral and Term Priority Collateral, then solely for purposes of this Agreement, the portion of the aggregate proceeds deemed to be proceeds of the ABL Priority Collateral on the one hand and Term Priority Collateral on the other hand shall determined by first allocating to the ABL Priority Collateral an amount equal to the lesser of (x) the total proceeds of such insurance policy and (y) the book value of such ABL Priority Collateral recorded on the applicable Grantor’s books in accordance with GAAP on the date of the loss associated with the insurance proceeds, with the balance, if any, allocated to the Term Priority Collateral. If any insurance claim includes both ABL Priority Collateral and Term Priority Collateral, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term Priority Collateral, and if the ABL Collateral Agent and the Term Collateral Agent are unable after negotiating in good faith to agree on the settlement for such claim, each Collateral Agent may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the parties. If the Collateral Agent or any other Claimholder of any Class shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 5.2, it shall pay such proceeds over to the Collateral Agent of the other Class in accordance with the terms of Section 4.2.

5.3. Amendments; Refinancings.

(a) The Term Collateral Agent, for itself and on behalf of the other Term Claimholders, acknowledges and agrees that the ABL Loan Documents may be amended, restated, amended and restated, supplemented, or otherwise modified in accordance with their terms (or replaced in connection with a Refinancing of the ABL Obligations (or portions thereof)) and the ABL Obligations may be Refinanced, in each case without notice to, or the consent of, the Term Collateral Agent or the other Term Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that, in the case of a Refinancing, the holders of such Refinancing Indebtedness, and the collateral agent (or similar

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representative) of such holders, bind themselves to the terms of this Agreement pursuant to an amendment effected in accordance with Section 9.3; provided further, that any such amendment, restatement, amendment and restatement, replacement, supplement, modification, or Refinancing shall not result in a Term Default. For the avoidance of doubt, the sale or other transfer of any ABL Obligations is not restricted by this Agreement but the provisions of this Agreement shall be binding on all of the Claimholders.

(b) The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, acknowledges and agrees that the Term Loan Documents may be amended, restated, amended and restated, supplemented, or otherwise modified in accordance with their terms (or replaced in connection with a Refinancing of the Term Obligations) and the Term Obligations may be Refinanced, in each case without notice to, or the consent of, the ABL Collateral Agent or the other ABL Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that, in the case of a Refinancing, the holders of such Refinancing Indebtedness, and the collateral agent (or similar representative) of such holders, bind themselves to the terms of this Agreement pursuant to an amendment effected in accordance with Section 9.3; provided further, however, that any such amendment, restatement, amendment and restatement, replacement, supplement, modification, or Refinancing shall not result in an ABL Default. For the avoidance of doubt, the sale or other transfer of any Term Obligations is not restricted by this Agreement but the provisions of this Agreement shall be binding on all of the Claimholders.

(c) So long as the Discharge of ABL Obligations has not occurred, each Term Collateral Document shall include the following language (or language substantially identical in substance or otherwise acceptable to the ABL Collateral Agent): “Notwithstanding anything herein to the contrary, the Liens and security interests granted to Goldman Sachs Bank USA, as Term Collateral Agent, pursuant to this Agreement in any Collateral and the exercise of any right or remedy by Goldman Sachs Bank USA, as Term Collateral Agent, with respect to any Collateral hereunder are subject to the provisions of the ABL Intercreditor Agreement, dated as of August 21, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as ABL Collateral Agent, Goldman Sachs Bank USA, as Term Collateral Agent, each Additional Junior Obligations Agent (as defined in the ABL Intercreditor Agreement) and each Additional Pari Passu Obligations Agent (as defined in the ABL Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Agreement, the terms of the ABL Intercreditor Agreement shall govern and control.”

(d) So long as the Discharge of Term Obligations has not occurred, each ABL Collateral Document shall include the following language (or language substantially identical in substance or otherwise acceptable to the Term Collateral Agent): “Notwithstanding anything herein to the contrary, the Liens and security interests granted to JPMorgan Chase Bank, N.A., as Administrative Agent, pursuant to this Agreement in any Collateral and the exercise of any right or remedy by JPMorgan Chase Bank, N.A., as Administrative Agent, with respect to any Collateral hereunder are subject to the provisions of the ABL Intercreditor Agreement, dated as of August 21, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among JPMorgan Chase Bank,

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N.A., as ABL Collateral Agent, Goldman Sachs Bank USA, as Term Collateral Agent, each Additional Junior Obligations Agent (as defined in the Intercreditor Agreement) and each Additional Pari Passu Obligations Agent (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

5.4. Bailee for Perfection.

(a) The ABL Collateral Agent and the Term Collateral Agent each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) (such Collateral, which shall include Collateral subject to deposit account control agreements or security account control agreements, being referred to as the “Pledged Collateral”), as gratuitous bailee and as a non-fiduciary agent for the Term Collateral Agent or the ABL Collateral Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Term Loan Documents or the ABL Loan Documents, as applicable, subject to the terms and conditions of this Section 5.4. The Term Collateral Agent and the other Term Claimholders hereby appoint the ABL Collateral Agent as their gratuitous bailee and non-fiduciary agent solely for the purposes of perfecting their security interest in all Pledged Collateral in which the ABL Collateral Agent has a perfected security interest under the UCC. The ABL Collateral Agent and the other ABL Claimholders hereby appoint the Term Collateral Agent as their gratuitous bailee and non-fiduciary agent solely for the purposes of perfecting their security interest in all Pledged Collateral in which the Term Collateral Agent has a perfected security interest under the UCC. Each of the ABL Collateral Agent and the Term Collateral Agent hereby accepts such appointment pursuant to this Section 5.4(a) and acknowledges and agrees that it shall act for the benefit of the Claimholders of the other Class with respect to any Pledged Collateral and that any proceeds received by the ABL Collateral Agent or the Term Collateral Agent, as the case may be, in respect of any Pledged Collateral shall be applied in accordance with Section 4. Unless and until the Discharge of ABL Obligations has occurred, the Term Collateral Agent agrees to promptly notify the ABL Collateral Agent of any Pledged Collateral constituting ABL Priority Collateral held or controlled by it (or its agents or bailees, other than the ABL Collateral Agent) or actually known by it to be held or controlled by any other Term Claimholders, and at any time prior to the Discharge of ABL Obligations, the Term Collateral Agent and each other Term Claimholder agrees to deliver to the ABL Collateral Agent any such Pledged Collateral held by it, together with any necessary endorsements (or otherwise allow the ABL Collateral Agent to obtain control of such Pledged Collateral). Subject to Section 3.9(b) and except as otherwise provided in Section 4.2 in respect of Proceeds of Term Priority Collateral, unless and until the Discharge of Term Obligations has occurred, the ABL Collateral Agent agrees to promptly notify the Term Collateral Agent in writing of any Pledged Collateral constituting Term Priority Collateral held or controlled by it (or its agents or bailees, other than the Term Collateral Agent) or actually known by it to be held by any other ABL Claimholders, and at any time prior to the Discharge of Term Obligations, the ABL Collateral Agent and each other ABL Claimholder agrees to deliver to the Term Collateral Agent any such Pledged Collateral held by it, together with any necessary endorsements (or otherwise allow the Term Collateral Agent to obtain control of such Pledged Collateral).

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(b) Subject to the terms of this Agreement, until the Discharge of ABL Obligations has occurred, the ABL Collateral Agent shall be entitled to deal with the ABL Priority Collateral in accordance with the terms of the ABL Loan Documents as if the Liens of the Term Collateral Agent under the Term Loan Documents did not exist. The rights of the Term Collateral Agent in respect of any ABL Priority Collateral shall at all times be subject to the terms of this Agreement.

(c) Subject to the terms of this Agreement, until the Discharge of Term Obligations has occurred, the Term Collateral Agent shall be entitled to deal with the Term Priority Collateral in accordance with the terms of the Term Loan Documents as if the Liens of the ABL Collateral Agent under the ABL Loan Documents did not exist. The rights of the ABL Collateral Agent in respect of any Term Priority Collateral shall at all times be subject to the terms of this Agreement.

(d) The ABL Collateral Agent shall have no obligation whatsoever to the Term Collateral Agent or any other Term Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The Term Collateral Agent shall have no obligation whatsoever to the ABL Collateral Agent or any other ABL Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the ABL Collateral Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of ABL Obligations as provided in paragraph (f) of this Section 5.4. The duties or responsibilities of the Term Collateral Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Term Obligations as provided in paragraph (g) of this Section 5.4.

(e) The ABL Collateral Agent acting pursuant to this Section 5.4 shall not have by reason of the ABL Collateral Documents, the Term Collateral Documents, this Agreement, or any other document a fiduciary relationship in respect of the Term Collateral Agent or any other Term Claimholder. The Term Collateral Agent acting pursuant to this Section 5.4 shall not have by reason of the ABL Collateral Documents, the Term Collateral Documents, this Agreement, or any other document a fiduciary relationship in respect of the ABL Collateral Agent or any other ABL Claimholder.

(f) Upon the Discharge of ABL Obligations, the ABL Collateral Agent (i) shall deliver or cause to be delivered the remaining Pledged Collateral (if any) in its possession or in the possession of its agents or bailees (other than the Term Collateral Agent), together with any necessary endorsements, first, to the Term Collateral Agent to the extent Term Obligations remain outstanding as confirmed in writing by the Term Collateral Agent, and, to the extent that the Term Collateral Agent confirms no Term Obligations are outstanding, second, to the applicable Grantor to the extent no ABL Obligations or Term Obligations that are secured by

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such Pledged Collateral remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct and (ii) will cooperate with the Term Collateral Agent and such Grantor, as the case may be, in assigning (without recourse to or warranty by the ABL Collateral Agent or any other ABL Claimholder or agent or bailee thereof) control over any other ABL Priority Collateral under its control. At such time, the ABL Collateral Agent further agrees to take, at the sole cost and expense of the Company, all other action reasonably requested in writing by the Term Collateral Agent (including amending any outstanding control agreements) to enable the Term Collateral Agent to obtain a first priority security interest in the Collateral.

(g) Upon the Discharge of Term Obligations, the Term Collateral Agent (i) shall deliver the remaining Pledged Collateral (if any) in its possession or in the possession of its agents or bailees (other than the ABL Collateral Agent) together with any necessary endorsements, first, to the ABL Collateral Agent to the extent the ABL Obligations remain outstanding as confirmed in writing by the ABL Collateral Agent, and, to the extent that the ABL Collateral Agent confirms no ABL Obligations are outstanding, second, to the applicable Grantor to the extent no ABL Obligations or Term Obligations that are secured by such Pledged Collateral remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral) or as a court of competent jurisdiction might otherwise direct and (ii) will cooperate with the ABL Collateral Agent and such Grantor, as the case may be, in assigning (without recourse to or warranty by the Term Collateral Agent or any other Term Claimholder or agent or bailee thereof) control over any other Term Priority Collateral under its control. At such time, the Term Collateral Agent further agrees to take, at the sole cost and expense of the Company, all other action reasonably requested in writing by the ABL Collateral Agent (including amending any outstanding control agreements) to enable the ABL Collateral Agent to obtain a first priority security interest in the Collateral.

5.5. When Discharge of Obligations Deemed to Not Have Occurred.

(a) If the Grantors enter into any Refinancing of the ABL Obligations with Indebtedness permitted under the Term Loan Documents that is intended to be (and under the Term Loan Documents is permitted to be) secured by the ABL Priority Collateral on a basis that is senior to the Term Liens thereon and by the Term Priority Collateral on a basis that is junior to the Term Liens thereon, then a Discharge of ABL Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the Refinancing Indebtedness in respect of such ABL Obligations shall be treated as ABL Obligations for all purposes of this Agreement, including for purposes of the relative Lien priorities and rights in respect of Collateral set forth herein, and the collateral agent (or similar representative) in respect of the obligations under such Refinancing shall be the ABL Collateral Agent for all purposes of this Agreement; provided, however, that the holders of such Refinancing Indebtedness, and the collateral agent (or similar representative) of such holders, bind themselves to the terms of this Agreement pursuant to an amendment effected in accordance with Section 9.3.

(b) If the Grantors enter into any Refinancing of the Term Obligations with Indebtedness permitted under the ABL Loan Documents that is intended to be (and under the ABL Loan Documents is permitted to be) secured by the Term Priority Collateral on a basis that is senior to the ABL Liens thereon and by the ABL Priority Collateral on a basis that is junior to

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the ABL Liens thereon, then a Discharge of Term Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the Refinancing Indebtedness in respect of such Term Obligations shall be treated as Term Obligations for all purposes of this Agreement, including for purposes of the relative Lien priorities and rights in respect of Collateral set forth herein, and the collateral agent (or similar representative) in respect of the obligations under such Refinancing shall be the Term Collateral Agent for all purposes of this Agreement; provided, however, that the holders of such Refinancing Indebtedness, and the collateral agent (or similar representative) of such holders, bind themselves to the terms of this Agreement pursuant to an amendment effected in accordance with Section 9.3.

5.6. Injunctive Relief. The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, and the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agree that should any Claimholder in any way take, attempt to take, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, the Term Collateral Agent, the ABL Collateral Agent or any other Claimholder, as the case may be, may obtain relief against such Claimholder by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed that (a) non-breaching Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) each Claimholder waives any defense that other Claimholders can demonstrate damage and/or be made whole by the awarding of damages. The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, and the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Collateral Agent or the other ABL Claimholders or the Term Collateral Agent or the other Term Claimholders, as the case may be.

5.7. Obligations Purchase Right. Without prejudice to the enforcement of any remedies of any Claimholder, whether under the Credit Documents or otherwise, the Collateral Agent of each Class, on behalf of its related Claimholders, agrees that, in the event a Purchase Event of the type described in clause (c) of the definition of such term shall have occurred, or any other Purchase Event shall have occurred with respect to Obligations of such Class (the “Subject Obligations”), the Claimholders of the other Class (or any of them) may, at their sole expense and effort, upon notice to the Company and the Collateral Agent of such first Class, require the Claimholders holding the Subject Obligations (the “Subject Secured Parties”) to assign and delegate to the Claimholders of such other Class, without warranty or representation or recourse, all (but not less than all) of the Subject Obligations (including all, but not less than all, unfunded commitments under the applicable Credit Documents, if any, that are in effect); provided that (a) such assignment and delegation shall not conflict with any applicable law and (b) the Claimholders of such other Class shall have paid to the Collateral Agent of such first Class, for the account of the Subject Claimholders, in immediately available funds, an amount equal to 100% of the principal of all Indebtedness included in such Subject Obligations plus all accrued and unpaid interest thereon plus all accrued and unpaid fees (including prepayment fees) and all premiums applicable thereto and all the other Subject Obligations then outstanding (which shall include, with respect to (i) the aggregate face amount of the letters of credit, cash collateral in an amount equal to 103% thereof, (ii) any ABL Secured Hedge Obligations, 100% of the aggregate amount of such ABL Secured Hedge Obligations (giving effect to any netting

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arrangements) that the Company or a Subsidiary would be required to pay if the relevant ABL Secured Hedge Agreements giving rise to such ABL Secured Hedge Obligations were terminated at such time, and (iii) any ABL Secured Cash Management Services Obligations, 100% of the aggregate amount of such ABL Secured Cash Management Services Obligations (giving effect to any netting arrangements) that the Company or a Subsidiary would be required to pay if the ABL Secured Cash Management Services Agreement giving rise to such ABL Secured Cash Management Services Obligations were terminated at such time (or, if not then terminable, if such ABL Secured Cash Management Services Agreement were terminated on the first date on which the party providing such services would be entitled to terminate it (assuming that such party promptly takes all actions (including the giving of any notice of termination) that under the terms of such ABL Secured Cash Management Services Agreement are required to be taken in order to effect such termination)). In order to effectuate the foregoing, the Collateral Agent of such first Class shall calculate, upon the written request of the Collateral Agent of such other Class from time to time, the amount in cash (and, with respect to clause (i) above, cash collateral) that would be necessary so to purchase the Subject Obligations. Following exercise of any such purchase right by the Claimholders of any Class in accordance with the terms of this Section 5.7, the Claimholders shall cooperate in consummating promptly thereafter such assignment and delegation using the applicable assignment forms provided in the Credit Documents of the applicable Class or, if no such assignment forms are provided, using the assignment and assumption forms customary for the type of Obligations being assigned.

SECTION 6. Insolvency Proceedings.

6.1. Financing.

(a) Until the Discharge of ABL Obligations, if any Grantor shall be subject to any Insolvency Proceeding and the ABL Collateral Agent consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code; herein, “Cash Collateral”) constituting ABL Priority Collateral or consents to permit any Grantor to obtain financing provided by any one or more ABL Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Debtor Relief Law secured by a Lien on such ABL Priority Collateral that is (i) senior to or pari passu with the ABL Liens on the ABL Priority Collateral and (ii) junior to the Term Liens on the Term Priority Collateral (such financing, a “DIP Financing”), and if the Grantors desire to obtain authorization from the applicable Bankruptcy Court to use such Cash Collateral or to obtain such DIP Financing, then the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that the Term Claimholders will consent to (and hereby are deemed to have consented to), and will not object to or oppose, or support any other Person objecting to or opposing, such use of such Cash Collateral or such DIP Financing and, to the extent the ABL Liens are subordinated to or pari passu with any new Liens securing such DIP Financing, the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, will subordinate (and hereby subordinates) the Term Liens on the ABL Priority Collateral to the Liens securing such DIP Financing to the extent consistent with the other provisions of this Agreement; provided that (A) the Term Collateral Agent and the other Term Claimholders shall retain the Term Liens on the Collateral and, as to the Term Priority Collateral only, the Term Liens shall have the same priority as existed prior to the commencement of the Insolvency Proceeding and any Lien on the Term Priority Collateral securing such DIP Financing shall be junior and subordinate to the Term Liens on the Term

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Priority Collateral, (B) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or pari passu with the ABL Liens on the ABL Priority Collateral, (C) the terms of such DIP Financing or Cash Collateral order do not require any Term Claimholders to extend additional credit pursuant to such DIP Financing or Cash Collateral order and (D) the terms of such DIP Financing do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all the material terms are set forth in the DIP Financing. If the ABL Claimholders or any other Person offer to provide DIP Financing that meets the requirements set forth in clauses (A) through (C) above, and if the Grantors desire to obtain authorization from the applicable Bankruptcy Court to obtain such DIP Financing, the Term Collateral Agent agrees, on behalf of itself and the other Term Claimholders, that no Term Claimholder shall, directly or indirectly, provide, offer to provide, or support any financing competing with the DIP Financing, including a Term DIP Financing. The foregoing provisions of this Section 6.1(a) shall not restrict the Term Collateral Agent or any other Term Claimholders from objecting to or opposing any provision in any Cash Collateral order or DIP Financing documentation relating to any provision or content of a Plan of Reorganization.

(b) Until the Discharge of Term Obligations, if any Grantor shall be subject to any Insolvency Proceeding and the Term Collateral Agent consents to the use of Cash Collateral constituting Term Priority Collateral or consents to permit any Grantor to obtain financing provided by any one or more Term Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Debtor Relief Law secured by a Lien on such Term Priority Collateral that is (i) senior to or pari passu with the Term Liens on the Term Priority Collateral and (ii) junior to the ABL Liens on the ABL Priority Collateral (such financing, a “Term DIP Financing”), and if the Grantors desire to obtain authorization from the applicable Bankruptcy Court to use such Cash Collateral or to obtain such Term DIP Financing, then the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agrees that the ABL Claimholders will consent (and hereby are deemed to have consented to), and will not object to or oppose, or support any other Person objecting to or opposing, such use of such Cash Collateral or such Term DIP Financing and, to the extent the Term Liens are subordinated to or pari passu with any new Liens securing such Term DIP Financing, the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, will subordinate (and hereby subordinates) the ABL Liens on the Term Priority Collateral to the Liens securing such Term DIP Financing to the extent consistent with the other provisions of this Agreement; provided that (A) the ABL Collateral Agent and the other ABL Claimholders shall retain the ABL Liens on the Collateral and, as to the ABL Priority Collateral only, the ABL Liens shall have the same priority as existed prior to the commencement of the Insolvency Proceeding and any Lien on the ABL Priority Collateral securing such Term DIP Financing shall be junior and subordinate to the ABL Liens on the ABL Priority Collateral, (B) all Liens on Term Priority Collateral securing any such Term DIP Financing shall be senior to or pari passu with the Term Liens on the Term Priority Collateral, (C) the terms of such Term DIP Financing or Cash Collateral order do not require any ABL Claimholders to extend additional credit pursuant to such Term DIP Financing or Cash Collateral order and (D) the terms of such DIP Financing do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all the material terms are set forth in the DIP Financing. If the Term Claimholders or any other Person offer to provide Term DIP Financing that meets the requirements set forth in clauses (A) through (C) above and DIP Financing is not provided as set forth in Section 6.1(a), and if the Grantors desire to obtain authorization from the applicable Bankruptcy Court to obtain such Term DIP

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Financing, the ABL Collateral Agent agrees, on behalf of itself and the other ABL Claimholders, that no ABL Claimholder shall, directly or indirectly, provide, offer to provide, or support any financing competing with the Term DIP Financing, including a DIP Financing. The foregoing provisions of this Section 6.1(b) shall not restrict the ABL Collateral Agent or any other ABL Claimholder from objecting to or opposing any provision in any Cash Collateral order or Term DIP Financing documentation relating to any provision or content of a Plan of Reorganization.

(c) The Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that, with respect to any Cash Collateral use or DIP Financing that meets the requirements of Section 6.1(a), no Term Claimholder will request adequate protection in connection with its rights as a holder of Liens on the ABL Priority Collateral, except as expressly agreed by the ABL Collateral Agent or as permitted by Section 6.4(b)(ii). The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agrees that, with respect to any Cash Collateral use or Term DIP Financing that meets the requirements of Section 6.1(b), no ABL Claimholder will request adequate protection in connection with its rights as a holder of Liens on the Term Priority Collateral, except as expressly agreed by the Term Collateral Agent or as permitted by Section 6.4(b)(ii).

(d) All ABL Liens granted to the ABL Collateral Agent or any other ABL Claimholder, and all Term Liens granted to the Term Collateral Agent or any other Term Claimholders, in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the parties to be and shall be deemed to be subject to the Lien priorities set forth in Section 2.1 and the other terms and conditions of this Agreement.

6.2. Sales. Subject to Section 3.7, the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, and the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agrees that the Term Claimholders or the ABL Claimholders, as the case may be, will consent to (and hereby are deemed to have consented to), and will not object or oppose (or support any Person in objecting to or opposing), a motion to Dispose any Senior Priority Collateral of the other Class free and clear of any Liens under Section 363 of the Bankruptcy Code (or any comparable provision of any other Debtor Relief Law), including any motion for approval of bidding procedures in connection therewith or any other related or ancillary matters, if the requisite ABL Claimholders under the ABL Credit Agreement or the requisite Term Claimholders under the Term Credit Agreement, as the case may be, have consented to such Disposition of such assets, so long as the Liens of the Term Claimholders or the ABL Claimholders, as the case may be, on such assets attach to the proceeds thereof subject to the relative Lien priorities set forth in this Agreement and such motion does not impair the rights of the Term Claimholders or the ABL Claimholders, as the case may be, under Section 363(k) of the Bankruptcy Code (so long as the right of the Term Claimholders to offset their Term Obligations against the purchase price for any ABL Priority Collateral exists only after the Discharge of ABL Obligations and the right of the ABL Claimholders to offset their ABL Obligations against the purchase price for any Term Priority Collateral exists only after the Discharge of Term Obligations). Notwithstanding the foregoing, the Term Collateral Agent and the other Term Claimholders, and the ABL Collateral Agent and the other ABL Claimholders, may raise any objections to such Disposition of the Senior Priority Collateral of the other Class that could be raised by a creditor of Grantors whose claims are not secured by Liens on such Senior Priority Collateral, provided that such objections are not inconsistent with any other term

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of this Agreement and are not based on their status as secured creditors (without limiting the foregoing, none of the Term Collateral Agent, any other Term Claimholder, the ABL Collateral Agent or any other ABL Claimholder may, except as provided in Section 6.4(b)(ii), raise any such objections based on rights afforded by Sections 363(e) and 363(f) of the Bankruptcy Code to secured creditors (or any comparable provision of any other Debtor Relief Law) with respect to the Liens granted to such Person in respect of such assets).

6.3. Relief from the Automatic Stay.

(a) Until the Discharge of ABL Obligations has occurred, the Term Collateral Agent, on behalf of itself and the other Term Claimholders, agrees that the Term Claimholders will not seek (or support any other Person seeking) relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of the ABL Priority Collateral without the prior written consent of the ABL Collateral Agent.

(b) Until the Discharge of Term Obligations has occurred, the ABL Collateral Agent, on behalf of itself and the other ABL Claimholders, agrees that the ABL Claimholders will not seek (or support any other Person seeking) relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of the Term Priority Collateral without the prior written consent of the Term Collateral Agent.

6.4. Adequate Protection.

(a) In any Insolvency Proceeding, the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, and the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agree that the ABL Claimholders or the Term Claimholders, as the case may be, will not object to or oppose (or support any other Person objecting to or opposing) (i) any motion or other request for adequate protection by (x) the Term Collateral Agent or any other Term Claimholder, with respect to the Term Priority Collateral, prior to the Discharge of Term Obligations or (y) the ABL Collateral Agent or any other ABL Claimholder, with respect to the ABL Priority Collateral, prior to the Discharge of ABL Obligations, as the case may be, or (ii) any objection claiming a lack of adequate protection by (x) the Term Collateral Agent or any other Term Claimholder, with respect to the Term Priority Collateral, prior to the Discharge of Term Obligations, or (y) the ABL Collateral Agent or any other ABL Claimholder, with respect to the ABL Priority Collateral, prior to the Discharge of ABL Obligations, as the case may be.

(b) In any Insolvency Proceeding:

(i) The Term Collateral Agent and the other Term Claimholders may seek adequate protection with respect to their rights in the Term Priority Collateral, and the ABL Collateral Agent and the other ABL Claimholders may seek adequate protection with respect to their rights in the ABL Priority Collateral.

(ii) Notwithstanding anything in this Section 6 to the contrary, (A) to the extent that the Term Collateral Agent or any other Term Claimholders are granted adequate protection in the form of an additional or replacement Lien on assets of the same type as the Term Priority Collateral, the ABL Claimholders shall be permitted to seek a Lien on such Collateral subject to the relative Lien priority set forth in Section 2.1

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(and neither the Term Collateral Agent nor any other Term Claimholder shall object to or oppose (or support any other Person objecting to or opposing) any motion by any ABL Claimholder to receive such a Lien), and (b) to the extent that the ABL Collateral Agent or any other ABL Claimholders are granted adequate protection in the form of an additional or replacement Lien on assets of the same type as the ABL Priority Collateral, the Term Claimholders shall be permitted to seek a Lien on such Collateral subject to the relative Lien priority set forth in Section 2.1 (and neither the ABL Collateral Agent nor any other ABL Claimholder shall object to or oppose (or support any other Person objecting to or opposing) any motion by any Term Claimholder to receive such a Lien).

(iii) If any ABL Claimholder seeks or requires (or is otherwise granted) adequate protection of its ABL Liens on the Term Priority Collateral in the form of additional or replacement Lien on assets of the same type as the Term Priority Collateral, then the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, agrees that the Term Collateral Agent shall be entitled to be granted an additional or replacement Lien on such assets as adequate protection of its senior interest in the Term Priority Collateral and that the additional or replacement Lien thereon of the ABL Collateral Agent or any other ABL Claimholder shall be subordinated and junior to the additional or replacement Lien thereon of the Term Collateral Agent on the same basis as the ABL Liens are subordinated to the Term Liens with respect to the Term Priority Collateral under Section 2.1; provided that, to the extent the Term Collateral Agent is not granted such adequate protection in the applicable form, any such additional or replacement Lien and any amounts recovered by or distributed to the ABL Collateral Agent or any other ABL Claimholder pursuant to or as a result of such Lien shall be subject to Section 4.2.

(iv) If any Term Claimholder seeks or requires (or is otherwise granted) adequate protection of its Term Liens on the ABL Priority Collateral in the form of additional or replacement Lien on assets of the same type as the ABL Priority Collateral, then the Term Collateral Agent, for itself and on behalf of the Term Claimholders, agrees that the ABL Collateral Agent shall be entitled to be granted an additional or replacement Lien on such assets as adequate protection of its senior interest in the ABL Priority Collateral and that the additional or replacement Lien thereon of the Term Collateral Agent or any other Term Claimholder shall be subordinated and junior to the additional or replacement Lien thereon of the ABL Collateral Agent on the same basis as the Term Liens are subordinated to the ABL Liens with respect to the ABL Priority Collateral under Section 2.1; provided that, to the extent the ABL Collateral Agent is not granted such adequate protection in the applicable form, any such additional or replacement Lien and any amounts recovered by or distributed to the Term Collateral Agent or any other Term Claimholder pursuant to or as a result of such Lien shall be subject to Section 4.2.

(v) Except as expressly set forth in Sections 6.1, 6.2 and 6.3 and this Section 6.4, nothing herein shall limit the rights of the Term Collateral Agent or any other Term Claimholder, or the rights of the ABL Collateral Agent or any other ABL Claimholder, (A) to seek adequate protection with respect to their rights in the Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (B) to object to any such request for adequate protection by the Collateral Agent or any other Claimholder of the other Class.

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6.5. Section 1111(b) of the Bankruptcy Code. The Term Collateral Agent, for itself and on behalf of the other Term Claimholders, and the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agrees that neither it nor its related Claimholders shall object to or oppose (or support any other Person objecting to or opposing), or take any other action to impede, in any Insolvency Proceeding, the right of any Claimholder of the other Class to make an election under Section 1111(b)(2) of the Bankruptcy Code with respect to the Senior Priority Collateral of such Claimholder of the other Class. The Term Collateral Agent, for itself and the other Term Claimholders, and the ABL Collateral Agent, for itself and the other ABL Claimholders, waives any claim it or its related Claimholders may hereafter have against any Claimholder of the other Class arising out of (a) the election by such Claimholder of the other Class of the application of Section 1111(b)(2) of the Bankruptcy Code or (b) any cash collateral or financing arrangement, and any related grant of a security interest in the Senior Priority Collateral of such Claimholder of the other Class, made in accordance with Section 6.1 in any Insolvency Proceeding.

6.6. Avoidance Issues. If any Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Grantor any amount paid in respect of the ABL Obligations or the Term Obligations, as the case may be (a “Recovery”), then such Claimholder shall be entitled to a reinstatement of the ABL Obligations or the Term Obligations, as the case may be, with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such reinstated ABL Obligations or Term Obligations, as the case may be. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement. This Section 6.6 shall survive the termination of this Agreement.

6.7. Plan of Reorganization.

(a) If, in any Insolvency Proceeding, debt obligations of any reorganized Grantor secured by Liens upon any property of the reorganized Grantor are distributed or reinstated (in whole or in part) pursuant to a Plan of Reorganization, both on account of the ABL Obligations and on account of the Term Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Term Obligations are secured by Liens upon the same property, the relative Lien priorities and other provisions of this Agreement will survive the distribution of such debt obligations pursuant to such Plan of Reorganization and will apply with like effect to the Liens securing such debt obligations.

(b) The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, and the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that neither it nor its related Claimholders shall (i) take or support any other Person in taking any action that is inconsistent with the relative Lien priorities or other provisions of this Agreement or (ii) propose, vote for, or otherwise support directly or indirectly any Non-Conforming Plan of Reorganization (and, in the event of any such proposal, vote or

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other support of a Non-Conforming Plan of Reorganization by a Claimholder of any Class, the Collateral Agent of the other Class shall be entitled to have any such proposal, vote or support changed or withdrawn).

6.8. Separate Grants of Security and Separate Classification. The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, and the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, acknowledges and agrees that (a) the respective grants of Liens pursuant to the ABL Collateral Documents and the Term Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, (i) the Term Obligations are fundamentally different from the ABL Obligations and (ii) the ABL Obligations are fundamentally different from the Term Obligations and, in each case, must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders and the Term Claimholders in respect of the Collateral constitute claims of the same class (rather than at least two separate classes of secured claims with the relative Lien priorities described in Section 2.1), then the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, and the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, hereby acknowledge and agree that all distributions from the Collateral shall be made as if such claims were of two separate classes of junior and senior claims (with the effect being that, to the extent that (x) the aggregate value of the ABL Priority Collateral is sufficient (for this purpose ignoring all claims held by the Term Claimholders thereon), the ABL Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from the ABL Priority Collateral, before any distribution is made in respect of the Term Obligations with respect to the ABL Priority Collateral, with the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agreeing to turn over to the ABL Collateral Agent amounts otherwise received or receivable by any of them with respect to the ABL Priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries on the Term Obligations, and (y) the aggregate value of the Term Priority Collateral is sufficient (for this purpose ignoring all claims held by the ABL Claimholders thereon), the Term Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from the Term Priority Collateral, before any distribution is made in respect of the ABL Obligations with respect to the Term Priority Collateral, with the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agreeing to turn over to the Term Collateral Agent amounts otherwise received or receivable with respect to such Term Priority Collateral by any of them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries on the ABL Obligations).

6.9. Post-Petition Interest.

(a) The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agrees that none of them shall object to or oppose (or support any other Person objecting to or opposing) any claim by the Term Collateral Agent or any other Term

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Claimholder for allowance in any Insolvency Proceeding of Term Obligations consisting or alleged to consist of Post-Petition Interest to the extent of the value of the Term Liens on the Term Priority Collateral (without regard to the existence of the ABL Liens thereon) or on the ABL Priority Collateral (after taking into account the ABL Liens thereon).

(b) The Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that none of them shall object to or oppose (or support any other Person objecting to or opposing) any claim by the ABL Collateral Agent or any other ABL Claimholder for allowance in any Insolvency Proceeding of ABL Obligations consisting or alleged to consist of Post-Petition Interest to the extent of the value of the ABL Liens on the ABL Priority Collateral (without regard to the existence of the Term Liens thereon) or on the Term Priority Collateral (after taking into account the Term Liens thereon).

SECTION 7. Reliance; Waivers; Etc.

7.1. Reliance. Other than any reliance on the terms of this Agreement, the ABL Collateral Agent, on behalf of itself and the other ABL Claimholders, acknowledges that they have, independently and without reliance on the Term Collateral Agent or any other Term Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the ABL Loan Documents and be bound by the terms of this Agreement, and that they will continue to make their own credit decision in taking or not taking any action under the ABL Loan Documents or this Agreement. Other than any reliance on the terms of this Agreement, the Term Collateral Agent, on behalf of itself and the other Term Claimholders, acknowledges that they have, independently and without reliance on the ABL Collateral Agent or any other ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Term Loan Documents and be bound by the terms of this Agreement, and that they will continue to make their own credit decision in taking or not taking any action under the Term Loan Documents or this Agreement.

7.2. No Warranties or Liability. The ABL Collateral Agent, on behalf of itself and the other ABL Claimholders, acknowledges and agrees that, except as set forth in Sections 8 and 9.6(b), neither the Term Collateral Agent nor any other Term Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Term Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the Term Collateral Agent and the other Term Claimholders will be entitled to manage and supervise the Term Loan Documents in accordance with applicable law and as they may otherwise, in their sole discretion, deem appropriate. The Term Collateral Agent, on behalf of itself and the other Term Claimholders, acknowledges and agrees that, except as set forth in Sections 8 and 9.6(b), neither the ABL Collateral Agent nor any other ABL Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the ABL Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the ABL Claimholders will be entitled to manage and supervise the ABL Loan Documents in accordance with applicable law and as they may otherwise, in their sole discretion, deem appropriate. Except as expressly

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provided herein, the Term Collateral Agent and the other Term Claimholders shall have no duty to the ABL Collateral Agent or any other ABL Claimholders, and the ABL Collateral Agent and the other ABL Claimholders shall have no duty to the Term Collateral Agent and the other Term Claimholders, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a default or an event of default under any agreements with any Grantor (including the ABL Loan Documents and the Term Loan Documents), regardless of any knowledge thereof which they may have or be charged with. The ABL Collateral Agent, on behalf of itself and the other ABL Claimholders, acknowledges and agrees that the Term Collateral Agent may, but shall have no obligation to, take all actions it determines necessary or advisable to perfect or continue the perfection of the Term Liens on any Collateral, and the Term Collateral Agent shall not be liable for any lapse of perfection or for maintaining perfection. The Term Collateral Agent, on behalf of itself and the other Term Claimholders, acknowledges and agrees that the ABL Collateral Agent may, but shall have no obligation to, take all actions it determines necessary or advisable to perfect or continue the perfection of the ABL Liens on any Collateral, and the ABL Collateral Agent shall not be liable for any lapse of perfection or for maintaining perfection.

7.3. No Waiver of Lien Priorities.

(a) No right of the ABL Collateral Agent or any other ABL Claimholder to enforce any provision of this Agreement or any ABL Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by the ABL Collateral Agent or any other ABL Claimholder or by any noncompliance by any Person with the terms, provisions, and covenants of this Agreement, any of the ABL Loan Documents or any of the Term Loan Documents, regardless of any knowledge thereof which the ABL Collateral Agent or any other ABL Claimholder may have or be otherwise charged with. No right of the Term Collateral Agent or any other Term Claimholder to enforce any provision of this Agreement or any Term Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by the Term Collateral Agent or any other Term Claimholder or by any noncompliance by any Person with the terms, provisions, and covenants of this Agreement, any of the Term Loan Documents or any of the ABL Loan Documents, regardless of any knowledge thereof which the Term Collateral Agent or any other Term Claimholder may have or be otherwise charged with.

(b) Without in any way limiting the generality of Section 7.3(a), but subject to any rights of the Grantors under the ABL Loan Documents and the Term Loan Documents and subject to the provisions of Section 5.3(a), the ABL Collateral Agent and any other ABL Claimholder may, at any time and from time to time in accordance with the ABL Loan Documents and/or applicable law, without the consent of, or notice to, the Term Collateral Agent or any other Term Claimholder, without incurring any liabilities to the Term Collateral Agent or any other Term Claimholder and without impairing or releasing the relative Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Term Collateral Agent or the other Term Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following:

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(i) make loans and advances to the Company or any other Grantor, issue, guaranty or obtain letters of credit for account of the Company or any other Grantor or otherwise extend credit to the Company or any other Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(ii) change the manner, place, or terms of payment of, or change or extend the time of payment of, or amend, renew, exchange, increase, or alter the terms of, any of the ABL Obligations or any guarantee thereof or any other liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the ABL Obligations, without any restriction as to the amount, tenor, or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any ABL Liens, the ABL Obligations, or any of the ABL Loan Documents;

(iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the ABL Priority Collateral or any liability of any Grantor to the ABL Claimholders or any liability incurred directly or indirectly in respect thereof;

(iv) settle or compromise any ABL Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the ABL Obligations) in any manner or order that is not inconsistent with the terms of this Agreement; and

(v) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor or any ABL Priority Collateral and any security and any guarantor or any liability of any Grantor to any ABL Claimholders or any liability incurred directly or indirectly in respect thereof;

provided that the foregoing shall not (x) limit or otherwise affect in any way any Grantor’s obligations or liabilities under the Term Loan Documents to the extent any of the foregoing constitutes a violation of any of the Term Loan Documents or (y) limit the restrictions set forth in Section 5.3(a) or be deemed to be a waiver by the Term Collateral Agent or any other Term Claimholder of any liability of, or any claim against, the ABL Collateral Agent or any other ABL Claimholder arising on account of any such violation.

(c) Except as otherwise provided herein, the Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that the ABL Collateral Agent and the other ABL Claimholders shall have no liability to the Term Collateral Agent and the other Term Claimholders, and the Term Collateral Agent and the other Term Claimholders hereby waive any claim against the ABL Collateral Agent or any other ABL Claimholder, arising out of any and all actions which the ABL Collateral Agent or any other ABL Claimholder may, pursuant to the terms hereof, take, permit or omit to take with respect to:

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(i) the ABL Loan Documents (other than this Agreement);

(ii) the collection of the ABL Obligations; or

(iii) the foreclosure upon, or sale, liquidation, or other Disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise Dispose of, any ABL Priority Collateral.

The Term Collateral Agent, for itself and on behalf of the other Term Claimholders, agrees that the ABL Collateral Agent and the other ABL Claimholders have no duty to them in respect of the maintenance or preservation of the ABL Priority Collateral, the ABL Obligations, or otherwise (other than the obligations of the ABL Claimholders under this Agreement).

(d) Without in any way limiting the generality of Section 7.3(a), but subject to any rights of the Grantors under the ABL Loan Documents and the Term Loan Documents and subject to the provisions of Section 5.3(b), the Term Collateral Agent and any other Term Claimholder may, at any time and from time to time in accordance with the Term Loan Documents and/or applicable law, without the consent of, or notice to, the ABL Collateral Agent or any other ABL Claimholder, without incurring any liabilities to the ABL Collateral Agent or any other ABL Claimholder and without impairing or releasing the relative Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the ABL Collateral Agent or the other ABL Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following:

(i) make loans and advances to the Company or any other Grantor, issue, guaranty or obtain letters of credit for account of the Company or any other Grantor or otherwise extend credit to the Company or any other Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(ii) change the manner, place, or terms of payment of, or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the Term Obligations or any guarantee thereof or any other liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Term Obligations, without any restriction as to the amount, tenor, or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Term Liens, the Term Obligations, or any of the Term Loan Documents;

(iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the Term Priority Collateral or any liability of any Grantor to the Term Claimholders or any liability incurred directly or indirectly in respect thereof;

(iv) settle or compromise any Term Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Term Obligations) in any manner or order that is not inconsistent with the terms of this Agreement; and

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(v) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor or any Term Priority Collateral and any security and any guarantor or any liability of any Grantor to any Term Claimholders or any liability incurred directly or indirectly in respect thereof;

provided that the foregoing shall not (x) limit or otherwise affect in any way any Grantor’s liability under the ABL Loan Documents to the extent any of the foregoing constitutes a violation of any of the ABL Loan Documents or (y) limit the restrictions set forth in Section 5.3(b) or be deemed to be a waiver by the ABL Collateral Agent or any other ABL Claimholder of any liability of, or any claim against, the Term Collateral Agent or any other Term Claimholder arising on account of any such violation.

(e) Except as otherwise provided herein, the ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agrees that the Term Collateral Agent and the other Term Claimholders shall have no liability to the ABL Collateral Agent and the other ABL Claimholders, and the ABL Collateral Agent and the other ABL Claimholders hereby waive any claim against the Term Collateral Agent or any other Term Claimholder, arising out of any and all actions which the Term Collateral Agent or any other Term Claimholder may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i) the Term Loan Documents (other than this Agreement);

(ii) the collection of the Term Obligations; or

(iii) the foreclosure upon, or sale, liquidation, or other Disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise Dispose of, any Term Priority Collateral.

The ABL Collateral Agent, for itself and on behalf of the other ABL Claimholders, agrees that the Term Collateral Agent and the other Term Claimholders have no duty to them in respect of the maintenance or preservation of the Term Priority Collateral, the Term Obligations, or otherwise (other than the obligations of the Term Claimholders under this Agreement).

(f) Until the Discharge of Term Obligations or the Discharge of ABL Obligations, as the case may be, has occurred, the ABL Collateral Agent, on behalf of itself and the other ABL Claimholders, and the Term Collateral Agent, on behalf of itself and the other Term Claimholders, agrees that neither it nor its related Claimholders shall assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the Senior Priority Collateral of the other Class or any other similar rights a junior secured creditor may have under applicable law.

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7.4. Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Collateral Agent and the other ABL Claimholders and the Term Collateral Agent and the other Term Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Loan Documents or any Term Loan Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the ABL Obligations or Term Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any Term Loan Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Term Obligations or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the ABL Collateral Agent, any other ABL Claimholder or any ABL Obligations or the Term Collateral Agent, any other Term Claimholder or any Term Obligations in respect of this Agreement.

SECTION 8. Representations and Warranties.

8.1. Representations and Warranties of Each Collateral Agent. The ABL Collateral Agent and the Term Collateral Agent each represents and warrants to the other that it has been authorized by the ABL Lenders or the Term Lenders, as applicable, under the ABL Credit Agreement or the Term Credit Agreement, as applicable, to enter into this Agreement and that this Agreement has been duly executed and delivered by it.

SECTION 9. Miscellaneous.

9.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any of the ABL Loan Documents or any of the Term Loan Documents, the provisions of this Agreement shall govern and control. Solely as among the Term Claimholders and the holders of any Additional Junior Obligations or Pari Passu Obligations, in the event of any conflict between the provisions of this Agreement and the provisions of any Junior Lien Intercreditor Agreement or Pari Passu Intercreditor Agreement, the provisions of the Junior Lien Intercreditor Agreement or the Pari Passu Intercreditor Agreement, as applicable, shall govern and control.

9.2. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the ABL Collateral Agent and the Term Collateral Agent. This is a continuing agreement of Lien subordination (as

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opposed to debt or claim subordination), and the Claimholders of any Class may continue, at any time and without notice to the Collateral Agent or the other Claimholders of the other Class, to extend credit and other financial accommodations to or for the benefit of any Grantor constituting ABL Obligations or Term Obligations, as the case may be, in reliance hereon. The ABL Collateral Agent, on behalf of itself and the other ABL Claimholders, and the Term Collateral Agent, on behalf of itself and the other Term Claimholders, hereby waive any right any of them may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Consistent with, but not in limitation of, the preceding sentence, the ABL Collateral Agent, on behalf of itself and the other ABL Claimholders, and the Term Collateral Agent, on behalf of itself and the other Term Claimholders, irrevocably acknowledge that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-Debtor Relief Law. Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor in possession and any receiver or trustee for such Grantor in any Insolvency Proceeding. This Agreement shall automatically terminate and be of no further force and effect (a) with respect to the ABL Collateral Agent, the other ABL Claimholders, and the ABL Obligations, on the date that the Discharge of ABL Obligations has occurred, and (b) with respect to the Term Collateral Agent, the other Term Claimholders and the Term Obligations on the date that the Discharge of Term Obligations has occurred.

9.3. Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 9.3(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by the ABL Collateral Agent and the Term Collateral Agent; provided that no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of any Grantor without the Company’s prior written consent; provided further that:

(i) in connection with any Refinancing contemplated by Section 5.3, the ABL Collateral Agent and the Term Collateral Agent shall enter (and are hereby

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authorized to enter without the consent of any other Claimholder), at the written request and expense of the Company, into such amendments or other modifications of this Agreement as are reasonably necessary to add the new collateral agent (or similar representative) in respect of such Refinancing Indebtedness as a party hereto and to provide such new collateral agent (or similar representative), and the other holders of such Refinancing Indebtedness, the rights and obligations hereunder of the Collateral Agent in respect of, or the holders of, the Indebtedness or other Obligations being Refinanced and to otherwise reflect such Refinancing (and in connection therewith to provide for technical modifications to this Agreement to facilitate the foregoing), it being the intent that such amendments or other modifications (x) establish that the Liens on any Collateral securing any Refinancing Indebtedness will have the same priorities relative to the Liens on such Collateral securing Obligations of the other Class as the Liens that secured the Indebtedness being Refinanced had immediately prior to such Refinancing and (y) provide to the parties benefited by the Liens on any Collateral securing such Refinancing Indebtedness the same rights and obligations relative to the parties holding Liens on such Collateral securing Obligations of the other Class as the parties that were benefited by the Liens that secured such Indebtedness or other Obligations being Refinanced had immediately prior to such Refinancing;

(ii) in connection with the incurrence of any Additional Junior Obligations, the ABL Collateral Agent and the Term Collateral Agent shall enter (and are hereby authorized to enter without the consent of any other Claimholder), at the written request and expense of the Company, into such amendments or other modifications of this Agreement as are reasonably necessary to add an Additional Junior Obligations Agent as a party hereto, to provide such Additional Junior Obligations Agent and the other holders of such Additional Junior Obligations rights and obligations substantially similar to those of the Term Collateral Agent and the other Term Claimholders (subject to such modifications as shall be necessary, appropriate or desirable to reflect the junior status of the Liens on the Collateral securing such Additional Junior Obligations to the Term Liens (including any such modifications as to the control of remedies) and, in the case of any such Collateral constituting ABL Priority Collateral, to the ABL Liens) and otherwise to treat such Additional Junior Obligations and any Liens on any assets of the Company or any of its Subsidiaries securing such Additional Junior Obligations in a manner that reflects the status thereof as Obligations secured by, and Liens that are, junior to the Term Liens and, in the case of any such Collateral constituting ABL Priority Collateral, junior to the ABL Liens (and in connection therewith to provide for technical modifications to this Agreement to facilitate the foregoing); and

(iii) in connection with the incurrence of any Additional Pari Passu Obligations, the ABL Collateral Agent and the Term Collateral Agent shall enter (and are hereby authorized to enter without the consent of any other Claimholder), at the written request and expense of the Company, into such amendments or other modifications of this Agreement as are reasonably necessary to add an Additional Pari Passu Obligations Agent as a party hereto, to provide such Additional Pari Passu Obligations Agent and the other holders of such Additional Pari Passu Obligations rights and obligations hereunder substantially identical to those of the Term Collateral Agent and the other Term Claimholders (subject, with respect to Exercise of Secured Creditor Remedies and certain

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other rights set forth herein, to the allocation of control between the Term Claimholders and the holders of such Additional Pari Passu Obligations in the manner agreed by them) and otherwise to treat such Additional Pari Passu Obligations and any Liens on any assets of the Company or any of its Subsidiaries securing such Additional Pari Passu Obligations in a manner that is substantially identical to the treatment hereunder of the Term Obligations and the Term Liens (and in connection therewith to provide for technical modifications to this Agreement to facilitate the foregoing).

(c) Notwithstanding the terms of Section 9.3(b), in the event that the Term Collateral Agent has not commenced the actions contemplated by Section 9.3(b)(i), 9.3(b)(ii) or 9.3(b)(iii) in connection with any permitted Refinancing of the ABL Obligations or the incurrence of any Additional Junior Obligations or Additional Pari Passu Obligations, as applicable, within 10 Business Days after the delivery by the Company to the Term Collateral Agent of a written request to do so, then, unless the Term Collateral Agent has provided written notice to the Company and the ABL Collateral Agent within such 10 Business Days’ period setting forth in reasonable detail the basis for its determination that it is not required to take such action in accordance with Section 9.3(b)(i), 9.3(b)(ii) or 9.3(b)(iii), as applicable, the ABL Collateral Agent, without the consent of the Term Collateral Agent, is authorized to amend or otherwise modify this Agreement in the manner set forth in Section 9.3(b)(i), 9.3(b)(ii) or 9.3(b)(iii), as applicable; provided that such Refinancing, Additional Junior Obligations or Additional Pari Passu Obligations, as applicable (and any Liens relating thereto), are permitted under the Term Loan Documents then extant.

(d) Notwithstanding the terms of Section 9.3(b), in the event that the ABL Collateral Agent does not take the actions contemplated by Section 9.3(b)(i), 9.3(b)(ii) or 9.3(b)(iii) in connection with any permitted Refinancing of the Term Obligations or the incurrence of any Additional Junior Obligations or Additional Pari Passu Obligations, as applicable, within 10 Business Days after the delivery by the Company to the ABL Collateral Agent of a written request to do so, then, unless the ABL Collateral Agent has provided written notice to the Company and the Term Collateral Agent within such 10 Business Days’ period setting forth in reasonable detail the basis for its determination that it is not required to take such action in accordance with Section 9.3(b)(i), 9.3(b)(ii) or 9.3(b)(iii), as applicable, the Term Collateral Agent, without the consent of the ABL Collateral Agent, is authorized to amend or otherwise modify this Agreement in the manner set forth in Section 9.3(b)(i), 9.3(b)(ii) or 9.3(b)(iii), as applicable; provided that such Refinancing, Additional Junior Obligations or Additional Pari Passu Obligations, as applicable (and any Liens relating thereto), are permitted under the ABL Loan Documents then extant.

9.4. Information Concerning Financial Condition of Certain Entities. The ABL Claimholders, on the one hand, and the Term Claimholders, on the other hand, shall in each case be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the ABL Obligations or the Term Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Obligations. The ABL Collateral Agent and the other ABL Claimholders shall have no duty to advise the Term Collateral Agent or any other Term Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. The Term Collateral Agent and the other Term Claimholders shall

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have no duty to advise the ABL Collateral Agent or any other ABL Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the ABL Collateral Agent or any other ABL Claimholders, or the Term Collateral Agent or any other Term Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party to this Agreement, it or they shall be under no obligation (i) to make, and the ABL Collateral Agent and the other ABL Claimholders, or the Term Collateral Agent and the other Term Claimholders, as the case may be, shall not be required to make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness, or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation or (iv) to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5. Subrogation. (a) With respect to any payments or distributions in cash, property, or other assets that the Term Collateral Agent or any other Term Claimholders pay over to the ABL Collateral Agent or any other ABL Claimholders under the terms of this Agreement, the Term Collateral Agent and the other Term Claimholders shall be subrogated to the rights of the ABL Collateral Agent and the other ABL Claimholders and (b) with respect to any payments or distributions in cash, property, or other assets that the ABL Collateral Agent or any other ABL Claimholders pay over to the Term Collateral Agent or the other Term Claimholders under the terms of this Agreement, the ABL Collateral Agent and the other ABL Claimholders shall be subrogated to the rights of the Term Collateral Agent and the other Term Claimholders; provided, however, that each of the ABL Collateral Agent, for itself and the other ABL Claimholders, and the Term Collateral Agent, for itself and the other Term Claimholders, agrees not to assert or enforce any such rights of subrogation it or they may acquire as a result of any payment hereunder until the Discharge of ABL Obligations or Discharge of Term Obligations, as applicable, has occurred. Any payments or distributions in cash, property or other assets received by the ABL Collateral Agent or any other ABL Claimholders that are paid over to the Term Collateral Agent or any other Term Claimholders pursuant to this Agreement shall not reduce any of the ABL Obligations. Any payments or distributions in cash, property or other assets received by the Term Collateral Agent or any other Term Claimholders that are paid over to the ABL Collateral Agent or any other ABL Claimholders pursuant to this Agreement shall not reduce any of the Term Obligations. Notwithstanding the foregoing provisions of this Section 9.5, none of the ABL Claimholders shall have any claim against any of the Term Claimholders for any impairment of any subrogation rights herein granted to the ABL Claimholders, and none of the Term Claimholders shall have any claim against any of the ABL Claimholders for any impairment of any subrogation rights herein granted to the Term Claimholders.

9.6. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY COLLATERAL AGENT, ANY OTHER CLAIMHOLDER OR ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY

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EXECUTING AND DELIVERING THIS AGREEMENT, EACH COLLATERAL AGENT, FOR ITSELF AND ITS RELATED CLAIMHOLDERS AND ITS AND THEIR PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.8 AND (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER IT AND ITS PROPERTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

9.7. WAIVERS.

(a) BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH COLLATERAL AGENT, FOR ITSELF AND ITS RELATED CLAIMHOLDERS AND ITS AND THEIR PROPERTIES, IRREVOCABLY AGREES THAT THE ONLY NECESSARY PARTIES TO ANY AND ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE THE PARTIES HERETO, EXCEPT WHERE IN ANY SUCH JUDICIAL PROCEEDING RELIEF (INCLUDING INJUNCTIVE RELIEF OR THE RECOVERY OF MONEY) IS BEING SOUGHT DIRECTLY AGAINST OR FROM A PERSON THAT IS NOT A PARTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND CONSISTENT WITH THE PROVISIONS OF SECTIONS 9.15, NONE OF THE ABL CLAIMHOLDERS (OTHER THAN THE ABL COLLATERAL AGENT) OR THE TERM CLAIMHOLDERS (OTHER THAN THE TERM COLLATERAL AGENT) SHALL BE NECESSARY OR OTHERWISE APPROPRIATE PARTIES TO ANY SUCH JUDICIAL PROCEEDINGS, UNLESS IN SUCH JUDICIAL PROCEEDING SUMS ARE BEING SOUGHT TO BE RECOVERED DIRECTLY FROM SUCH PERSONS, INCLUDING PURSUANT TO SECTION 4.2, OR THE PROVISIONS OF THIS AGREEMENT ARE SOUGHT TO BE ENFORCED DIRECTLY AGAINST SUCH PERSONS.

(b) EACH COLLATERAL AGENT, FOR ITSELF AND ON BEHALF OF ITS RELATED CLAIMHOLDERS, HEREBY WAIVES ITS AND THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH COLLATERAL AGENT, FOR ITSELF AND ON BEHALF OF ITS RELATED CLAIMHOLDERS, ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT AND THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT.

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EACH COLLATERAL AGENT, FOR ITSELF AND ON BEHALF OF ITS RELATED CLAIMHOLDERS, FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.7(b) AND EXECUTED BY THE ABL COLLATERAL AGENT AND THE TERM COLLATERAL AGENT), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.8. Notices. All notices to the ABL Claimholders permitted or required under this Agreement shall also be sent to the ABL Collateral Agent. All notices to the Term Claimholders permitted or required under this Agreement shall also be sent to the Term Collateral Agent. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by facsimile or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, or upon receipt of facsimile or electronic mail. For the purposes hereof, the addresses of the parties hereto shall be as is set forth on Annex 1.

9.9. Further Assurances. Each of the ABL Collateral Agent and the Term Collateral Agent agrees to take such further action and shall execute (without recourse or warranty) and deliver such additional documents and instruments (in recordable form, if requested in writing) as the ABL Collateral Agent or the Term Collateral Agent, as the case may be, may request to effectuate the terms of and the relative Lien priorities contemplated by this Agreement, all at the expense of the Grantors.

9.10. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

9.11. Binding on Successors and Assigns. This Agreement shall be binding upon the ABL Collateral Agent, the other ABL Claimholders, the Term Collateral Agent, the other Term Claimholders, and their respective successors and assigns.

9.12. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

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9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.14. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of the ABL Claimholders and the Term Claimholders. Other than with respect to Sections 9.3(b), 9.3(c) and 9.3(d), which shall also inure to the benefit of the Company, in no event shall any Grantor be a third party beneficiary of this Agreement.

9.15. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Collateral Agent and the other ABL Claimholders, on the one hand, and the Term Collateral Agent and the other Term Claimholders, on the other hand (other than Sections 9.3(b), 9.3(c) and 9.3(d), under which the Company shall be a third party beneficiary). Other than Sections 9.3(b), 9.3(c) and 9.3(d), which shall also inure to the benefit of the Company, no Grantor or any other creditor thereof shall have any rights hereunder and no Grantor may rely on the terms hereof. Nothing in this Agreement shall impair, as between the Grantors and the ABL Collateral Agent and the other ABL Claimholders, or as between the Grantors and the Term Collateral Agent and the other Term Claimholders, the obligations of the Grantors to pay principal, interest, fees and other amounts as provided in the ABL Loan Documents and the Term Loan Documents, respectively.

9.16. Specific Performance. Each of the ABL Collateral Agent and the Term Collateral Agent may demand specific performance of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency Proceeding, the ABL Collateral Agent or the Term Collateral Agent may seek such or any other relief as if it were the “holder” of the claims of the Claimholders of the other Class under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the Claimholders of the other Class.

9.17. ABL Intercreditor Agreement Acknowledgement. Reference is made to the ABL Intercreditor Agreement Acknowledgement executed and delivered in respect of this Agreement (i) on the date hereof by the Company and each other Grantor that is a Grantor on the date hereof and (ii) after the date hereof, pursuant to the terms of the Collateral Documents, by each Subsidiary of the Company that becomes a Grantor after the date hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A.,
as ABL Collateral Agent

By:
Authorized Signatory

GOLDMAN SACHS BANK USA, as Term Collateral Agent

By:
Authorized Signatory

ANNEX 1

Notice Addresses

(a)	if to the ABL Collateral Agent, at:

JPMorgan Chase Bank, N.A.

277 Park Avenue, 22nd Floor

Mail Code: NY1-L275

New York, New York 10172

Attention: Donna DiForio

Facsimile No: (646) 534-2274

With a copy to:

10 South Dearborn, L2

Chicago, IL 60603-2300

Attention: Justin Anderson

Facsimile No: (312) 732-7583

(b)	if to the Term Collateral Agent, at:

Goldman Sachs Bank USA

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, New Jersey 07302

Attention: SBD Operations

Email: gsd.link@gs.com

with a copy to:

Goldman Sachs Bank USA

200 West Street

New York, New York 10282-2198

Attention: Anisha Malhotra

ABL INTERCREDITOR AGREEMENT ACKNOWLEDGMENT

1. Acknowledgement. Ascena Retail Group, Inc., a Delaware corporation (the “Company”), and each of the undersigned subsidiaries of the Company (together with the Company, collectively, the “Grantors”) acknowledges that it has received a copy of the ABL Intercreditor Agreement dated as of August 21, 2015, among JPMorgan Chase Bank, N.A., as ABL Collateral Agent, Goldman Sachs Bank USA, as Term Collateral Agent, each Additional Junior Obligations Agent and each Additional Pari Passu Obligations Agent (the “ABL Intercreditor Agreement”) as in effect on the date hereof, and consents thereto, agrees to recognize all rights granted thereby to the ABL Collateral Agent, the other ABL Claimholders, the Term Collateral Agent and the other Term Claimholders, and agrees that it shall not do any act or perform any obligation which is not in accordance with the agreements set forth in the ABL Intercreditor Agreement as in effect on the date hereof (and, to the extent such Grantor has been notified of the terms of any amendment, as amended or otherwise modified pursuant thereto). Each of the Grantors further acknowledges and agrees that (a) other than with respect to Sections 9.3(b), 9.3(c) and 9.3(d) of the ABL Intercreditor Agreement, under which the Company is a third party beneficiary, no Grantor is a beneficiary or third party beneficiary of the ABL Intercreditor Agreement, (b) no Grantor has any rights under the ABL Intercreditor Agreement, and no Grantor may rely on the terms of the ABL Intercreditor Agreement, in each case other than Sections 9.3(b), 9.3(c) and 9.3(d) of the ABL Intercreditor Agreement, which also inure to the benefit of the Company, and (c) nothing in the ABL Intercreditor Agreement shall impair, as between the Grantors and the ABL Collateral Agent and the other ABL Claimholders, or as between the Grantors and the Term Collateral Agent and the other Term Claimholders, the obligations of the Grantors to pay principal, interest, fees and other amounts as provided in the ABL Loan Documents or the Term Loan Documents, respectively.

2. Notices. The address of the Grantors for purposes of all notices and other communications hereunder and under the Intercreditor Agreement is:

Ascena Retail Group, Inc.

933 MacArthur Boulevard

Mahwah, New Jersey 07430

Attention: Robb Giammatteo, SVP and Chief Financial Officer

E-mail: robb.giammatteo@ascenaretail.com

with a copy to:

933 MacArthur Boulevard

Mahwah, New Jersey 07430

Attention: Gene Wexler, SVP and General Counsel

E-mail: gene.wexler@ascenaretail.com

Any notice or other communication hereunder or under the ABL Intercreditor Agreement shall be in writing and may be personally served or sent by facsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.

3. Counterparts. This Acknowledgement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one document. Delivery of an executed signature page to this Acknowledgement by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Acknowledgement.

4. Governing Law. THIS ACKNOWLEDGEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

5. Credit Document. This Acknowledgement shall constitute an ABL Loan Document and a Term Loan Document.

6. Miscellaneous. The provisions of Sections 9.6 and 9.7 of the ABL Intercreditor Agreement will apply with like effect to this Acknowledgement, mutatis mutandis as though the references therein to the ABL Collateral Agent or the Term Collateral Agent refer instead to each Grantor. The ABL Collateral Agent, the other ABL Claimholders, the Term Collateral Agent and the other Term Claimholders are the intended beneficiaries of this Acknowledgement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the ABL Intercreditor Agreement.

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

ASCENA RETAIL GROUP, INC.

By:
Name:	Robb Giammatteo
Title:	Executive Vice President and
Chief Financial Officer

ANNTAYLOR RETAIL, INC.

By:
Name:	Gene Wexler
Title:	Senior Vice President

THE DRESS BARN, INC.

By:
Name:	Gene Wexler
Title:	Senior Vice President

TWEEN BRANDS, INC.

By:
Name:	Gene Wexler
Title:	Senior Vice President

MAURICES INCORPORATED

By:
Name:	Gene Wexler
Title:	Senior Vice President

CHARMING SHOPPES OF DELAWARE, INC.

By:
Name:	Gene Wexler
Title:	Senior Vice President

CSI INDUSTRIES, INC.

By:
Name:	Gene Wexler
Title:	Senior Vice President

CATHERINES, INC.

By:
Name:	Gene Wexler
Title:	Senior Vice President

CATHERINES STORES CORPORATION

By:
Name:	Gene Wexler
Title:	Senior Vice President

LANE BRYANT, INC.

By:
Name:	Gene Wexler
Title:	Senior Vice President

LANE BRYANT PURCHASING CORP.

By:
Name:	Gene Wexler
Title:	Senior Vice President

CATHERINES #5163, LLC
By: CSGC, Inc.
Its: Sole Member

By:
Name:	Gene Wexler
Title:	Senior Vice President

CATHERINES PARTNERS-INDIANA, LLP

By: Catherines Stores of Indiana, Inc.
Its: Managing Partner

By:
Name:	Gene Wexler
Title:	Senior Vice President

CATHERINES PARTNERS-WASHINGTON, G.P.
By: Catherines, Inc.
Its: Managing Partner

By:
Name:	Gene Wexler
Title:	Senior Vice President

CSPE, LLC
By: Charming Shoppes of Delaware, Inc.
Its: Sole Member or Manager

By:
Name:	Gene Wexler
Title:	Senior Vice President

GC FULFILLMENT, LLC
By: Ascena Retail Group, Inc.
Its: Sole Member

By:
Name:	Gene Wexler
Title:	Senior Vice President

WHITE MARSH DISTRIBUTION, LLC By: Charming Shoppes of Delaware, Inc. Its: Sole Member and General Manager
By:
Name:	Gene Wexler
Title:	Senior Vice President
FOR EACH ENTITY LISTED ON SCHEDULE 1 HERETO
By:
Name:	Gene Wexler
Title:	Authorized Officer in the capacities indicated on Schedule 1 hereto

ETNA RETAIL DC, LLC
By:
Name:	Tom Calderwood
Title:	Vice President
ASCENA TRADE SERVICES, LLC
By:
Name:	Tom Calderwood
Title:	Company Vice President

SCHEDULE 1

Gene Wexler on behalf of each entity in the capacity shown:

ENTITY	SIGNING CAPACITY
Charming Shoppes, Inc.	Senior Vice President
933 Inspiration LLC	Senior Vice President
DBX, Inc.	Senior Vice President
Dress Barn Credit Management, LLC	Secretary
Maurices Credit Management, Inc.	Secretary
Duluth Real Estate, LLC	Senior Vice President
Too GC, LLC	Secretary
Tween Brands Agency, Inc.	Senior Vice President
Tween Brands Direct Services, Inc.	Senior Vice President
Tween Brands Direct, LLC	Senior Vice President
Tween Brands Investment, LLC	President
Tween Brands Purchasing, Inc.	Senior Vice President
Tween Brands Service Co.	Secretary
Tween Brands Store Planning, Inc.	Secretary
C.S.A.C. LLC	Senior Vice President
C.S.F. Corp.	Senior Vice President
C.S.I.C., Inc.	Senior Vice President
Catherines C.S.A.C., Inc.	Senior Vice President
Catherines C.S.I.C., Inc.	Senior Vice President
Catherines of California, Inc.	Senior Vice President
Catherines of Nevada, Inc.	Senior Vice President
Catherines of Pennsylvania, Inc.	Senior Vice President
Catherines Stores of Indiana, Inc.	Senior Vice President
Catherines Woman Delaware, Inc.	Senior Vice President
Catherines Woman Michigan, Inc.	Senior Vice President
CCTM, Inc.	Senior Vice President
Charming Direct, Inc.	Senior Vice President
Charming Shoppes Interactive, Inc.	Senior Vice President
Charming Shoppes Receivables Corp.	Senior Vice President
Charming Shoppes Seller, Inc.	Senior Vice President
Charming Shoppes Street, Inc.	Senior Vice President
Crosstown Traders, Inc.	Senior Vice President
CS Holdco II Inc.	Senior Vice President
CS Holdco LLC	Senior Vice President
CS Investment Company	Senior Vice President
CSD Acquisition Corp.	Senior Vice President
CSGC, Inc.	Senior Vice President
CSIM, Inc.	Senior Vice President
Fashion Bug Retail Companies LLC	Senior Vice President
Fashion Service LLC	Senior Vice President
FB Distro, Inc.	Senior Vice President
FBGC, Inc.	Senior Vice President
Charming Sales Co. Two, Inc.	Senior Vice President
Charming Sales Co. Three, Inc.	Senior Vice President
Charming Sales Co. One, Inc.	Senior Vice President

Home Etc, Inc.	Senior Vice President
Kafco Development Co., Inc.	Senior Vice President
Lane Bryant Woman Catalog, Inc.	Senior Vice President
Lane Bryant of Pennsylvania, Inc.	Senior Vice President
LOS #8257, LLC	Senior Vice President
Modern Woman Holdings, Inc.	Senior Vice President
Modern Woman Specialty, Inc.	Senior Vice President
Outlet Division Management Co., Inc.	Senior Vice President
Outlet Division Store Co., Inc.	Senior Vice President
Petite Sophisticate, Inc.	Senior Vice President
Petite Sophisticate Management Co., Inc.	Senior Vice President
PSTM, Inc.	Senior Vice President
Shoetrader, Inc.	Senior Vice President
Sonsi, Inc.	Senior Vice President
Spirit of America, Inc.	Senior Vice President
Winks Lane, Inc.	Senior Vice President
Catherines #5013, LLC	Senior Vice President
Catherines #5014, LLC	Senior Vice President
Catherines #5016, LLC	Senior Vice President
Catherines #5022, LLC	Senior Vice President
Catherines #5023, LLC	Senior Vice President
Catherines #5029 of New Hartford, Inc.	Senior Vice President
Catherines #5037, LLC	Senior Vice President
Catherines #5039, Inc.	Senior Vice President
Catherines #5043, Inc.	Senior Vice President
Catherines #5044, LLC	Senior Vice President
Catherines #5052, Inc.	Senior Vice President
Catherines #5053, LLC	Senior Vice President
Catherines #5053, LLC	Senior Vice President
Catherines #5054, LLC	Senior Vice President
Catherines #5058, LLC	Senior Vice President
Catherines #5063, LLC	Senior Vice President
Catherines #5069, LLC	Senior Vice President
Catherines #5075, LLC	Senior Vice President
Catherines #5076, LLC	Senior Vice President
Catherines #5077, LLC	Senior Vice President
Catherines #5085, LLC	Senior Vice President
Catherines #5094, Inc.	Senior Vice President
Catherines #5097, LLC	Senior Vice President
Catherines #5110, LLC	Senior Vice President
Catherines #5111, Inc.	Senior Vice President
Catherines #5114, LLC	Senior Vice President
Catherines #5116, Inc.	Senior Vice President
Catherines #5118, Inc.	Senior Vice President
Catherines #5124, Inc.	Senior Vice President
Catherines #5127, Inc.	Senior Vice President
Catherines #5129, LLC	Senior Vice President
Catherines #5134, LLC	Senior Vice President
Catherines #5141, LLC	Senior Vice President
Catherines #5144, Inc.	Senior Vice President
Catherines #5145, Inc.	Senior Vice President

Catherines #5147, Inc.	Senior Vice President
Catherines #5149, Inc.	Senior Vice President
Catherines #5150, LLC	Senior Vice President
Catherines #5151 of Big Flats, Inc.	Senior Vice President
Catherines #5152, LLC	Senior Vice President
Catherines #5156, Inc.	Senior Vice President
Catherines #5157, LLC	Senior Vice President
Catherines #5163, Inc.	Senior Vice President
Catherines #5172, Inc.	Senior Vice President
Catherines #5173, Inc.	Senior Vice President
Catherines #5175, LLC	Senior Vice President
Catherines #5176, LLC	Senior Vice President
Catherines #5177, LLC	Senior Vice President
Catherines #5179, Inc.	Senior Vice President
Catherines #5184, LLC	Senior Vice President
Catherines #5186, Inc.	Senior Vice President
Catherines #5188, LLC	Senior Vice President
Catherines #5189, Inc.	Senior Vice President
Catherines #5200, LLC	Senior Vice President
Catherines #5210, Inc.	Senior Vice President
Catherines #5215, LLC	Senior Vice President
Catherines #5217, LLC	Senior Vice President
Catherines #5220, LLC	Senior Vice President
Catherines #5227, LLC	Senior Vice President
Catherines #5231, LLC	Senior Vice President
Catherines #5232, LLC	Senior Vice President
Catherines #5239, LLC	Senior Vice President
Catherines #5242, LLC	Senior Vice President
Catherines #5247, LLC	Senior Vice President
Catherines #5248, LLC	Senior Vice President
Catherines #5267, Inc.	Senior Vice President
Catherines #5268, Inc.	Senior Vice President
Catherines #5269, LLC	Senior Vice President
Catherines #5275, Inc.	Senior Vice President
Catherines #5279, Inc.	Senior Vice President
Catherines #5300, LLC	Senior Vice President
Catherines #5303, LLC	Senior Vice President
Catherines #5307, LLC	Senior Vice President
Catherines #5314 of Greenburgh, LLC	Senior Vice President
Catherines #5322 of Staten Island, LLC	Senior Vice President
Catherines #5335, LLC	Senior Vice President
Catherines #5336, LLC	Senior Vice President
Catherines #5337, LLC	Senior Vice President
Catherines #5340, Inc.	Senior Vice President
Catherines #5342, Inc.	Senior Vice President
Catherines #5343, Inc.	Senior Vice President
Catherines #5344 of Mays Landing, Inc.	Senior Vice President
Catherines #5345 of Colonial Heights, Inc.	Senior Vice President
Catherines #5348, Inc.	Senior Vice President
Catherines #5349, Inc.	Senior Vice President
Catherines #5351, Inc.	Senior Vice President

Catherines #5353, Inc.	Senior Vice President
Catherines #5355, Inc.	Senior Vice President
Catherines #5356, Inc.	Senior Vice President
Catherines #5357, Inc.	Senior Vice President
Catherines #5358, Inc.	Senior Vice President
Catherines #5359, Inc.	Senior Vice President
Catherines #5360, Inc.	Senior Vice President
Catherines #5361, Inc.	Senior Vice President
Catherines #5362, Inc.	Senior Vice President
Catherines #5363, Inc.	Senior Vice President
Catherines #5364 of Buffalo, Inc.	Senior Vice President
Catherines #5365, Inc.	Senior Vice President
Catherines #5366, Inc.	Senior Vice President
Catherines #5367 of Middletown, Inc.	Senior Vice President
Catherines #5368, Inc.	Senior Vice President
Catherines #5369, Inc.	Senior Vice President
Catherines #5370, Inc.	Senior Vice President
Catherines #5371, Inc.	Senior Vice President
Catherines #5372, Inc.	Senior Vice President
Catherines #5373, Inc.	Senior Vice President
Catherines #5375, Inc.	Senior Vice President
Catherines #5376, Inc.	Senior Vice President
Catherines #5377, Inc.	Senior Vice President
Catherines #5378, Inc.	Senior Vice President
Catherines #5380, Inc.	Senior Vice President
Catherines #5381, Inc.	Senior Vice President
Catherines #5382 of Vestal, Inc.	Senior Vice President
Catherines #5383, Inc.	Senior Vice President
Catherines #5384, Inc.	Senior Vice President
Catherines #5386, Inc.	Senior Vice President
Catherines #5387, Inc.	Senior Vice President
Catherines #5388, Inc.	Senior Vice President
Catherines #5390, Inc.	Senior Vice President
Catherines #5390, Inc.	Senior Vice President
Catherines #5391, Inc.	Senior Vice President
Catherines #5395, Inc.	Senior Vice President
Catherines #5396, Inc.	Senior Vice President
Catherines #5397, Inc.	Senior Vice President
Catherines #5402, Inc.	Senior Vice President
Catherines #5404, Inc.	Senior Vice President
Catherines #5407, Inc.	Senior Vice President
Catherines #5408, Inc.	Senior Vice President
Catherines #5410, Inc.	Senior Vice President
Catherines #5411, Inc.	Senior Vice President
Catherines #5412, Inc.	Senior Vice President
Catherines #5413 of Dewitt, Inc.	Senior Vice President
Catherines #5416, Inc.	Senior Vice President
Catherines #5420, LLC	Senior Vice President
Catherines #5424, LLC	Senior Vice President
Catherines #5427, Inc.	Senior Vice President
Catherines #5428, Inc.	Senior Vice President

Catherines #5432, Inc.	Senior Vice President
Catherines #5433, LLC	Senior Vice President
Catherines #5434, LLC	Senior Vice President
Catherines #5462, Inc.	Senior Vice President
Catherines #5550, Inc.	Senior Vice President
Catherines #5552, Inc.	Senior Vice President
Catherines #5553, Inc.	Senior Vice President
Catherines #5554 of Spring Valley, Inc.	Senior Vice President
Catherines #5555, Inc.	Senior Vice President
Catherines #5556, Inc.	Senior Vice President
Catherines #5557, LLC	Senior Vice President
Catherines #5558, LLC	Senior Vice President
Catherines #5559, LLC	Senior Vice President
Catherines #5560, LLC	Senior Vice President
Catherines #5561, LLC	Senior Vice President
Catherines #5562, LLC	Senior Vice President
Catherines #5563, LLC	Senior Vice President
Catherines #5564, LLC	Senior Vice President
Catherines #5566, LLC	Senior Vice President
Catherines #5567, LLC	Senior Vice President
Catherines #5568, LLC	Senior Vice President
Catherines #5570, LLC	Senior Vice President
Catherines #5571, LLC	Senior Vice President
Catherines #5572, LLC	Senior Vice President
Catherines #5573, LLC	Senior Vice President
Catherines #5574, LLC	Senior Vice President
Catherines #5575, LLC	Senior Vice President
Catherines #5577, LLC	Senior Vice President
Catherines #5578, LLC	Senior Vice President
Catherines #5579, LLC	Senior Vice President
Catherines #5580, LLC	Senior Vice President
Catherines #5582, LLC	Senior Vice President
Catherines #5644, Inc.	Senior Vice President
Catherines #5645, Inc.	Senior Vice President
Catherines #5646, Inc.	Senior Vice President
Catherines #5648, Inc.	Senior Vice President
Catherines #5649, Inc.	Senior Vice President
Catherines #5687, LLC	Senior Vice President
Catherines #5702, LLC	Senior Vice President
Catherines #5706, Inc.	Senior Vice President
Catherines #5711, Inc.	Senior Vice President
Catherines #5713, Inc.	Senior Vice President
Catherines #5717, LLC	Senior Vice President
Catherines #5718, Inc.	Senior Vice President
Catherines #5724, LLC	Senior Vice President
Catherines #5725, Inc.	Senior Vice President
Catherines #5743, Inc.	Senior Vice President
Catherines #5745, Inc.	Senior Vice President
Catherines #5746, Inc.	Senior Vice President
Catherines #5748, Inc.	Senior Vice President
Catherines #5749 of Clay, Inc.	Senior Vice President

Catherines #5751, LLC	Senior Vice President
Catherines #5753, Inc.	Senior Vice President
Catherines #5757, Inc.	Senior Vice President
Catherines #5758 of Carle Place, LLC	Senior Vice President
Catherines #5772, LLC	Senior Vice President
Catherines #5778, Inc.	Senior Vice President
Catherines #5781, LLC	Senior Vice President
Catherines #5784, LLC	Senior Vice President
Catherines #5785, LLC	Senior Vice President
Catherines #5786, LLC	Senior Vice President
Catherines #5788, LLC	Senior Vice President
Catherines #5791, LLC	Senior Vice President
Catherines #5793, Inc.	Senior Vice President
Catherines #5794 of Pittsford, Inc.	Senior Vice President
Catherines #5796 of Poughkeepsie, Inc.	Senior Vice President
Catherines #5802, LLC	Senior Vice President
Catherines #5808, LLC	Senior Vice President
Catherines #5812, Inc.	Senior Vice President
Catherines #5814, LLC	Senior Vice President
Catherines #5816, LLC	Senior Vice President
Catherines #5817 of Amherst, LLC	Senior Vice President
Catherines #5819, Inc.	Senior Vice President
Catherines #5824, LLC	Senior Vice President
Catherines #5825, LLC	Senior Vice President
Catherines #5826, Inc.	Senior Vice President
Catherines #5837, LLC	Senior Vice President
Catherines #5843, Inc.	Senior Vice President
Catherines #5845, Inc.	Senior Vice President
Catherines #5846, Inc.	Senior Vice President
Catherines #5848, Inc.	Senior Vice President
Catherines #5849, Inc.	Senior Vice President
Catherines #5850 of Syracuse, Inc.	Senior Vice President
Catherines #5851, Inc.	Senior Vice President
Catherines #5852, Inc.	Senior Vice President
Catherines #5855, Inc.	Senior Vice President
Catherines #5856, Inc.	Senior Vice President
Catherines #5857, Inc.	Senior Vice President
Catherines #5858, Inc.	Senior Vice President
Catherines #5859, Inc.	Senior Vice President
Catherines #5860, Inc.	Senior Vice President
Catherines #5861, Inc.	Senior Vice President
Catherines #5862, Inc.	Senior Vice President
Catherines #5863, Inc.	Senior Vice President
Catherines #5867, Inc.	Senior Vice President
Catherines #5869 of Rotterdam, Inc.	Senior Vice President
Catherines #5871, Inc.	Senior Vice President
Catherines #5873, Inc.	Senior Vice President
Catherines #5874, Inc.	Senior Vice President
Catherines #5875, Inc.	Senior Vice President
Catherines #5876, Inc.	Senior Vice President
Catherines #5879, Inc.	Senior Vice President

Catherines #5881, Inc.	Senior Vice President
Catherines #5885, Inc.	Senior Vice President
Catherines #5888, Inc.	Senior Vice President
Catherines #5889, Inc.	Senior Vice President
Catherines #5890, Inc.	Senior Vice President
Catherines #5891, Inc.	Senior Vice President
Catherines #5892, Inc.	Senior Vice President
Catherines #5893, Inc.	Senior Vice President
Catherines #5951, LLC	Senior Vice President
Catherines #5952, LLC	Senior Vice President
Catherines #5954, LLC	Senior Vice President
Catherines #5955, LLC	Senior Vice President
Catherines #5956, LLC	Senior Vice President
Catherines #5957, LLC	Senior Vice President
Catherines #5958, LLC	Senior Vice President
Catherines #5959, LLC	Senior Vice President
Catherines #5960, LLC	Senior Vice President
Catherines #5961, LLC	Senior Vice President
Catherines #5962, LLC	Senior Vice President
Catherines #5963, LLC	Senior Vice President
Catherines #5964, LLC	Senior Vice President
Catherines #5965, LLC	Senior Vice President
Catherines #5966, LLC	Senior Vice President
Catherines #5967, LLC	Senior Vice President
Catherines #5968, LLC	Senior Vice President
Catherines #5969, LLC	Senior Vice President
Catherines #5971, LLC	Senior Vice President
Catherines #5972, LLC	Senior Vice President
Catherines #5973, LLC	Senior Vice President
Catherines #5974, LLC	Senior Vice President
Catherines #5976, LLC	Senior Vice President
Catherines #5977, LLC	Senior Vice President
Catherines #5979, LLC	Senior Vice President
Catherines #5980, LLC	Senior Vice President
Catherines #5982, LLC	Senior Vice President
Catherines #5983, LLC	Senior Vice President
Catherines #5986, LLC	Senior Vice President
Catherines 5257, LLC	Senior Vice President
Catherines 5405, Inc.	Senior Vice President
Catherines 5406, Inc.	Senior Vice President
Catherines 5409, Inc.	Senior Vice President
Catherines 5414, Inc.	Senior Vice President
Catherines 5565, LLC	Senior Vice President
Catherines 5569, Inc.	Senior Vice President
Catherines 5647, Inc.	Senior Vice President
Catherines 5741, Inc.	Senior Vice President
Catherines 5742, Inc.	Senior Vice President
Catherines 5774, Inc.	Senior Vice President
Catherines 5831, Inc.	Senior Vice President
Catherines 5832, Inc.	Senior Vice President
Catherines 5834, Inc.	Senior Vice President

Catherines 5970, LLC	Senior Vice President
Lane Bryant #4594, LLC	Senior Vice President
Lane Bryant #6155, LLC	Senior Vice President
Lane Bryant #6243, Inc.	Senior Vice President
Lane Bryant #6401, Inc.	Senior Vice President
Lane Bryant #6879, LLC	Senior Vice President
Lane Bryant #6895, LLC	Senior Vice President
Lane Bryant 4688, Inc.	Senior Vice President
Lane Bryant 6398, Inc.	Senior Vice President
Lane Bryant 6662, Inc.	Senior Vice President
Lane Bryant Outlet #4192, LLC	Senior Vice President
Lane Bryant Outlet #4193, LLC	Senior Vice President
Lane Bryant Outlet #4342, LLC	Senior Vice President
Lane Bryant Outlet 4106, Inc.	Senior Vice President
Lane Bryant Outlet 4124, LLC	Senior Vice President
Lane Bryant/Cacique #6553, LLC	Senior Vice President
Lane Bryant/Cacique 4689, Inc.	Senior Vice President
Petite Sophisticate #7310, LLC	Senior Vice President
Petite Sophisticate Outlet #4408, LLC	Senior Vice President
Ann Inc.	Senior Vice President
AnnTaylor, Inc.	Senior Vice President
AnnTaylor Distribution Services, Inc.	Senior Vice President
AnnCo, Inc.	Senior Vice President
Ann Card Services, Inc.	Senior Vice President

EXHIBIT J

[FORM OF] SOLVENCY CERTIFICATE

[            ], 201[    ]

This SOLVENCY CERTIFICATE (this “Certificate”) is delivered in connection with that certain Term Credit Agreement dated as of August 21, 2015 (as amended, restated, supplemented, amended and restated, replaced, or otherwise modified from time to time, the “Credit Agreement”) among Ascena Retail Group, Inc., a Delaware corporation (the “Parent Borrower”), AnnTaylor Retail, Inc., a Florida corporation (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”), the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

In my capacity as [chief financial officer] of the Parent Borrower (as defined below), and not in my individual or personal capacity, I certify that:

1. the fair value of the assets of the Parent Borrower and its Subsidiaries, taken as a whole, is now, and will be following the incurrence of the obligations under the Credit Agreement and the consummation of the Acquisition on the Effective Date, on a Pro Forma Basis, greater than the amount that will be required to pay the total liability on existing debts, as such debts become absolute and matured;

2. the present fair salable value of the property of the Parent Borrower and its Subsidiaries, taken as a whole, is now, and will be following the incurrence of the obligations under the Credit Agreement and the consummation of the Acquisition on the Effective Date, on a Pro Forma Basis, greater than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured;

3. as of the date hereof, after giving effect to the incurrence of the obligations under the Credit Agreement and the consummation of the other Transactions on the Effective Date, the Parent Borrower and its Subsidiaries, taken as a whole, are able to pay its debts, as such debts become absolute and matured; and

4. the incurrence of the obligations under the Credit Agreement and the consummation of the other Transactions on the Effective Date, on a Pro Forma Basis, will not leave the Parent Borrower and its Subsidiaries, taken as a whole, with property remaining in its hands constituting “unreasonably small capital”, it being understand and agreed that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and that this conclusion is based on current assumptions regarding the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by Company in light of projected financial statements and available credit capacity, which current assumption is not unreasonable in light of the circumstances applicable thereto.

The undersigned has caused this Certificate to be duly executed as of the date first written above.

J-1

ASCENA RETAIL GROUP, INC.

By:
Name:
Title:

J-2

EXHIBIT K

[FORM OF] JUNIOR LIEN INTERCREDITOR AGREEMENT

[See attached]

EXHIBIT K

[FORM OF] JUNIOR PRIORITY INTERCREDITOR AGREEMENT

Among

ASCENA RETAIL GROUP, INC.,

as the Parent Borrower

ANNTAYLOR RETAIL, INC.,

as the Subsidiary Borrower

the other Grantors party hereto,

GOLDMAN SACHS BANK USA,

as Senior Priority Representative for the First Lien Term Secured Parties,

[            ],

as Second Priority Representative for the Initial Second Priority Debt Secured Parties,

and

each additional Representative from time to time party hereto

dated as of [            ], 20[    ]

JUNIOR PRIORITY INTERCREDITOR AGREEMENT dated as of [            ], 20[ ] (this “Agreement”), among GOLDMAN SACHS BANK USA, as Representative for the First Lien Term Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Administrative Agent”), [            ], as Representative for the Initial Second Priority Debt Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Second Lien Representative”), and each additional Senior Priority Representative and Second Priority Representative that from time to time becomes a party hereto pursuant to Section 8.09, and acknowledged and agreed to by Ascena Retail Group, Inc., a Delaware corporation (the “Parent Borrower”), AnnTaylor Retail, Inc., a Florida corporation (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”) and the other Grantors (as defined below).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Administrative Agent (for itself and on behalf of the First Lien Term Secured Parties), the Initial Second Lien Representative (for itself and on behalf of the Initial Second Priority Debt Secured Parties) and each additional Senior Priority Representative (for itself and on behalf of the Additional Senior Secured Parties under the applicable Additional Senior Priority Debt Facility) and each additional Second Priority Representative (for itself and on behalf of the Additional Second Priority Secured Parties under the applicable Additional Second Priority Debt Facility) agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the First Lien Term Credit Agreement or, if defined in the New York UCC the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“ABL/Term Intercreditor Agreement” has the meaning assigned to the term “Intercreditor Agreement” set forth in the First Lien Term Credit Agreement.

“Additional Second Priority Debt” means any Indebtedness that is issued or guaranteed by the Borrowers and/or any Guarantor (other than Indebtedness constituting Initial Second Lien Debt Obligations) which Indebtedness and Guarantees are secured by Liens on the Second Priority Collateral (or a portion thereof) having the same priority (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents) as the Liens securing the Initial Second Lien Debt Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Priority Debt Document and Second Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) the ABL/Term Intercreditor Agreement if it is then in effect pursuant to, and by satisfying the conditions set forth in, Section 8.05 thereof. The requirements of clause (i) above and Section 8.09 shall, subject to the application of Section 1.07 of the First Lien Term Credit Agreement, be tested only as of (x) the date of execution of such Joinder Agreement by the applicable Second Priority Representative if pursuant to a commitment entered into at the time of such Joinder Agreement and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment and/or amendment.

“Additional Second Priority Debt Documents” means, with respect to any series, issue or class of Additional Second Priority Debt, the promissory notes, credit agreements, loan agreements, note purchase agreements, indentures or other operative agreements evidencing or governing such Indebtedness or the Liens securing such Indebtedness, including the Second Priority Collateral Documents.

“Additional Second Priority Debt Facility” means each credit agreement, loan agreement, note purchase agreement, indenture or other governing agreement with respect to any Additional Second Priority Debt.

“Additional Second Priority Debt Obligations” means, with respect to any series, issue or class of Additional Second Priority Debt, (a) all principal of, and premium and interest, fees, and expenses payable with respect to, such Additional Second Priority Debt, (b) all other amounts payable to the related Additional Second Priority Secured Parties under the related Additional Second Priority Debt Documents and (c) any renewals or extensions of the foregoing (including any such Secured Obligations arising or accruing during the pendency of any Insolvency or Liquidation Proceeding whether or not allowed in such proceeding), notwithstanding that any such Secured Obligations or claims therefor shall be disallowed, voided or subordinated in any Insolvency or Liquidation Proceeding or under any Bankruptcy Law or other applicable law.

“Additional Second Priority Secured Parties” means, with respect to any series, issue or class of Additional Second Priority Debt, the holders of such Indebtedness or any other Additional Second Priority Debt Obligation, the Representative with respect thereto, any trustee or agent therefor under any related Additional Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrowers or any Guarantor under any related Additional Second Priority Debt Documents.

“Additional Senior Priority Debt” means any Indebtedness that is issued or guaranteed by the Borrowers and/or any Guarantor (other than Indebtedness constituting First Lien Term Obligations) which Indebtedness and Guarantees are secured by Liens on the Senior Priority Collateral (or a portion thereof) having the same priority (but without regard to control of remedies) as the Liens securing the First Lien Term Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Priority Debt Document and Second Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof, (B) the ABL/Term Intercreditor Agreement if it is then in effect pursuant to, and by satisfying the conditions set forth in, Section 8.05 thereof and (C) the Pari Passu Lien Intercreditor Agreement; provided, further, that, if such Indebtedness will be the initial Additional Senior Priority Debt incurred by the Borrowers after the Effective Date, then the Guarantors, the First Lien Administrative Agent and the Representative for such Indebtedness shall have executed and delivered the Pari Passu Lien Intercreditor Agreement. The requirements of clause (i) above and Section 8.09 shall, subject to the applications of Section 1.07 of the First Lien Term Credit Agreement, be tested only as of

(x) the date of execution of such Joinder Agreement by the applicable Senior Priority Representative if pursuant to a commitment entered into at the time of such Joinder Agreement and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment and/or amendment.

“Additional Senior Priority Debt Documents” means, with respect to any series, issue or class of Additional Senior Priority Debt, the promissory notes, credit agreements, loan agreements, indentures, or other operative agreements evidencing or governing such Indebtedness or the Liens securing such Indebtedness, including the Senior Priority Collateral Documents.

“Additional Senior Priority Debt Facility” means each credit agreement, loan agreement, note purchase agreement, indenture or other governing agreement with respect to any Additional Senior Priority Debt.

“Additional Senior Priority Debt Obligations” means, with respect to any series, issue or class of Additional Senior Priority Debt, (a) all principal of, and premium and interest, fees, and expenses payable with respect to, such Additional Senior Priority Debt, (b) all other amounts payable to the related Additional Senior Secured Parties under the related Additional Senior Priority Debt Documents and (c) any renewals or extensions of the foregoing (including any such Secured Obligations arising or accruing during the pendency of any Insolvency or Liquidation Proceeding whether or not allowed in such proceeding), notwithstanding that any such Secured Obligations or claims therefor shall be disallowed, voided or subordinated in any Insolvency or Liquidation Proceeding or under any Bankruptcy Law or other applicable law.

“Additional Senior Secured Parties” means, with respect to any series, issue or class of Additional Senior Priority Debt, the holders of such Indebtedness or any other Additional Senior Priority Debt Obligation, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrowers or any Guarantor under any related Additional Senior Priority Debt Documents.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrowers” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Priority Collateral and the Second Priority Collateral.

“Collateral Documents” means the Senior Priority Collateral Documents and the Second Priority Collateral Documents.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights and works protectable by copyright, whether as author, assignee, transferee or otherwise, all copyright registrations and recordings, and all registration and recording applications filed in connection with any of the foregoing; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; and (d) the right to sue for past, present, and future infringements of any of the foregoing.

“Debt Facility” means any Senior Priority Debt Facility and any Second Priority Debt Facility.

“Designated Second Priority Representative” means (i) the Initial Second Lien Representative, so long as the Second Priority Debt Facility under the Initial Second Lien Debt Documents is the only Second Priority Debt Facility under this Agreement and (ii) at any time when clause (i) does not apply to the Major Second Priority Representative.

“Designated Senior Representative” means (i) the First Lien Administrative Agent, so long as the Senior Priority Debt Facility under the First Lien Term Credit Agreement is the only Senior Priority Debt Facility under this Agreement and (ii) at any time when clause (i) does not apply, the “Applicable Collateral Agent” (as defined in the Pari Passu Lien Intercreditor Agreement) at such time.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to the Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Second Priority Debt Obligations thereunder, as the case may be, are no longer secured by, and no longer required to be secured by, the Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Term Obligations” means, with respect to the Shared Collateral, the Discharge of the First Lien Term Obligations with respect to the Shared Collateral; provided that the Discharge of First Lien Term Obligations shall not be deemed to have occurred in connection with a Refinancing of such First Lien Term Obligations with an Additional Senior

Priority Debt Facility secured by Shared Collateral under one or more Additional Senior Priority Debt Documents which has been designated in writing by the “Administrative Agent” or other Representative (under the new First Lien Term Credit Agreement) to each other Senior Representative as the “First Lien Term Credit Agreement” for purposes of this Agreement.

“Discharge of Senior Obligations” means the date on which the Discharge of First Lien Term Obligations and the Discharge of each Additional Senior Priority Debt Facility has occurred.

“Disposition” means any sale, lease, exchange, transfer or other disposition.

“Effective Date” means August 21, 2015.

“First Lien Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor agent pursuant to First Lien Term Credit Agreement or any other person serving in a similar capacity under the First Lien Term Credit Agreement.

“First Lien Term Credit Agreement” means the Term Loan Agreement dated as of the Effective Date, among the Borrowers, the lenders party thereto and Goldman Sachs Bank USA, as First Lien Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time, including after the commencement of any Insolvency or Liquidation Proceeding and any agreement that Refinances the First Lien Term Credit Agreement so long as (1) the agreement that was previously the First Lien Term Credit Agreement will no longer be in effect after such Refinancing and (2) the “Administrative Agent” or other Representative under the new First Lien Term Credit Agreement designates such agreement in writing to each other Senior Representative as the First Lien Term Credit Agreement for purposes of this Agreement.

“First Lien Term Documents” means the First Lien Term Credit Agreement and all other “Loan Documents,” or similar term as defined in the First Lien Term Credit Agreement.

“First Lien Term Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement dated as of the Effective Date, among the Borrowers, the Subsidiaries party thereto and the First Lien Administrative Agent, as amended from time to time, including after the commencement of any Insolvency or Liquidation Proceeding and any other agreement that secures, or purports to secure, the obligations under the First Lien Term Documents.

“First Lien Term Obligations” means all “Secured Obligations,” as defined in the First Lien Term Documents (including any such Secured Obligations arising or accruing during the pendency of any Insolvency or Liquidation Proceeding whether or not allowed in such proceeding), notwithstanding that any such Secured Obligations or claims therefor shall be disallowed, voided or subordinated in any Insolvency or Liquidation Proceeding or under any Bankruptcy Law or other applicable law.

“First Lien Term Secured Parties” means the First Lien Administrative Agent and the other “Secured Parties” as defined in the First Lien Term Documents.

“Grantors” means the Borrowers and each Subsidiary of the Parent Borrower that has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations.

“Guarantors” has the meaning given in the First Lien Term Credit Agreement.

“Initial Second Lien Debt Agreement” means that certain [            ], dated as of [        ], 20[    , among [            ], as amended, restated, supplemented or otherwise modified from time to time, including after the commencement of any Insolvency or Liquidation Proceeding.

“Initial Second Lien Debt Documents” means the Initial Second Lien Debt Agreement and any notes, security documents and other operative agreements evidencing or governing Indebtedness thereunder, including any agreement entered into for the purpose of securing the Initial Second Lien Debt Obligations.

“Initial Second Lien Debt Obligations” means the “[Obligations]” as defined in the Initial Second Lien Debt Agreement.

“Initial Second Lien Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor [administrative agent and collateral agent] as provided in the Initial Second Lien Debt Agreement.

“Initial Second Priority Debt Secured Parties” means the “[Secured Parties]” as defined in the Initial Second Lien Debt Agreement.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or other applicable Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of the assets or liabilities of any Grantor, (c) any liquidation, dissolution, reorganization or winding-up of any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Intellectual Property” means, with respect to any Person, the collective reference to all rights in intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, Copyrights, Patents, Trademarks, trade secrets and all confidential and proprietary information, including know-how, manufacturing and production process and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, and all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all proceeds therefrom, including without limitation license fees, royalties, income payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II or Annex III hereof required to be delivered by a Representative to the Designated Senior Representative and/or Designated Second Priority Representative, as the case may be, pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Priority Secured Parties or Second Priority Secured Parties, as the case may be, under such Debt Facility.

“License” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements providing for the granting of any right in or to any Patents, Copyrights, or Trademarks or otherwise providing for a covenant not to sue for infringement or other violation of any Patent, Copyright, or Trademark (whether such Grantor is licensee or licensor thereunder), (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Major Second Priority Representative” means the Second Priority Representative of the series of Second Priority Debt Obligations that constitutes the largest outstanding principal amount of any then outstanding series of Second Priority Debt Obligations.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Parent Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Pari Passu Lien Intercreditor Agreement” means (i) an intercreditor agreement substantially in the form of Exhibit L to the First Lien Term Credit Agreement or (ii) at any time the First Lien Term Credit Agreement is no longer outstanding, a customary intercreditor agreement in form and substance reasonably acceptable to the Senior Priority Representative and the Borrowers with respect to each Senior Priority Debt Facility in existence at the time such intercreditor agreement is entered into and the Borrowers, and which provides that the Liens securing all Indebtedness covered thereby shall be of equal priority (but without regard to the control of remedies).

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) the right to make, use and/or sell the inventions disclosed or claimed therein.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority (as defined in the First Lien Term Loan Agreement as in effect on the date hereof) or other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and any amounts received by any Senior Priority Representative or any Senior Priority Secured Party from a Second Priority Secured Party in respect of Shared Collateral pursuant to this Agreement including where realized by a debtor or any third party in any Insolvency Proceeding.

“Purchase Event” has the meaning assigned to such term in Section 5.07.

“Receiver” means a receiver, interim receiver, receiver and manager, liquidator, trustee in bankruptcy or similar Person.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance or replace, or to issue other Indebtedness in exchange for or replacement of, such Indebtedness in whole or in part. The terms “Refinanced” and “Refinancing” shall have correlative meanings.

“Representatives” means the Senior Priority Representatives and the Second Priority Representatives. “Second Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09. “Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Second Priority Collateral” means any “[Collateral]” (or equivalent term) as defined in any Initial Second Lien Debt Documents or any other Second Priority Debt Document or any other assets of the Borrowers or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means the “[Collateral Documents]” (or equivalent term) as defined in the Initial Second Lien Debt Agreement and each of the security agreements and other instruments and documents executed and delivered by the Borrowers or any other Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.

“Second Priority Debt Documents” means (a) the Initial Second Lien Debt Documents and (b) any Additional Second Priority Debt Documents.

“Second Priority Debt Facilities” means the Initial Second Lien Debt Agreement and any Additional Second Priority Debt Facilities.

“Second Priority Debt Obligations” means the Initial Second Lien Debt Obligations and any Additional Second Priority Debt Obligations.

“Second Priority Enforcement Date” means, with respect to any Second Priority Representative, the date which is 270 days (through which 270 day period such Second Priority Representative was the Major Second Priority Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Second Priority Representative that (x) such Second Priority Representative is the Major Second Priority Representative and that an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) has occurred and is continuing and (y) all of the outstanding Second Priority Debt Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Second Priority Debt Documents; provided that the Second Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time any Senior Representative (or any Person authorized by it) has commenced and is diligently pursuing any enforcement action with respect to any Shared Collateral, (2) the Senior Representatives are stayed, including pursuant to the ABL/Term Intercreditor Agreement, from pursuing enforcement actions with respect to such Shared Collateral or (3) at any time any Grantor which has granted a Lien in any Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Secured Parties under the Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of any Initial Second Lien Debt Obligations or the Initial Second Lien Debt Documents Secured Parties, the Initial Second Lien Representative and (ii) in the case of any Additional Second Priority Debt Facility and the Additional Second Priority Secured Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Second Priority Debt Facility that is named as the Representative in respect of such Additional Second Priority Debt Facility in the applicable Joinder Agreement.

“Second Priority Secured Parties” means the Initial Second Priority Debt Secured Parties and any Additional Second Priority Secured Parties.

“Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations. “Secured Parties” means the Senior Priority Secured Parties and the Second Priority Secured Parties.

“Senior Lien” means the Liens on the Senior Priority Collateral in favor of the Senior Priority Secured Parties under the Senior Priority Collateral Documents.

“Senior Obligations” means the First Lien Term Obligations and any Additional Senior Priority Debt Obligations.

“Senior Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Priority Collateral” means any “Collateral” (or equivalent term) as defined in any First Lien Term Credit Document or any other Senior Priority Debt Document or any other assets of the Borrowers or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Priority Collateral Document as security for any Senior Obligations.

“Senior Priority Collateral Documents” means the “Collateral Documents” (or equivalent term) as defined in the First Lien Term Credit Agreement, the Pari Passu Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the security agreements and other instruments and documents executed and delivered by the Borrowers or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Priority Debt Documents” means (a) the First Lien Term Credit Documents and (b) any Additional Senior Priority Debt Documents.

“Senior Priority Debt Facilities” means the First Lien Term Credit Agreement and any Additional Senior Priority Debt Facilities.

“Senior Priority Representative” means (i) in the case of any First Lien Term Obligations or the First Lien Term Secured Parties, the First Lien Administrative Agent and (ii) in the case of any Additional Senior Priority Debt Facility and the Additional Senior Secured Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Priority Debt Facility that is named as the Representative in respect of such Additional Senior Priority Debt Facility in the applicable Joinder Agreement.

“Senior Priority Secured Parties” means the First Lien Term Secured Parties and any Additional Senior Secured Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Priority Debt Facility (or their Representatives) and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a Lien securing such obligations at such time (or, in the case of the Senior Priority Debt Facilities, are deemed pursuant to Article 2 to hold a Lien). If, at any time, any portion of the Senior Priority Collateral under one or more Senior Priority Debt Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Priority Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a Lien in such Collateral at such time.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, trade styles, corporate names, company names, business names, fictitious business names, logos, domain names, global top domain names, other source or business identifiers, designs and general intangibles of like nature and the registrations and applications for registration thereof and the goodwill of the business associated with or symbolized by the foregoing and all other assets, rights and interests that uniquely reflect or embody such goodwill; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all common law rights related to any of the foregoing.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

SECTION 1.02. Terms Generally. The rules of interpretation set forth in Article I of the First Lien Term Credit Agreement are incorporated herein mutatis mutandis.

ARTICLE 2

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01. Subordination. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Secured Parties on the Shared Collateral or of any Liens granted to any Senior Priority Representative or any other Senior Priority Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC any applicable law, any Second

Priority Debt Document or any Senior Priority Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Priority Representative or any other Senior Priority Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Second Priority Debt Obligations and (b) any Lien on the Shared Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Secured Parties or any other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Borrowers, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02. Nature Of Senior Lender Claims. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations may be revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Priority Debt Documents and the Senior Obligations may be amended, restated, amended and restated, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced in whole or in part from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Secured Parties and without affecting the provisions hereof, except as otherwise expressly set forth herein. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Borrowers and the other Grantors and the Second Priority Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrowers and the other Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations.

SECTION 2.03. Prohibition On Contesting Liens. Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Priority Representative or any of the other Senior Priority Secured Parties or other agent or trustee therefor in any Senior Priority Collateral, and each Senior Priority Representative, for itself and on behalf of each Senior Priority Secured Party under its Senior Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Second Priority Representative or any of the Second Priority Secured Parties in the Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Priority Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Priority Debt Documents.

SECTION 2.04. No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations; and (b) if any Second Priority Representative or any Second Priority Secured Party shall hold any Lien on any assets or property of any Grantor securing any Second Priority Debt Obligations that are not also subject to the Liens securing all Senior Obligations under the Senior Priority Collateral Documents, such Second Priority Representative or Second Priority Secured Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each Senior Priority Representative as security for the Senior Obligations, shall assign such Lien to the Designated Senior Representative as security for all Senior Obligations for the benefit of the Senior Priority Secured Parties (but may retain a junior Lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to each Senior Priority Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Priority Representative and the other Senior Priority Secured Parties as security for the Senior Obligations. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to any Senior Representative or any other Senior Priority Secured Party, each Second Priority Representative agrees, for itself and on behalf of the other Second Priority Secured Parties, that any amounts received by or distributed to any Second Priority Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to Section 4.01 and Section 4.02.

SECTION 2.05. Perfection Of Liens. Except for the limited agreements of the Senior Priority Representatives pursuant to Section 5.05 hereof, none of the Senior Priority Representatives or the Senior Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives, the Second Priority Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

ARTICLE 3

ENFORCEMENT

SECTION 3.01. Exercise Of Remedies.

(a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrowers or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Secured Party, nor any Receiver appointed by any of them will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure or enforcement proceeding or other action brought with respect to the Shared Collateral or any other Senior Priority Collateral by any Senior Priority Representative or any Senior Priority Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Priority Representative or any Senior Priority Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Priority Representative or any Senior Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Priority Debt Documents or otherwise in respect of the Senior Priority Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Priority Secured Parties from bringing or pursuing any foreclosure or enforcement proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Senior Priority Representatives and the Senior Priority Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral or any other Senior Priority Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrowers or any other Grantor, any Second Priority Representative may file a claim, proof of claim, or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Priority Representatives or the Senior Priority Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent as provided in Section 5.04, (D) any Second Priority Representative may exercise the rights and remedies provided for in Section 6.03 and the Second Priority Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Second Priority Secured Parties or the avoidance of any Second Priority Lien to the extent not inconsistent with the terms of this Agreement, (E) any Second Priority Secured Party may vote on any plan of reorganization, compromise or arrangement, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding that conforms to the terms and conditions of this Agreement (in each case (A) through (E) above to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement), and (F) from and after the Second Priority Enforcement Date, the Major Second Priority Representative may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), but only so long as (1) a Senior Representative (or any Person authorized by it) has not commenced and is not diligently pursuing an enforcement action with respect to any Shared Collateral, (2) the Senior Representatives are stayed, including pursuant to the ABL/Term Intercreditor Agreement, from pursuing enforcement actions with respect to such Shared Collateral or (3) any Grantor which has granted a security interest in such Shared Collateral is not then a debtor under or with respect to (or otherwise subject to ) any Insolvency or Liquidation Proceeding. In exercising rights and remedies with respect to the Senior Priority Collateral, the Senior Priority Representatives and the Senior Priority Secured Parties may enforce the provisions of the Senior Priority Debt Documents and exercise rights and remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure or enforcement, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Second Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in Section 3.01(a), the sole right of the Second Priority Representatives and the Second Priority Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c) Subject to the proviso in Section 3.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Secured Party will take any action that would hinder any exercise of rights or remedies undertaken by any Senior Priority Representative or any Senior Priority Secured Party with respect to the Shared Collateral under the Senior Priority Debt Documents, including any Disposition of the Shared Collateral, whether by foreclosure, enforcement or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Priority Representatives or the Senior Priority Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Priority Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Priority Representative or any other Senior Priority Secured Party is adverse to the interests of the Second Priority Secured Parties.

(d) Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Priority Representatives or the Senior Priority Secured Parties with respect to the Senior Priority Collateral as set forth in this Agreement and the Senior Priority Debt Documents.

(e) Until the Discharge of Senior Obligations, except as expressly provided in the proviso in Section 3.01(a), the Designated Senior Representative (or any Person authorized by it) shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Second Priority Representative (or any Person authorized by it) shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Second Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Second Priority Representative or Receiver or, other agent or trustee acting on behalf of the Second Priority Secured Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Secured Parties or the Second Priority Debt Obligations.

SECTION 3.02. Cooperation. Subject to the proviso in Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Priority Secured Parties and the Senior Priority Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

SECTION 3.03. Actions Upon Breach. Should any Second Priority Representative or any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Priority Representative or other Senior Priority Secured Party (in its or their own name or in the name of the Borrowers or any other Grantor) or the Borrowers may obtain relief against such Second Priority Representative or such Second Priority

Secured Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby (i) agrees that the Senior Priority Secured Parties’ damages from the actions of the Second Priority Representatives or any Second Priority Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrowers, any other Grantor or the Senior Priority Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Priority Representative or any other Senior Priority Secured Party.

ARTICLE 4

PAYMENTS

SECTION 4.01. Application Of Proceeds. So long as the Discharge of Senior Obligations has not occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, the Shared Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Priority Debt Documents and, if applicable, the Pari Passu Lien Intercreditor Agreement, until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Priority Representative shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

SECTION 4.02. Payments Over. So long as the Discharge of Senior Obligations has not occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, any Shared Collateral or proceeds thereof received by any Second Priority Representative or any Second Priority Secured Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Priority Secured Parties, subject to the rights of the Grantors thereto under the Senior Priority Debt Documents, in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE 5

OTHER AGREEMENTS

SECTION 5.01. Releases.

(a) Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that, in the event of a Disposition of any specified item of Shared Collateral (including all or substantially all of the Capital Stock of any Subsidiary of the Borrowers) (i) in connection with the exercise of remedies in respect of Collateral or (ii) if not in connection with the exercise of remedies in respect of Collateral, so long as such Disposition is permitted by the terms of the Senior Priority Debt Documents, the Liens granted to the Second Priority Representatives and the Second Priority Secured Parties upon such Shared Collateral (but not on the proceeds thereof) to secure Second Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted to the Designated Senior Representative upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Second Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Secured Parties and the Second Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Borrowers or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the Borrowers’ or such other Grantor’s sole cost and expense and without any representation or warranty, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Secured Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents.

(b) Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Secured Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Priority Debt Document of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Priority Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Secured Parties to receive proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.

SECTION 5.02. Insurance And Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, each Senior Priority Representative and the Senior

Priority Secured Parties shall have the right to be named as additional insured and additional loss payee under any insurance policies maintained from time to time by any Grantor and, shall have the sole and exclusive right, to the extent the Designated Senior Representative and the Senior Priority Secured Parties are permitted to do so under the Senior Priority Debt Documents and the ABL/Term Intercreditor Agreement and subject in each case to the rights of the Grantors under the Senior Priority Debt Documents, to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder. Unless and until the Discharge of Senior Obligations has occurred, and subject to the rights of the Grantors under the Senior Priority Debt Documents and subject to the ABL/Term Intercreditor Agreement if then in effect, all proceeds of any such policy, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Priority Secured Parties pursuant to the terms of the Senior Priority Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Secured Parties pursuant to the terms of the applicable Second Priority Debt Documents and (iii) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02, subject to the rights of the Grantors to such proceeds under the Senior Priority Debt Documents.

SECTION 5.03. Certain Amendments.

(a) No Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Borrowers agree to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to the [Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Priority Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to GOLDMAN SACHS BANK USA, as administrative agent, pursuant to or in connection with the Term Loan Credit Agreement, dated as of August 21, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Borrowers, the lenders from time to time party thereto and GOLDMAN SACHS BANK USA, as administrative agent, and the other parties thereto.”

(b) In the event that each applicable Senior Priority Representative and/or the Senior Priority Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Priority Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Priority Collateral Document or changing in any manner the rights of the Senior Priority Representatives, the Senior Priority Secured Parties, the Borrowers or any other Grantor thereunder (including the release of any Liens in Senior Priority Collateral) in a manner that is applicable to all Senior Priority Debt Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Secured Party and without any action by any Second Priority Representative, the Borrowers or any other Grantor; provided, however, that (x) no such amendment, waiver or consent shall (A) have the effect of removing assets subject to the Lien of any Second Priority Collateral Document, except to the extent that a release of such Lien is provided for in Section 5.01(a) or (B) amend, modify or otherwise affect the rights or duties of any Second Priority Representative in its role as Second Priority Representative without its prior written consent, and (y) written notice of such amendment, waiver or consent shall have been given to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

(c) The Senior Priority Debt Documents may be amended, restated, amended and restated, waived, supplemented or otherwise modified in accordance with their terms, and the indebtedness under the Senior Priority Debt Documents may be Refinanced, in each case, without the consent of any Second Priority Representative or Second Priority Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that, without the consent of the Second Priority Representatives, no such amendment, restatement, waiver, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancing) shall contravene any provision of this Agreement and provided further that in the case of any Refinancing, the Representative for the new debt shall execute a Joinder Agreement.

(d) The Second Priority Debt Documents may be amended, restated, waived, supplemented or otherwise modified in accordance with their terms, and the indebtedness under the Second Priority Debt Documents may be Refinanced, renewed, extended or replaced, in each case, without the consent of any Senior Priority Representative or Senior Priority Secured Party; provided, however, that, without the consent of the First Lien Administrative Agent, acting with the consent of the Required Lenders (as such term is defined in the First Lien Term Credit Agreement) and each other Senior Priority Representative (acting with the consent of the requisite holders of each series of Additional Senior Priority Debt), no such amendment, restatement, waiver, supplement or modification shall (1) contravene any provision of this Agreement, (2) change to earlier dates any scheduled dates for payment of principal (including the final maturity date) of indebtedness under the Second Priority Debt Documents, or (3) reduce the capacity to incur Indebtedness for borrowed money constituting Senior Obligations to an amount less than the aggregate principal amount of term loans and aggregate principal amount of revolving commitments, in each case, under the Senior Priority Debt Documents on the day of any such amendment, restatement, supplement, modification or Refinancing; provided further that in the case of any Refinancing, the Representative for the new debt shall execute a Joinder Agreement.

(e) The Borrowers agree to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof. The Borrowers agree to deliver to the Designated Second Priority Representative copies of (i) any amendments, supplements or other modifications to the Senior Priority Collateral Documents and (ii) any new Senior Priority Collateral Documents promptly after effectiveness thereof.

SECTION 5.04. Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Representatives and the Second Priority Secured Parties may exercise rights and remedies as unsecured creditors against the Borrowers and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Secured Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Second Priority Representative or any Second Priority Secured Party becomes a judgment Lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment Lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Priority Representatives or the Senior Priority Secured Parties may have with respect to the Senior Priority Collateral.

SECTION 5.05. Gratuitous Bailee For Perfection.

(a) Each Senior Priority Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Priority Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Senior Priority Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b) Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Priority Representatives and the Senior Priority Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Priority Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(c) The Senior Priority Representatives and the Senior Priority Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Priority Representatives under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

(d) The Senior Priority Representatives shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Secured Party, and each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby waives and releases the Senior Priority Representatives from all claims and liabilities arising pursuant to the Senior Priority Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(e) Upon the Discharge of the Senior Obligations, each applicable Senior Priority Representative shall, at the applicable Grantors’ sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities and futures intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, and (ii) notify any applicable insurance carrier that it is no longer entitled to be an additional loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier. The Borrowers and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Priority Representative for loss or damage suffered by such Senior Priority Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, bad faith or gross negligence as determined by a final non-appealable judgment of a court of competent jurisdiction. The Senior Priority Representatives have no obligations to follow instructions from any Second Priority Representative or any other Second Priority Secured Party in contravention of this Agreement. No Senior Priority Representative shall have any liability to any Second Priority Secured Party.

(f) None of the Senior Priority Representatives nor any of the other Senior Priority Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Borrowers or any Subsidiary to any Senior Priority Representative or any Senior Priority Secured Party under the Senior Priority Debt Documents or any assurance of payment in respect thereof or to any Second Priority Secured Party, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06. When Discharge Of Senior Obligations Deemed To Not Have Occurred. If, at any time substantially concurrently with or after the Discharge of Senior Obligations has occurred, the Borrowers or any Guarantor consummates any Refinancing or incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Priority Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Priority Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Priority Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Borrowers), including amendments, supplements or modifications to this Agreement, as the Borrowers or such new Senior Priority Representative shall reasonably request in writing in order to provide the new Senior Priority Representative the rights of a Senior Priority Representative contemplated hereby, (b) deliver to such Senior Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, and (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier.

SECTION 5.07. Purchase Right. Without prejudice to the enforcement of the Senior Priority Secured Parties’ remedies, the Senior Priority Secured Parties agree that following (a) the acceleration of the Senior Obligations in accordance with the terms of the Senior Priority Debt Documents or (b) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Second Priority Secured Parties may request, and the Senior Priority Secured Parties hereby offer the Second Priority Secured Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding Senior Obligations outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the Senior Obligations and accrued and unpaid interest, fees, and expenses without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption (as such term is defined in the First Lien Term Credit Agreement)); and the purchasing Second Priority Secured Parties shall furnish to the relevant Senior Priority Secured Parties cash collateral in the amount of 105% of the face amount of any outstanding and undrawn letters of credit. If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Second Priority Secured Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually and reasonably acceptable to each of the Senior Priority Representative and the Second Priority Representative. If none of the Second Priority Secured Parties exercise such right, the Senior Priority Secured Parties shall have no further obligations pursuant to this Section 5.07 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Senior Priority Debt Documents and this Agreement.

ARTICLE 6

INSOLVENCY OR LIQUIDATION PROCEEDINGS

SECTION 6.01. Financing and Sale Issues. Until the Discharge of Senior Obligations has occurred, if the Borrowers or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, then each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that (A) if any Senior Priority Representative or any Senior Priority Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Borrowers’ or any other Grantor’s obtaining financing under Section 363 or Section 364 of Title 11 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), it will raise no objection to and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso in Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated to or have the same priority as the Liens securing such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any “carve-out” or administrative charge for professional and United States Trustee fees agreed to by the Senior Priority Representatives, and (z) all adequate protection liens granted to the Senior Priority Secured Parties, (B) it will raise no objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by any Senior Priority Representative or any other Senior Priority Secured Party, (C) it will raise no objection to (and will not otherwise contest) any lawful exercise by any Senior Priority Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure or enforcement of Senior Priority Collateral pursuant to Section 363(k) of the Bankruptcy Code or other applicable law, (D) it will raise no objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Priority Secured Party relating to the lawful enforcement of any Lien on Senior Priority Collateral, (E) it will raise no objection to (and will not otherwise contest) any election made by any Senior Priority Representative or any other Senior Priority Secured Party of the application of Section 1111(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, and (F) it will raise no objection to (and will not otherwise contest or oppose) any Disposition (including pursuant to Section 363 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law) of assets of any Grantor for which any Senior Priority Representative has consented or not objected that provides, to the extent such Disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that notice received three Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.

SECTION 6.02. Relief From The Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.

SECTION 6.03. Adequate Protection. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by any Senior Priority Representative or any Senior Priority Secured Parties for adequate protection, (b) any objection by any Senior Priority Representative or any Senior Priority Secured Parties to any motion, relief, action or proceeding based on any Senior Priority Representative’s or Senior Priority Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment of pre- and/or post-petition interest, fees, expenses or other amounts of any Senior Priority Representative or any other Senior Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (as adequate protection or otherwise). Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Priority Secured Parties (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral and/or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral and/or a superpriority claim (as applicable), which Lien and/or superpriority claim (as applicable) is subordinated to the Liens securing, and claims with respect to, all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing, and claims with respect to, the Second Priority Debt Obligations are so subordinated to the Liens securing, and claims with respect to, Senior Obligations under this Agreement and (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Secured Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of additional or replacement collateral and/or a superpriority claim, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Secured Party under their Second Priority Debt Facilities, agree that each Senior Priority Representative shall also be granted a senior Lien on such additional or replacement collateral as security for the Senior Obligations and any such DIP Financing and/or a superpriority claim (as applicable) and that any Lien on such additional or replacement collateral securing the Second Priority Debt Obligations and/or superpriority claim (as applicable) shall be subordinated to the Liens on such collateral securing, and claims with respect to, the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens or claims granted to the Senior Priority Secured Parties as adequate protection on the same basis as the other Liens securing, and claims with respect to, the Second Priority Debt Obligations are so subordinated to such Liens securing, and claims with respect to, Senior Obligations under this Agreement.

SECTION 6.04. Preference Issues. If any Senior Priority Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrowers or any other Grantor (or any Receiver or similar Person therefor), because the payment of such amount was declared to be at undervalue, fraudulent or preferential in any respect or for any other reason (any such amount, a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Priority Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05. Separate Grants Of Security And Separate Classifications. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Priority Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Priority Secured Parties and the Second Priority Secured Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions from the

Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the Senior Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, and expenses, and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not allowed or allowable under Section 506(b) of the Bankruptcy Code or otherwise in such Insolvency or Liquidation Proceeding) before any distribution from the Shared Collateral is made in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

SECTION 6.06. No Waivers Of Rights Of Senior Priority Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Priority Representative or any other Senior Priority Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

SECTION 6.07. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any Receiver for such Grantor. Each Representative, for itself and its related Secured Parties, further agrees that the provisions of this Article 6 are intended to benefit the Senior Priority Secured Parties with respect to the Collateral under the laws of any jurisdiction outside the United States in which an Insolvency or Liquidation Proceeding may occur to the same extent as if such Insolvency or Liquidation Proceeding was governed by the laws of the United States.

SECTION 6.08. Other Matters. To the extent that any Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees not to assert any such rights without the prior written consent of each Senior Priority Representative, provided that if requested by any Senior Priority Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Priority Representatives (acting unanimously), including any rights to payments in respect of such rights.

SECTION 6.09. 506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10. Reorganization Securities; Voting.

(a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) No Second Priority Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall (1) propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization or compromise and/or arrangement that is inconsistent with the priorities or other provisions of this Agreement or (2) vote against any such plan favored by the Senior Priority Secured Parties, other than, in each case, with the prior written consent of the Designated Senior Representative or, in the case of (1), to the extent any such plan (i) satisfies the Senior Obligations in full in cash or (ii) is proposed or supported by the number of Senior Priority Secured Parties required under Section 1126(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

ARTICLE 7

RELIANCE; ETC.

SECTION 7.01. Reliance. The consent by the Senior Priority Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the Senior Priority Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Priority Secured Parties to the Borrowers or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Secured Parties have, independently and without reliance on any Senior Priority Representative or other Senior Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

SECTION 7.02. No Warranties Or Liability. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt

Facility, acknowledges and agrees that neither any Senior Priority Representative nor any other Senior Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Priority Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Priority Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Priority Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Priority Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Priority Representative nor any other Senior Priority Secured Party shall have any duty to any Second Priority Representative or Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Borrowers or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Priority Debt Document or any Second Priority Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Lien Term Credit Agreement or any other Senior Priority Debt Document or of the terms of any Second Priority Debt Document;

(c) any exchange of any security interest in or other Lien on any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrowers or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Borrowers or any other Grantor in respect of the Senior Obligations (other than as set forth in Section 5.06 hereof) or (ii) any Second Priority Representative or Second Priority Secured Party in respect of this Agreement.

ARTICLE 8

MISCELLANEOUS

SECTION 8.01. Conflicts. Subject to Section 8.21, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Priority Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, (i) the relative rights and obligations of the Senior Priority Representatives and the Senior Priority Secured Parties (as amongst themselves) with respect to any Senior Priority Collateral shall be governed by the terms of the Pari Passu Lien Intercreditor Agreement and in the event of any conflict between the Pari Passu Lien Intercreditor Agreement and this Agreement with respect to the relative rights and obligations of the Senior Priority Secured Parties as among themselves, the provisions of the Pari Passu Lien Intercreditor Agreement shall control and (ii) in the event of any conflict between this Agreement and the ABL/Term Intercreditor Agreement with respect to any ABL Priority Collateral (as defined in the ABL/Term Intercreditor Agreement), the provisions of the ABL/Term Intercreditor Agreement shall control.

SECTION 8.02. Continuing Nature Of This Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This Agreement shall terminate and be of no further force and effect:

(f) with respect to any Senior Priority Representative, the Senior Priority Secured Parties represented by it and their Senior Obligations, on the date on which the Senior Obligations of such Senior Priority Secured Parties are Discharged, subject to Sections 5.06 and 6.04; and

(g) with respect to any Second Priority Representative, the Second Priority Secured Parties represented by it and their Second Priority Debt Obligations, on the date on which the Second Priority Debt Obligations of such Second Priority Secured Parties are Discharged, subject to Sections 5.06 and 6.04;

provided, however, that in each case, such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination. This is a continuing agreement of Lien subordination, and the Senior Priority Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrowers or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03. Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which increases the obligations or reduces the rights of the Borrowers or any Grantor under this Agreement, shall require the consent of the Borrowers. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Priority Secured Parties and the Second Priority Secured Parties and their respective successors and assigns.

(c) Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and, upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04. Information Concerning Financial Condition Of the Borrowers And The Subsidiaries. The Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrowers and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Priority Representative, any Senior Priority Secured Party, any Second Priority Representative or any Second Priority Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Priority Representatives, the Senior Priority Secured

Parties, the Second Priority Representatives and the Second Priority Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05. Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06. Application Of Payments. Except as otherwise provided herein, all payments received by the Senior Priority Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Priority Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Priority Debt Documents. Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07. Additional Grantors. The Borrowers agree that, if any Subsidiary shall become a Grantor after the date hereof, they will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex I. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Designated Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08. Dealings With Grantors. Upon any application or demand by the Borrowers or any other Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), the Borrowers or such other Grantor, as appropriate, shall furnish to such Representative a certificate of a duly authorized officer of the Borrowers or such Grantor (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents or taking such action is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09. Additional Debt Facilities.

(a) To the extent, but only to the extent, permitted by the provisions of the Senior Priority Debt Documents and the Second Priority Debt Documents, the Borrowers or any other Grantor may incur or issue and sell one or more series or classes of Additional Second Priority Debt and one or more series or classes of Additional Senior Priority Debt. Any such additional class or series of Additional Second Priority Debt (the “Second Priority Class Debt”) may be secured by a junior priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph, and Section 8.09(b). Any such additional class or series of Senior Priority Debt Facilities (the “Senior Priority Class Debt”; and the Senior Priority Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the Senior Priority Collateral Documents, if and subject to the condition that the Representative of any such Senior Priority Class Debt (each, a “Senior Priority Class Debt Representative”; and the Senior Priority Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Priority Class Debt (such Representative and holders in respect of any such Senior Priority Class Debt being referred to as the “Senior Priority Class Debt Parties”; and the Senior Priority Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph, and Section 8.09(b). In order for a Class Debt Representative to become a party to this Agreement:

(i) such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex II (if such Representative is a Second Priority Class Debt Representative) or Annex III (if such Representative is a Senior Priority Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(ii) the Borrowers shall have delivered to the Designated Senior Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.09 are satisfied with respect to such Class Debt and, if requested, true and complete copies of each of the Second Priority Debt Documents or Senior Priority Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by an Responsible Officer of the Borrowers and identifying the obligations to be designated as Additional Senior Priority Debt or Additional Second Priority Debt, as applicable, and certifying that such obligations are permitted to be incurred and secured (I) in the case of Additional Senior Priority Debt, on a senior basis under each of the Senior Priority Debt Documents and (II) in the case of Additional Second Priority Debt, on a junior basis under each of the Second Priority Debt Documents; and

(iii) the Second Priority Debt Documents or Senior Priority Debt Documents, as applicable, relating to such Class Debt shall provide, or shall be amended on terms and conditions reasonably approved by the Designated Senior Representative and such Class Debt Representative, that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

(b) With respect to any Class Debt that is issued or incurred after the Effective Date, each Borrower and each of the other Grantors agrees to take such actions (if any) as may from time to time reasonably be requested by any Senior Priority Representative, any Second Priority Representative or any Major Second Priority Representative, and enter into such technical amendments, modifications and/or supplements to the then existing Collateral Documents (or execute and deliver such additional Collateral Documents) as may from time to time be reasonably requested by such Persons, to ensure that the Class Debt is secured by, and entitled to the benefits of, the relevant Collateral Documents relating to such Class Debt, and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Designated Senior Representative and the Designated Second Priority Representative, as the case may be, to enter into, any such technical amendments, modifications and/or supplements (and additional Collateral Documents).

SECTION 8.10. Consent To Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in New York City in the borough of Manhattan, the courts of the United States District Court of the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and agrees not to commence or support any such action or proceeding in any other jurisdiction;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

SECTION 8.11. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i) if to the Borrowers or any Grantor, to the Parent Borrower, at its address at:

Ascena Retail Group, Inc.

933 MacArthur Boulevard

Mahwah, New Jersey 07430

Attention: Robb Giammatteo, Chief Financial Officer

with a copy to:

933 MacArthur Boulevard

Mahwah, New Jersey 07430

Attention: Gene Wexler, General Counsel

(ii) if to the First Lien Administrative Agent, to it at:

Goldman Sachs Bank USA

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, New Jersey 07302

Attention: SBD Operations

Email: gsd.link@gs.com

with a copy to:

Goldman Sachs Bank USA

200 West Street

New York, New York 10282-2198

Attention: Anisha Malhotra

(iii) if to the Initial Second Lien Representative, to it at:

[

            ]

Attention: [            ]

Telecopy: [            ]

Telephone: [            ]

(iv) if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.11 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.11. As agreed to among the Borrowers, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the email address of a representative of the applicable Person provided from time to time by such Person.

SECTION 8.12. Further Assurances. Each Senior Priority Representative, on behalf of itself and each Senior Priority Secured Party under the Senior Priority Debt Facility for which it is acting, and each Second Priority Representative, on behalf of itself, and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.13. Governing Law; Waiver Of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.14. Binding On Successors And Assigns. This Agreement shall be binding upon the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives, the Second Priority Secured Parties, the Borrowers, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.15. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.16. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.17. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Administrative Agent represents and warrants that this Agreement is binding upon the First Lien Term Secured Parties. The Initial Second Lien Representative represents and warrants that this Agreement is binding upon the Initial Second Lien Debt Documents Secured Parties.

SECTION 8.18. No Third Party Beneficiaries; Successors And Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors other than with respect to Section 8.09 hereof, or any Receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

SECTION 8.19. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.20. Administrative Agent And Representative. It is understood and agreed that (a) the First Lien Administrative Agent is entering into this Agreement in its capacity as administrative agent under the First Lien Term Credit Agreement and the provisions of the First Lien Term Credit Agreement applicable to the Administrative Agent (as defined therein) thereunder shall also apply to the First Lien Administrative Agent hereunder, (b) the Initial Second Lien Representative is entering into this Agreement in its capacity as [administrative agent and collateral agent] under the Initial Second Lien Debt Agreement and the provisions of the Initial Second Lien Debt Agreement applicable to the Administrative Agent (as defined therein) thereunder shall also apply to the Initial Second Lien Representative hereunder and (c) each other Representative party hereto is entering into this Agreement in its capacity as trustee or agent for the secured parties referenced in the applicable Additional Senior Priority Debt Document or Additional Second Priority Debt Document (as applicable) and the corresponding exculpatory and liability-limiting provisions of such agreement applicable to such Representative thereunder shall also apply to such Representative hereunder.

SECTION 8.21. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Sections 5.01(a),5.03(b) with respect to the Second Priority Debt Documents or 5.03(d) with respect to the Senior Priority Debt Documents), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the First Lien Term Credit Agreement, any other Senior Priority Debt Document or any Second Priority Debt Documents, or permit the Borrowers or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the First Lien Term Credit Agreement or any other Senior Priority Debt Document or any Second Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Priority Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Priority Secured Parties, (c) otherwise change the relative rights of the Senior Priority Secured Parties in respect of the Shared Collateral as among such Senior Priority Secured Parties or (d) obligate the Borrowers or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the First Lien Term Credit Agreement or any other Senior Priority Debt Document or any Second Priority Debt Document.

SECTION 8.22. Survival Of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GOLDMAN SACHS BANK USA, as First Lien Administrative Agent

By:
Name: Title:

[ ], as Initial Second Lien Representative

By:
Name: Title:

Acknowledged and Agreed to:

ASCENA RETAIL GROUP, INC.

By:
Name: Title:

ANNTAYLOR RETAIL, INC.

By:
Name: Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name: Title:

[SIGNATURE PAGE TO JUNIOR PRIORITY INTERCREDITOR AGREEMENT]

SCHEDULE I

Grantors

[        ]

ANNEX I

[FORM OF] SUPPLEMENT NO. [        ] (this “Supplement”) dated as of [        ], 20[    ] to the JUNIOR PRIORITY INTERCREDITOR AGREEMENT dated as of [        ], 20[    ] (the “Junior Priority Intercreditor Agreement”), among GOLDMAN SACHS BANK USA or any successor thereof, as Administrative Agent under the First Lien Term Credit Agreement, [        ] or any successor thereof, as Second Priority Representative under the Initial Second Lien Debt Documents, and the additional Representatives from time to time a party thereto, and acknowledged and agreed to by ASCENA RETAIL GROUP, INC., a Delaware corporation (the “Parent Borrower”), ANNTAYLOR RETAIL, INC., a Florida corporation (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”) and certain subsidiaries of the Borrowers (each a “Grantor”).

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Junior Priority Intercreditor Agreement.

B. The Grantors have entered into the Junior Priority Intercreditor Agreement. Pursuant to the First Lien Term Credit Agreement, certain Additional Senior Priority Debt Documents and certain Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Borrowers are required to enter into the Junior Priority Intercreditor Agreement. Section 8.07 of the Junior Priority Intercreditor Agreement provides that such Subsidiaries may become party to the Junior Priority Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the First Lien Term Credit Agreement, the Second Priority Debt Documents and Additional Senior Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Grantor agree as follows:

SECTION 1. In accordance with Section 8.07 of the Junior Priority Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Junior Priority Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Junior Priority Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Junior Priority Intercreditor Agreement shall be deemed to include the New Grantor. The Junior Priority Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Junior Priority Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Priority Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in the Junior Priority Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrowers as specified in the Junior Priority Intercreditor Agreement.

SECTION 8. The Borrowers jointly and severally agree to reimburse the Designated Senior Representative for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the New Grantor, and the Designated Senior Representative have duly executed this Supplement to the Junior Priority Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR],

By:
Name: Title:

Acknowledged by:

[ ], as Designated Senior Representative

By:
Name: Title:

[ ], as Designated Senior Representative

By:
Name: Title:

ANNEX II

[FORM OF] SUPPLEMENT NO. [    ] (this “Representative Supplement”) dated as of [            ], 20[    ] to the JUNIOR PRIORITY INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Junior Priority Intercreditor Agreement”), among GOLDMAN SACHS BANK USA or any successor thereof, as Administrative Agent under the First Lien Term Credit Agreement, [            ], or any successor thereof, as Second Priority Representative under the Initial Second Lien Debt Documents, and the additional Representatives from time to time a party thereto, and acknowledged and agreed to by ASCENA RETAIL GROUP, INC., a Delaware corporation (the “Parent Borrower”), ANNTAYLOR RETAIL, INC., a Florida corporation (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”) and certain subsidiaries of the Borrowers (each a “Grantor”).

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Priority Intercreditor Agreement.

B. As a condition to the ability of the Borrowers or any other Grantor to incur Second Priority Class Debt and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Grantors on a subordinated basis, in each case under and pursuant to the Second Priority Collateral Documents, the Second Priority Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Priority Intercreditor Agreement. Section 8.09 of the Junior Priority Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the Junior Priority Intercreditor Agreement, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Junior Priority Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Senior Priority Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 9. In accordance with Section 8.09 of the Junior Priority Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the Junior Priority Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Priority Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Secured Parties. Each reference to a “Representative” or “Second Priority Representative” in the Junior Priority Intercreditor Agreement shall be deemed to include the New Representative. The Junior Priority Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 10. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee] under [describe new facility], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the Junior Priority Intercreditor Agreement as Second Priority Secured Parties.

SECTION 11. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 12. Except as expressly supplemented hereby, the Junior Priority Intercreditor Agreement shall remain in full force and effect.

SECTION 13. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 14. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Priority Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 15. All communications and notices hereunder shall be in writing and given as provided in of the Junior Priority Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 16. The Borrowers jointly and severally agree to reimburse the Designated Senior Representative for its reasonable and documented out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Junior Priority Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[ ], as Designated Senior Priority Representative

By:
Name:
Title:

Acknowledged by:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

Acknowledged and Agreed to:

ASCENA RETAIL GROUP, INC.

By:
Name:
Title:

ANNTAYLOR RETAIL, INC.

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

ANNEX III

[FORM OF] SUPPLEMENT NO. [            ] (this “Representative Supplement”) dated as of [            ], 20[    ] to the JUNIOR PRIORITY INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Junior Priority Intercreditor Agreement”), among GOLDMAN SACHS BANK USA or any successor thereof, as Administrative Agent under the First Lien Term Credit Agreement, [            ] or any successor thereof, as Second Priority Representative under the Initial Second Lien Debt Documents, and the additional Representatives from time to time a party thereto, and acknowledged and agreed to by ASCENA RETAIL GROUP, INC., a Delaware corporation (the “Parent Borrower”), ANNTAYLOR RETAIL, INC., a Florida corporation (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”) and certain subsidiaries of the Borrowers (each a “Grantor”).

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Priority Intercreditor Agreement.

B. As a condition to the ability of the Borrowers or any other Grantor to incur Senior Priority Class Debt after the date of the Junior Priority Intercreditor Agreement and to secure such Senior Priority Class Debt with the Senior Lien and to have such Senior Priority Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Priority Collateral Documents, the Senior Priority Class Debt Representative in respect of such Senior Priority Class Debt is required to become a Representative under, and such Senior Priority Class Debt and the Senior Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Priority Intercreditor Agreement. Section 8.09 of the Junior Priority Intercreditor Agreement provides that such Senior Priority Class Debt Representative may become a Representative under, and such Senior Priority Class Debt and such Senior Priority Class Debt Parties may become subject to and bound by, the Junior Priority Intercreditor Agreement, pursuant to the execution and delivery by the Senior Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Junior Priority Intercreditor Agreement. The undersigned Senior Priority Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Senior Priority Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 17. In accordance with Section 8.09 of the Junior Priority Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Priority Class Debt and Senior Priority Class Debt Parties become subject to and bound by, the Junior Priority Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Priority Intercreditor Agreement applicable to it as a Senior Priority Representative and to the Senior Priority Class Debt Parties that it represents as Senior Priority Secured Parties. Each reference to a “Representative” or “Senior Priority Representative” in the Junior Priority Intercreditor Agreement shall be deemed to include the New Representative. The Junior Priority Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 18. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee] under [describe new facility], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Priority Debt Documents relating to such Senior Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Priority Class Debt Parties in respect of such Senior Priority Class Debt will be subject to and bound by the provisions of the Junior Priority Intercreditor Agreement as Senior Priority Secured Parties.

SECTION 19. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 20. Except as expressly supplemented hereby, the Junior Priority Intercreditor Agreement shall remain in full force and effect.

SECTION 21. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 22. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Priority Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 23. All communications and notices hereunder shall be in writing and given as provided in of the Junior Priority Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 24. The Borrowers jointly and severally agree to reimburse the Designated Senior Representative for its reasonable and documented out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Junior Priority Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[ ], as Designated Senior Priority Representative

By:
Name:
Title:

Acknowledged by:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

Acknowledged and Agreed to:

ASCENA RETAIL GROUP, INC.

By:
Name:
Title:

ANNTAYLOR RETAIL, INC.

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

K-1

EXHIBIT L

[FORM OF] PARI PASSU LIEN INTERCREDITOR AGREEMENT

[See attached]

L-1

EXHIBIT L

[FORM OF] PARI PASSU LIEN INTERCREDITOR AGREEMENT

dated as of

[            ], 20[    ]

among

GOLDMAN SACHS BANK USA,

as Credit Agreement Collateral Agent and

as Authorized Representative under the Credit Agreement

[            ],

as the Initial Other Authorized Representative,

[            ],

as the Initial Other Collateral Agent,

and

each additional Authorized Representative from time to time party hereto

TABLE OF CONTENTS
		Page

ARTICLE I

DEFINITIONS

SECTION 1.01.	Construction; Certain Defined Terms	1

ARTICLE II

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01.	Priority of Claims	9
SECTION 2.02.	Actions with Respect to Shared Collateral; Prohibition on Contesting Liens	11
SECTION 2.03.	No Interference; Payment Over; Exculpatory Provisions	12
SECTION 2.04.	Automatic Release of Liens	13
SECTION 2.05.	Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings	13
SECTION 2.06.	Reinstatement	14
SECTION 2.07.	Insurance	14
SECTION 2.08.	Refinancings	14
SECTION 2.09.	Possessory Collateral Agent as Gratuitous Bailee for Perfection	15
SECTION 2.10.	Amendments to First Lien Security Documents	15
SECTION 2.11.	Similar Liens and Agreements.	16

ARTICLE III

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

ARTICLE IV

THE APPLICABLE COLLATERAL AGENT

SECTION 4.01.	Authority	17
SECTION 4.02.	Power-of-Attorney.	18

ARTICLE V

MISCELLANEOUS

SECTION 5.01.	Notices	18
SECTION 5.02.	Waivers; Amendment; Joinder Agreements	19
SECTION 5.03.	Parties in Interest	20
SECTION 5.04.	Survival of Agreement	20

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PARI PASSU LIEN INTERCREDITOR AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement”) dated as of [            ], 20[    ], among GOLDMAN SACHS BANK USA, as administrative agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”) and as Authorized Representative for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Credit Agreement Authorized Representative”), [                    ], as Authorized Representative for the Initial Other First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Other Authorized Representative”), [                    ], as collateral agent for the Initial Other First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Other Collateral Agent”) and each additional Authorized Representative and Collateral Agent from time to time party hereto for the Other First Lien Secured Parties of the Series with respect to which it is acting in such capacity, and acknowledged and agreed to by Ascena Retail Group, Inc., a Delaware corporation (the “Parent Borrower”), AnnTaylor Retail, Inc., a Florida corporation (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”) and the other Grantors (as defined below).

Reference is made to (i) the Term Credit Agreement dated as of August 21, 2015 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent, and (ii) the Guarantee and Collateral Agreement dated as of August 21, 2015 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among the Parent Borrower, the Subsidiary Borrower, each Subsidiary of the Parent Borrower party thereto from time to time and the Administrative Agent.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Agreement Collateral Agent, the Credit Agreement Authorized Representative (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Other Authorized Representative (for itself and on behalf of the Initial Other First Lien Secured Parties), the Initial Other Collateral Agent and each additional Authorized Representative and Collateral Agent (for itself and on behalf of the Other First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Construction; Certain Defined Terms.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) Without limiting the provisions of Section 2.03, it is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the Secured Credit Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

(c) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Class Debt Collateral Agent” shall have the meaning assigned to such term in Section 5.14.

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“Additional Senior Class Debt” shall have the meaning assigned to such term in Section 5.14.

“Additional Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.14.

“Additional Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.14.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Authorized Representative and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative; provided, in each case, that if there shall occur one or more Non-Controlling Authorized Representative Enforcement Dates, the Applicable Authorized Representative shall be the Authorized Representative that is the Major Non-Controlling Authorized Representative in respect of the most recent Non-Controlling Authorized Representative Enforcement Date.

“Applicable Collateral Agent” means (i) until the earlier of (x) Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Collateral Agent and (ii) and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Collateral Agent for the Series of First Lien Obligations represented by the Major Non-Controlling Authorized Representative; provided, in each case, that if there shall occur one or more Non-Controlling Authorized Representative Enforcement Dates, the Applicable Collateral Agent shall be the Collateral Agent for the Series of First Lien Obligations represented by the Major Non-Controlling Authorized Representative in respect of the most recent Non-Controlling Authorized Representative Enforcement Date.

“Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Credit Agreement Authorized Representative, (ii) in the case of the Initial Other First Lien Obligations or the Initial Other First Lien Secured Parties, the Initial Other Authorized Representative, and (iii) in the case of any other Series of Other First Lien Obligations or Other First Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

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“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent, (ii) in the case of the Initial Other First Lien Obligations, the Initial Other Collateral Agent, and (iii) in the case of any other Series of Other First Lien Obligations that become subject to this Agreement after the date hereof, the Collateral Agent named for such Series in the applicable Joinder Agreement.

“Controlling Secured Parties” means (i) at any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, the Credit Agreement Secured Parties and (ii) at any other time, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative.

“Credit Agreement” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Credit Agreement Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Credit Agreement Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Credit Agreement Collateral Documents” means the Guarantee and Collateral Agreement, the other “Collateral Documents,” as defined in the Credit Agreement, and any other agreement, document or instrument now existing or entered into after the date hereof that grants a Lien on any assets of the Parent Borrower or any Subsidiary to secure any Credit Agreement Obligations, as each may be amended from time to time, including after the commencement of any Insolvency or Liquidation Proceeding.

“Credit Agreement Obligations” means all “Secured Obligations,” as defined in the Guarantee and Collateral Agreement (including any such Secured Obligations arising or accruing during the pendency of any Insolvency or Liquidation Proceeding, whether or not allowed in such proceeding), notwithstanding that any such Secured Obligations or claims therefor shall be disallowed, voided or subordinated in any Insolvency or Liquidation Proceeding or under any Bankruptcy Law or other applicable law.

“Credit Agreement Secured Parties” means the Credit Agreement Collateral Agent and the other “Secured Parties” as defined in the Guarantee and Collateral Agreement.

“Credit Documents” means the Credit Agreement, the Credit Agreement Collateral Documents and all other “Loan Documents,” as defined in the Credit Agreement.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

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“Discharge” means, with respect to any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by, and no longer required to be secured by, Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means the Discharge of the Credit Agreement Obligations with respect to Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First Lien Obligations secured by Shared Collateral under an Other First Lien Document which has been designated in writing by the Credit Agreement Authorized Representative (under the Credit Agreement so Refinanced) to each Other First Lien Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“Excess Other First Lien Obligations” shall have the meaning assigned to such term in the definition of Other First Lien Obligations.

“First Lien Documents” means, with respect to the Credit Agreement Obligations, the Credit Agreement Documents, and with respect to the Initial Other First Lien Obligations or any Series of Additional Senior Class Debt, the Other First Lien Documents.

“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Other First Lien Obligations.

“First Lien Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Other First Lien Secured Parties with respect to each Series of Other First Lien Obligations.

“First Lien Security Documents” means, collectively, (i) the Credit Agreement Collateral Documents and (ii) the Other First Lien Security Documents.

“Grantors” means the Parent Borrower and each Subsidiary or direct or indirect parent company of the Parent Borrower which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations.

“Guarantee and Collateral Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Initial Other Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Other Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

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“Initial Other Collateral Agreement” means the [Collateral Agreement] dated as of [            ] among the Initial Other Authorized Representative and [            ].

“Initial Other First Lien Agreement” means [describe the credit agreement, indenture or other document pursuant to which the Initial Other First Lien Obligations are incurred].

“Initial Other First Lien Documents” means the Initial Other First Lien Agreement, the Initial Other Collateral Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Other First Lien Obligations.

“Initial Other First Lien Obligations” means the Other First Lien Obligations pursuant to the Initial Other First Lien Agreement.

“Initial Other First Lien Secured Parties” means the holders of any Initial Other First Lien Obligations and the Initial Other Authorized Representative.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or other applicable Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of the assets or liabilities of any Grantor, (c) any liquidation, dissolution, reorganization or winding-up of any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means the document in the form of Exhibit A to this Agreement required to be delivered by an Authorized Representative to each Collateral Agent and each Authorized Representative pursuant to Section 5.14 of this Agreement in order to create an additional Series of Other First Lien Obligations or a Refinancing of any Series of First Lien Obligations and add Other First Lien Secured Parties hereunder.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Major Non-Controlling Authorized Representative” means either (a) the Authorized Representative of the Series of Other First Lien Obligations with an aggregate outstanding principal amount in excess of $25,000,000 that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations; provided, however, that if there are two outstanding Series of Other First Lien Obligations which have an equal outstanding principal amount, the Series of Other First Lien Obligations with the earlier maturity date shall

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be considered to have the larger outstanding principal amount for purposes of this definition or (b) if there are no outstanding Series of Other First Lien Obligations with an aggregate outstanding principal amount in excess of $25,000,000, then the Authorized Representative of the Series of Other First Lien Obligations which constitutes the largest outstanding principal amount.

“Non-Controlling Authorized Representative” means any Authorized Representative that is not the Applicable Authorized Representative at such time.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the First Lien Documents under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the First Lien Documents under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other First Lien Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Applicable Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to Shared Collateral, (2) the Applicable Collateral Agent is stayed from pursuing any enforcement action (including pursuant to the ABL/Term Intercreditor Agreement) or (3) at any time the Grantor that has granted a security interest in Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means the First Lien Secured Parties which are not Controlling Secured Parties.

“Other First Lien Agreement” means any indenture, credit agreement (excluding the Credit Agreement) or other agreement, document or instrument, pursuant to which any Grantor has or will incur Other First Lien Obligations, including the Initial Other First Lien Agreement; provided that, in each case, the Indebtedness thereunder (other than the Initial Other First Lien Obligations) has been designated as Other First Lien Obligations pursuant to and in accordance with Section 5.14.

“Other First Lien Collateral Agents” means each of the Collateral Agents other than the Credit Agreement Collateral Agent.

“Other First Lien Documents” means, with respect to the Initial Other First Lien Obligations or any Series of Additional Senior Class Debt, the Other First Lien Agreements, including the Initial Other First Lien Documents and the Other First Lien Security Documents

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and each other agreement entered into for the purpose of securing the Initial Other First Lien Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Initial Other First Lien Obligations) has been designated as Other First Lien Obligations pursuant to Section 5.14 hereto.

“Other First Lien Obligations” means all amounts owing to any Other First Lien Secured Party (including the Initial Other First Lien Secured Party) pursuant to the terms of any Other First Lien Agreement (including the Initial Other First Lien Agreement), including, without limitation, all amounts in respect of any principal, premium, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities and guarantees of the foregoing amounts (including any such Secured Obligations arising or accruing during the pendency of any Insolvency or Liquidation Proceeding, whether or not allowed in such proceeding), notwithstanding that any such Secured Obligations or claims therefor shall be disallowed, voided or subordinated in any Insolvency or Liquidation Proceeding or under any Bankruptcy Law or other applicable law; provided that the aggregate principal amount of Other First Lien Obligations in excess of the amount of Indebtedness permitted to be secured on a pari passu basis with the Credit Agreement Obligations pursuant to the Credit Agreement and any fees, interest and expenses related to such excess amount pursuant to the applicable Other First Lien Agreement (such excess amount together with the related fees, interest and expenses, the “Excess Other First Lien Obligations”) shall not constitute Other First Lien Obligations or First Lien Obligations for purposes of this Agreement.

“Other First Lien Secured Party” means the holders of any Other First Lien Obligations and any Authorized Representative with respect thereto and shall include the Initial Other First Lien Secured Parties.

“Other First Lien Security Documents” means any security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure the Other First Lien Obligations.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the UCC. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meaning assigned to them in the UCC.

“Proceeds” shall have the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any Indebtedness, to refinance or replace, or to issue other Indebtedness in exchange for or replacement of, such Indebtedness in whole or in part. The terms “Refinanced” and “Refinancing” shall have correlative meanings.

“Secured Credit Document” means (i) the Credit Agreement and the Credit Documents (as defined in the Credit Agreement), (ii) the Initial Other First Lien Documents and (iii) each other Other First Lien Documents.

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“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Other First Lien Secured Parties (in their capacities as such), and (iii) the Other First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Other First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Other First Lien Obligations and (iii) the Other First Lien Obligations incurred pursuant to any Other First Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other First Lien Obligations).

“Shared Collateral” means, at any time, subject to Section 1.01(b), Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives or Collateral Agents on behalf of such holders) hold or purport to hold a valid security interest or Lien at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold or purport to hold a valid security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold or purport to hold a valid security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have or purport to have a valid security interest or Lien in such Collateral at such time.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

ARTICLE II

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01. Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing, and the Applicable Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any First Lien Secured Party or received by the Applicable Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied by the Applicable Collateral Agent in the following order:

(i) FIRST, to the payment of all reasonable costs and expenses incurred by each Collateral Agent (in its capacity as such) in connection with such collection or sale or otherwise in connection with this Agreement, any other Secured Credit Documents or any of the First Lien Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Secured Credit Documents;

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(ii) SECOND, subject to Section 1.01(b), to the extent Proceeds remain after the application pursuant to preceding clause (i), to the payment in full of the First Lien Obligations of each Series (the amounts so applied to be distributed among the First Lien Secured Parties pro rata in accordance with the respective amounts of the First Lien Obligations owed to them on the date of any such distribution and in accordance with the terms of the applicable Secured Credit Documents); and

(iii) THIRD, any balance of such Proceeds remaining after the application pursuant to preceding clauses (i) and (ii), to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

If, despite the provisions of this Section 2.01(a)(ii), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this Section 2.01(a).

(b) Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists. In addition, as provided in Section 1.01(b), the allocation of Shared Collateral or proceeds shall be adjusted to take into account any other Impairment.

(c) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(d) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien

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Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02. Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, notwithstanding Section 2.01, only the Applicable Collateral Agent shall act or refrain from acting with respect to Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). At any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, no Other First Lien Secured Party shall or shall instruct any Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, Shared Collateral (including with respect to any intercreditor agreement with respect to Shared Collateral), whether under any Other First Lien Security Document, applicable law or otherwise, it being agreed that only the Credit Agreement Collateral Agent and the Credit Agreement Authorized Representative, acting in accordance with the Credit Agreement Collateral Documents, shall be entitled to take any such actions or exercise any remedies with respect to such Shared Collateral at such time.

(b) With respect to any Shared Collateral at any time when any Other First Lien Collateral Agent is the Applicable Collateral Agent, (i) such Other First Lien Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) such Other First Lien Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct such Other First Lien Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, such Shared Collateral (including with respect to any intercreditor agreement with respect to such Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only such Other First Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the Other First Lien Security Documents applicable to it, shall be entitled to take any such actions or exercise any such remedies with respect to such Shared Collateral.

(c) Notwithstanding the equal priority of the Liens securing each Series of First Lien Obligations, the Applicable Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Collateral Agent had a senior and exclusive Lien on such Collateral. No Non-Controlling Authorized

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Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, the Applicable Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

SECTION 2.03. No Interference; Payment Over; Exculpatory Provisions.

(a) Except, in each case, with respect to any Excess Other First Lien Obligations or any Security Document or Lien securing the Excess Other First Lien Obligations, to the extent of such Excess Other First Lien Obligations, each First Lien Secured Party agrees that (i) it will not challenge or question or support any other Person in challenging or questioning, in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Secured Party from challenging or questioning the validity or enforceability of any First Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Collateral Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Applicable Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared

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Collateral, proceeds or payment in trust for the other First Lien Secured Parties having a security interest in such Shared Collateral and promptly transfer any such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent for such Shared Collateral, to be distributed by such Applicable Collateral Agent in accordance with the provisions of Section 2.01(a) hereof.

(c) None of the Applicable Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent, such Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement.

SECTION 2.04. Automatic Release of Liens.

(a) If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Applicable Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agents for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged upon final conclusion of foreclosure proceeding as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each Collateral Agent and each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

SECTION 2.05. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against any Grantor or any of its subsidiaries.

(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party (other than any Controlling Secured Party or any Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless a majority in interest of the Controlling Secured Parties (or such greater amount as is necessary to take action under the applicable Loan Document or Other First Lien Documents), or an Authorized

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Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection with respect to the First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01(a) of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided further that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06. Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07. Insurance. As between the First Lien Secured Parties, the Applicable Collateral Agent (acting at the direction of the Applicable Authorized Representative), shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08. Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured

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Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09. Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Possessory Collateral shall be delivered to the Credit Agreement Collateral Agent and the Credit Agreement Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time the Credit Agreement Collateral Agent is not the Applicable Collateral Agent, the Credit Agreement Collateral Agent shall, at the request of the Applicable Collateral Agent, promptly deliver all Possessory Collateral to the Applicable Collateral Agent together with any necessary endorsements (or otherwise allow the Applicable Collateral Agent to obtain control of such Possessory Collateral). The Borrowers shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct or gross negligence.

(b) Each Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c) The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

SECTION 2.10. Amendments to First Lien Security Documents.

(a) Without the prior written consent of the Credit Agreement Authorized Representative and Credit Agreement Collateral Agent, each Other First Lien Collateral Agent agrees that no Other First Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Other First Lien Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b) Without the prior written consent of each Other First Lien Collateral Agent, the Credit Agreement Authorized Representative and the Credit Agreement Collateral Agent agree

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that no Credit Agreement Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Credit Agreement Collateral Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(c) In determining whether an amendment to any First Lien Security Document is permitted by this Section 2.10, each Collateral Agent may conclusively rely on an officer’s certificate of the Borrowers stating that such amendment is permitted by this Section 2.10.

SECTION 2.11. Similar Liens and Agreements.

(a) Subject to Section 2.11(b) below, the parties hereto agree that it is their intention that the Collateral be identical for all First Lien Secured Parties [provided, that this provision will not be violated with respect to any particular Series if the First Lien Document for such Series prohibits the Collateral Agent for that Series from accepting a Lien on such asset or property or such Collateral Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Liens with respect to a particular Series, a “Declined Lien”)]. In furtherance of, but subject to, the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:

(i) upon request by any Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Shared Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Credit Agreement Documents and the Other First Lien Documents; and

(ii) that the documents and agreements creating or evidencing the Liens on Shared Collateral securing the Credit Agreement Obligations and the Other First Lien Obligations shall, subject to the terms and conditions of Section 5.2, be in all material respects the same forms of documents as one another, except that the documents and agreements creating or evidencing the Liens securing the Other First Lien Obligations may contain additional provisions as may be necessary or appropriate to establish the intercreditor arrangements among the various separate classes of creditors holding Other First Lien Obligations and to address any Declined Lien.

(b) Notwithstanding anything in this Agreement or any other First Lien Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure reimbursement obligations in respect of letters of credit shall solely secure and shall be applied as specified in the Credit Agreement or Other First Lien Agreement, as applicable, pursuant to which such letters of credit were issued and will not constitute Shared Collateral.

ARTICLE III

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to

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determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrowers. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

THE APPLICABLE COLLATERAL AGENT

SECTION 4.01. Authority.

(a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Applicable Collateral Agent, except that each Applicable Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

(b) In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Applicable Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, as applicable, for which the Applicable Collateral Agent is the collateral agent of such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, Authorized Representative or the First Lien Secured Parties take or omit to take

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(including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Parent Borrower or any of its Subsidiaries, as debtor-in-possession.

SECTION 4.02. Power-of-Attorney.

Each Non-Controlling Authorized Representative and Collateral Agent that is not the Applicable Collateral Agent, for itself and on behalf of each other First Lien Secured Party of the Series for whom it is acting, hereby irrevocably appoints the Applicable Collateral Agent and any officer or agent of the Applicable Collateral Agent, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Non-Controlling Authorized Representative, Collateral Agent or First Lien Secured Party, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement, including the exercise of any and all remedies under each First Lien Security Document with respect to Shared Collateral and the execution of releases in connection therewith.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Credit Agreement Collateral Agent and Credit Agreement Authorized Representative, to it at:

Goldman Sachs Bank USA

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, New Jersey 07302

Attention: SBD Operations

Email: gsd.link@gs.com

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with a copy to:

Goldman Sachs Bank USA

200 West Street

New York, New York 10282-2198

Attention: Anisha Malhotra

(b) if to the Initial Other Collateral Agent, to it at:

[address]

Attention:

Telephone:

Telecopier:

Electronic Mail:

(c) if to any other Authorized Representative or Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02. Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and each

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Collateral Agent (and with respect to any such termination, waiver, amendment or modification which increases the obligations or reduces the rights of any Borrower or any other Grantor under this Agreement, with the consent of the Borrowers).

(c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Collateral Agent and Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.14 of this Agreement and upon such execution and delivery, such Collateral Agent and Authorized Representative and the Other First Lien Secured Parties and Other First Lien Obligations of the Series for which such Collateral Agent and Authorized Representative is acting shall be subject to the terms hereof and the terms of the Other First Lien Security Documents applicable thereto.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or First Lien Secured Party, the Collateral Agents may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Other First Lien Obligations in compliance with the Credit Agreement and the other Secured Credit Documents.

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

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SECTION 5.08. Submission to Jurisdiction; Waivers. Each Collateral Agent and each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the state and federal courts located in New York County and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

SECTION 5.10. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Secured Credit Documents or First Lien Security Documents, the provisions of this Agreement shall control.

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SECTION 5.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Borrowers, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement and none of the Borrowers or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13. Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Grantor, the Credit Agreement Authorized Representative, any or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

SECTION 5.14. Other First Lien Obligations.

To the extent, but only to the extent not prohibited by the provisions of the Credit Agreement and the Other First Lien Documents, the Borrowers may incur additional indebtedness after the date hereof that is secured on an equal and ratable basis with the liens securing the Credit Agreement Obligations and the Other First Lien Obligations (such indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt may be secured by a Lien on a ratable basis, in each case under and pursuant to the Other First Lien Documents, if and subject to the condition that the Collateral Agent and Authorized Representative of any such Additional Senior Class Debt (an “Additional Senior Class Debt Collateral Agent” and an “Additional Senior Class Debt Representative,” respectively), acting on behalf of the holders of such Additional Senior Class Debt (such Additional Senior Class Debt Collateral Agent, Additional Senior Class Debt Representative and holders in respect of any Additional Senior Class Debt being referred to as the “Additional Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph and becomes a party to the ABL/Term Intercreditor Agreement by satisfying conditions set forth therein.

In order for an Additional Senior Class Debt Representative and Additional Senior Class Debt Collateral Agent to become a party to this Agreement,

(a) such Additional Senior Class Debt Representative, such Additional Senior Class Debt Collateral Agent, each Collateral Agent, each Authorized Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Exhibit A (with such changes as may be reasonably approved by each Collateral Agent and such Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an Authorized Representative hereunder, and such Additional Senior Class Debt Collateral Agent becomes a Collateral Agent hereunder, and the Additional Senior Class Debt in respect of which such Additional Senior Class Debt Representative is the Authorized Representative and the related Additional Senior Class Debt Parties become subject hereto and bound hereby;

22

(b) the Borrowers shall have (x) delivered to each Collateral Agent true and complete copies of each of the Other First Lien Documents relating to such Additional Senior Class Debt, certified as being true and correct by a Responsible Officer of the Borrowers and (y) identified in a certificate of an authorized officer the obligations to be designated as Other First Lien Obligations and the initial aggregate principal amount or face amount thereof;

(c) all First Lien Security Documents, filings and recordations necessary in the reasonable judgment of the Additional Senior Class Debt Collateral Agent to create and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Additional Senior Class Debt Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Additional Senior Class Debt Collateral Agent); and

(d) the Other First-Lien Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.

Upon the execution and delivery of a Joinder Agreement by an Additional Senior Class Debt Representative and an Additional Collateral Agent in accordance with this Section 5.14, each other Authorized Representative and Collateral Agent shall acknowledge such execution and delivery thereof, subject to the terms of this Section 5.14.

SECTION 5.15. Agent Capacities. Except as expressly provided herein, GOLDMAN SACHS BANK USA is acting in the capacity of Credit Agreement Authorized Representative and Credit Agreement Collateral Agent solely for the Credit Agreement Secured Parties. Except as expressly provided herein, the Initial Other Authorized Representative and the Initial Other Collateral Agent is acting in the capacity of a collateral agent and authorized representative solely for the Initial Other Secured Parties.

[Remainder of this page intentionally left blank]

23

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GOLDMAN SACHS BANK USA,
as Credit Agreement Collateral Agent and Credit Agreement Authorized Representative

By:
Name:
Title:

[ ],
as Initial Other Collateral Agent

By:
Name:
Title:

[ ],
as Initial Other Authorized Representative

By:
Name:
Title:

[Signature Page to Pari Passu Lien Intercreditor Agreement]

CONSENT OF GRANTORS

Dated:

Reference is made to the Pari Passu Lien Intercreditor Agreement dated as of the date hereof between GOLDMAN SACHS BANK USA, as Credit Agreement Authorized Representative and Credit Agreement Collateral Agent, [            ], as Initial Other Authorized Representative and [            ], as Initial Other Collateral Agent, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The Borrowers have read the foregoing Intercreditor Agreement and consent thereto. The Borrowers agree that they will not, and will cause each of the other Grantors to not, take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no First Lien Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement. The Borrowers confirm on behalf of each Grantor that the foregoing Intercreditor Agreement is for the sole benefit of the First Lien Secured Parties and their respective successors and assigns, and that no Grantor is an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Notwithstanding anything to the contrary in the Intercreditor Agreement or provided herein, each party to the Intercreditor Agreement agrees that the Borrowers and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of the Intercreditor Agreement except as set forth in Section 5.02(b).

Without limitation to the foregoing, the Borrowers agree to take, and to cause each other Grantor to take, such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Applicable Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. Notices delivered to the Borrowers pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement.

Consent of Grantors - 1

IN WITNESS HEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

ASCENA RETAIL GROUP, INC., as the Parent Borrower

By:
Name:
Title:

ANNTAYLOR RETAIL, INC., as the Subsidiary Borrower

By:
Name:
Title:

[NAMES OF SUBSIDIARY PARTIES]

By:
Name:
Title:

Consent of Grantors - 2

Exhibit A

to Pari Passu Lien Intercreditor Agreement

[FORM OF] JOINDER NO. [    ] dated as of [            ], 20[    ] (the “Joinder Agreement”) to the PARI PASSU LIEN INTERCREDITOR AGREEMENT dated as of [            ], [    ], (the “Pari Passu Lien Intercreditor Agreement”), among GOLDMAN SACHS BANK USA, as Credit Agreement Authorized Representative and Credit Agreement Collateral Agent, [            ], as Initial Other Authorized Representative and [            ], as Initial Other Collateral Agent, and the additional Authorized Representatives from time to time a party thereto.1

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Lien Intercreditor Agreement.

B. As a condition to the ability of the Borrowers to incur Other First Lien Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Other First Lien Security Documents, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, and the Additional Senior Class Debt Collateral Agent is required to become a Collateral Agent, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Pari Passu Lien Intercreditor Agreement. Section 5.14 of the Pari Passu Lien Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, such Additional Senior Class Debt Collateral Agent may become a Collateral Agent, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by, the Pari Passu Lien Intercreditor Agreement, pursuant to the execution and delivery by the Additional Senior Debt Class Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.14 of the Pari Passu Lien Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) and Additional Senior Class Debt Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the Pari Passu Lien Intercreditor Agreement and the First Lien Security Documents.

Accordingly, the New Representative and the New Collateral Agent agree as follows:

SECTION 1. In accordance with Section 5.14 of the Pari Passu Lien Intercreditor Agreement, the New Representative and the New Collateral Agent by their signatures below become an Authorized Representative and a Collateral Agent, respectively, under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the Pari Passu Lien Intercreditor Agreement with the same force and effect as if the New Representative and New Collateral Agent had originally been named therein as an Authorized Representative or a Collateral Agent, respectively, and the New Representative and the New Collateral Agent, on their behalf and on behalf of such Additional Senior Class Debt Parties, hereby agree to all the terms and provisions of the Pari Passu Lien Intercreditor

[1]	In the event of the Refinancing of the Credit Agreement Obligations, this Joinder will be revised to reflect joinder by a new Credit Agreement Collateral Agent

Exhibit A-1

Agreement applicable to them as Authorized Representative and Collateral Agent, respectively, and to the Additional Senior Class Debt Parties that they represent as Other First Lien Secured Parties. Each reference to a “Authorized Representative” in the Pari Passu Lien Intercreditor Agreement shall be deemed to include the New Representative, and each reference to a “Collateral Agent” in the Pari Passu Lien Intercreditor Agreement shall be deemed to include the New Collateral Agent. The Pari Passu Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. Each of the New Representative and New Collateral Agent represent and warrant to each Collateral Agent, each Authorized Representative and the other First Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee] under [describe new facility], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (iii) the Other First Lien Documents relating to such Additional Senior Class Debt provide that, upon the New Representative’s and the New Collateral Agent’s entry into this Joinder Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the Pari Passu Lien Intercreditor Agreement as Other First Lien Secured Parties.

SECTION 3. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signatures of the New Representative and the New Collateral Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the Pari Passu Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 6. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Exhibit A-2

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative and the New Collateral Agent shall be given to them at their respective addresses set forth below their signatures hereto.

SECTION 8. The Borrowers agree to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel.

Exhibit A-3

IN WITNESS WHEREOF, the New Representative and New Collateral Agent have duly executed this Joinder Agreement to the Pari Passu Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT], as
[ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Acknowledged by:

GOLDMAN SACHS BANK USA,
as a Credit Agreement Authorized Representative and Credit Agreement Collateral Agent

Exhibit A-4

By:
Name:
Title:

[ ],
as Initial Other Collateral Agent

By:
Name:
Title:

[ ],
as Initial Other Authorized Representative

By:
Name:
Title: